FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-207074-01

Free Writing Prospectus

Structural and Collateral Term Sheet

$736,811,981

(Approximate Initial Pool Balance)

$635,500,000

(Approximate Aggregate Certificate Balance of Offered Certificates)

SG Commercial Mortgage Securities Trust 2016-C5

as Issuing Entity

SG Commercial Mortgage Securities, LLC

as Depositor

Société Générale

Cantor Commercial Real Estate Lending, L.P.

Natixis Real Estate Capital LLC

Benefit Street Partners CRE Finance LLC

Silverpeak Real Estate Finance LLC

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2016-C5

June 21, 2016

SOCIETE GENERALE		CANTOR FITZGERALD & CO.

C0-Lead Manager and Joint Bookrunner		Co-Lead Manager and Joint Bookrunner

Natixis Securities Americas LLC Co-Manager	Citigroup Co-Manager	Wells Fargo Securities Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-207074) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-861-9789 (8 a.m. – 5 p.m. EST) or by emailing US-Glfi-Abp-Cmbs-Notices@sgcib.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

This free writing prospectus has been prepared by the underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Directive 2003/71/EC (as amended) and/or Part VI of the Financial Services and Markets Act 2000, as amended, or other offering document.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of SG Americas Securities, LLC, Cantor Fitzgerald & Co., Natixis Securities Americas, LLC, Citigroup Global Markets Inc., Wells Fargo Securities, LLC, or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The information herein is preliminary and may be supplemented or amended prior to the time of sale. Prospective investors should understand that, when considering the purchase of the Offered Certificates, a contract of sale will come into being no sooner than the date on which the relevant class of certificates has been priced and the investor has otherwise taken all actions the investor must take to become committed to purchase the Offered Certificates, and the investor has therefore entered into a contract of sale. Any “indications of interest” expressed by any prospective investor, and any “soft circles” generated by the underwriters, prior to the time of sale, will not create binding contractual obligations for such prospective investors, on the one hand, or the underwriters, the depositor or any of their respective agents or affiliates, on the other hand.

In addition, the Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. As a result of the foregoing, a prospective investor may commit to purchase certificates that have characteristics that may change, and each prospective investor is advised that all or a portion of the certificates referred to in these materials may be issued without all or certain of the characteristics described in these materials. The underwriters’ obligation to sell certificates to any prospective investor is conditioned on the certificates and the transaction having the characteristics described in these materials. If the underwriters determine that a condition is not satisfied in any material respect, such prospective investor will be notified, and neither the depositor nor the underwriters will have any obligation to such prospective investor to deliver any portion of the Offered Certificates which such prospective investor has committed to purchase, and there will be no liability between the underwriters, the depositor or any of their respective agents or affiliates, on the one hand, and such prospective investor, on the other hand, as a consequence of the non-delivery.

The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SG Commercial Mortgage Securities Trust 2016-C5	Certificate Structure

I.	Certificate Structure

Class	Expected Ratings (Fitch/KBRA/Moody’s)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approx. Initial Credit Support(3)	Pass- Through Rate Description	Weighted Average Life (Years)(4)	Expected Principal Window (months)(4)	Certificate Principal to Value Ratio(5)	Certificate Principal U/W NOI Debt Yield(6)
Offered Certificates
A-1	AAAsf/AAA(sf)/Aaa(sf)	$30,047,000	30.000%	(7)	2.62	1 – 58	43.2%	15.6%
A-2	AAAsf/AAA(sf)/Aaa(sf)	$92,155,000	30.000%	(7)	4.94	58 – 60	43.2%	15.6%
A-3	AAAsf/AAA(sf)/Aaa(sf)	$165,000,000	30.000%	(7)	9.38	111 – 116	43.2%	15.6%
A-4	AAAsf/AAA(sf)/Aaa(sf)	$188,922,000	30.000%	(7)	9.82	116 – 119	43.2%	15.6%
A-SB	AAAsf/AAA(sf)/Aaa(sf)	$39,644,000	30.000%	(7)	7.17	60 – 111	43.2%	15.6%
A-M	AAAsf/AAA(sf)/Aa3(sf)	$50,656,000	23.125%	(7)	9.89	119 – 119	47.4%	14.2%
X-A	AAAsf/AAA(sf)/NR	$566,424,000(8)	N/A	Variable(9)	N/A	N/A	N/A	N/A
X-B	AA-sf/AAA(sf)/NR	$35,919,000(10)	N/A	Variable(11)	N/A	N/A	N/A	N/A
X-C	A-sf/AAA(sf)/NR	$33,157,000(12)	N/A	Variable(13)	N/A	N/A	N/A	N/A
B	AA-sf/AA(sf)/NR	$35,919,000	18.250%	(7)	9.89	119 – 119	50.4%	13.4%
C	A-sf/A(sf)/NR	$33,157,000	13.750%	(7)	9.92	119 – 120	53.2%	12.7%
Non-Offered Certificates
X-D	BBB-sf/BBB-(sf)/NR	$39,603,000(14)	N/A	Variable(15)	N/A	N/A	N/A	N/A
X-E	BB-sf/BB(sf)/NR	$19,342,000(16)	N/A	Variable(17)	N/A	N/A	N/A	N/A
X-F	B-sf/B+(sf)/NR	$8,289,000(18)	N/A	Variable(19)	N/A	N/A	N/A	N/A
X-G	NR/NR/NR	$34,077,980(20)	N/A	Variable(21)	N/A	N/A	N/A	N/A
D	BBB-sf/BBB-(sf)/NR	$39,603,000	8.375%	(7)	9.98	120 – 120	56.5%	11.9%
E	BB-sf/BB(sf)/NR	$19,342,000	5.750%	(7)	9.98	120 – 120	58.1%	11.6%
F	B-sf/B+(sf)/NR	$8,289,000	4.625%	(7)	9.98	120 – 120	58.8%	11.5%
G	NR/NR/NR	$34,077,980	0.000%	(7)	9.98	120 – 120	61.7%	10.9%

Notes:

(1)	The expected ratings presented are those of Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, Inc. (“KBRA”) and Moody’s Investors Service, Inc. (“Moody’s”), which the depositor hired to rate the offered certificates. One or more other nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise, to rate or provide market reports and/or published commentary related to the offered certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign or that its reports will not express differing, possibly negative, views of the mortgage loans and/or the offered certificates. The ratings of each class of offered certificates address the likelihood of the timely distribution of interest and, except in the case of the Class X-A, X-B and X-C certificates, the ultimate distribution of principal due on those classes on or before the Rated Final Distribution Date. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus, expected to be dated June 21, 2016 (the “Preliminary Prospectus”). Fitch, KBRA and Moody’s have informed us that the “sf” designation in their ratings represents an identifier for structured finance product ratings.

(2)	The certificate balances and notional amounts set forth in the table are approximate. The actual initial certificate balances and notional amounts may be larger or smaller depending on the initial pool balance of the mortgage loans definitively included in the pool of mortgage loans, which aggregate cut-off date certificate balance may be as much as 5% larger or smaller than the amount presented in the Preliminary Prospectus.

(3)	The approximate initial credit support with respect to the Class A-1, A-2, A-3, A-4 and A-SB Certificates represents the approximate credit enhancement for the Class A-1, A-2, A-3, A-4 and A-SB Certificates in the aggregate.

(4)	Weighted Average Lives and Expected Principal Windows are calculated based on an assumed prepayment rate of 0% CPR and the “Structuring Assumptions” described under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus.

(5)	The Certificate Principal to Value Ratio for each Class of Certificates (other than the Class A-1, A-2, A-3, A-4 and A-SB Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. The Certificate Principal to Value Ratio for each of the Class A-1, A-2, A-3, A-4 and A-SB Certificates is calculated in the aggregate for those Classes as if they were a single Class and is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans and (b) a fraction, the numerator of which is the total initial aggregate Certificate Balances of the Class A-1, A-2, A-3, A-4 and A-SB Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. In any event, however, excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.

(6)	The Certificate Principal U/W NOI Debt Yield for each Class of Certificates (other than the Class A-1, A-2, A-3, A-4 and A-SB Certificates) is calculated as the product of (a) the weighted average U/W NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates and the denominator of which is the total initial Certificate Balance for such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Certificate Principal U/W NOI Debt Yield for each of the Class A-1, A-2, A-3, A-4 and A-SB Certificates is calculated in the aggregate for those Classes as if they were a single Class and is calculated as the product of (a) the weighted average U/W NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates and the denominator of which is the total aggregate initial Certificate Balances for the Class A-1, A-2, A-3, A-4 and A-SB Certificates. In any event, however, cash flow from each mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.

(7)	The pass-through rates for the Class A-1, A-2, A-3, A-4, A-SB, A-M, B, C, D, E, F and G Certificates in each case will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(8)	The Class X-A Certificates are notional amount certificates. The Notional Amount of the Class X-A Certificates will be equal to the aggregate certificate balance of the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SG Commercial Mortgage Securities Trust 2016-C5	Certificate Structure

Class A-1, A-2, A-3, A-4, A-SB and A-M Certificates outstanding from time to time. The Class X-A Certificates will not be entitled to distributions of principal.

(9)	The pass-through rate for the Class X-A Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, A-2, A-3, A-4, A-SB and A-M Certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(10)	The Class X-B Certificates are notional amount certificates. The Notional Amount of the Class X-B Certificates will be equal to the principal balance of the Class B Certificates outstanding from time to time. The Class X-B Certificates will not be entitled to distributions of principal.

(11)	The pass-through rate for the Class X-B Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class B Certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(12)	The Class X-C Certificates are notional amount certificates. The Notional Amount of the Class X-C Certificates will be equal to the principal balance of the Class C Certificates outstanding from time to time. The Class X-C Certificates will not be entitled to distributions of principal.

(13)	The pass-through rate for the Class X-C Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class C Certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(14)	The Class X-D Certificates are notional amount certificates. The Notional Amount of the Class X-D Certificates will be equal to the certificate balance of the Class D Certificates outstanding from time to time. The Class X-D Certificates will not be entitled to distributions of principal.

(15)	The pass-through rate for the Class X-D Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class D Certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(16)

The Class X-E Certificates are notional amount certificates. The Notional Amount of the Class X-E Certificates will be equal to the Certificate Balance of the Class E Certificates outstanding from time to time. The Class X-E Certificates will not be entitled to distributions of principal.

(17)	The pass-through rate for the Class X-E Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class E Certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(18)	The Class X-F Certificates are notional amount certificates. The Notional Amount of the Class X-F Certificates will be equal to the Certificate Balance of the Class F Certificates outstanding from time to time. The Class X-F Certificates will not be entitled to distributions of principal.

(19)	The pass-through rate for the Class X-F Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class F Certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(20)	The Class X-G Certificates are notional amount certificates. The Notional Amount of the Class X-G Certificates will be equal to the Certificate Balance of the Class G Certificates outstanding from time to time. The Class X-G Certificates will not be entitled to distributions of principal.

(21)	The pass-through rate for the Class X-G Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class G Certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SG Commercial Mortgage Securities Trust 2016-C5	Issue Characteristics

II.	Transaction Highlights

Mortgage Loan Sellers:

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Société Générale(1)	9	11	$213,840,044	29.0%
Cantor Commercial Real Estate Lending, L.P.	13	79	185,282,983	25.1
Natixis Real Estate Capital LLC(2)	12	28	149,483,071	20.3
Benefit Street Partners CRE Finance LLC	8	11	99,241,099	13.5
Silverpeak Real Estate Finance LLC	5	9	88,964,783	12.1
Total	47	138	$736,811,981	100.0%

(1)	One (1) of the Société Générale mortgage loans was co-originated with Barclays Bank Plc (“Barclays”). Two (2) of the Société Générale mortgage loans were originated by Prudential Mortgage Capital Company, LLC and subsequently sold to Société Générale. The mortgage loans were simultaneously underwritten by Société Générale along with Barclays Bank Plc and Prudential Mortgage Capital Company, LLC, respectively, in accordance with Société Générale’s underwriting guidelines. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers— Société Générale” in the Preliminary Prospectus.

(2)	One (1) of the Mortgage Loans for which Natixis Real Estate Capital LLC is the mortgage loan seller was originated by its affiliate, Natixis, New York Branch.

Loan Pool:

Initial Pool Balance:	$736,811,981
Number of Mortgage Loans:	47
Average Cut-off Date Balance per Mortgage Loan:	$15,676,851
Number of Mortgaged Properties:	138
Average Cut-off Date Balance per Mortgaged Property(1):	$5,339,217
Weighted Average Mortgage Interest Rate:	4.874%
Ten Largest Mortgage Loans as % of Initial Pool Balance(2):	43.4%
Weighted Average Original Term to Maturity or ARD (months):	112
Weighted Average Remaining Term to Maturity or ARD (months):	110
Weighted Average Original Amortization Term (months)(3):	351
Weighted Average Remaining Amortization Term (months)(3):	349
Weighted Average Seasoning (months):	2

(1)	Information regarding mortgage loans secured by multiple properties is based on an allocation according to relative appraised values or the allocated loan amounts or property-specific release prices set forth in the related loan documents or such other allocation as the related mortgage loan seller deemed appropriate.

(2)	Includes the ten largest mortgage loans.

(3)	Excludes any mortgage loan that does not amortize.

Credit Statistics:

Weighted Average U/W Net Cash Flow DSCR(1):	1.78x
Weighted Average U/W Net Operating Income Debt Yield(1):	10.9%
Weighted Average Cut-off Date Loan-to-Value Ratio(1):	61.7%
Weighted Average Balloon or ARD Loan-to-Value Ratio(1):	54.8%
% of Mortgage Loans with Additional Subordinate Debt(2):	17.2%
% of Mortgage Loans with Single Tenants(3):	19.6%

(1)	With respect to The Mall at Rockingham Park mortgage loan, the Plaza Mexico – Los Angeles mortgage loan, the Holiday Inn Express Nashville - Downtown mortgage loan, the Renaissance Center mortgage loan, the AG Life Time Fitness Portfolio mortgage loan, the Peachtree Mall mortgage loan, the TEK Park mortgage loan, the OZRE Leased Fee Portfolio mortgage loan, the At Home Portfolio mortgage loan, the Residence Inn by Marriott LAX mortgage loan, the Marriott Saddle Brook mortgage loan, the Regent Portfolio mortgage loan and the 3 Executive Campus mortgage loan, each of which is part of a whole loan, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) (unless otherwise stated). The debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” in the Preliminary Prospectus and Annex A-1 to the Preliminary Prospectus.

(2)	The percentage figure expressed as “% of Mortgage Loans with Additional Subordinate Debt” is determined as a percentage of the initial pool balance and does not take into account any future subordinate debt (whether or not secured by the mortgaged property), that may be permitted under the terms of any mortgage loan or the pooling and servicing agreement. See “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness” and “—Other Unsecured Indebtedness”.

(3)	Excludes mortgage loans that are secured by multiple single tenant properties and includes mortgage loans secured by multiple single tenant properties where each property is occupied by the same tenant or tenants that are affiliates of one another.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SG Commercial Mortgage Securities Trust 2016-C5	Issue Characteristics

Loan Structural Features:

Amortization: Based on the Initial Pool Balance, 68.1% of the mortgage pool (38 mortgage loans) has scheduled amortization, as follows:

45.3% (27 mortgage loans) requires amortization during the entire loan term; and

22.9% (11 mortgage loans) provides for an interest-only period followed by an amortization period.

Interest-Only: Based on the Initial Pool Balance, 31.9% of the mortgage pool (9 mortgage loans) provides for interest-only payments during the entire loan term. The Weighted Average Cut-off Date Loan-to-Value Ratio and Weighted Average U/W Net Cash Flow DSCR for those mortgage loans are 54.7% and 2.29x, respectively.

Hard Lockboxes: Based on the Initial Pool Balance, 79.4% of the mortgage pool (34 mortgage loans) have hard lockboxes in place.

Reserves: The mortgage loans require amounts to be escrowed monthly as follows (excluding any mortgage loans with springing provisions):

Real Estate Taxes:	69.7% of the pool
Insurance:	67.6% of the pool
Capital Replacements:	71.4% of the pool
TI/LC:	50.8% of the pool(1)
(1) The percentage of Initial Pool Balance for mortgage loans with TI/LC reserves is based on the aggregate principal balance allocable to loans that include retail, office, industrial and mixed use properties.

Call Protection/Defeasance: Based on the Initial Pool Balance, the mortgage pool has the following call protection and defeasance features:

92.8% of the mortgage pool (44 mortgage loans) features a lockout period, then defeasance only until an open period;

6.7% of the mortgage pool (2 mortgage loans) features a lockout period, then the greater of a prepayment premium or yield maintenance until an open period;

0.5% of the mortgage pool (1 mortgage loan) features a lockout period, then either, i) the greater of a prepayment premium or yield maintenance, or ii) defeasance until an open period;

Please refer to Annex A-1 to the Preliminary Prospectus for further information regarding individual loan call protection.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SG Commercial Mortgage Securities Trust 2016-C5	Issue Characteristics

III.    Issue Characteristics

Securities Offered:	$635,500,000 approximate monthly pay, multi-class, commercial mortgage REMIC pass-through certificates consisting of eleven classes (Classes A-1, A-2, A-3, A-4, A-SB, A-M, B, C, X-A, X-B and X-C), which are offered pursuant to a registration statement filed with the SEC (such classes of certificates, the “Offered Certificates”).

Mortgage Loan Sellers:	Société Générale (“SG”), Cantor Commercial Real Estate Lending, L.P. (“CCRE”), Natixis Real Estate Capital LLC (“NREC”), Benefit Street Partners CRE Finance LLC (“BSP”), and Silverpeak Real Estate Finance LLC (“SREF”).

Co-Lead Managers and Joint Bookrunners:	SG Americas Securities, LLC and Cantor Fitzgerald & Co.

Co-Managers:	Natixis Securities Americas, LLC, Citigroup Global Markets Inc. and Wells Fargo Securities, LLC

Rating Agencies:	Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc.

Master Servicer:	Wells Fargo Bank, National Association

Special Servicer:	Rialto Capital Advisors, LLC

Additional Primary Servicer:	Berkeley Point Capital LLC

Certificate Administrator:	Wells Fargo Bank, National Association

Trustee:	Wilmington Trust, National Association

Operating Advisor:	Park Bridge Lender Services LLC

Asset Representations Reviewer:	Park Bridge Lender Services LLC

Initial Majority Controlling Class Certificateholder:	RREF II CMBS AIV, LP or another affiliate of Rialto Capital Advisors, LLC.

Cut-off Date:	The Cut-off Date with respect to each mortgage loan is the due date for the monthly debt service payment that is due in July 2016 (or, in the case of any mortgage loan that has its first due date in August 2016, the date that would have been its due date in July 2016 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Expected Closing Date:	On or about July 19, 2016.

Determination Dates:	The 6th day of each month (or if that day is not a business day, the next succeeding business day), commencing in August 2016.

Distribution Dates:	The fourth business day following the Determination Date in each month, commencing in August 2016.

Rated Final Distribution Date:	The Distribution Date in June 2048.

Interest Accrual Period:	With respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

Day Count:	The Offered Certificates will accrue interest on a 30/360 basis.

Minimum Denominations:	$10,000 for each Class of Offered Certificates (other than the Class X-A, X-B and X-C Certificates) and $1,000,000 for the Class X-A, X-B and X-C Certificates. Investments may also be made in any whole dollar denomination in excess of the applicable minimum denomination.

Clean-up Call:	1%

Delivery:	DTC, Euroclear and Clearstream Banking

ERISA/SMMEA Status:	Each Class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No Class of Offered Certificates will be SMMEA eligible.

Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE PRELIMINARY PROSPECTUS.

Bond Analytics Information:	The Certificate Administrator will be authorized to make distribution date statements, CREFC® reports and certain supplemental reports (other than confidential information) available to certain financial modeling and data provision services, including Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Markit Group Limited, Interactive Data Corp., BlackRock Financial Management, Inc., CMBS.com, Inc. and Thomson Reuters Corporation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SG Commercial Mortgage Securities Trust 2016-C5	Characteristics of the Mortgage Pool

IV.    Characteristics of the Mortgage Pool(1)

A.     Ten Largest Mortgage Loans

Mortgage Loan Seller	Mortgage Loan Name	City	State	Number of Mortgage Loans / Mortgaged Properties	Mortgage Loan Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Property Type	Number of Units/ SF/Rooms	Cut-off Date Balance Per Unit/ SF/Room	Cut-off Date LTV Ratio (%)	Balloon or ARD LTV Ratio (%)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)

SG	The Mall at Rockingham Park	Salem	NH	1 / 1	$40,000,000	5.4%	Retail	540,867	$263	28.8%	28.8%	4.14	x	17.4%

SG	85 Bluxome	San Francisco	CA	1 / 1	38,000,000	5.2	Office	56,845	668	65.9	65.9	1.72		8.3

CCRE	26 Astor Place	New York	NY	1 / 1	36,000,000	4.9	Retail	28,773	1,251	50.0	50.0	2.07		8.0

NREC	Plaza Mexico – Los Angeles	Lynwood	CA	1 / 1	36,000,000	4.9	Retail	404,064	262	57.6	57.6	1.88		9.2

SG	Holiday Inn Express Nashville – Downtown	Nashville	TN	1 / 1	34,300,000	4.7	Hospitality	287	252,613	63.0	52.0	2.02		14.3

BSP	Renaissance Center	Tampa	FL	1 / 1	30,240,000	4.1	Office	573,053	123	63.9	58.9	1.56		10.3

CCRE	AG Life Time Fitness Portfolio	Various	Various	1 / 10	29,300,000	4.0	Retail	1,254,268	139	57.1	57.1	1.99		10.7

SG	3501 Corporate Parkway	Center Valley	PA	1 / 1	28,300,000	3.8	Office	178,330	159	62.9	62.9	2.02		10.2

BSP	South Pointe Apartments	Dallas	TX	1 / 1	24,000,000	3.3	Multifamily	372	64,516	70.8	65.1	1.31		8.6

SPREF	East Lake Tower Corporate Center	Glendale	WI	1 / 1	23,778,250	3.2	Office	180,995	131	73.4	61.0	1.43		10.1
Top Three Total/Weighted Average(2)				3 / 3	$114,000,000	15.5%				47.9%	47.9%	2.68	x	11.4%

Top Five Total/Weighted Average(3)				5 / 5	$184,300,000	25.0%				52.6%	50.5%	2.40	x	11.5%

Top Ten Total/Weighted Average(4)				10 / 19	$319,918,250	43.4%				57.9%	54.9%	2.10	x	10.9%

Non-Top Ten Total/Weighted Average(5)				37 / 119	$416,893,731	56.6%				64.5%	54.8%	1.54	x	11.0%

(1)	With respect to The Mall at Rockingham Park mortgage loan, the Plaza Mexico – Los Angeles mortgage loan, the Holiday Inn Express Nashville - Downtown mortgage loan, the Renaissance Center mortgage loan, the AG Life Time Fitness Portfolio mortgage loan, the Peachtree Mall mortgage loan, the TEK Park mortgage loan, the OZRE Leased Fee Portfolio mortgage loan, the At Home Portfolio mortgage loan, the Residence Inn by Marriott LAX mortgage loan, the Marriott Saddle Brook mortgage loan, the Regent Portfolio mortgage loan and the 3 Executive Campus mortgage loan, each of which is part of a whole loan, Cut-off Date Balance Per Unit/SF/Room, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) (unless otherwise stated). With respect to each mortgage loan, Cut-off Date Balance Per Unit/SF/Room, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account of subordinate debt (whether or not secured by the related mortgaged property), if any, that currently exists or is allowed under the terms of such mortgage loan.

(2)	Includes the three largest mortgage loans.

(3)	Includes the five largest mortgage loans.

(4)	Includes the ten largest mortgage loans.

(5)	Excludes the ten largest mortgage loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SG Commercial Mortgage Securities Trust 2016-C5	Characteristics of the Mortgage Pool

B.     Summary of Pari Passu Mortgage Loans(1)

Property Name	Mortgage Loan Seller	Related Notes in Loan Group (Original Balance)	Holder of Notes	Lead Servicer for the Entire Whole loan	Control Notes	Current Master Servicer Under Related Securitization Servicing Agreement	Current Special Servicer Under Related Securitization Servicing Agreement
The Mall at Rockingham Park	SG	$17,000,000	BBSG 2016-MRP(2)	Yes	Yes	Wells Fargo Bank, National Association	Torchlight Loan Services, LLC
	Barclays	$25,500,000	BBSG 2016-MRP(2)	Yes	Yes	Wells Fargo Bank, National Association	Torchlight Loan Services, LLC
	SG	$40,000,000	SGCMS 2016-C5	No	No	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
	Barclays	$60,000,000	Barclays	No	No	TBD	TBD
Plaza Mexico – Los Angeles	NREC	$36,000,000	SGCMS 2016-C5	Yes(3)	No	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
	NREC	$20,000,000	NREC	No(3)	Yes	TBD	TBD
	NREC	$20,000,000	NREC	No(3)	No	TBD	TBD
	NREC	$20,000,000	NREC	No(3)	No	TBD	TBD
	NREC	$10,000,000	NREC	No(3)	No	TBD	TBD
Holiday Inn Express Nashville – Downtown	SG	$34,300,000	SGCMS 2016-C5	Yes(3)	No	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
	SG	$28,200,000	SG	No(3)	Yes	TBD	TBD
	SG	$10,000,000	SG	No(3)	No	TBD	TBD
Renaissance Center	BSP	$22,680,000	BSP	No(3)	Yes	TBD	TBD
	BSP	$22,680,000	BSP	No(3)	No	TBD	TBD
	BSP	$30,240,000	SGCMS 2016-C5	Yes(3)	No	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
AG Life Time Fitness Portfolio	CCRE	$60,000,000	COMM 2016-CCRE28	Yes	Yes	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
	CCRE	$40,000,000	CFCRE 2016-C3	No	No	Wells Fargo Bank, National Association	CWCapital Asset Management LLC
	CCRE	$45,000,000	CFCRE 2016-C4	No	No	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
	CCRE	$29,300,000	SGCMS 2016-C5	No	No	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
Peachtree Mall	SPREF	$23,750,000	SGCMS 2016-C5	Yes(3)	No	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
	SPREF	$15,152,780	SPREF	No(3)	No	TBD	TBD
	SPREF	$26,250,000	SPREF	No(3)	Yes	TBD	TBD
	SPREF	$15,152,780	SPREF	No(3)	No	TBD	TBD
TEK Park	CCRE	$23,500,000	SGCMS 2016-C5	Yes	Yes	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
	CCRE	$17,500,000	CCRE	No	No	TBD	TBD
	CCRE	$24,000,000	CCRE	No	No	TBD	TBD

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SG Commercial Mortgage Securities Trust 2016-C5	Characteristics of the Mortgage Pool

Property Name	Mortgage Loan Seller	Related Notes in Loan Group (Original Balance)	Holder of Notes	Lead Servicer for the Entire Whole loan	Control Notes	Current Master Servicer Under Related Securitization Servicing Agreement	Current Special Servicer Under Related Securitization Servicing Agreement
OZRE Leased Fee Portfolio	CCRE	$70,000,000	CFCRE 2016-C4	Yes(4)	No	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
	CCRE	$65,750,000	CGCMT 2016-C1	No	No	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
	CCRE	$20,000,000	CCRE	Yes	Yes	TBD	TBD
	CCRE	$20,000,000	SGCMS 2016-C5	No	No	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
At Home Portfolio	SPREF	$10,150,000	SPREF	No	No	TBD	TBD
	SPREF	$18,000,000	SGCMS 2016-C5	Yes	Yes	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
Residence Inn by Marriott LAX	CCRE	$38,500,000	CCRE	No(3)	Yes	TBD	TBD
	CCRE	$15,000,000	SGCMS 2016-C5	Yes(3)	No	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
Marriott Saddle Brook	CCRE	$16,363,636	SGCMS 2016-C5	Yes	Yes	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
	CCRE	$13,636,364	CCRE	No	No	TBD	TBD
Regent Portfolio	NREC	$70,000,000	WFCM 2016-C34	Yes	Yes	Wells Fargo Bank, National Association	LNR Partners, LLC
	NREC	$11,500,000	SGCMS 2016-C5	No	No	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
3 Executive Campus	CCRE	$16,650,000	CFCRE 2016-C4	Yes	Yes	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
	CCRE	$11,100,000	SGCMS 2016-C5	No	No	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC

(1)	No assurance can be provided that the non-securitized Notes will not be split further.

(2)	Note A-1-A and Note A-2-A are expected to be contributed to the BBSG 2016-MRP Mortgage Trust by SG and Barclays, respectively, prior to the Expected Closing Date.

(3)	The whole loan will be serviced under the SGCMS 2016-C5 pooling and servicing agreement until the securitization of the related controlling pari passu companion loan, after which the whole loan will be serviced under the pooling and servicing agreement related to the securitization of the related controlling pari passu companion loan. The master servicer and special servicer under that pooling and servicing agreement will be identified in a notice, report or statement to holders of the SGCMS 2016-C5 certificates after the securitization of the related controlling pari passu companion loan.

(4)	The OZRE Leased Fee Portfolio Whole Loan will be serviced under the CFCRE 2016-C4 pooling and servicing agreement until the securitization of the related controlling pari passu companion loan, after which the whole loan will be serviced under the pooling and servicing agreement related to the securitization of the related controlling pari passu companion loan. The master servicer and special servicer under that pooling and servicing agreement will be identified in a notice, report or statement to holders of the SGCMS 2016-C5 certificates after the securitization of the related controlling pari passu companion loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SG Commercial Mortgage Securities Trust 2016-C5	Characteristics of the Mortgage Pool

C.     Mortgage Loans with Additional Secured and Mezzanine Financing

Loan No.	Mortgage Loan Seller	Mortgage Loan Name	Mortgage Loan Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Subordinate Debt Cut-off Date Balance ($)	Mezzanine Debt Cut-off Date Balance ($)	Total Debt Interest Rate (%)(1)	Mortgage Loan U/W NCF DSCR (x)(2)	Total Debt U/W NCF DSCR (x)(2)	Mortgage Loan Cut-off Date U/W NOI Debt Yield (%)(2)	Total Debt Cut-off Date U/W NOI Debt Yield (%)(2)	Mortgage Loan Cut-off Date LTV Ratio (%)(2)	Total Debt Cut-off Date LTV Ratio (%)(2)
1	SG	The Mall at Rockingham Park	$40,000,000	5.4%	$119,500,000	$0	4.040%	4.14x	2.25x	17.4%	9.5%	28.8%	53.0%
4	NREC	Plaza Mexico – Los Angeles	36,000,000	4.9	0	14,000,000	5.520	1.88	1.38	9.2	8.1	57.6	65.2
10	SPREF	East Lake Tower Corporate Center	23,778,250	3.2	0	3,440,000	6.086	1.43	1.10	10.1	8.8	73.4	84.0
28	NREC	Regent Portfolio	11,500,000	1.6	0	10,000,000	6.064	1.45	1.17	10.1	9.0	62.2	69.8
Total/Weighted Average			$111,278,250	15.1%	$119,500,000	$27,440,000	5.165%	2.55x	1.61x	12.4%	8.8%	51.1%	65.3%

(1)	Total Debt Interest Rate for any specified mortgage loan reflects the weighted average of the interest rates on the respective components of the total debt.

(2)	With respect to The Mall at Rockingham Park mortgage loan, Plaza Mexico – Los Angeles mortgage loan, and Regent Portfolio Mortgage loan, each of which is part of a whole loan, debt service coverage ratio, debt yield and loan-to-value ratio calculations include the related pari passu companion loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SG Commercial Mortgage Securities Trust 2016-C5	Characteristics of the Mortgage Pool

D.     Previous Securitization History(1)

Loan No.	Mortgage Loan Seller	Mortgage Loan or Mortgaged Property Name	City	State	Property Type	Mortgage Loan or Mortgaged Property Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Previous Securitization
1	SG	The Mall at Rockingham Park	Salem	NH	Retail	$40,000,000	5.4%	WBCMT 2007-C31
3	CCRE	26 Astor Place	New York	NY	Retail	36,000,000	4.9	COMM 2006-C7
4	NREC	Plaza Mexico – Los Angeles	Lynwood	CA	Retail	36,000,000	4.9	CFCRE 2011-C2
5	SG	Holiday Inn Express Nashville – Downtown	Nashville	TN	Hospitality	34,300,000	4.7	CSMC 2007-C3
9	BSP	South Pointe Apartments	Dallas	TX	Multifamily	24,000,000	3.3	CSMC 2007-C2
12	CCRE	TEK Park	Breinigsville	PA	Office	23,500,000	3.2	COMM 2012-CCRE1
14	NREC	Sandalfoot Plaza & Nassau Square	Various	FL	Retail	21,204,092	2.9	CSMC 2006-C3
16	SG	Berks County Industrial	Various	PA	Industrial	19,500,000	2.6	BSCMS 2006 - PW13
20	SPREF	Lakepoint Office Park	Beachwood	OH	Office	14,983,103	2.0	JPMCC 2006-CB17
23	CCRE	Marriott Saddle Brook	Saddle Brook	NJ	Hospitality	14,873,026	2.0	WBCMT 2006-C23
25	SG	Hilton Garden Inn – Houston Bush Airport	Houston	TX	Hospitality	14,500,000	2.0	CSMC 2006-C3
33	BSP	Desert Glen	Glendale	AZ	Retail	7,287,438	1.0	MLCFC 2006-1
34	NREC	Comfort Suites Pineville	Pineville	NC	Hospitality	7,088,113	1.0	WBCMT 2006-C27
35	BSP	Noble Creek Shops	Noblesville	IN	Retail	6,900,000	0.9	CSMC 2006-C3
	Total					$300,135,773	40.7%

(1)	The table above represents the most recent securitization with respect to the mortgaged property securing the related mortgage loan, based on information provided by the related borrower or obtained through searches of a third-party database. While loans secured by the above mortgaged properties may have been securitized multiple times in prior transactions, mortgage loans in this securitization are only listed in the above chart if the mortgage loan paid off a loan in another securitization. The information has not otherwise been confirmed by the mortgage loan sellers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SG Commercial Mortgage Securities Trust 2016-C5	Characteristics of the Mortgage Pool

E.     Mortgage Loans with Scheduled Balloon Payments and Related Classes

Class A-2(1)
Loan No.	Mortgage Loan Seller	Mortgage Loan Name	State	Property Type	Mortgage Loan Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Balloon Balance ($)	% of Class A-2 Certificate Balance (%)(2)	Units/ SF/ Rooms	Loan per Unit/SF/ Room ($)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	Cut-off Date LTV Ratio (%)	Balloon or ARD LTV Ratio (%)	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
4	NREC	Plaza Mexico – Los Angeles	CA	Retail	36,000,000	4.9%	36,000,000	39.1%	404,064	262	1.88x	9.2%	57.6%	57.6%	60	60
8	SG	3501 Corporate Parkway	PA	Office	28,300,000	3.8	28,300,000	30.7	178,330	159	2.02	10.2	62.9	62.9	60	60
28	NREC	Regent Portfolio	Various	Various	11,500,000	1.6	11,012,116	11.9	352,001	232	1.45	10.1	62.2	59.6	22	58
32	SPREF	Manhattan Avenue	NY	Multifamily	8,500,000	1.2	7,839,219	8.5	36,041	236	1.82	12.3	55.2	50.9	0	60
43	CCRE	47 NE 36th Street	FL	Mixed Use	3,925,000	0.5	3,925,000	4.3	7,383	532	1.54	8.2	62.3	62.3	58	58
45	CCRE	534 Holland	MI	Industrial	3,096,726	0.4	2,887,628	3.1	109,954	28	1.42	11.3	65.9	61.4	0	59
Total/Weighted Average					91,321,726	12.4%	89,963,963	97.6%			1.83x	9.9%	60.1%	59.2%	48	60

(1)	The table above presents the mortgage loan(s) whose balloon payments would be applied to pay down the principal balance of the Class A-2 Certificates, assuming a 0% CPR and applying the “Structuring Assumptions” described in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments prior to maturity (or, in the case of an ARD loan, its anticipated repayment date), defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date (or, in the case of an ARD loan, its anticipated repayment date). Each Class of Certificates, including the Class A-2 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account subordinate debt (whether or not secured by the related mortgaged property), if any, that currently exists or is allowed under the terms of any mortgage loan. See Annex A-1 to the Preliminary Prospectus.

(2)	Reflects the percentage equal to the Balloon Balance divided by the initial Class A-2 Certificate Balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SG Commercial Mortgage Securities Trust 2016-C5	Characteristics of the Mortgage Pool

F.    Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon or ARD LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)		Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
Retail	28	$231,729,383	31.5%	53.4%	48.9%	2.15	x	11.1%	10.5%	4.476%
Anchored	5	100,104,092	13.6	56.0	53.3	1.77		8.9	8.3	4.451
Regional Mall	2	63,703,430	8.6	39.7	34.0	3.28		15.6	15.0	4.004
Single Tenant	20	60,634,423	8.2	61.6	56.5	1.66		10.1	9.4	4.980
Shadow Anchored	1	7,287,438	1.0	69.4	57.1	1.66		11.1	10.5	4.750
Office	25	229,911,798	31.2	66.2	59.6	1.57		10.0	9.5	5.032
Suburban	9	120,809,332	16.4	66.5	59.5	1.62		10.5	9.9	5.050
CBD	2	50,500,000	6.9	64.0	62.3	1.60		8.6	8.3	4.957
Medical	13	35,102,465	4.8	69.8	60.5	1.44		10.1	9.5	5.103
Data Center	1	23,500,000	3.2	63.7	52.4	1.47		10.0	9.5	5.000
Hospitality	14	154,287,808	20.9	60.7	49.7	1.78		13.7	12.2	5.390
Limited Service	10	102,236,695	13.9	58.6	47.9	1.90		14.5	13.0	5.377
Full Service	3	37,082,260	5.0	64.8	53.1	1.56		12.5	10.8	5.416
Extended Stay	1	14,968,853	2.0	65.0	54.3	1.44		11.0	9.7	5.419
Multifamily	5	63,024,479	8.6	69.6	62.0	1.44		9.3	8.9	4.756
Garden	3	38,238,997	5.2	70.6	64.9	1.41		9.0	8.5	4.732
Student Housing	1	16,285,482	2.2	74.7	60.9	1.32		8.5	8.2	4.685
Mid-Rise	1	8,500,000	1.2	55.2	50.9	1.82		12.3	11.8	5.000
Industrial	5	22,772,510	3.1	71.6	62.1	1.26		9.1	7.9	4.770
Flex	3	19,500,000	2.6	72.6	62.2	1.23		8.7	7.6	4.620
Warehouse	2	3,272,510.4		65.7	61.3	1.42		11.2	9.9	5.663
Other	58	20,000,000	2.7	70.2	70.2	1.74		7.6	7.6	4.300
Leased Fee	58	20,000,000	2.7	70.2	70.2	1.74		7.6	7.6	4.300
Mixed Use	3	15,086,003	2.0	69.5	63.9	1.46		9.0	8.5	4.705
Office/Retail	3	15,086,003	2.0	69.5	63.9	1.46		9.0	8.5	4.705
Total/Weighted Average:	138	$736,811,981	100.0%	61.7%	54.8%	1.78	x	10.9%	10.2%	4.874%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). With respect to The Mall at Rockingham Park mortgage loan, the Plaza Mexico – Los Angeles mortgage loan, the Holiday Inn Express Nashville - Downtown mortgage loan, the Renaissance Center mortgage loan, the AG Life Time Fitness Portfolio mortgage loan, the Peachtree Mall mortgage loan, the TEK Park mortgage loan, the OZRE Leased Fee Portfolio mortgage loan, the At Home Portfolio mortgage loan, the Residence Inn by Marriott LAX mortgage loan, the Marriott Saddle Brook Mortgage Loan, the Regent Portfolio mortgage loan and the 3 Executive Campus mortgage loan, each of which is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account of any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SG Commercial Mortgage Securities Trust 2016-C5	Characteristics of the Mortgage Pool

G.     Geographic Distribution(1)(2)

Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon or ARD LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)		Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
California	4	$94,468,853	12.8%	62.0%	59.6%	1.74	x	9.5%	9.0%	4.852%
Southern California(3)	2	50,968,853	6.9	59.8	56.6	1.75		9.7	9.1	4.839
Northern California(3)	2	43,500,000	5.9	64.7	63.0	1.73		9.2	9.0	4.867
Pennsylvania	17	89,573,684	12.2	67.0	60.5	1.59		9.7	9.2	4.870
Florida	6	69,042,445	9.4	62.7	55.3	1.47		10.2	9.5	5.147
New York	4	48,982,355	6.6	52.3	50.9	1.96		8.9	8.6	4.097
Texas	5	48,931,718	6.6	66.6	59.1	1.40		10.0	9.1	5.010
Virginia	40	47,151,108	6.4	65.6	58.2	1.56		9.8	9.1	4.959
Washington	6	46,089,437	6.3	66.7	58.5	1.40		9.9	9.1	5.006
New Jersey	26	45,204,627	6.1	63.9	56.7	1.65		11.6	10.3	5.077
New Hampshire	1	40,000,000	5.4	28.8	28.8	4.14		17.4	17.0	4.040
Other(4)	29	207,367,754	28.1	63.7	53.0	1.74		12.2	11.2	5.015
Total/Weighted Average	138	$736,811,981	100.0%	61.7%	54.8%	1.78	x	10.9%	10.2%	4.874%

(1)	The mortgaged properties are located in 28 states.

(2)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). With respect to The Mall at Rockingham Park mortgage loan, the Plaza Mexico – Los Angeles mortgage loan, the Holiday Inn Express Nashville - Downtown mortgage loan, the Renaissance Center mortgage loan, the AG Life Time Fitness Portfolio mortgage loan, the Peachtree Mall mortgage loan, the TEK Park mortgage loan, the OZRE Leased Fee Portfolio mortgage loan, the At Home Portfolio mortgage loan, the Residence Inn by Marriott LAX mortgage loan, the Marriott Saddle Brook Mortgage Loan, the Regent Portfolio mortgage loan and the 3 Executive Campus mortgage loan, each of which is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account of any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.

(3)	For purposes of determining whether a mortgaged property is in Northern California or Southern California, Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below.

(4)	Includes 19 other states.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SG Commercial Mortgage Securities Trust 2016-C5	Characteristics of the Mortgage Pool

H.	Characteristics of the Mortgage Pool(1)

Cut-off Date BALANCE
Range of Cut-off Date Balances ($)		Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Initial Pool Balance
1,684,274 - 2,000,000		1	$1,684,274	0.2%
2,000,001 - 3,000,000		1	2,594,986	0.4
3,000,001 - 4,000,000		3	10,171,726	1.4
4,000,001 - 5,000,000		2	8,900,000	1.2
5,000,001 - 6,000,000		4	20,987,946	2.8
6,000,001 - 7,000,000		2	13,489,437	1.8
7,000,001 - 8,000,000		2	14,375,551	2.0
8,000,001 - 9,000,000		1	8,500,000	1.2
9,000,001 - 10,000,000		2	19,019,825	2.6
10,000,001 - 15,000,000		10	137,243,949	18.6
15,000,001 - 20,000,000		5	89,268,516	12.1
20,000,001 - 30,000,000		8	196,035,772	26.6
30,000,001 - 40,000,000		6	214,540,000	29.1
Total:		47	$736,811,981	100.0%
Weighted Average:		$15,676,851
UNDERWRITTEN NOI DEBT SERVICE COVERAGE RATIO
Range of U/W NOI DSCRs (x)	Number of Mortgage Loans	Aggregate Cut- off Date Balance		% of Initial Pool Balance
1.26 - 1.30	1	$2,594,986		0.4%
1.31 - 1.40	3	52,785,482		7.2
1.41 - 1.50	5	80,587,195		10.9
1.51 - 1.60	11	154,963,975		21.0
1.61 - 1.70	3	19,749,852		2.7
1.71 - 1.80	6	92,992,000		12.6
1.81 - 1.90	4	39,649,563		5.4
1.91 - 2.00	4	89,076,456		12.1
2.01 - 2.25	5	133,400,000		18.1
2.26 - 3.00	4	31,012,471		4.2
4.26	1	40,000,000		5.4
Total:	47	$736,811,981		100.0%
Weighted Average:	1.90x

UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIO
Range of U/W NCF DSCRs (x)	Number of Mortgage Loans	Aggregate Cut- off Date Balance		% of Initial Pool Balance
1.23 - 1.30	6	$77,682,182		10.5%
1.31 - 1.40	5	72,516,770		9.8
1.41 - 1.50	8	120,483,265		16.4
1.51 - 1.60	7	77,925,478		10.6
1.61 - 1.70	6	57,588,385		7.8
1.71 - 1.80	2	58,000,000		7.9
1.81 - 1.90	4	73,703,430		10.0
1.91 – 2.00	1	29,300,000		4.0
2.01 – 2.25	7	129,612,471		17.6
4.14	1	40,000,000		5.4
Total:	47	$736,811,981		100.0%
Weighted Average:	1.78x

LOAN PURPOSE
Loan Purpose	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Initial Pool Balance
Refinance	35	$507,671,718	68.9%
Acquisition	12	229,140,263	31.1
Total:	47	$736,811,981	100.0%

MORTGAGE RATE
Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Initial Pool Balance
3.706 - 4.000	2	$59,703,430	8.1%
4.001 – 4.250	1	40,000,000	5.4
4.251 - 4.500	1	20,000,000	2.7
4.501 - 4.750	7	149,205,497	20.3
4.751 – 5.000	7	134,750,000	18.3
5.001 – 5.250	14	194,819,183	26.4
5.251 – 5.500	8	88,848,994	12.1
5.501 - 5.750	3	21,096,726	2.9
5.751 – 6.000	2	17,566,628	2.4
6.001 – 6.360	2	10,821,522	1.5
Total:	47	$736,811,981	100.0%
Weighted Average:	4.874%

UNDERWRITTEN NOI DEBT YIELD
Range of U/W NOI Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Initial Pool Balance
7.6 – 9.0	9	$178,305,468	24.2%
9.1 – 10.0	9	157,231,236	21.3
10.1 – 11.0	7	142,237,102	19.3
11.1 – 12.0	7	47,828,163	6.5
12.1 – 13.0	7	83,571,933	11.3
13.1 – 14.0	2	19,975,608	2.7
14.1 – 15.0	1	34,300,000	4.7
15.1 – 16.0	2	20,983,034	2.8
16.1 – 17.0	1	5,291,324	0.7
17.1 - 17.5	2	47,088,113	6.4
Total:	47	$736,811,981	100.0%
Weighted Average:	10.9%

UNDERWRITTEN NCF DEBT YIELD
Range of U/W NCF Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Initial Pool Balance
7.6 - 8.0	3	$75,500,000	10.2%
8.1 - 9.0	13	221,736,703	30.1
9.1 - 10.0	7	120,943,828	16.4
10.1 - 11.0	11	127,634,024	17.3
11.1 - 12.0	6	78,232,372	10.6
12.1 - 13.0	1	5,102,582	0.7
13.1 - 14.0	2	39,800,000	5.4
14.1 - 15.0	2	20,774,358	2.8
15.1 – 17.0	2	47,088,113	6.4
Total:	47	$736,811,981	100.0%
Weighted Average:	10.2%

(1)	With respect to The Mall at Rockingham Park mortgage loan, the Plaza Mexico – Los Angeles mortgage loan, the Holiday Inn Express Nashville - Downtown mortgage loan, the Renaissance Center mortgage loan, the AG Life Time Fitness Portfolio mortgage loan, the Peachtree Mall mortgage loan, the TEK Park mortgage loan, the OZRE Leased Fee Portfolio mortgage loan, the At Home Portfolio mortgage loan, the Residence Inn by Marriott LAX mortgage loan, the Marriott Saddle Brook Mortgage loan, the Regent Portfolio mortgage loan and the 3 Executive Campus mortgage loan, each of which is part of a whole loan, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) (unless otherwise stated). With respect to each mortgage loan, the debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus. Prepayment provisions for each mortgage loan reflects the entire life of the loan (from origination to maturity or ARD).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SG Commercial Mortgage Securities Trust 2016-C5	Characteristics of the Mortgage Pool

ORIGINAL TERM TO MATURITY OR ARD
Range Of Original Terms to Maturity or ARD (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Initial Pool Balance
60	6	$91,321,726	12.4%
114 - 120	41	645,490,255	87.6
Total:	47	$736,811,981	100.0%
Weighted Average:	112 months
REMAINING TERM TO MATURITY OR ARD
Range of Remaining Terms to Maturity or ARD (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Initial Pool Balance
58 – 59	3	$18,521,726	2.5%
60 – 83	3	72,800,000	9.9
111 – 120	41	645,490,255	87.6
Total:	47	$736,811,981	100.0%
Weighted Average:	110 months
ORIGINAL AMORTIZATION TERM(2)
Range of Original Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Initial Pool Balance
Non-Amortizing	9	$234,675,000	31.9%
300-324	9	79,194,710	10.7
360	29	422,942,270	57.4
Total:	47	$736,811,981	100.0%
Weighted Average(3):	351 months

(1) The original amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

(2) Excludes the non-amortizing mortgage loans.

REMAINING AMORTIZATION TERM(4)
Range of Remaining Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Initial Pool Balance
Non-Amortizing	9	$234,675,000	31.9%
291 – 324	9	79,194,710	10.7
352 – 360	29	422,942,270	57.4
Total:	47	$736,811,981	100.0%
Weighted Average(5):	349 months

(1) The remaining amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

(2) Excludes the non-amortizing mortgage loans.

LOCKBOXES
Type of Lockbox	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Initial Pool Balance
Hard/Springing Cash Management	25	$399,139,179	54.2%
Hard/Upfront Cash Management	9	186,174,975	25.3
Springing	8	73,962,006	10.0
Soft/Springing Cash Management	4	61,250,339	8.3
None	1	16,285,482	2.2
Total:	47	$736,811,981	100.0%

PREPAYMENT PROVISION SUMMARY
Prepayment Provision	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Initial Pool Balance
Lockout / Def / Open	44	$683,586,981	92.8%
Lockout / GRTR 1% or YM / Open	2	49,300,000	6.7
Lockout / GRTR 1% or YM or Def / Open	1	3,925,000	0.5
Total:	47	$736,811,981	100.0%

CUT-OFF DATE LOAN-TO-VALUE RATIO
Range of Cut-off Date LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Initial Pool Balance
28.8 - 45.0	1	$40,000,000	5.4%
45.1 - 50.0	2	43,088,113	5.8
50.1 - 55.0	2	19,121,642	2.6
55.1 - 60.0	10	176,573,133	24.0
60.1 - 65.0	13	191,393,898	26.0
65.1 - 70.0	11	111,038,359	15.1
70.1 - 74.9	8	155,596,835	21.1
Total:	47	$736,811,981	100.0%
Weighted Average:	61.7%

BALLOON OR ARD LOAN-TO-VALUE RATIO
Range of Balloon or ARD LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Initial Pool Balance
28.8 - 35.0	1	$40,000,000	5.4%
35.1 - 40.0	1	7,088,113	1.0
40.1 - 45.0	4	54,057,649	7.3
45.1 - 50.0	7	103,217,887	14.0
50.1 – 55.0	10	137,637,968	18.7
55.1 – 60.0	10	157,991,803	21.4
60.1 – 65.0	11	154,818,561	21.0
65.1 – 70.2	3	82,000,000	11.1
Total:	47	$736,811,981	100.0%
Weighted Average:	54.8%

AMORTIZATION TYPE
Type of Amortization	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Initial Pool Balance
Amortizing Balloon	27	$333,546,981	45.3%
Interest-only, Balloon	8	206,375,000	28.0
Interest-only, Amortizing Balloon	10	150,590,000	20.4
Interest-only, ARD	1	28,300,000	3.8
Interest-only, Amortizing ARD	1	18,000,000	2.4
Total:	47	$736,811,981	100.0%
ORIGINAL TERM OF INTEREST-ONLY PERIOD FOR PARTIAL IO LOANS
IO Term (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Initial Pool Balance
24	3	$43,500,000	5.9%
30	1	18,000,000	2.4
36	2	21,700,000	2.9
48	1	22,250,000	3.0
60	4	63,140,000	8.6
Total:	11	$168,590,000	22.9%
Weighted Average:	43 months
SEASONING
Seasoning (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Initial Pool Balance
0	10	$204,850,000	27.8%
1	15	231,061,784	31.4
2	10	114,347,379	15.5
4	2	31,924,274	4.3
5	1	20,000,000	2.7
7	4	75,460,465	10.2
8	3	36,065,498	4.9
9	2	23,102,582	3.1
Total:	47	$736,811,981	100.0%
Weighted Average:	2 months

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SG Commercial Mortgage Securities Trust 2016-C5	Certain Terms and Conditions

V.	Certain Terms and Conditions

Interest Entitlements:	The interest entitlement of each Class of Offered Certificates on each Distribution Date generally will be the interest accrued during the related Interest Accrual Period on the related Certificate Balance or Notional Amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that Class for such Distribution Date as described below. If prepayment interest shortfalls arise from voluntary prepayments (without Master Servicer consent) on particular non-specially serviced mortgage loans during any collection period, the Master Servicer is required to make a compensating interest payment to offset those shortfalls, generally up to an amount equal to the portion of its master servicing fees that accrue at 0.25 basis points per annum. The remaining amount of prepayment interest shortfalls will be allocated to reduce the interest entitlement on all Classes of Certificates, pro rata, based on their respective amounts of accrued interest for the related Distribution Date. If a Class receives less than the entirety of its interest entitlement on any Distribution Date, then the shortfall (excluding any shortfall due to prepayment interest shortfalls), will be added to its interest entitlement for the next succeeding Distribution Date.

Principal Distribution Amount:	The Principal Distribution Amount for each Distribution Date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon that are reimbursed to the Master Servicer, the Special Servicer or the Trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections and advances before reimbursement from other amounts.

Distributions:	On each Distribution Date, funds available for distribution from the mortgage loans, net of specified trust fees, expenses and reimbursements will generally be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

	1.	Class A-1, A-2, A-3, A-4, A-SB, X-A, X-B, X-C, X-D, X-E, X-F, and X-G Certificates: To interest on the Class A-1, A-2, A-3, A-4, A-SB, X-A, X-B, X-C, X-D, X-E, X-F, and X-G Certificates, pro rata, according to their respective interest entitlements.

	2.	Class A-1, A-2, A-3, A-4 and A-SB Certificates: To principal on the Class A-1, A-2, A-3, A-4 and A-SB Certificates in the following amounts and order of priority: (i) first, to principal on the Class A-SB Certificates, in an amount up to the Principal Distribution Amount for such Distribution Date until their Certificate Balance is reduced to the Class A-SB Planned Principal Balance for such Distribution Date; (ii) second, to principal on the Class A-1 Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (iii) third, to principal on the Class A-2 Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (iv) fourth, to principal on the Class A-3 Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (v) fifth, to principal on the Class A-4 Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; and (vi) sixth, to principal on the Class A-SB Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date. However, if the Certificate Balance of each and every Class of Principal Balance Certificates, other than the Class A-1, A-2, A-3, A-4 and A-SB Certificates, has been reduced to zero as a result of the allocation of Mortgage Loan losses and expenses and any of the Class A-1, A-2, A-3, A-4 and A-SB Certificates remains outstanding, then the Principal Distribution Amount will be distributed to the Class A-1, A-2, A-3, A-4 and A-SB Certificates, pro rata, based on their respective outstanding Certificate Balances, until their Certificate Balances have been reduced to zero.

	3.	Class A-1, A-2, A-3, A-4 and A-SB Certificates: To reimburse the holders of the Class A-1, A-2, A-3, A-4 and A-SB Certificates, pro rata, on the basis of previously allocated unreimbursed losses, for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated in reduction of the Certificate Balances of such Classes.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SG Commercial Mortgage Securities Trust 2016-C5	Certain Terms and Conditions

4.	Class A-M Certificates: To make distributions on the Class A-M Certificates as follows: (a) first, to interest on the Class A-M Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-4 and A-SB Certificates), to principal on the Class A-M Certificates until their Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class A-M Certificates for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that Class in reduction of their Certificate Balance.

	5.	Class B Certificates: To make distributions on the Class B Certificates as follows: (a) first, to interest on the Class B Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-4, A-SB and A-M Certificates), to principal on the Class B Certificates until their Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class B Certificates for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that Class in reduction of their Certificate Balance.

	6.	Class C Certificates: To make distributions on the Class C Certificates as follows: (a) first, to interest on the Class C Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-4, A-SB, A-M and B Certificates), to principal on the Class C Certificates until their Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class C Certificates for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that Class in reduction of their Certificate Balance.

	7.	After the Class A-1, A-2, A-3, A-4, A-SB, A-M, B and C Certificates are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest, principal and loss reimbursement amounts on the Class D, E, F and G Certificates sequentially in that order in a manner analogous to the Class C Certificates.

Allocation of Yield Maintenance and Prepayment Premiums:	If any yield maintenance charge or prepayment premium is collected during any particular collection period with respect to any mortgage loan, then on the Distribution Date corresponding to that collection period, the certificate administrator will pay that yield maintenance charge or prepayment premium (net of liquidation fees payable therefrom) in the following manner: (1) to each of the Class A-1, A-2, A-3, A-4, A-SB, A-M, B, C and D Certificates, the product of (a) such yield maintenance charge or prepayment premium, (b) the related Base Interest Fraction (as defined in the Preliminary Prospectus) for such Class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such Class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, and (2) to the Class X-A, X-B, X-C, X-D, X-E, X-F and X-G Certificates as described in the Preliminary Prospectus. No prepayment premiums or yield maintenance charges will be distributed to the holders of the E, F, G, V or R Certificates. For a description of when prepayment premiums and yield maintenance charges are generally required on the mortgage loans, see Annex A-1 to the Preliminary Prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” and “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in the Preliminary Prospectus. Prepayment premiums and yield maintenance charges will be distributed on each Distribution Date only to the extent they are actually received on the mortgage loans as of the related Determination Date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Realized Losses:

The Certificate Balances of the Class A-1, A-2, A-3, A-4, A-SB, A-M, B, C, D, E, F, and G Certificates, will be reduced without distribution on any Distribution Date as a write-off to the extent of any losses realized on the mortgage loans allocated to such Class on such Distribution Date. Such losses will be applied in the following order, in each case until the related Certificate Balance is reduced to zero: first, to the Class G Certificates; second, to the Class F Certificates; third, to the Class E Certificates; fourth, to the Class D Certificates; fifth, to the Class C Certificates; sixth, to the Class B Certificates; seventh, to the Class A-M Certificates; and, finally, pro rata, to the Class A-1, A-2, A-3, A-4 and A-SB Certificates based on their outstanding Certificate Balances.

The notional amount of each of the Class X-A, X-B, X-C, X-D, X-E, X-F and X-G Certificates will be reduced by the amount of all losses that are allocated to the corresponding Class or Classes that are Components of the notional amount of such class as write-offs in reduction of their Certificate Balances.

P&I Advances:	The Master Servicer or, if the Master Servicer fails to do so, the Trustee, will be obligated to advance delinquent debt service payments (other than balloon payments, excess interest and default interest) and assumed debt service payments on mortgage loans with delinquent balloon payments (including each of the Non-Serviced Mortgage Loans (as defined in the Preliminary Prospectus) but not the related companion loans), except to the extent any such advance is deemed non-recoverable from collections on the related mortgage loan. In addition, if an Appraisal Reduction Amount exists for a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Certificates in reverse alphabetical order of their Class designations (except that interest payments on the Class A-1, A-2, A-3, A-4, A-SB, X-A, X-B, X-C, X-D, X-E, X-F and X-G Certificates would be affected on a pari passu basis).

Servicing Advances:	The Master Servicer or, if the Master Servicer fails to do so, the Trustee, will be obligated to make servicing advances with respect to each mortgage loan it services, including the payment of delinquent property taxes, insurance premiums and ground rent, except to the extent that those advances are deemed non-recoverable from collections on the related mortgage loan. The special servicer will have no obligation to make servicing advances but may do so in an emergency situation. Prior to the securitization of the controlling pari passu companion loan for each of the Plaza Mexico – Los Angeles whole loan, the Holiday Inn Express Nashville – Downtown whole loan, the Renaissance Center whole loan, the Peachtree Mall whole loan and the Residence Inn by Marriott LAX whole loan (each, a “Servicing Shift Whole Loan”), the Master Servicer is expected to have the primary obligation to make any servicing advances with respect to such Servicing Shift Whole Loan. After the securitization of the controlling pari passu companion loan for each Servicing Shift Whole Loan, the master servicer under each such related securitization will have the primary obligation to make any servicing advances with respect to such Servicing Shift Whole Loan. Prior to the securitization of the controlling pari passu companion loan for the OZRE Leased Fee Portfolio whole loan, the master servicer under the CFCRE 2016-C4 securitization will have the primary obligation to make any servicing advances with respect to the OZRE Leased Fee Portfolio whole loan. After the securitization of the controlling pari passu companion loan for the OZRE Leased Fee Portfolio whole loan, the master servicer under such related securitization will have the primary obligation to make any servicing advances with respect to the OZRE Leased Fee Portfolio. The master servicer under the BBSG 2016-MRP securitization will have the primary obligation to make any servicing advances with respect to The Mall at Rockingham Park whole loan. The master servicer under the COMM 2016-CCRE28 securitization will have the primary obligation to make any servicing advances with respect to the AG Life Time Fitness Portfolio whole loan. The master servicer under the WFCMT 2016-C34 securitization will have the primary obligation to make any servicing advances with respect to Regent Portfolio whole loan. The master servicer under the CFCRE 2016-C4 securitization will have the primary obligation to make any servicing advances with respect to the 3 Executive Campus whole loan.

Appraisal Reduction Amounts:

An Appraisal Reduction Amount generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Preliminary Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan.

A mortgage loan will cease to be a required appraisal loan when the same has ceased to be a specially serviced mortgage loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such mortgage loan to be a required appraisal loan.

Appraisal Reduction Amounts will affect the amount of debt service advances in respect of the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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related mortgage loan. Appraisal Reduction Amounts will also be taken into account in the determination of the identity of the Class whose majority constitutes the “majority controlling certificateholder” and is entitled to appoint the directing certificateholder.

Clean-Up Call and Exchange Termination:

On each Distribution Date occurring after the aggregate unpaid principal balance of the mortgage loans is reduced below 1% of the initial aggregate principal balance of the mortgage loans as of the Cut-off Date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and the trust’s interest in all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Exercise of the option will terminate the trust and retire the then-outstanding certificates.

If the aggregate Certificate Balances of each of the Class A-1, A-2, A-3, A-4, A-SB, A-M, B, C and D Certificates have been reduced to zero, the trust may also be terminated in connection with an exchange of all the then-outstanding certificates (other than the Class V and R Certificates) for the mortgage loans and REO properties then remaining in the issuing entity, but all of the holders of those Classes of outstanding certificates would have to voluntarily participate in the exchange.

Liquidation Loan Waterfall:	Following the liquidation of any loan or property, the net liquidation proceeds generally will be applied (after reimbursement of advances and certain trust fund expenses), first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts, second, as a recovery of principal until all principal has been recovered, and then as a recovery of delinquent interest that was not advanced as a result of Appraisal Reduction Amounts. Please see “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” in the Preliminary Prospectus.

Majority Controlling Class Certificateholder and Directing Certificateholder:

A directing certificateholder may be appointed by the “majority controlling class certificate-holder”, which will be the holder(s) of a majority of the “controlling class”, which means the most subordinate class among the Class F and G Certificates that has a Certificate Balance, as notionally reduced by any Appraisal Reduction Amounts allocable to that class, that is at least equal to 25% of its total initial Certificate Balance; provided that if at any time the Certificate Balances of the Principal Balance Certificates (other than the Class F and G Certificates) have been reduced to zero as a result of principal payments on the mortgage loans, then the “controlling class” will be the most subordinate class of Class F and G Certificates that has a Certificate Balance greater than zero without regard to any Appraisal Reduction Amounts. The majority controlling class certificateholder will have a continuing right to appoint, remove or replace the directing certificateholder in its sole discretion. This right may be exercised at any time and from time to time. See “Pooling and Servicing Agreement—The Directing Certificateholder” in the Preliminary Prospectus.

Control and Consultation:

The rights of various parties to replace the Special Servicer and approve or consult with respect to major actions of the Special Servicer will vary according to defined periods.

A “Control Termination Event” occurs if the Class F Certificates have a Certificate Balance, net of any Appraisal Reduction Amounts allocable to that Class, that is less than 25% of the initial Certificate Balance of that Class or, while the Class F Certificates are the controlling class, the majority (by Certificate Balance) of the holders of the Class F Certificates irrevocably waived its right, in writing, to exercise any of the rights of the majority controlling class certificateholder and such rights have not been reinstated to a successor majority controlling class certificateholder.

A “Consultation Termination Event” occurs if the Class F Certificates have a Certificate Balance, without regard to any Appraisal Reduction Amounts allocable to that Class, that is less than 25% of the initial Certificate Balance of that Class or, while the Class F Certificates are the controlling class, the majority (by Certificate Balance) of the holders of the Class F Certificates irrevocably waived its right, in writing, to exercise any of the rights of the majority controlling class certificateholder and such rights have not been reinstated to a successor majority controlling class certificateholder.

If no Control Termination Event has occurred and is continuing, except with respect to the Non-Serviced Mortgage Loans and Excluded Loans (as defined below), (i) the directing certificateholder will be entitled to grant or withhold approval of asset status reports prepared, and material servicing actions proposed, by the Special Servicer, and (ii) the directing certificateholder will be entitled to terminate and replace the Special Servicer with or without cause, and appoint itself or another person as the successor special servicer. It will be a condition to such appointment that Fitch, KBRA and Moody’s confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of certificates.

If a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing, the Special Servicer will be required to consult with the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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directing certificateholder (other than with respect to Excluded Loans) and the Operating Advisor in connection with asset status reports and material special servicing actions (other than with respect to the Non-Serviced Mortgage Loans).

If a Consultation Termination Event has occurred and is continuing, the Special Servicer must seek to consult with the Operating Advisor in connection with asset status reports and material special servicing actions (other than with respect to the Non-Serviced Mortgage Loans), and, in general, no directing certificateholder will be recognized or have any right to terminate the Special Servicer or approve, direct or consult with respect to servicing matters.

With respect to the TEK Park mortgage loan, the At Home Portfolio mortgage loan and the Marriott Saddle Brook mortgage loan, the rights of the directing certificateholder described above will be subject to certain consultation rights of the holder(s) of the related pari passu companion loans as described in the Preliminary Prospectus. Prior to the securitization of the controlling pari passu companion loan with respect to each of the Servicing Shift Whole Loans, the rights of the directing certificateholder described above with respect to the related mortgage loan will be subject to certain consultation rights of the holder(s) of the related pari passu companion loans as described in the Preliminary Prospectus.

Notwithstanding any contrary description set forth above, with respect to The Mall at Rockingham Park mortgage loan, the AG Life Time Fitness Portfolio mortgage loan, the OZRE Leased Fee Portfolio mortgage loan, the Regent Portfolio mortgage loan, the 3 Executive Campus mortgage loan and, after the securitization of the controlling pari passu companion loan with respect to each of the Servicing Shift Whole Loans, the related mortgage loan, in general the holder of the related controlling pari passu companion loan (or its representative, including any directing certificateholder under any securitization of such controlling pari passu companion loan) will have control and consultation rights the same (if the related whole loan is serviced under the pooling and servicing agreement) as or similar to those provided to the directing certificateholder but the directing certificateholder for this securitization (and, if applicable, the holders of any other non-controlling pari passu companion loans) will nonetheless have the right to be consulted on a non-binding basis with respect to various material servicing actions in the manner set forth in the Preliminary Prospectus. For purposes of the servicing of The Mall at Rockingham Park whole loan, the AG Life Time Fitness Portfolio whole loan, the OZRE Leased Fee Portfolio whole loan, the Regent Portfolio whole loan, the 3 Executive Campus whole loan and, after the securitization of the controlling pari passu companion loan with respect to each of the Servicing Shift Whole Loans, the related mortgage loan, the occurrence and continuance of a Control Termination Event or Consultation Termination Event under this securitization will not limit the control or other rights of the holder of the controlling pari passu companion loan or the directing certificateholder designated under the securitization of the related controlling pari passu companion loan.

In general, whole loan control rights also include the right, in certain circumstances, to direct the replacement of the special servicer for the related whole loan only.

Notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, the majority controlling class certificateholder or the directing certificateholder is (i) a borrower, a mortgagor or a manager of a mortgaged property or any affiliate thereof, (ii) any person that owns, directly or indirectly, 25% or more of a borrower, mortgagor or manager of a mortgaged property, (iii) any person that owns, directly or indirectly, 25% or more of the beneficial interests in any mezzanine lender of any mezzanine loan related to a mortgage loan that has accelerated such mezzanine loan or commenced foreclosure proceedings as set forth in clause (iv) or (iv) a mezzanine lender (or any affiliate thereof) of any mezzanine loan related to a mortgage loan that has accelerated such mezzanine loan or commenced foreclosure proceedings with respect to such mezzanine loan against the equity interests in the borrower(s) of such mortgage loan (each, a “borrower party”), the majority controlling class certificateholder and the directing certificateholder will have no right to receive asset status reports or such other information as may be specified in the pooling and servicing agreement, to grant or withhold approval of, or consult with respect to, asset status reports prepared, and material servicing actions proposed, by the Special Servicer, with respect to such mortgage loan, and such mortgage loan will be referred to as an “Excluded Loan”.

In addition, notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, a controlling class certificateholder is a borrower party, such controlling class certificateholder will have no right to receive asset status reports or such other information as may be specified in the pooling and servicing agreement with respect to such mortgage loan, and such controlling class certificateholder will be referred to as an “excluded controlling class holder”.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SG Commercial Mortgage Securities Trust 2016-C5	Certain Terms and Conditions

Replacement of Special Servicer by General Vote of Certificateholders:	If a Control Termination Event has occurred and is continuing, each Special Servicer may be removed and replaced without cause upon the affirmative direction of certificate owners holding not less than 66-2/3% of a certificateholder quorum, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all Certificates. The certificateholders who initiate a vote on a termination and replacement of a Special Servicer without cause must cause Fitch, KBRA and Moody’s to confirm the then-current ratings of the certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement. If no Control Termination Event has occurred and is continuing, either Special Servicer may be replaced by the directing certificateholder, subject to Fitch, KBRA and Moody’s confirming the then-current ratings of the Certificates (or declining to review the matter).

Excluded Special Servicer:	In the event that, with respect to any mortgage loan, the Special Servicer is a borrower party, the Special Servicer will be required to resign as special servicer of such mortgage loan (referred to as an “excluded special servicer loan”). If no Control Termination Event has occurred and is continuing, the directing certificateholder will be entitled to appoint (and may replace with or without cause) a separate special servicer that is not a borrower party (referred to as an “excluded special servicer”) with respect to such excluded special servicer loan unless such excluded special servicer loan is also an excluded loan. Otherwise, upon resignation of the Special Servicer with respect to an excluded special servicer loan, such resigning Special Servicer will be required to appoint the excluded special servicer.

Appraisal Remedy:	If the Class of certificates comprising the controlling class loses its status as controlling class because of the application of an Appraisal Reduction Amount, the holders of a majority of the Voting Rights of such Class may require the Special Servicer to order a second appraisal for any mortgage loan in respect of which an Appraisal Reduction Amount has been applied. The Special Servicer must thereafter determine whether, based on its assessment of such second appraisal, any recalculation of the Appraisal Reduction Amount is warranted. Such Class will not be able to exercise any direction, control consent and/or similar rights of the controlling class unless and until reinstated as the controlling class through such determination; and pending such determination, the rights of the controlling class will be exercised by the most senior control eligible certificates (which may only be any one of Class F or Class G), if any.

Sale of Defaulted Assets:

There will be no “fair value” purchase option. Instead, the pooling and servicing agreement will authorize the Special Servicer to sell defaulted mortgage loans serviced by the Special Servicer to the highest bidder in a manner generally similar to sales of REO properties.

The sale of a defaulted loan (other than with respect to the TEK Park whole loan, the Marriott Saddle Brook whole loan, the At Home Portfolio whole loan and the Servicing Shift Whole Loans) for less than par plus accrued interest and certain other fees and expenses owed on the loan will be subject to consent or consultation rights of the directing certificateholder and/or Operating Advisor and, in the case of the TEK Park mortgage loan, the Marriott Saddle Brook mortgage loan and the At Home Portfolio mortgage loan, consultation rights of the holders of the related pari passu companion loan, as described in the Preliminary Prospectus.

In the case of the TEK Park whole loan, the Marriott Saddle Brook whole loan and the At Home Portfolio whole loan, pursuant to the related intercreditor agreement and the pooling and servicing agreement, if the special servicer offers to sell to any person (or offers to purchase) for cash such mortgage loan during such time as the related whole loan constitutes a defaulted mortgage loan, then in connection with any such sale, the special servicer is required to sell both the mortgage loan and the related pari passu companion loan as a single whole loan.

In the case of the OZRE Leased Fee Portfolio mortgage loan, prior to the securitization of the related controlling pari passu companion loan, pursuant to the related intercreditor agreement and the CFCRE 2016-C4 pooling and servicing agreement, the CFCRE 2016-C4 special servicer may offer to sell to any person (or may offer to purchase) for cash the related whole loan during such time as the related pari passu companion loan constitutes a defaulted mortgage loan, and, in connection with any such sale, the CFCRE 2016-C4 special servicer will be required to sell both the applicable mortgage loan and the related pari passu companion loans as a whole loan. After the securitization of the related controlling pari passu companion loan pursuant to the related intercreditor agreement, the party acting as special servicer with respect to the OZRE Leased Fee Portfolio whole loan pursuant to the pooling and servicing agreement for the related securitization may offer to sell to any person (or may offer to purchase) for cash such loan, and, in connection with any such sale, such special servicer is required to sell both the OZRE Leased Fee Portfolio mortgage loan and the related pari passu companion loans as a whole loan. The directing certificateholder for this securitization will have consultation rights as the holder of an interest in the related pari passu mortgage loan, as described in the Preliminary Prospectus.

In the case of the mortgage loans that are part of a Servicing Shift Whole Loan, prior to the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SG Commercial Mortgage Securities Trust 2016-C5	Certain Terms and Conditions

securitization of the related controlling pari passu companion loan, pursuant to the related intercreditor agreement and the pooling and servicing agreement, the special servicer may offer to sell to any person (or may offer to purchase) for cash the related whole loan during such time as the related pari passu companion loan constitutes a defaulted mortgage loan, and, in connection with any such sale, the special servicer will be required to sell both the applicable mortgage loan and the related pari passu companion loans as a whole loan. After the securitization of the related controlling pari passu companion loan pursuant to the related intercreditor agreement, the party acting as special servicer with respect to the related Servicing Shift Whole Loan pursuant to the pooling and servicing agreement for the related securitization may offer to sell to any person (or may offer to purchase) for cash such loan, and, in connection with any such sale, such special servicer is required to sell both the mortgage loan that is part of such Servicing Shift Whole Loan and the related pari passu companion loans as a whole loan. The directing certificateholder for this securitization will have consultation rights as the holder of an interest in the related pari passu mortgage loan, as described in the Preliminary Prospectus.

“As-Is” Appraisals:	Appraisals must be conducted on an “as-is” basis, and must be no more than 9 months old, for purposes of determining Appraisal Reduction Amounts, market value in connection with REO sales, etc. Required appraisals may consist of updates of prior appraisals. Internal valuations by the Special Servicer are permitted if the principal balance of a mortgage loan is less than $2,000,000.

Operating Advisor:

The Operating Advisor will perform certain review duties if a Control Termination Event has occurred and is continuing, which will generally include a limited annual review of, and the delivery of a report regarding, certain actions of the Special Servicer with respect to the resolution and/or liquidation of specially serviced loans to the Certificate Administrator.  The review and report generally will be based on any asset status reports and additional information delivered to the Operating Advisor by the Special Servicer. In addition, if a Control Termination Event has occurred and is continuing, the Special Servicer must seek to consult with the Operating Advisor (in addition to the directing certificateholder if no Consultation Termination Event has occurred and is continuing) in connection with material special servicing actions with respect to specially serviced loans serviced by the Special Servicer. Furthermore, under certain circumstances, but only if a Consultation Termination Event has occurred and is continuing, the Operating Advisor may recommend the replacement of the Special Servicer, in which case the Certificate Administrator will deliver notice of such recommendation to the certificateholders, and certificateholders with specified percentages of the voting rights may direct the replacement of the Special Servicer at their expense.

If a Consultation Termination Event has occurred and is continuing, the Operating Advisor may be removed and replaced without cause upon the affirmative direction of certificate owners holding not less than 75% of the appraisal-reduced voting rights of all Principal Balance Certificates, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all certificates. The certificateholders who initiate a vote on a termination and replacement of the Operating Advisor without cause must cause Fitch, KBRA and Moody’s to confirm the then-current ratings of the certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement. The Operating Advisor generally may be discharged from its duties if and when the Class A-1, A-2, A-3, A-4, A-SB, A-M, B, C and D Certificates are retired.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SG Commercial Mortgage Securities Trust 2016-C5	Certain Terms and Conditions

Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. An asset review will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO loans (or a portion of any REO loan in the case of a whole loan) held by the issuing entity as of the end of the applicable collection period are delinquent loans or (2) at least 15 mortgage loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period. See “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” in the Preliminary Prospectus.

The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor Asset Representations Reviewer that is an eligible asset reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the Asset Representations Reviewer. Upon the written direction of certificateholders evidencing at least 75% of a certificateholder quorum, the trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the pooling and servicing agreement by written notice to the Asset Representations Reviewer, and the proposed successor Asset Representations Reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the pooling and servicing agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a Repurchase Request (as defined in the Preliminary Prospectus) is not “Resolved” (as defined below) within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the “Initial Requesting Certificateholder” (if any) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the special servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that any Material Defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller makes a Loss of Value Payment, (v) a contractually binding agreement is entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the pooling and servicing agreement. See “The Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SG Commercial Mortgage Securities Trust 2016-C5	Certain Terms and Conditions

Investor Communications:	The certificate administrator is required to include on any Form 10–D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the pooling and servicing agreement. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the Pooling and Servicing Agreement will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.

Certain Fee Offsets:	If a workout fee is earned by the Special Servicer following a loan default with respect to any mortgage loan that it services, then certain limitations will apply based on modification fees paid by the borrower. The modification fee generally must not exceed 1% of the principal balance of the loan as modified in any 12-month period. In addition, if the loan re-defaults, any subsequent workout fee on that loan must be reduced by a portion of the modification fees paid by the borrower in the previous 12-months. Likewise, liquidation fees collected in connection with a liquidation or partial liquidation of a mortgage loan must be reduced by a portion of the modification fees paid by the borrower in the previous 12 months.

Deal Website:	The Certificate Administrator will be required to maintain a deal website which will include, among other items: (a) summaries of asset status reports prepared by the Special Servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum” and (f) a voluntary “Investor Registry”. Investors may access the deal website following execution of a certification and confidentiality agreement.

Initial Majority Controlling Class Certificateholder:	It is expected that RREF II CMBS AIV, LP or another affiliate of Rialto Capital Advisors, LLC will be the initial majority controlling class certificateholder.

Whole Loans:

Each of the mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as The Mall at Rockingham Park, Plaza Mexico – Los Angeles, Holiday Inn Express Nashville - Downtown, Renaissance Center, AG Life Time Fitness Portfolio, Peachtree Mall, TEK Park, OZRE Leased Fee Portfolio, At Home Portfolio, Residence Inn by Marriott LAX, Marriott Saddle Brook, Regent Portfolio and 3 Executive Campus secures both a mortgage loan to be included in the trust fund and one or more other mortgage loans that will not be included in the trust fund, which will be pari passu and/or subordinate in right of payment with the mortgage loan included in the trust fund. We refer to each such group of mortgage loans as a “whole loan”. It is expected that prior to the securitization of the related controlling pari passu companion loan, each Servicing Shift Whole Loan will be serviced under the pooling and servicing agreement, and, with respect to each Servicing Shift Whole Loan, the holder of the related controlling pari passu companion loan will have the control and consultation rights of the directing certificateholder under the pooling and servicing agreement as described under “—Control and Consultation” above. After the securitization of the related controlling pari passu companion loan, each Servicing Shift Whole Loan will be serviced under the pooling and servicing agreement related to the securitization of such controlling pari passu companion loan. The TEK Park, At Home Portfolio, and Marriott Saddle Brook whole loans will be principally serviced under the pooling and servicing agreement for this SGCMS 2016-C5.

As of the closing date, the companion loans in such whole loans will be held by the parties identified above under “IV. Characteristics of the Mortgage Pool—B. Summary of Pari Passu Whole Loans”.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE MALL AT ROCKINGHAM PARK

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 1 – The Mall at Rockingham Park

Loan Information				Property Information
Mortgage Loan Seller:		Société Générale		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s/S&P):		BBB+(sf)/AAA/A1/AAA		Property Type:	Retail
Original Principal Balance(1):		$40,000,000		Specific Property Type:	Regional Mall
Cut-off Date Principal Balance(1):		$40,000,000		Location:	Salem, NH
% of Initial Pool Balance:		5.4%		Size:	540,867 SF
Loan Purpose:		Refinance		Cut-off Date Balance Per SF(1):	$263.47
Borrower Name:		Mall at Rockingham, LLC		Year Built/Renovated:	1991/2015
Sponsors:		Mayflower Realty LLC, Series B (Simon Property Group, L.P. and CCPIB); Institutional Mall Investors LLC		Title Vesting:	Fee & Leasehold
Mortgage Rate:		4.040%		Property Manager:	Self-managed
Note Date:		June 1, 2016		3rd Most Recent Occupancy (As of)(4):	97.6% (12/31/2013)
Anticipated Repayment Date:		NAP		2nd Most Recent Occupancy (As of)(4):	98.0% (12/31/2014)
Maturity Date:		June 1, 2026		Most Recent Occupancy (As of)(4):	98.5% (12/31/2015)
IO Period:		120 months		Current Occupancy (As of)(4):	97.1% (4/20/2016)
Loan Term (Original):		120 months
Seasoning:		1 month
Amortization Term (Original):		NAP		Underwriting and Financial Information:
Loan Amortization Type:		Interest-only, Balloon
Interest Accrual Method:		Actual/360		3rd Most Recent NOI (As of):	$24,343,844 (12/31/2014)
Call Protection:		L(25),D(88),O(7)		2nd Most Recent NOI (As of):	$24,789,355 (12/31/2015)
Lockbox Type:		Hard/Springing Cash Management		Most Recent NOI (As of):	$25,222,850 (TTM 3/31/2016)
Additional Debt(1)(2):		Yes
Additional Debt Type(1)(2):		Pari Passu and subordinate notes
				U/W Revenues:	$35,602,427
				U/W Expenses:	$10,756,845
				U/W NOI:	$24,845,582
				U/W NCF:	$24,191,132
				U/W NOI DSCR(1):	4.26x
				U/W NCF DSCR(1):	4.14x
Escrows and Reserves(3):				U/W NOI Debt Yield(1):	17.4%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	17.0%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$494,000,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	April 28, 2016
Replacement Reserve	$0	Springing	$270,432	Cut-off Date LTV Ratio(1):	28.8%
TI/LC Reserve	$0	Springing	$1,081,728	LTV Ratio at Maturity or ARD(1):	28.8%

(1)	The Mall at Rockingham Park Whole Loan (as defined below), with an original principal balance of $262,000,000, is comprised of four senior pari passu notes with an aggregate original principal balance of$142,500,000 (Note A-1-A, Note A-2-A, Note A-1-B and Note A-2-B) and two subordinate notes with an aggregate original principal balance of $119,500,000 (Note B-1 and Note B-2). The non-controlling senior pari passu Note A-2-B had an original principal balance of $40,000,000, has an outstanding principal balance of $40,000,000 as of the Cut-off Date and will be contributed to the SGCMS 2016-C5 Trust. Two of the senior pari passu notes, Note A-1-A and Note A-2-A, with an aggregate original principal balance of $42,500,000 and the two subordinate notes with an aggregate original principal balance of $119,500,000 are expected to be contributed to the BBSG 2016-MRP Mortgage Trust and represent the controlling notes of The Mall at Rockingham Park Whole Loan. The remaining senior pari passu non-controlling Note A-1-B, which had an original principal balance of $60,000,000, is held by Barclays Bank PLC, and is expected to be contributed to a future securitization trust. All statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the four senior pari passu notes with an aggregate original principal balance of $142,500,000. Further, unless otherwise specifically noted, all numerical information, including references to square footage, height, occupancy, leases, net rentable area, appraised value, loan-to-value ratios, underwritten net operating income, underwritten net cash flow or similar terms with respect to The Mall at Rockingham Park Property (as defined below) or the tenants therein excludes the approximately 484,723 square feet of retail space that is not collateral for The Mall at Rockingham Park Mall Whole Loan.

(2)	See “Other Indebtedness” section.

(3)	See “Escrows” section.

(4)	See “Historical Occupancy” section.

The Mortgage Loan. The mortgage loan (“The Mall at Rockingham Park Mortgage Loan”) is part of a whole loan (“The Mall at Rockingham Park Whole Loan”) evidenced by four pari passu senior notes (Note A-1-A, Note A-2-A, Note A-1-B and Note A-2-B) and two subordinate notes (Note B-1 and Note B-2) secured by a first lien deed of trust on the borrower’s leasehold interest and the fee interest owned by an affiliate of the borrower in a regional mall located in Salem, New Hampshire, of which 540,867 square feet (“The Mall at Rockingham Park Property”) serves as collateral for The Mall at Rockingham Park Whole Loan. The Mall at Rockingham Park Whole Loan was co-originated on June 1, 2016 by Société Générale and Barclays Bank PLC. The Mall at Rockingham Park Whole

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE MALL AT ROCKINGHAM PARK

Loan had an original principal balance of $262,000,000, has an outstanding principal balance as of the Cut-off Date of $262,000,000 and accrues interest at an interest rate of 4.040% per annum. The Mall at Rockingham Park Whole Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments through the term of The Mall at Rockingham Park Whole Loan. The Mall at Rockingham Park Whole Loan matures on June 1, 2026.

The Mall at Rockingham Park Mortgage Loan, evidenced by Note A-2-B, had an original principal balance of $40,000,000, has an outstanding principal balance as of the Cut-off Date of $40,000,000 and represents a senior pari passu non-controlling interest in The Mall at Rockingham Park Whole Loan. Two senior notes (Note A-1-A and Note A-2-A) and two subordinate notes (Note B-1 and Note B-2) are expected to be contributed to the BBSG 2016-MRP Mortgage Trust, had an aggregate original principal balance of $162,000,000 and will represent the controlling interest in The Mall at Rockingham Park Whole Loan. The remaining non-controlling senior pari passu Note A-1-B, which had an original principal balance of $60,000,000, is held by Barclays Bank PLC, and is expected to be contributed to a future securitization trust. The lender provides no assurances that any non-securitized notes will not be split further. The relationship between the holders of The Mall at Rockingham Park Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–The Non-Serviced Whole Loans-The Mall at Rockingham Park Whole Loan” in the Preliminary Prospectus.

Following the lockout period, the borrower has the right to defease The Mall at Rockingham Park Whole Loan in whole, but not in part, on any date before December 1, 2025. In addition, The Mall at Rockingham Park Whole Loan is prepayable without penalty on or after December 1, 2025. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) July 1, 2019.

Note Summary(1)(2)

Notes	Original Balance	Note Holder	Controlling Interest	Pari Passu / Subordinate
A-1-A	$25,500,000	BBSG 2016-MRP	Yes	Pari Passu

A-2-A	$17,000,000	BBSG 2016-MRP	Yes	Pari Passu

A-1-B	$60,000,000	Barclays Bank PLC	No	Pari Passu

A-2-B	$40,000,000	SGCMS 2016-C5	No	Pari Passu

B-1	$71,700,000	BBSG 2016-MRP	Yes	Subordinate

B-2	$47,800,000	BBSG 2016-MRP	Yes	Subordinate
Total	$262,000,000

(1)	The Mall at Rockingham Park Whole Loan is expected to be serviced and administered pursuant to the trust and servicing agreement that will be entered into connection with the BBSG 2016-MRP Mortgage Trust.

(2)	The Mall at Rockingham Park Whole Loan consists: (i) Note A-1-A, Note A-2-A, Note B-1, and Note B-2 with an aggregate outstanding balance of $162,000,000, that are expected to be contributed to the BBSG 2016-MRP Mortgage Trust and (ii) Note A-1-A and Note A-2-A with an aggregate outstanding balance of $100,000,000, of which, Note A-2-B will be contributed to the SGCMS 2016-C5 Trust and Note A-1-B, which is held by Barclays Bank PLC, and is expected to be contributed to a future securitization. The four senior pari passu notes (Note A-1-A, Note A-2-A, Note A-1-B and Note A-2-B) are generally pari passu in right of payment, and have an aggregate outstanding balance of $142,500,000, and are generally senior in right of payments to the two subordinate notes (Note B-1 and Note B-2), which have an aggregate outstanding principal balance $119,500,000. See “The Mortgage Loan” and “Other Indebtedness” herein for additional information.

Sources and Uses

Sources			Uses
Original whole loan amount	$262,000,000	100.0%	Loan payoff(1)	$261,256,417	99.7%
			Closing costs	612,922	0.2
			Return of equity	130,662	0.1
Total Sources	$262,000,000	100.0%	Total Uses	$262,000,000	100.0%

(1)	The proceeds of the Mall at Rockingham Park Whole Loan were used to retire an existing approximately $260.0 million loan securitized in the WBCMT 2007-C31 transaction, return equity to the borrower and pay closing costs.

The Property. The Mall at Rockingham Park Property consists of the fee Owner’s (as defined below) overlapping fee interest in a two-story, regional mall located in Salem, New Hampshire off of Exit 1 on Interstate 93 north, approximately 2.0 miles north of the Massachusetts border and approximately 35.0 miles northwest of downtown Boston. Built in 1991, The Mall at Rockingham Park Property contains approximately 1,025,590 square feet of retail space, of which 540,867 square feet serves as collateral for The Mall at Rockingham Park Whole Loan.

Non-owned anchor tenants include Macy’s, J.C. Penney, Sears and Dick’s Sporting Goods (which subleases the second floor from Sears). The Lord & Taylor anchor tenant is owned by the sponsors and is collateral for The Mall at Rockingham Park Whole Loan. Based on borrower estimates, the Macy’s and J.C. Penney anchor tenants each outperform their respective chain’s national average in terms of both total sales and sales per square feet.

The Mall at Rockingham Park Property, including the non-collateral tenants, features approximately 134 tenants, including well known retailers such as Apple ($23,730 sales per square foot based on a selling space of 5,429 square feet), Aldo ($460 sales per square foot), Coach ($480 sales per square foot), Express/Express Men ($442 sales per square foot), Forever 21 ($399 sales per square foot), Kids Footlocker ($708 sales per square foot), Lush Fresh Handmade Cosmetics ($2,569 sales per square foot), GameStop ($881 sales per square foot), GNC ($910 sales per square foot), Microsoft ($1,560 sales per square foot), Pink ($933 sales per square foot), Sephora ($1,095 sales per square foot), Michael Kors ($452 sales per square foot), Sunglass Hut ($2,484 sales per square foot) and Finish Line ($657 sales per square foot).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE MALL AT ROCKINGHAM PARK

As of the trailing 12-month period ending March 2016, total reported property sales were approximately $389.9 million, including sales estimates for all non-owned anchor tenants. Excluding Apple, The Mall at Rockingham Park Property generated sales of $501 per square foot with occupancy costs of 17.8% (including Apple, comparable sales were $937 per square foot with an occupancy cost of 9.6%). Since 2010, total inline sales excluding Apple have increased from $127.6 million to $158.8 million, an increase of 24.4%. As of trailing 12-month period ending March 2016, Apple reported $23,730 sales per square foot (based on 5,429 square foot of selling area versus total square foot of 10,448) and a total sales number of approximately $128.8 million. According to the sponsors, the Apple store at The Mall at Rockingham Park Property is one of the highest grossing Apple stores in the nation. Since 2015, The Mall at Rockingham Park Property has added eight new tenants to the roster totaling 12,551 square feet, in addition to Journey Kidz and Think Geek, which leases are currently out for signature and which have not been included in the underwritten information.

Since 2015, there have been renewals totaling 30,961 square feet from tenants such as Charlotte Russe, Talbots, Main Street Grille and Diamond Jewelers. As of April 20, 2016, The Mall at Rockingham Park Property was approximately 98.5% occupied including non-collateral anchor, owned collateral anchor, and temporary tenants and 97.1% occupied including all collateral anchors, temporary tenants and tenants with executed leases that are not yet open and operating. Since 2006, The Mall at Rockingham Park Property has maintained an average occupancy of approximately 99.2% including all anchors and temporary tenants, with no year-end occupancy rate falling below 98.3%.

In 2015, the Simon Property Group spent approximately $15.4 million on structural and cosmetic renovations to The Mall at Rockingham Park Property. Structural updates included the addition and enclosure of the dining pavilion entrance, the addition of an elevator, new site landscaping and handicap parking (all of which are associated with the updated entrance). Cosmetic updates included upgrades to the other mall entrances, adding new mall signage, installing new sidewalk lighting, accent lighting, new flooring throughout the common areas, restroom upgrades and a completely redesigned dining pavilion seating area.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE MALL AT ROCKINGHAM PARK

The following table presents certain information relating to the tenancy at The Mall at Rockingham Park Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF(2)	Annual U/W Base Rent PSF(3)	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Sales PSF(4)	Occupancy Cost(4)	Lease Expiration Date

Anchor Tenants – Non-Collateral
Sears	CC/Caa1/CCC+	121,727	Anchored Owned – Non-Collateral				$199(5)	NAP	NAP
Macy’s	BBB/Baa2/BBB	162,990					$287	NAP	NAP
J.C. Penney	B/B3/B	121,106					$122	NAP	NAP
Dick’s Sporting Goods	NR/NR/NR	78,900					$63(6)	NAP	NAP
Total Anchor Tenants – Non- Collateral		484,723

Anchor Tenant - Collateral
Lord & Taylor	NR/NR/NR	158,594	29.3%	$4.73	$750,000	3.7%	$106(7)	6.7%	3/31/2027(9)
Total Anchor Tenant – Collateral		158,594	29.3%	$4.73	$750,000	3.7%

Major Tenants – Collateral
Apple	NR/Aa1/AA+	10,448	1.9%	$65.00	$679,120	3.4%	$23,730(8)	0.4%	1/31/2024(10)
Forever 21	NR/NR/NR	11,414	2.1%	$44.96	$513,145	2.6%	$399	12.9%	6/30/2024
Pottery Barn	NR/NR/NR	10,122	1.9%	$35.00	$354,270	1.8%	$344	10.2%	1/31/2017
Total Major Tenants – Collateral		31,984	5.9%	$48.35	$1,546,535	7.7%

Non-Major Tenants – Collateral		317,860	58.8%	$55.93	$17,777,122	88.6%

Occupied Collateral Total		508,438	94.0%	$39.48	$20,073,657	100.0%

Vacant Space(11)		32,429	6.0%

Collateral Total		540,867	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	% of NRSF is based on The Mall at Rockingham Park Property collateral square footage of 540,867, which excludes all non-collateral anchor tenants.

(3)	Annual U/W Base Rent includes base rent and contractual rent steps equal to $343,639 taken through May 2017.

(4)	The Sales PSF and Occupancy Cost presented herein are based upon information provided by the borrower. Sales figures are estimates provided by the borrower as of year-end 2015 for non-collateral anchor tenants. All other collateral tenants are reported sales as of trailing 12-month period ending March 2016.

(5)	Sears Sales PSF represent a selling space of 100,314 square feet on the first floor.

(6)	Dick’s Sporting Goods Sales PSF represents the period from October 2015, when opened for business, to year-end 2015.

(7)	According to the borrower, Lord & Taylor merchandises approximately two-thirds of its space and the remaining space is used for storage and office space. Sales PSF reflects two-thirds of Lord & Taylor’s total square feet. Sales PSF for Lord & Taylor’s entire space is equal to $71 per square foot.

(8)	Apple Sales PSF represent a selling space of 5,429 square feet; the remaining space is utilized as storage. Sales PSF for Apple’s entire space is equal to approximately $12,330 per square foot.

(9)	Lord & Taylor has three, ten-year lease renewal options.

(10)	Apple has one, five-year lease renewal option.

(11)	Vacant Space includes temporary tenants 16,823 square feet.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE MALL AT ROCKINGHAM PARK

The following table presents certain information relating to the historical sales and occupancy costs at The Mall at Rockingham Park Property:

Historical Sales (PSF) and Occupancy Costs(1)(2)(3)(4)

Tenant	2012	2013	2014	2015	TTM 3/31/2016	TTM 3/31/2016 Occupancy Cost

Anchors
Sears(5)(6)	$157	$164	$153	$199	$199	NAP
Macy’s(5)	$284	$292	$296	$287	$287	NAP
Lord & Taylor(7)(8)	NAV	$143	$111	$108	$106	6.7%
J.C. Penney(5)	$132	$112	$116	$122	$122	NAP
Dick’s Sporting Goods(5)(9)	NAP	NAP	NAP	$63	$63	NAP

Top 15 Non-Anchor Tenants
Forever 21(10)	$539	$541	$386	$386	$399	12.9%
Apple(11)	$36,781	$36,486	$95,001	$33,685	$23,730	0.4%
Pottery Barn	$368	$388	$372	$341	$344	10.2%
Express/Express Men	$508	$494	$475	$434	$442	18.0%
The Gap/Gap Kids/Gap Body	$219	$198	$160	$131	$271	16.6%
Microsoft(12)	NAV	$907	$1,510	$1,797	$1,560	8.7%
American Eagle Outfit	$420	$379	$365	$415	$421	12.2%
Victoria’s Secret	$902	$761	$634	$666	$689	13.1%
Abercrombie & Fitch	$278	$244	$234	$225	$225	33.3%
Banana Republic	$295	$282	$262	$235	$232	24.5%
Hollister Co.	$361	$350	$316	$328	$332	27.9%
CVS	$372	$361	$328	$297	$298	25.3%
Charlotte Russe	$368	$434	$439	$360	$381	22.6%
J. Crew	$216	$193	$196	$198	$203	10.1%
Men’s Wearhouse & Tux	$465	$454	$485	$486	$477	14.9%

Comparable In-Line Sales	$1,226	$1,207	$2,331	$1,121	$937

Comparable In-Line Sales (Excluding Apple)	$476	$452	$453	$482	$501

Total In-Line Occupancy Costs	6.8%	7.0%	3.6%	7.7%	9.6%

Total In-Line Occupancy Costs Excluding Apple	17.6%	18.7%	18.7%	17.8%	17.8%

(1)	Historical Sales (PSF) and Occupancy Costs were provided by the borrower.

(2)	Historical Sales (PSF) are based on lease net rentable square footage during each given period as some tenants listed may have expanded or reduced their lease net rentable square footage during such given period.

(3)	Historical Sales (PSF) and Occupancy Costs reflect those tenants who reported sales during the given periods.

(4)	Historical Sales are estimates provided by the borrower.

(5)	Tenant space does not serve as collateral for The Mall at Rockingham Park Whole Loan.

(6)	Sears Sales PSF is based on a selling space of approximately 100,314 square feet on the first floor.

(7)	Lord & Taylor took occupancy in 2012 and, therefore, 2012 sales are unavailable.

(8)	According to the borrower, Lord & Taylor merchandises approximately two-thirds of its space and the remaining space is used for storage and office space. Sales PSF reflects two-thirds of Lord & Taylor’s total square feet. Sales PSF for Lord & Taylor’s entire space is equal to $71 per square foot.

(9)	Dick’s Sporting Goods Sales PSF represent the period from October 2015, when opened for business, to year-end 2015.

(10)	Forever 21 expanded from 5,580 square feet to 11,414 square feet in 2014.

(11)	Apple Sales PSF represents a selling space of approximately 5,429 square feet and the remainder of the space is utilized as storage. Sales PSF for Apple’s entire space is equal to approximately 10,448 per square foot.

(12)	Microsoft took occupancy in 2013 and, therefore, 2012 sales are unavailable.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE MALL AT ROCKINGHAM PARK

The following table presents certain information relating to the lease rollover schedule at The Mall at Rockingham Park Property:

Lease Expiration Schedule(1)(2)(3)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(5)	Annual U/W Base Rent PSF(6)
MTM	5	5,470	1.0%	5,470	1.0%	$387,019	$70.75
2016	5	6,747	1.2%	12,217	2.3%	$422,266	$62.59
2017	23	77,380	14.3%	89,597	16.6%	$3,462,538	$44.75
2018	20	55,355	10.2%	144,952	26.8%	$3,144,070	$56.80
2019	12	25,392	4.7%	170,344	31.5%	$1,476,319	$58.14
2020	11	19,387	3.6%	189,731	35.1%	$1,064,389	$54.90
2021	8	16,717	3.1%	206,448	38.2%	$930,554	$55.67
2022	11	27,525	5.1%	233,973	43.3%	$1,585,539	$57.60
2023	10	22,450	4.2%	256,423	47.4%	$1,826,166	$81.34
2024	11	61,052	11.3%	317,475	58.7%	$3,151,994	$51.63
2025	5	10,408	1.9%	327,883	60.6%	$985,668	$94.70
2026	4	16,261	3.0%	344,144	63.6%	$687,670	$42.29
Thereafter	3	164,294	30.4%	508,438	94.0%	$949,465	$5.78
Vacant(4)	0	32,429	6.0%	540,867	100.0%	$0	$0.00
Total/Weighted Average	128	540,867	100.0%			$20,073,657	$39.48

(1)	Information obtained from the underwritten rent roll and includes collateral tenants.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Includes executed leases that have not yet commenced as of April 20, 2016.

(4)	Expiring NRSF include temporary tenants totaling 16,823 square feet.

(5)	Annual U/W Base Rent includes contractual rent steps of $343,639 taken through May 2017.

(6)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at The Mall at Rockingham Park Property:

Historical Occupancy(1)(2)

12/31/2013(3)	12/31/2014(3)	12/31/2015(3)	4/20/2016(4)
97.6%	98.0%	98.5%	97.1%

(1)	Information excludes all non-collateral anchor tenants.

(2)	Historical occupancy (inclusive of all non-collateral anchor tenants) was 99.5% for 2012, 98.7% for 2013, 98.9% for 2014 and 99.2% for 2015. The current occupancy inclusive of non-collateral anchor, owned collateral anchor and temporary tenants is 98.5%.

(3)	Information obtained from the borrower.

(4)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE MALL AT ROCKINGHAM PARK

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at The Mall at Rockingham Park Property:

Cash Flow Analysis

	2013	2014	2015	TTM March 31, 2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$18,567,737	$19,523,154	$19,901,705	$19,886,757	$20,073,653(3)	56.4%	$37.11
Grossed up Vacant Space	0	0	0	0	1,402,536	3.9	2.59
Percentage Rent(1)	251,675	203,917	215,365	222,098	176,062	0.5	0.33
Total Reimbursables	12,497,800	13,043,578	13,398,219	13,501,545	13,861,068	38.9	25.63
Other Income(2)	2,615,161	2,101,132	2,048,257	2,121,528	2,162,096	6.1	4.00
Less Vacancy & Credit Loss	0	0	0	0	(2,072,989) (4)	(5.8)	(3.83)
Effective Gross Income	$33,932,373	$34,871,781	$35,563,546	$35,731,928	$35,602,427	100.0%	$65.82

Total Operating Expenses	$10,670,161	$10,527,937	$10,774,191	$10,509,078	$10,756,845	30.2%	$19.89

Net Operating Income	$23,262,212	$24,343,844	$24,789,355	$25,222,850	$24,845,582	69.8%	$45.94
TI/LC	0	0	0	0	540,867	1.5	1.00
Capital Expenditures	0	0	0	0	113,583	0.3	0.21
Net Cash Flow	$23,262,212	$24,343,844	$24,789,355	$25,222,850	$24,191,132	67.9%	$44.73

NOI DSCR(5)	3.99x	4.17x	4.25x	4.32x	4.26x
NCF DSCR(5)	3.99x	4.17x	4.25x	4.32x	4.14x
NOI DY(5)	16.3%	17.1%	17.4%	17.7%	17.4%
NCF DY(5)	16.3%	17.1%	17.4%	17.7%	17.0%

(1)	Percentage Rent was underwritten to in-place breakpoints and percentage rents based on 2015 sales.

(2)	Historical and trailing 12-month period ending March 31, 2016 Other Income includes temporary tenant, storage, sponsorships, participation/media-Simon Brand Ventures marketing, miscellaneous, marketing, other rent and specialty leasing income. U/W Other Income is based on the Other Income 2016 budgeted totaling $280,646 and marketing income recoveries based on the 4/20/2016 rent roll totaling $558,923 (including $19,790 and $4,124 for Aeropostale and PacSun, respectively).

(3)	U/W Base Rent includes rent steps through May 2017 totaling $343,639 and $337,114 for bankrupt tenants (Aeropostale and PacSun).

(4)	Aeropostale and PacSun were U/W as vacant. The U/W economic vacancy is 5.5%. The Mall at Rockingham Park Property was 97.1% physically occupied as of April 20, 2016.

(5)	The debt service coverage ratios and debt yields are based on the four senior pari passu notes with an aggregate principal balance of $142,500,000.

Appraisal. As of the appraisal valuation date of April 28, 2016, The Mall at Rockingham Park Property had an “as-is” appraised value of $494,000,000.

Environmental Matters. According to the Phase I environmental site assessment dated May 2, 2016, there was no evidence of any recognized environmental conditions at The Mall at Rockingham Park Property.

Market Overview and Competition. The Mall at Rockingham Park Property is located in southern Rockingham County, within the northwest portion of the Boston-Cambridge-Newton Massachusetts-New Hampshire metropolitan statistical area (“Boston MSA”). The Boston MSA spans across the eastern portion of Massachusetts and encompasses five counties in Massachusetts, as well as Strafford and Rockingham, which are situated in New Hampshire. Encompassing approximately 4,913 square miles, the Boston MSA accounts for 44.7% of Massachusetts’ total land area and 20.8% of Massachusetts and New Hampshire’s combined land area. With a current population of more than 4.7 million, the Boston MSA grew at a compound annual rate of 0.8% from 2005 through 2015. According to the US Bureau of Labor Statistics, unemployment in the Boston MSA was reported at 4.2% as of year-end 2015, which is lower than the state unemployment rate of 4.7% and the national unemployment rate of 5.3%. According to a third party research firm, Boston MSA’s 2015 average household income was $104,885, which is 37.1% higher than the national average of $76,502. According to the appraisal, the three largest employment sectors within the Boston MSA are education and health services, professional and business services and transportation and utilities. The region is home to ten Fortune 500 companies, as well as some of the top ranked hospitals and universities in the country. The Mall at Rockingham Park Property is approximately 35.0 miles northwest of downtown Boston, 18.0 miles southeast of Manchester and 37 miles south of Concord (the state capital of New Hampshire). The two most populous counties in New Hampshire are Rockingham County and neighboring Hillsborough County, each accounting for 22.4% and 30.4% of the population, respectively.

Upon entering New Hampshire via Interstate 93, The Mall at Rockingham Park Property is located off of the first exit. According to the New Hampshire Department of Transportation, Interstate 93 has an annual traffic count that averages approximately 38 million vehicles per year (approximately 104,409 vehicles per day). The Mall at Rockingham Park Property benefits from its location approximately 2.0 miles north of the Massachusetts border and close proximity to the Boston MSA, as New Hampshire is one of five states in the U.S. that offers tax free shopping to its residents. According to the appraisal, The Mall at Rockingham Park Property has a primary trade area consisting of a ten-mile radius that contains 471,265 people, with an average household income of $89,874 as of 2015.

According to the appraisal, The Mall at Rockingham Park Property’s primary competitors include Pheasant Lane Mall, Mall of New Hampshire, Northshore Mall, Burlington Mall, Merrimack Premium Outlets and Fox Run Mall. Pheasant Lane Mall is anchored by J.C. Penney, Macy’s, Sears, Target and Dick’s Sporting Goods. On a comparative basis The Mall at Rockingham Park’s Macy’s and Sears outperform those at Pheasant Lane Mall on both a gross and per square foot basis. Pheasant Lane Mall, is located approximately 17.0 miles west of The Mall at Rockingham Park Property, falling outside of the primary trade area and is not as easily accessible from The greater Boston area. The Mall of New Hampshire, located in Manchester, New Hampshire, which is the closest regional mall to The

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE MALL AT ROCKINGHAM PARK

Mall at Rockingham Park Property, reported approximately $340 sales per square foot according to the appraisal, which is approximately $161 sales per square foot less than Mall at Rockingham Park Property, when excluding Apple sales. According to a third party provider, the Mall of New Hampshire has a property grade rating of B, compared to The Mall at Rockingham Park Property, which has a property grade rating of A+.

Northshore Mall and Burlington Mall are both located in Massachusetts, between 24.0 to 29.0 miles to the south of The Mall at Rockingham Park Property. The malls located in Massachusetts do not offer tax free shopping. Merrimack Premium Outlets is an outlet center that opened in 2012 and currently includes outlet tenants such as Saks Off Fifth Avenue and Bloomingdale’s Outlet, among others. Merrimack Premium Outlets is located approximately 14.0 miles west of The Mall at Rockingham Park Property, outside of the Mall’s trade area. The Mall at Rockingham Park Property performs better on a per square foot sales basis in comparison to the Merrimack Premium Outlets. Fox Run Mall, located approximately 31.0 miles northeast away from The Mall at Rockingham Park Property, is outside of the trade area and resides on the border near Maine.

According to the appraisal, in February 2015, a portion of The Rockingham Park site, which is adjacent to The Mall at Rockingham Park Property, was sold to the owner of Tuscan Brands, a local operator of Tuscan Market and Restaurant locations in Salem, New Hampshire and Burlington, Massachusetts. Subsequent to acquiring the site, Tuscan Brands proposed to build a mixed-use development to be known as Tuscan Village. The project would include approximately 250 luxury rental units, 63 townhouse condominium units, 356,000 square feet of retail space including restaurants and entertainment uses, a 45,000 square foot organic grocery store, a 65,000 square foot theatre, and a 15,000 square foot bowling alley. The project would also include a new 38,000 square foot automobile sales facility and a four-story, 160-room business class hotel. According to a third-party provider, there are only three projects totaling approximately 363,000 square feet proposed for The Mall at Rockingham Park’s North Merrimac River Valley submarket. All three of these projects are in the initial planning phases. The third party provider figures do not include the proposed Tuscan Village project located directly opposite The Mall at Rockingham Park Property and the proposed Woodmont Commons project located in Londonderry, New Hampshire as it falls outside of the greater Boston MSA.

The following table presents certain information relating to comparable retail properties for The Mall at Rockingham Park Property:

Competitive Set(1)

	The Mall at Rockingham Park (Subject)	Pheasant Lane Mall	Mall of New Hampshire	Northshore Mall	Burlington Mall	Merrimack Premium Outlets	Fox Run Mall
Location	Salem, NH	Nashua, NH	Manchester, NH	Peabody, MA	Burlington, MA	Merrimack, NH	Newington, NH
Distance from Subject	--	17.0 miles	16.0 miles	24.0 miles	29.0 miles	14.0 miles	31.0 miles
Property Type	Regional Mall	Regional Mall	Regional Mall	Regional Mall	Regional Mall	Outlet Center	Regional Mall
Year Built/Renovated	1991/2015	1986/2011	1977/1998	1958/1993	1968/1996	2012/NAP	1983/2000
Anchors	J.C. Penney, Macy’s, Sears, Lord & Taylor Dick’s Sporting Goods	J.C. Penney, Macy’s, Sears, Target, Dick’s Sporting Goods	J.C. Penney, Sears, Macy’s	Macy’s, J.C. Penney, Nordstroms, Sears, Macy’s Men & Furniture	Macy’s, Lord & Taylor, Sears, Crate & Barrel, Nordstroms	Saks Off Fifth Avenue, Bloomingdales Outlet	Macy’s, J.C. Penney, Sears
Total GLA	1,025,590 SF(2)	972,249 SF	811,310 SF	1,579,820 SF	1,317,061 SF	408,996 SF	599,098 SF
Inline Sale PSF	$501(3)	$500	$340	$525	$600	$450	$460
Total Occupancy	98.5%(2)	98.0%	98.0%	98.0%	98.0%	100.0%	89.0%

(1)	Information obtained from the appraisal and underwritten rent roll.

(2)	Total Occupancy and Total GLA includes non-collateral anchor, owned collateral anchor, and temporary tenants.

(3)	Excluding Apple tenant sales. Including Apple, trailing 12-month period ending March 2016 sales per square foot for The Mall at Rockingham Park Property was $937.

The Borrower. The borrowing entity, Mall at Rockingham, LLC, is a Delaware limited liability company and special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Mall at Rockingham Park Whole Loan. The non-recourse carve-out guarantor of The Mall at Rockingham Park Whole Loan is Mayflower Realty LLC, Series B. The Mall at Rockingham Park Whole Loan will be recourse to the guarantor pursuant to standard non-recourse carve-outs, however, the guaranty provides that the guarantor’s liability may not exceed $52,400,000 in the aggregate (20.0% of the original whole loan amount), plus all reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the guaranty or the preservation of the lender’s rights thereunder. In addition, the guarantor is a Delaware limited liability company that provides for separate series, and the liability of the guarantor will be limited to the guarantor’s interest in the Series B assets of the guarantor and not the assets of any other series established by the guarantor.

The Sponsors. The sponsors of The Mall at Rockingham Park Whole Loan are Mayflower Realty LLC, Series B, (a joint venture of Simon Property Group, L.P. (“Simon”) and the Canadian Pension Plan Investment Board (“CPPIB”)) and Institutional Mall Investors LLC. The Mall at Rockingham Park Property is jointly-owned by Mayflower Realty LLC (50%) and Institutional Mall Investors LLC (50%). Simon and CPPIB hold an approximate 56% and 44% interest, respectively, in Mayflower Realty LLC, Series B.

Simon, the operating partnership of Simon Property Group, Inc., is a publicly traded (S&P 100; NYSE: SPG) real estate investment trust headquartered in Indianapolis, Indiana focused on retail real estate ownership, management and development. Simon owns or retains an interest in 231 retail real estate properties comprising 191.4 million square feet in North and Central America, Europe and Asia. Simon’s portfolio was 96.1% occupied and generated tenant sales of $620 per square foot as of December 31, 2015. According

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE MALL AT ROCKINGHAM PARK

to its consolidated balance sheet dated December 31, 2015, Simon reported cash and cash equivalents of approximately $701.1 million and total equity of approximately $70.3 billion.

CPPIB is a professional investment management organization that invests the assets of CPPIB not currently needed to pay pension, disability and survivor benefits. As of March 31, 2016, CPPIB had $278.9 billion in total assets.

Institutional Mall Investors LLC (“IMI”) is a co-investment venture owned by an affiliate of Miller Capital Advisory, Inc. (“MCA”) and California Public Employees’ Retirement System (“CalPERS”), the nation’s largest public pension fund. MCA serves as investment manager for IMI. According to its website, IMI is a core-oriented investment platform focused on high quality, market dominant and fashion-oriented retail properties. The IMI portfolio features some of the most dominant regional and super-regional shopping centers in the United States. As of March 31, 2016, the portfolio included approximately 19.7 million square feet of gross leasable retail area and over 1.3 million square feet of prime office space. CalPERS has approximately $294.1 billion in total market value as of June 10, 2016 providing retirement benefit services to more than 1.8 million state, public school and local public agency employees, retirees and their families and health benefit services to approximately 1.4 million members.

Escrows. Pursuant to the loan documents, monthly escrows for real estate taxes, insurance premiums (unless insurance is being maintained under a blanket policy), capital expenditures, and tenant improvements and leasing commissions are required during an event of default or during a Reserve Trigger Event (as defined below).

Following the occurrence and during the continuance of a Reserve Trigger Event or an event of default under the loan documents, the borrower is required to escrow on each payment date: (i) 1/12 of the taxes that the lender estimates will be payable during the next ensuing 12 months; (ii) 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof (unless insurance is being maintained under a blanket policy); (iii) $11,268 (approximately $0.25 per The Mall at Rockingham Park Property square foot annually) for capital expenditures and such reserve will be capped at 24 monthly payments ($270,432); and (iv) $45,072 (approximately $1.00 per The Mall at Rockingham Park Property square foot annually) for tenant improvements and leasing commissions and such reserve will be capped at 24 monthly payments ($1,081,728).

A “Reserve Trigger Event” will commence upon the debt service coverage ratio as calculated under the loan documents is less than 1.25x for two consecutive quarters; and will end if the debt service coverage ratio as calculated under the loan documents is at least equal to or greater than 1.25x for two consecutive quarters.

Lockbox and Cash Management. The borrower is required to establish and maintain a deposit account, in which the lender will have a security interest, with respect to The Mall at Rockingham Park Property at a lockbox bank that meets certain criteria required under the loan documents. The borrower is required to deliver to all new tenants at The Mall at Rockingham Park Property a written notice instructing that all rents under leases at The Mall at Rockingham Park Property are to be delivered by such tenants directly to the deposit account. The loan documents also require that all rents received by borrower or the property manager be deposited into the lockbox account within two business days of receipt. So long as no Lockbox Event (as defined below) has occurred and is continuing, the borrower will have access to the funds deposited into the deposit account and may utilize the deposit account as its operating account. Upon the occurrence and during the continuance of a Lockbox Event, the borrower will have no further access to the funds in the deposit account, and the lender is required to give notice thereof to the cash management bank, after which the borrower and cash management bank must establish a cash management account into which all funds on deposit in the deposit account (less any minimum balance required under the loan documents, not to exceed $25,000) will be swept into the cash management account on each Wednesday, or if such Wednesday is not a business day, the preceding business day and applied and disbursed in accordance with the loan documents. The cash management account is required to be in the name of the borrower but for the sole and exclusive benefit of the lender.

A “Lockbox Event” will commence upon, (i) an event of default under the loan documents, (ii) any bankruptcy action of the borrower, (iii) a bankruptcy action of the property manager if the property manager is a borrower affiliate and provided the property manager is not replaced within 60 days with a qualified manager or (iv) the debt service coverage ratio as calculated under The Mall at Rockingham Park Whole Loan is less than 1.20x for two consecutive quarters.

Property Management. The Mall at Rockingham Park Property is managed by an affiliate of the borrower.

Assumption. The borrower has, at any time (other than during the of earlier of twelve months after loan closing or 60 days after securitization of The Mall at Rockingham Park Mortgage Loan), the right to transfer The Mall at Rockingham Park Property or more than 50.0% of the aggregate interests in the borrower, provided that no event of default exists under the loan documents and certain other conditions are satisfied, including, but not limited to: (i) either (a) that the transfer is not a prohibited transfer under the loan documents or (b) that the proposed transferee will have been approved by the lender which may be conditioned upon rating agency confirmation that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the SGCMS Series 2016-C5 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Other Indebtedness. The Mall at Rockingham Park Whole Loan includes six promissory notes (Note A-1-A, Note A-2-A, Note A-1-B, Note A-2-B, Note B-1 and Note B-2) with an aggregate original principal balance of $262,000,000, and an aggregate outstanding principal balance as of the Cut-off Date of $262,000,000. Two senior pari passu notes (Note A-1-A and Note A-2-A) and two subordinate notes (Note B-1 and Note B-2) with an aggregate original principal balance of $162,000,000, and an aggregate

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE MALL AT ROCKINGHAM PARK

outstanding principal balance as of the Cut-off Date of $162,000,000, are expected to be contributed to the BBSG 2016-MRP Mortgage Trust, and will represent the controlling interest in The Mall at Rockingham Park Whole Loan. The remaining non-controlling senior pari passu Note A-1-B, with an original principal balance of $60,000,000, and an outstanding principal balance as of the Cut-off Date of $60,000,000, is held by Barclays Bank PLC, and is expected to be contributed to a future securitization trust.

Ground Lease. Pursuant to a ground lease dated as of March 1, 2007 between the borrower and Rocksal Mall L.L.C., a direct 100% member of the borrower (the “Fee Owner”) , the borrower ground leases The Mall at Rockingham Park Property from the Fee Owner. The ground lease expires on March 1, 2057 and has an annual ground lease payment of $10. The Fee Owner has not signed any of the loan documents as a co-borrower, but has executed the mortgage pledging its fee interest in The Mall at Rockingham Park Property.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of The Mall at Rockingham Park Property, or if the terrorism risk insurance program reauthorization act is no longer in effect and such policies contain an exclusion for acts of terrorism, the borrower will be required to obtain, to the extent available, a stand-alone policy that provides the same coverage as the policies would have if such exclusion did not exist; provided, however, (A) in such event the borrower will not be required to pay annual premiums in excess of the Terrorism Cap (as defined below) in order to obtain the terrorism coverage, and (B) that such stand-alone policy may have a deductible that is reasonable for such stand-alone policies with respect to properties similar to The Mall at Rockingham Park Property and reasonable for the geographic region where The Mall at Rockingham Park Property is located, so long as in no event may such deductible exceed $5,000,000.

“Terrorism Cap” means an amount equal to two (2) times the then-current annual insurance premiums payable by the borrower for the policies insuring only The Mall at Rockingham Park Property (excluding the wind, flood and earthquake components of such insurance premiums) on a stand-alone basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE MALL AT ROCKINGHAM PARK

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE MALL AT ROCKINGHAM PARK

The Mall at Rockingham Park
99 Rockingham Park Boulevard
Salem, NH 03079
NEW HAMPSHIRE
MASSACHUSETTS
MAINE
YORK COUNTY
STRAFFORD COUNTY
HILLSBOROUGH COUNTY
ROCKINGHAM COUNTY
ESSEX COUNTY
MIDDLESEX COUNTY
Atlantic Ocean
Massachusetts Bay
Great Bay
Plum Island
Rochester
Dover
Northwood
University of New Hampshire
Durham
Eliot
Fox Run Mall
Maine Tpke
Kittery
Portsmouth International Airport
Great Bay Community College
Portsmouth
NH Tpke
Pawtuckaway State Park
Newmarket
Raymond
Epping
Brickyard Square
Exeter
North Hampton
Hampton
Hampton Beach
Seabrook
Seabrook Beach
Manchester
The Mall of New Hampshire
Manchester-Boston Regional Airport
Derry
Amherst
Merrimack
Merrimack Premium Outlets
Londonderry
Windham
Salem
Salem Plaza
Shops at Rockingham Mall
Amesbury
Salisbury
Newburyport
Newbury
Haverhill
Nashua Airport
Hollis
Nashua
Hudson
Pelham
The Loop
Lawrence Municipal Airport
Methuen
Lawrence
Pheasant Lane Mall
Dracut
North Andover
Ipswich
Boxford
Pepperell
Lowell
Andover
Tewksbury
Westford
Chelmsford
Danvers
Gloucester
Manchester
Beverly
Northshore Mall
Ayer
Wilmington
Billerica
Reading
Littleton
Burlington
Burlington Mall
Peabody
Salem
Marblehead
Harvard
Fort Devens
Bedford
Wakefield
Hanscom Field
Woburn
Acton
Stow
Concord
Saugus
Lynn
Lexington
Malden
Maynard
Medford
Revere
Waltham
Somerville
Cambridge
Logan International Airport
Marlborough
Mass Pike
Framingham
Newton
BOSTON
Haverhill
Salem
ROCKINGHAM COUNTY
The Mall at Rockingham Park
Salem Plaza
Pelham
HILLSBOROUGH COUNTY
NEW HAMPSHIRE
MASSACHUSETTS
ESSEX COUNTY
Methuen
LAWRENCE
MIDDLESEX COUNTY
Dracut
North Andover
Andover

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Artist Renderings © 2015 | Bluxome Partners, LLC

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 2 – 85 Bluxome

Loan Information				Property Information
Mortgage Loan Seller:	Société Générale			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch//KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$38,000,000			Specific Property Type:	CBD
Cut-off Date Principal Balance:	$38,000,000			Location:	San Francisco, CA
% of Initial Pool Balance:	5.2%			Size:	56,845 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF:	$668.48
Borrower Name:	85 Bluxome Property Owner, LLC			Year Built/Renovated:	2016/NAP
Sponsors:	Sepehr Sarshar, Kaveh Cyrus Sanandaji			Title Vesting:	Fee
Mortgage Rate:	4.742%			Property Manager:	Self-managed
Note Date:	May 26, 2016			3rd Most Recent Occupancy (As of)(2):	NAV
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(2):	NAV
Maturity Date:	June 1, 2026			Most Recent Occupancy (As of)(2):	NAV
IO Period:	120 months			Current Occupancy (As of):	100.0% (7/1/2016)
Loan Term (Original):	120 months
Seasoning:	1 month
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			3rd Most Recent NOI (As of)(3):	NAV
Call Protection:	L(25),D(91),O(4)			2nd Most Recent NOI (As of)(3):	NAV
Lockbox Type:	Hard/Springing Cash Management			Most Recent NOI (As of)(3):	NAV
Additional Debt:	None
Additional Debt Type:	NAP

				U/W Revenues:	$4,100,024
Escrows and Reserves(1):				U/W Expenses:	$946,620
				U/W NOI:	$3,153,405
Type:	Initial	Monthly	Cap (If Any)	U/W NCF:	$3,139,193
Taxes	$88,503	$17,701	NAP	U/W NOI DSCR:	1.73x
Insurance	$7,928	$2,643	NAP	U/W NCF DSCR:	1.72x
Replacement	$1,184	$1,184	$38,053	U/W NOI Debt Yield:	8.3%
TI/LC Reserve	$198,958	Springing	NAP	U/W NCF Debt Yield:	8.3%
Tenant Letter of Credit	$6,528,799	$0	NAP	“As-Complete” Appraised Value(4):	$57,700,000
Tenant Concessions	$4,373,796	$0	NAP	“As-Complete” Appraisal Valuation Date(4):	March 1, 2017
Free Rent Reserve	$331,596	$0	NAP	Cut-off Date LTV Ratio(4):	65.9%
Landlord Delay Reserve	$0	Springing	NAP	LTV Ratio at Maturity or ARD(4):	65.9%

(1)	See “Escrows” section.
(2)	See “Historical Occupancy” section.
(3)	See “Cash Flow Analysis” section.
(4)	The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD are based on the “as-complete” appraised value of $57,700,000 as of March 1, 2017. The “as-complete” value assumes the completion of approximately $4.4 million in renovations which the lender reserved for at origination for tenant improvements. Based on an “as-is” value as of February 19, 2016 of 47,300,000, the Cut-off Date LTV Ratio is 80.3% and the LTV Ratio at Maturity or ARD is 80.3%.

The Mortgage Loan. The mortgage loan (the “85 Bluxome Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering a Class A office building located in San Francisco, California (the “85 Bluxome Property”). The 85 Bluxome Mortgage Loan was originated on May 26, 2016 by Société Générale. The 85 Bluxome Mortgage Loan had an original principal balance of $38,000,000, has an outstanding principal balance as of the Cut-off Date of $38,000,000 and accrues interest at an interest rate of 4.742% per annum. The 85 Bluxome Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments through the term of the 85 Bluxome Mortgage Loan. The 85 Bluxome Mortgage Loan matures on June 1, 2026.

Following the lockout period, the borrower has the right to defease the 85 Bluxome Mortgage Loan in whole, but not in part, on any date before March 1, 2026. In addition, the 85 Bluxome Mortgage Loan is prepayable without penalty on or after March 1, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

85 BLUXOME

Sources and Uses

Sources			Uses
Original loan amount	$38,000,000	100.0%	Loan payoff	$25,287,601	66.5%
			Reserves	5,001,965	13.2
			Return of Equity	7,347,709	19.3
			Closing Costs	362,725	1.0
Total Sources	$38,000,000	100.0%	Total Uses	$38,000,000	100.0%

The Property. The 85 Bluxome Property consists of the fee interest in a 5-story, 56,845 square foot, single-tenant, Class A office building constructed in 2016 and located in the South of Market Area (“SOMA”) neighborhood of San Francisco, California. The 85 Bluxome Property is located one block north of the San Francisco Caltrain station, approximately 0.5 miles southwest of AT&T Park, the home of the San Francisco Giants major league baseball team and approximately 0.5 miles from the central business district of San Francisco, California. Constructed with a steel frame and concrete superstructure, the side-core floor plan is suited for technology and creative companies seeking an open, collaborative work environment. The 85 Bluxome Property has been certified LEED Gold by the U.S. Green Building Council, offers approximately 40 bicycle parking spaces for employees, and is the first Delos WELL certified ground-up commercial building. The 85 Bluxome Property is currently 100% leased by a single-tenant, CollectiveHealth, Inc. (“CollectiveHealth”) which was founded in 2013 by Ali Diab and Rajaie Batniji. CollectiveHealth assists employers to become self-insured through its cloud-based member platform by offering tailor-made insurance policies, paying insurance claims, controlling costs, and insuring risk. The 85 Bluxome Property will serve as CollectiveHealth’s new headquarters location. According to the sponsor, CollectiveHealth currently employs 214 employees, and is expanding with the expectation of employing approximately 300 employees by year end.

The following table presents certain information relating to the tenancy at the 85 Bluxome Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
CollectiveHealth	NR/NR/NR	56,845	100.0%	$70.00	$3,979,150	100.0%	6/30/2026(1)
Total Major Tenants		56,845	100.0%	$70.00	$3,979,150	100.0%

Occupied Collateral Total		56,845	100.0%	$70.00	$3,979,150	100.0%

Vacant Space		0	0.0%

Collateral Total		56,845	100.0%

(1)	CollectiveHealth has one, 5-year lease renewal option at the future fair market rental rate.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

85 BLUXOME

The following table presents certain information relating to the lease rollover schedule at the 85 Bluxome Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	0	0	0.0%	0	0.0%	$0	$0.00
2021	0	0	0.0%	0	0.0%	$0	$0.00
2022	0	0	0.0%	0	0.0%	$0	$0.00
2023	0	0	0.0%	0	0.0%	$0	$0.00
2024	0	0	0.0%	0	0.0%	$0	$0.00
2025	0	0	0.0%	0	0.0%	$0	$0.00
2026	1	56,845	100.0%	56,845	100.0%	$3,979,150	$70.00
Thereafter	0	0	0.0%	56,845	100.0%	$0	$0.00
Vacant	0	0	0.0%	56,845	100.0%	$0	$0.00
Total/Weighted Average	1	56,845	100.0%			$3,979,150	$70.00

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the 85 Bluxome Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	7/1/2016(2)
NAV	NAV	NAV	100.0%

(1)	The 85 Bluxome Property was built in 2016 and, therefore, there are no historical occupancy figures available.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the 85 Bluxome Property:

Cash Flow Analysis(1)

	In-Place		U/W		% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$3,979,150		$3,979,150	(2)	97.1%	$70.00
Grossed Up Vacant Space	0		0		0.0	0.00
Total Reimbursables	0		336,665		8.2	5.92
Less Vacancy & Credit Loss(2)	0		(215,791)		(5.3)	(3.80)
Effective Gross Income	$3,979,150		$4,100,024		100.0%	$72.13

Total Operating Expenses	$343,597		$946,620		23.1%	$16.65

Net Operating Income	$3,635,553		$3,153,405		76.9%	$55.47

Capital Expenditures	14,211		14,211		0.3	0.25
Net Cash Flow	$3,621,342		$3,139,193		76.6%	$55.22

NOI DSCR	1.99	x	1.73	x
NCF DSCR	1.98	x	1.72	x
NOI DY	9.6%		8.3%
NCF DY	9.5%		8.3%

(1)	The 85 Bluxome Property was built in 2016 and, therefore, historical financials are not available.
(2)	The underwritten economic vacancy is 5.0%. The 85 Bluxome Property was 100.0% leased as of July 1, 2016.

Appraisal. As of the appraisal valuation date of February 19, 2016, the 85 Bluxome Property had an “as-is” appraised value of $47,300,000 and an “as-complete” value of $57,700,000 as of March 1, 2017, which assumes all tenant improvements have been completed.

Environmental Matters. The Phase I environmental report dated February 26, 2016 did not identify any recognized environmental conditions and no further action or investigation was recommended.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

85 BLUXOME

Market Overview and Competition. The 85 Bluxome Property is located in San Francisco, California, in the South of Market Area (“SOMA”) neighborhood. San Francisco encompasses 47 square miles at the northern tip of the San Francisco Peninsula and is the central city within the San Francisco-Oakland-Fremont metropolitan statistical area. As of 2015, San Francisco had a population of approximately 862,400 residents. San Francisco’s economy is bolstered by technology companies, rising incomes, and an influx of visitors. Employment growth of 3.7% year-over-year in December 2015 was led by the construction, professional and business services, and information sectors. At year-end 2015, the unemployment rate in San Francisco was 3.2%, the lowest among California’s major metro areas. San Francisco’s unemployment rate was well below the national and state unemployment rates of 5.0% and 5.8%, respectively. San Francisco is home to seven of the nation’s Fortune 500 corporations: McKesson Corporation, Wells Fargo & Company, PG&E Corporation, Gap, Inc., URS, Charles Schwab Corporation, and Salesforce. Approximately 51.8% of San Francisco’s population has either a bachelor or a graduate degree as compared to only 28.7% of the population nationally.

According the appraisal, the San Francisco office market continues to be one of the strongest in the nation, with declining vacancies, double-digit rental rate growth, and strong demand, predominantly by technology companies. At year-end 2015, leasing activity was reported to total approximately 6.3 million square feet; city-wide overall vacancy rate decreased 1.5% from 7.4% to 5.9% and city-wide asking rent recorded a high of $68.14 per square foot. In the same time period, the San Francisco office market annual rent growth was 14.0% ranking it number one globally. The 85 Bluxome Property is located in the appraiser’s defined submarket of East SOMA, which includes 4.3 million square feet of space and a direct vacancy rate of 5.5%. The East SOMA submarket reported an overall average asking rent of $74.01 per square foot full-service and an average Class A rent of $80.82 per square foot full-service, both of which were the highest rents in the overall San Francisco market, but still below peak rents from the previous cycle. The immediate area is a mix of residential units, creative office, and light industrial space. Leasing continues to increase across the submarket with approximately 596,000 square feet being leased in 2015. There is little vacant land available for new construction. However, approximately 531,845 square feet of new construction is underway as buildings are being torn down or fully renovated and converted to new uses.

The following table presents certain information relating to some comparable office properties to the 85 Bluxome Property:

Competitive Set(1)

	85 Bluxome (Subject)	500 Third Street	360 3rd Street	185 Berry Street	600 Townsend Street	625 2nd Street	634 2nd Street	475 Brannan Street
Location	San Francisco, CA	San Francisco, CA	San Francisco, CA	San Francisco, CA	San Francisco, CA	San Francisco, CA	San Francisco, CA	San Francisco, CA
Distance from Subject	--	0.5 miles	0.7 miles	0.4 miles	0.5 miles	0.7 miles	0.6 miles	0.3 miles

Property Type	Office	Office	Office	Office	Office	Office	Office	Office

Year Built/Renovated	2016/NAP	1927/2010	1976/2010	1921/2008	1989/NAV	1905/2010	1927/2010	1908/1999

Stories	5	5	7	6	5	4	3	4

Total GLA	56,845 SF	150,00 SF	431,536 SF	465,000 SF	186,377 SF	140,252 SF	48,000 SF	260,000 SF

Total Occupancy	100%	99%	100%	93%	83%	100%	100%	100%

(1)	Information obtained from the appraisal.

The Borrower. The borrower is 85 Bluxome Property Owner, LLC, which is a Delaware limited liability company and special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination. The non-recourse guarantors of the 85 Bluxome Mortgage Loan are Sepehr Sarshar and Kaveh Cyrus Sanandaji who own 45.7% and 26.8% of the 85 Bluxome Property Owner, LLC, respectively. The remaining ownership interest is divided between Ricardo Pimienta (23.0%; former property owner) and a minority investor (4.5%).

The Sponsors. The sponsors of 85 Bluxome Mortgage Loan are Sepehr Sarshar and Kaveh Cyris Sanandaji, principals of Bluxome Partners and controlling entity of the borrower.

Bluxome Partners is a real estate investment and development firm headquartered in San Francisco with a satellite office in Los Angeles. The company’s primary expertise is in new construction and major renovation of complex, large-scale mixed-use, office, industrial, and other special-use facilities.

Sepehr Sarshar, PhD, is the founder and a member of the Board of Directors of Auspex Pharmaceuticals. Although a scientist by trade, Dr. Sarshar has been a managing partner in a number of commercial and residential development projects in California, Nevada, and New York. Dr. Sarshar led the private financing of the 85 Bluxome Property.

Mr. Sanandaji’s experience with Bluxome Partners includes a variety of office, residential, mixed use, and hospitality projects that are currently in the entitlement, design, permitting, and construction phases, which total nearly 1.4 million square feet. Prior to founding Bluxome Partners, Mr. Sanandaji served as a global project manager and contracting officer in the real estate acquisition division of the U.S. General Services Administration (“GSA”) where he sourced, negotiated and executed more than $400.0 million in real estate lease transactions for the development of facilities for the U.S. Government.

Escrows. The loan documents provide for upfront escrows of $88,503 for real estate taxes, $7,928 for insurance premiums, $1,184 for replacement reserves, $198,958 for outstanding leasing commissions, $331,596 for one month of free rent, and a $4,373,796 holdback for required tenant improvements. The loan documents provide for ongoing monthly deposits in an amount determined by the lender; currently $17,701 for real estate taxes, $2,643 for insurance premiums, $1,184 for replacement reserves (capped at

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

85 BLUXOME

$38,053) and a springing tenant improvement and leasing commissions reserve upon a Cash Management Period (as defined below). In addition, a springing Landlord Delay Reserve will be taken in the amount equal to one month’s rent under the CollectiveHealth lease upon any delay in the completion of the tenant improvements due to: (1) the failure of the borrower to timely approve or disapprove any construction drawings or any other matter that requires the borrower’s timely approval or disapproval, including approval of subcontractors; (2) the unreasonable interference by the borrower, its agents, representatives, engineers, consultants or contractors in the building with the completion of the tenant improvements; (3) delays due to the borrower’s failure to provide reasonable access to the premises for the construction of the tenant improvements by the tenant access date; (4) delays to the extent attributable to the borrower’s failure to disburse the tenant improvement allowance in accordance with the terms of this tenant work letter; (5) delays due to the borrower’s failure to complete the landlord work on or before the lease commencement date; and (6) any delays to the tenant improvements caused by tenant’s obligation to re-sequence or reschedule tenant’s construction of the tenant improvements as a result of any component of landlord work.

A $6,528,799 letter of credit (the “Tenant LOC”) from CollectiveHealth has been assigned to the lender along with a security deposit of approximately $445,637 as additional collateral. At the end of five years, if the tenant reaches various performance thresholds, the Tenant LOC can be reduced to approximately $2.2 million. In the event of a tenant default under its lease, assuming all tenant build-out has been completed, the borrower will be required to post its own letter of credit (a “Borrower LOC”) in the amount of $2.7 million in favor of the lender and in exchange, the lender will not seize the proceeds of the Tenant LOC provided that the borrower uses the proceeds of the Tenant LOC to pay amounts due to the lender and transfers the tenant’s security deposit to the lender. The borrower and the sponsors are jointly, severally, and personally liable for any loss or cost incurred by the lender as a result of a misapplication of the proceeds of the Tenant LOC.

Lockbox and Cash Management. The 85 Bluxome Mortgage Loan requires a borrower-controlled lockbox account, which is already in place, and that the borrower direct the tenant to deposit all rents directly into the lockbox account. In addition, the borrower and the property manager are required to deposit all rents received into the lockbox account within one business day of receipt. Prior to the occurrence of a Cash Management Period (as defined below), all funds on deposit in the lockbox account will be released to the borrower on a daily basis. Upon the occurrence and continuance of a Cash Management Period, funds on deposit in the lockbox account will be swept on a daily basis into a lender controlled cash management account.

A “Cash Management Period” will commence upon the lender giving notice to the clearing bank of the occurrence of any of the following: (i) the Maturity Date, (ii) a default or an event of default under the loan documents, or (iii) the commencement of a Lease Sweep Period (as defined below); and will end upon the lender giving notice to the clearing bank that the sweeping of funds into the deposit account may cease, which notice the lender will only be required to give if (1) the 85 Bluxome Mortgage Loan and all other obligations under the loan documents have been repaid in full or (2) the Maturity Date has not occurred and (A) with respect to the matters described in clause (ii) above, such event of default has been cured and no other event of default has occurred and is continuing or (B) with respect to the matter described in clause (iii) above, such Lease Sweep Period has ended.

A “Lease Sweep Period” will commence upon (i) the date thirteen months prior to the Maturity Date, (ii) the date a Major Lease (as defined below), or any material portion thereof, is surrendered, cancelled or terminated prior to its then current expiration date, (iii) after taking occupancy and commencing operations in its leased premises, the date any Major Tenant (as defined below) discontinues operating its business in its entirety at its premises at the 85 Bluxome Property (i.e., “goes dark”) or gives notice that it intends to discontinue its business in its entirety in its premises at the 85 Bluxome Property, (iv) the occurrence and continuance of a default under any Major Lease of the 85 Bluxome Property, (v) the occurrence of a Major Tenant insolvency proceeding, or (vi) the CollectiveHealth build-out conditions fail to be satisfied on or before October 1, 2017.

A Lease Sweep Period will end upon: (a) the determination by the lender that sufficient funds have been accumulated in the special rollover reserve subaccount to pay for all anticipated expenses in connection with the re-leasing of the space under the applicable lease, and (b) with respect to clauses (i), upon the date that the debt under the 85 Bluxome Mortgage Loan documents is paid in full, (ii) the date on which all of the space demised under the lease has been fully leased pursuant to a replacement lease under the loan documents or replacement leases approved by the lender and all approved Major Lease leasing expenses (and any other expenses in connection with the re-tenanting of such space) have been paid in full or there are sufficient amounts on deposit in the special rollover reserve subaccount to cover the leasing expenses (iii), (A) with respect to a Lease Sweep Period relating to Major Tenant CollectiveHealth or any successor to such tenant by merger or acquisition, such Major Tenant continues paying rent and borrower provides to lender a cash deposit (to be deposited into the special rollover reserve subaccount) or a Borrower LOC, in either case in the amount of $2,700,000; or (B) with respect to any Lease Sweep Period relating to any other Major Tenant, (i) funds have accumulated in the special rollover reserve subaccount with respect to such Major Tenant, or (ii) borrower provides to lender a cash deposit or a Borrower LOC, in either case in an amount equivalent to $50 multiplied by the rentable square footage demised under the applicable Major Lease, (iv) if the subject Major Tenant default has been cured and no other Major Tenant default has occurred for a period of six consecutive months, (v) if the applicable Major Tenant insolvency proceeding has terminated and the applicable lease has been affirmed, assumed or assigned in a manner satisfactory to lender and (vi) the date that the CollectiveHealth build-out conditions are satisfied.

“Major Tenant” means CollectiveHealth and any successor to such tenant by merger or acquisition, or any other tenant under any other Major Lease.

“Major Lease” means the CollectiveHealth lease or any successor to such tenant by merger or acquisition, and any other lease of the 85 Bluxome Property that covers 12,000 or more rentable square feet of the improvements approved by the lender or one or more leases (leased by a tenant and/or its affiliates) approved by the lender, which when taken together cover in the aggregate 12,000 or more rentable square feet of the improvements.

Property Management. The 85 Bluxome Property is managed by an affiliate of the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

85 BLUXOME

Assumption. The borrower has the right to transfer the 85 Bluxome Property at any time provided that certain conditions are satisfied, including (i) borrower has provided lender with not less than thirty days prior written notice, which notice is required to contain sufficient detail to enable lender to determine that the transferee borrower complies with the requirements set forth in the loan agreement; (ii) no event of default has occurred and is continuing; (iii) evidence satisfactory to lender has been provided showing that the transferee borrower and such of its affiliates take into account the ownership structure of the transferee borrower and its affiliates; and (iv) the lender has received confirmation from Fitch, KBRA and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the SGCMS Series 2016-C5 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The borrower is required to obtain and maintain coverage as part of its property insurance policy against loss or damage by terrorist acts in an amount equal to 100% of the “Full Replacement Cost” of the 85 Bluxome Property plus loss of rents or business income.

Earthquake Insurance. The loan documents do not initially require earthquake insurance. The seismic report indicated a probable maximum loss of 10.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

85 BLUXOME

85 Bluxome
85 Bluxome Street
San Francisco, CA 94107
SAN FRANCISCO
North Beach
Chinatown
Union Square
Financial District
Tenderloin
Civic Center
SoMa
South Beach
Mission Bay
Design District
Mission District
Potrero Hill
San Francisco Bay
McCovey Cove
Pacific Ocean
Broadway
Pacific Ave
Jackson St
Washington St
California St
Geary St
O'Farrell St
Ellis St
Eddy St
Turk St
Golden Gate Ave
McAllister St
Market St
Mission St
Howard St
Folsom St
Harrison St
Bryant St
Brannan St
Townsend St
King St
Embarcadero
Stockton St
Grant Ave
Kearny St
Columbus Ave
Battery St
Front St
Davis St
Polk St
Larkin St
Hyde St
Leavenworth St
Jones St
Stevenson St
Minna St
Natoma St
1st St
2nd St
3rd St
4th St
5th St
6th St
7th St
8th St
9th St
10th St
11th St
12th St
14th St
15th St
16th St
17th St
Fremont St
Beale St
Rich St
Delancey St
Gilbert St
De Haro St
Irwin St
Hubbell St
Alameda St
Folsom St
Harrison St
Potrero Ave
Central Fwy
CENTRAL SUBWAY (Under Constr.)
CABLE CAR LINE
MUNI METRO
BART
CALTRAIN
CALTRAIN DEPOT
4TH & KING
KING & 2ND
4TH ST & 3RD ST
UCSF/ MISSION BAY
EMBARCADERO & BROADWAY
EMBARCADERO & WASHINGTON
EMBARCADERO & FOLSOM
EMBARCADERO & HARRISON
EMBARCADERO & BRANNAN
DON CHEE WAY & STEUART
EMBARCADERO
MONTGOMERY
POWELL
CIVIC CENTER
Ferry Building
Justin Herman Plaza
One Maritime Plaza
EMBARCADERO CENTER
Transamerica Bldg.
Portsmouth Square
Omni San Francisco
Ritz Carlton
Bank of America Bldg.
Mandarin Oriental
101 California
One Market Plaza
Pacific Gas and Electric
100 Spear
200 Spear
50 Fremont Center
Millennium Tower
Google SF
The Infinity Towers
SF-OAKLAND BAY BRIDGE
TRANSBAY TRANSIT CENTER (Under Constr.)
Golden Gate University
Grand Hyatt SF
Crocker Galleria
Macy's
Four Seasons Hotel SF
SF Shopping Center
SF Museum of Modern Art
Tech Republic
Yerba Buena Gardens
Yerba Buena Center for the Arts
Rackspace
UBM Tech
Bit Torrent
Riverbed Technology
Twilio
MOSCONE CONVENTION CENTER
Children's Creativity Museum
Univ. of the Pacific School of Dentistry
Glide Memorial
Hallidie Plaza
International Art Museum of America
Supreme Court of CA
Civic Center Plaza
SF Public Library
Bill Graham Civic Auditorium
US Court of Appeals, 9th Circuit
Yammer
Twitter
Uber
Square
California Institute of Integral Studies
Comcast SportsNet
Hired.com
South Park
Dolby Laboratories
AT&T Park
Dropbox Inc.
Hall of Justice
Academy of Art University- School of Interior Architecture
Pinterest
artMRKT San Francisco
Airbnb
Zynga
Adobe SF
UCSF Mission Bay
Univ. of California - San Francisco Mission Bay Campus
Mission Bay Conference Center
Jawbone
California College of the Arts
Dolby Laboratories Headquarters
Potrero Center
Franklin Square
Pier 50
San Francisco Intl. Airport 11 miles
80
101
280
San Rafael
Richmond
Pinole
Martinez
Pittsburg
Concord
Pleasant Hill
Walnut Creek
El Cerrito
Orinda
Lafayette
Berkeley
Emeryville
Moraga
Alamo
Piedmont
OAKLAND
Alameda
Danville
San Ramon
SAN FRANCISCO
Daly City
Brisbane
South San Francisco
Castro Valley
Dublin
San Leandro
Pleasanton
Pacifica
San Bruno
Hayward
Union City
Sunol
Burlingame
San Mateo
Foster City
Fremont
Redwood City
Newark
Moss Beach
Belmont
San Carlos
Half Moon Bay
Menlo Park
Milpitas
Woodside
Palo Alto
Mtn. View
Santa Clara
Portola Valley
Sunnyvale
SAN JOSE
Mill Valley
Corte Madera
Tiburon
Sausalito
San Francisco Bay

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26 ASTOR PLACE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 3 – 26 Astor Place

Loan Information				Property Information
Mortgage Loan Seller:	CCRE			Single Asset/Portfolio:	Singe Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$36,000,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$36,000,000			Location:	New York, NY
% of Initial Pool Balance:	4.9%			Size:	28,773 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF:	$1,251.17
Borrower Names:	Astor Retail Associates, L.L.C.			Year Built/Renovated:	2004/NAP
Sponsor:	The Related Companies, L.P.			Title Vesting:	Leasehold
Mortgage Rate:	3.7055%			Property Manager:	Self-managed
Note Date:	June 2, 2016			3rd Most Recent Occupancy (As of):	100.0% (12/31/2013)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	100.0% (12/31/2014)
Maturity Date:	June 6, 2026			Most Recent Occupancy (As of):	100.0% (12/31/2015)
IO Period:	120 months			Current Occupancy (As of):	100.0% (5/31/2016)
Loan Term (Original):	120 months
Seasoning:	1 month
Amortization Term (Original):	NAP			Underwriting and Financial Information:

Loan Amortization Type:	Interest-only, Balloon			3rd Most Recent NOI (As of):	$2,501,912 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$2,532,575 (12/31/2014)
Call Protection:	L(25),D(89),O(6)			Most Recent NOI (As of):	$2,500,503 (12/31/2015)
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt:	None
Additional Debt Type:	NAP

				U/W Revenues:	$3,862,952
				U/W Expenses:	$997,286
				U/W NOI:	$2,865,666
Escrows and Reserves(1):				U/W NCF:	$2,803,804
				U/W NOI DSCR:	2.12x
				U/W NCF DSCR:	2.07x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	8.0%
Taxes(2)	$402,206	$67,034	NAP	U/W NCF Debt Yield:	7.8%
Insurance	$966	$241	NAP	As-Is Appraised Value:	$72,000,000
Replacement Reserve	$0	$360	NAP	As-Is Appraisal Valuation Date:	May 12, 2016
TI/LC Reserve	$0	Springing	NAP	Cut-off Date LTV Ratio:	50.0%
Condominium Charge Reserve	$0	$6,801	NAP	LTV Ratio at Maturity or ARD:	50.0%

(1)	See “Escrows” section.

(2)	The fee interest in the 26 Astor Place Property is exempt from real estate taxes. Until such time that all or any portion of the fee interest in the property is subject to real estate taxes, amounts in the tax escrow will be paid to the ground lessor as additional rent. See “Escrows” below.

The Mortgage Loan. The mortgage loan (the “26 Astor Place Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the leasehold interest in a 28,773 square foot retail condominium located in New York, New York (the “26 Astor Place Property”). The 26 Astor Place Mortgage Loan was originated on June 2, 2016 by Cantor Commercial Real Estate Lending, L.P. The 26 Astor Place Mortgage Loan had an original principal balance of $36,000,000, has an outstanding principal balance as of the Cut-off Date of $36,000,000 and accrues interest at an interest rate of 3.7055% per annum. The 26 Astor Place Mortgage Loan has an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments through the term of the 26 Astor Place Mortgage Loan. The 26 Astor Place Mortgage Loan matures on June 6, 2026.

Following the lockout period, the borrower has the right to defease the 26 Astor Place Mortgage Loan in whole, but not in part, on any date before January 6, 2026. In addition, the 26 Astor Place Mortgage Loan is prepayable without penalty on or after January 6, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26 ASTOR PLACE

Sources and Uses

Sources			Uses
Original loan amount	$36,000,000	100.0%	Loan payoff	$35,190,750	97.8%
			Reserves	403,172	1.1
			Closing costs	306,858	0.9
			Return of equity	99,221	0.3
Total Sources	$36,000,000	100.0%	Total Uses	$36,000,000	100.0%

The Property. The 26 Astor Place Property is a three-level, 28,773 square foot retail condominium located at the intersection of Lafayette Street and Astor Place in Manhattan’s NoHo district. Situated beneath a 22-story, 42-unit, luxury residential condominium, the 26 Astor Place Property is 100.0% occupied by three tenants as of May 31, 2016. The 26 Astor Place Property contains approximately 7,363 square feet of ground floor retail space, 6,974 square feet of second floor office space, 1,200 square feet of second floor residential space, 1,236 square feet of basement storage space and a 12,000 square foot parking garage.

The largest tenant at the 26 Astor Place Property is JP Morgan Chase (rated A+/A3/A- by Fitch/Moody’s/S&P), which comprises 46.3% of the net rentable area. Situated on the ground floor, the tenant’s retail location is one of the most highly-trafficked Chase Bank locations based on FDIC deposits within a 10-block radius. JP Morgan Chase has been a tenant at the 26 Astor Place Property since 2005 and has a lease expiration of October 31, 2025. The current annual lease payment is approximately $2.1 million, with 12.0% escalations every five years.

JP Morgan Chase currently subleases 5,720 square feet on the second floor to Town Residential with a sublease expiration of August 2025. The current annual base rent under the sublease is approximately $435,578 ($76.15 PSF), with 10.0% escalations every two years. Town Residential is a real estate brokerage firm founded in 2010.

The second largest tenant at the 26 Astor Place Property is Lafayette Place Parking LLC (“Icon Parking Systems”), which is a parking garage operator comprising 41.7% of the net rentable area. Icon Parking Systems has been in business for over 50 years and operates over 200 parking facilities in Manhattan. Icon Parking Systems has been a tenant at the 26 Astor Place Property since 2006 and has a lease expiration in September 2026. The current annual lease payment is $186,345, with 6.0% escalations every three years.

The following table presents certain information relating to the tenancy at the 26 Astor Place Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent(2)	Lease Expiration Date
JP Morgan Chase(3)	A+/A3/A-	13,318	46.3%	$189.70	$2,526,362	86.7%	10/31/2025(4)
Icon Parking Systems	NR/NR/NR	12,000	41.7%	$15.53	$186,345	6.4%	9/30/2026
Storage	NR/NR/NR	1,236	4.3%	$27.43	$33,900	1.2%	MTM
Caretaker’s Apartment	NR/NR/NR	1,200	4.2%	$55.10	$66,125	2.3%	10/31/2035
Brio Bar (Bar Che)	NR/NR/NR	1,019	3.5%	$97.00	$102,797	3.5%	1/31/2026
Collateral Total		28,773	100.0%	$101.33	$2,915,528	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include the average rent through the lease term of JP Morgan Chase totaling $398,362 and contractual rent steps through June 2017 for the remaining tenants totaling $3,954.

(3)	JP Morgan Chase currently subleases 5,720 square feet on the second floor to Town Residential with a sublease expiration of August 2025. The current annual base rent under the sublease is approximately $435,578 ($76.15 PSF), with 10.0% escalations every two years.

(4)	JP Morgan Chase has one, five-year renewal option with an annual rent of the greater of (i) $2,989,686 per year and (ii) fair market rent as defined in the lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26 ASTOR PLACE

The following tables present certain information relating to the lease rollover schedule at the 26 Astor Place Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(3)	Annual U/W Base Rent PSF(3)
MTM	1	1,236	4.3%	1,236	4.3%	$33,900	$27.43
2016	0	0	0.0%	1,236	4.3%	$0	$0.00
2017	0	0	0.0%	1,236	4.3%	$0	$0.00
2018	0	0	0.0%	1,236	4.3%	$0	$0.00
2019	0	0	0.0%	1,236	4.3%	$0	$0.00
2020	0	0	0.0%	1,236	4.3%	$0	$0.00
2021	0	0	0.0%	1,236	4.3%	$0	$0.00
2022	0	0	0.0%	1,236	4.3%	$0	$0.00
2023	0	0	0.0%	1,236	4.3%	$0	$0.00
2024	0	0	0.0%	1,236	4.3%	$0	$0.00
2025(4)	1	13,318	46.3%	14,554	50.6%	$2,526,362	$189.70
2026	2	13,019	45.2%	27,573	95.8%	$289,141	$22.21
Thereafter	1	1,200	4.2%	28,773	100.0%	$66,125	$55.10
Vacant	0	0	0.0%	28,773	100.0%	$0	$0.00
Total/Weighted Average	5	28,773	100.0%			$2,915,528	$101.33

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent and Annual U/W Base Rent PSF exclude vacant space.

(4)	JP Morgan Chase has one, five-year renewal option with an annual rent of the greater of (i) $2,989,686 per year and (ii) fair market rent as defined in the lease.

The following table presents historical occupancy percentages at the 26 Astor Place Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	5/31/2016(2)
100.0%	100.0%	100.0%	100.0%

(1) Information provided by the borrower.
(2) Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26 ASTOR PLACE

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 26 Astor Place Property:

Cash Flow Analysis

	2013	2014	2015	U/W		% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$2,536,656	$2,466,065	$2,439,991	$2,915,528	(1)	75.5%	$101.33
Grossed Up Vacant Space	0	0	0	0		0.0	0.00
Total Reimbursables	754,618	869,171	900,454	963,566		24.9	33.49
Other Income	19,005	19,089	76,996	75,791		2.0	2.63
Less Vacancy &Credit Loss	0	0	0	(91,933	)(2)	(2.4)	(3.20)
Effective Gross Income	$3,310,279	$3,354,325	$3,417,441	$3,862,952		100%	$134.26

Total Operating Expenses	$808,367	$821,750	$916,938	$997,286		25.8%	$34.66

Net Operating Income	$2,501,912	$2,532,575	$2,500,503	$2,865,666		74.2%	$99.60
TI/LC	0	0	0	57,546		1.5	2.00
Capital Expenditures	0	0	0	4,316		0.1	0.15
Net Cash Flow	$2,501,912	$2,532,575	$2,500,503	$2,803,804		72.6%	$97.45

NOI DSCR	1.85x	1.87x	1.85x	2.12	x
NCF DSCR	1.85x	1.87x	1.85x	2.07	x
NOI DY	6.9%	7.0%	6.9%	8.0%
NCF DY	6.9%	7.0%	6.9%	7.8%

(1)	U/W Base Rent includes the average rent through the lease term of JP Morgan Chase totaling $398,362 and contractual rent steps through June 2017 for the remaining tenants totaling $3,954.

(2)	The underwritten economic vacancy is 2.4%. The 26 Astor Place Property was 100% physically occupied as of May 31, 2016.

Appraisal. As of the appraisal valuation date of May 12, 2016, the 26 Astor Place Property had an “as-is” appraised value of $72,000,000.

Environmental Matters. According to the Phase I environmental site assessments dated May 13, 2016, there was no evidence of any recognized environmental conditions at the 26 Astor Place Property.

Market Overview and Competition. The 26 Astor Place Property is situated on the southeast corner of Lafayette and Astor Place within the NoHo neighborhood of New York, New York. The property is located on the same block front as Cooper Union and is approximately two blocks east of New York University’s campus.

The appraiser surveyed nine comparable properties within the NoHo and SoHo retail markets. After adjustments, the comparable properties rents range from approximately $329 PSF to $470 PSF. Based on the appraiser’s conclusions, the in-place rent of $127.25 PSF at 26 Astor Place is approximately 31.7% below market rent.

The following table presents certain information relating to market rent for the 26 Astor Place Property:

Market Rent(1)

Tenant	SF	Annual Rent	Annual Rent PSF	Market Rent PSF	Annual vs Market Rent %
JP Morgan Chase – Ground Floor	6,344	$1,685,956	$265.76(2)	$375.00	-29.1%
JP Morgan Chase – Second Floor	6,974	$697,400	$100.00(2)	$150.00	-33.3%
Icon Parking	12,000	$186,348	$15.53	$16.33	-4.9%
Retail – Cooper Square (Bahr Che)	1,019	$98,844	$97.00	$150.00	-35.3%
Storage	1,236	$34,920	$28.25	$30.00	-5.8%
Residential	1,200	$66,120	$55.10	$70.00	-21.3%

(1)	Information obtained from the appraisal.

(2)	Allocated contract rent as determined by appraiser.

The Borrower. The borrower is Astor Retail Associates, L.L.C., a single purpose entity and Delaware limited liability company with two independent directors. Legal counsel to the borrower provided a non-consolidation opinion in connection with the origination of the 26 Astor Place Mortgage Loan. The sponsor and nonrecourse carve-out guarantor under the 26 Astor Place Mortgage Loan is The Related Companies, L.P. (“Related”).

The Sponsor. Founded in 1972 by Stephen Ross, Related is a privately-owned, vertically integrated real estate firm that develops, acquires, manages, finances and markets real estate developments both within the United States and internationally.

Related owns and operates a real estate portfolio that is currently valued in excess of $20.0 billion that includes luxury residential, affordable and workforce apartments, commercial office, retail and mixed-use developments in Boston, Chicago, Los Angeles, New York, San Francisco, South Florida, Washington D.C., Abu Dhabi, London and Sao Paulo. Notable Related properties include Time Warner Center at Columbus Circle and TriBeCa Green in Manhattan, New York, CityPlace in West Palm Beach, Florida and The Century in Los Angeles, California. Related is also developing the Hudson Yards project on Manhattan’s west side, a 28.0-acre, 17.4 million square feet mixed-use development with the first phase (approximately 7 million square feet) expected to be completed in

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26 ASTOR PLACE

2018-2019. Since its founding, Related has developed or acquired over $22.0 billion of real estate and currently employs over 2,500 employees across eight offices in the United States and two international offices located in Abu Dhabi, United Arab Emirates and London, U.K.

Escrows. The loan documents provide for upfront escrows of $402,206 for “tax equivalency payments” due to the ground lessor and $966 for insurance premiums. The loan documents also provide for ongoing monthly reserves of $67,034 for “tax equivalency payments”, $241 for insurance premiums, $360 for replacement reserves and $6,801 for condominium common charges. Upon the occurrence of a Cash Trap Period (as defined below), the loan documents provide for monthly reserves of $2,398 for tenant improvements and leasing commissions. In the event all or any portion of the 26 Astor Place Property is no longer exempt from real estate taxes, amounts in the tax escrow account will be used to pay real estate taxes due, with any remaining amount to be paid to the ground lessor as additional rent. See “Ground Lease” below.

In addition, in the event the 26 Astor Place Property is covered by a blanket insurance policy, monthly insurance reserves are waived so long as (i) no event of default under the loan documents is continuing, (ii) an acceptable blanket policy is in full force and effect with respect to the policies required pursuant to the loan agreement, (iii) the borrower has timely delivered to the lender insurance certificates evidencing the renewal of such blanket policy and (iv) the lender has received evidence of timely payment of such insurance premiums and a copy of such blanket policy (to the extent that a copy of such policy is available).

Lockbox and Cash Management. The 26 Astor Place Mortgage Loan is structured with a hard lockbox and in place cash management. The 26 Astor Place Mortgage Loan requires all rents to be directly deposited by tenants of the 26 Astor Place Property into the lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within one business day of receipt. During the continuance of a Cash Trap Period (other than a Cash Trap Period continuing solely as a result of the occurrence of one of the matters described in clause (i), (ii) or (vi) below in the definition of “JP Morgan Cash Trap Period”), all excess cash will be deposited into an excess cash reserve account.

A “Cash Trap Period” will commence (i) upon the occurrence of an event of default under the loan documents; (ii) if the debt service coverage ratio falls below 1.30x after the end of one calendar quarter; or (iii) upon the commencement of a JP Morgan Cash Trap Period. A Cash Trap Period will end with respect to clause (i), upon the cure of such event of default; with respect to clause (ii), if the debt service coverage ratio is at least 1.40x for two consecutive calendar quarters; and with respect to clause (iii), if such JP Morgan Cash Trap Period has terminated and no event of default then exists.

A “JP Morgan Cash Trap Period” will commence (i) on the date upon which JP Morgan Chase “goes dark”, (ii) on the date upon which JP Morgan Chase vacates its space or otherwise provides notice of its intent to vacate its space; (iii) upon a default of JP Morgan Chase under its lease; (iv) on the date upon which the JP Morgan Chase lease is terminated or no longer in full force and effect or on the date upon which JP Morgan Chase delivers written notice that it will terminate its lease in accordance with the terms of its lease for all or any portion of its space; (v) upon a bankruptcy action with respect to JP Morgan Chase; (vi) upon a decline in the credit rating of JP Morgan Chase Bank below BBB- as rated by S&P; or (vii) if JP Morgan Chase fails to provide written notice of its renewal right by October 31, 2024. In the event an acceptable replacement tenant occupies the JP Morgan Chase, a cash trap will be triggered with respect to such tenant upon the commencement of any trigger in (i), (ii), (iii), (iv), (v) or (vii) above with respect to such replacement tenant.

Property Management. The 26 Astor Place Property is managed by Related Management Company, L.P., an affiliate of the borrower.

Assumption. The borrower has the right to transfer the 26 Astor Place Property, in whole but not in part, provided that certain conditions are satisfied, including (i) no event of default under the loan documents has occurred and is continuing; (ii) approval of the proposed transferee and transfer by the lender, in its commercially reasonable discretion, including, but not limited to, the proposed transferee’s creditworthiness, financial strength, reputation and qualifications; (iii) if the original guarantor is released (from and after the date of the transfer) in connection with the transfer, then any guarantor’s obligations are assumed by a person acceptable to the lender in its reasonable discretion; and (iv) at the lender’s option, and if required by the procedures of Fitch, KBRA or Moody’s, a confirmation from such rating agency that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the SGCMS Series 2016-C5 Certificates by such rating agency.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Ground Lease. The 26 Astor Place Property is subject to a 100-year ground lease with Cooper Union with a lease expiration of December 31, 2102. Rent under the ground lease has been paid in full, except that to the extent the 26 Astor Place Property is exempt from real estate taxes, the borrower is required to pay such amount that would be due in taxes to the ground lessor as additional rent under the ground lease.

Condominium. The 26 Astor Place Property is subject to a condominium regime. The condominium is comprised of two units in total: a commercial unit, located on the first and second floors, and a residential unit, located on the first floor and floors 3-22. The commercial unit, which represents the 26 Astor Place Property, has a 14.2% ownership interest in the common elements of the condominium. The condominium board has 5 members, two of which are appointed by the borrower and is not controlled by the borrower. See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements” in the Preliminary Prospectus.

Subordinate and Mezzanine Indebtedness. Not permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26 ASTOR PLACE

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of 26 Astor Place Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity and the borrower is required to maintain commercial property and business income insurance for loss resulting from perils and acts of terrorism at all times during the term of the 26 Astor Place Mortgage Loan so long as the lender determines that either (i) prudent owners of real estate comparable to the 26 Astor Place Property are maintaining same or (ii) prudent institutional lenders (including, without limitation, investment banks) to such owners are requiring that such owners maintain such insurance; provided that, if the Terrorism Risk Insurance Program Reauthorization Act or any equivalent renewal or successor act is not in effect, the borrower is not required to expend more on premiums for coverage for perils of terrorism or acts of terrorism than an amount equal to 125% of the aggregate premium attributable to all other coverages required for the 26 Astor Place Mortgage Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26 ASTOR PLACE

26 Astor Place
26 Astor Place
New York, NY 10003
MANHATTAN
Upper West Side
Upper East Side
Astoria
Central Park
West New York
QUEENS
North Bergen
Weehawken
West Side
East Side
Long Island City
Midtown
Union City
Chelsea
MANHATTAN
Williamsburg
East River
Greenwich Village
Hoboken
Hudson River
SoHo
NEW JERSEY
Tribeca
Chinatown
Financial District
JERSEY CITY
BROOKLYN
Brooklyn Heights
Park Slope
Prospect Park
Liberty State Park
NY Life Insurance Bldg.
Supreme Court-Appellate Division
Baruch College
28TH ST/ LEXINGTON
E 27th St
E 26th St
E 25th St
E 24th St
E 23rd St
E 22nd St
E 21st St
E 20th St
NYU School of Medicine
Bellevue Hospital Center
VA Medical Center-Manhattan
East River
FDR Drive
23RD ST/ LEXINGTON
Flatiron District
Gramercy Park
Cabrini Medical Center
NYU Hospital for Joint Diseases
Irving Pl
Park Ave South
NQR
NY Film Academy School of Film & Acting
Union Square
Stuyvesant Square
Beth Israel Medical Center
Stuyvesant Town
UNION SQUARE
14TH ST/ UNION SQ
3RD AVE/ 14TH ST
E 14th St
1ST AVE/ 14TH ST
E 13th St
E 12th St
E 11th St
E 10th St
E 9th St
E 8th St
E 7th St
E 6th St
E 5th St
E 4th St
E 3rd St
E 2nd St
Ave A
Ave B
Ave C
NYU American Language Institute
First Presbyterian Church
Benjamin N. Cardozo School of Law
Eugene Lang College - The New School of Liberal Arts
Broadway
4th Ave
3rd Ave
2nd Ave
1st Ave
New York Eye & Ear Infirmary
Grace Church
Meatpacking District
W 12th St
W 11th St
W 10th St
Greenwich Ave
8th Ave
7th Ave
W 4th St
9th St PATH
PATH
Greenwich Village
University Pl
ASTOR PL
Stuyvesant St
St. Marks Pl
Tompkins Square Park
Waverly Pl
8TH ST/ NYU
Astor Pl
Cooper Union
St. George Ukrainian Catholic Church
Washington Arch
Tisch School of The Arts
The Public Theater
CHRISTOPHER ST/ SHERIDAN SQ
W. 4TH ST/ WASHINGTON SQUARE
Washington Square
Hebrew Union College - Jewish Inst. of Religion
Ukrainian Museum
East Village
West Village
W 4th St
Washington St
Christopher St
NYU School of Law
New York University
NYU Stern School of Business
Christopher St. PATH
Bleecker St
MANHATTAN
6th Ave
MacDougal St
Sullivan St
Thompson St
Bleecker St
BLEECKER ST/ LEXINGTON
E Houston St
9A
Hudson St
James J. Walker Park
Bedford St
Jerome S. Coles Sports Center
LOWER EAST SIDE
Hamilton Fish Park
W Houston St
BROADWAY/ LAFAYETTE
Greenwich St
West St
HOUSTON ST
Manhattan Mercantile Bldg.
Bowery
Stanton St
Pitt St
Sara D. Roosevelt Park
Orchard St
Ludlow St
W Houston St
King St
375 Hudson
Prince St
PRINCE ST
Nolita
Rivington St
Charlton St
Varick St
SPRING ST
SoHo
Spring St
Williamsburg Bridge
Vandam St
SPRING ST/ LEXINGTON
BOWERY
Delancey St
DELANCEY ST
Spring St
NYC Fire Museum
Broome St
Kenmare St
Forsyth St
Eldridge St
Allen St
Tenement Museum
Clinton St
Holland Tunnel
78
Canal St
Metropolitan College of New York
West Broadway
Wooster St
Greene St
Mercer St
Broadway
Lafayette St
NQR
Grand St
Little Italy
Italian American Museum
GRAND ST
Lower East Side
East Broadway
CANAL ST
Watts St
Greenwich St
Washington St
Tribeca
6th Ave
CANAL ST
CANAL ST/ TUNNEL
Museum of Chinese in America
Mulberry St
Mott St
Elizabeth St
Hester St.
Seward Park
Henry St
St. John's Park
CANAL ST
NQ
Canal St
EAST BROADWAY
Madison St
Hudson River
Hubert St
Walker St
Chinatown
Rutgers St
White St
Bowery
388 Greenwich Street
FRANKLIN ST
R
NYC Criminal Court
Bayard St
Manhattan Bridge
Pike St
HUDSON RIVER GREENWAY
Franklin St
Leonard St
Columbus Park
Pier 25
9A
33 Thomas Street
Worth St
BMCC Tribeca Performing Arts Center
US District Court
Pearl St
Monroe St
Market St
St. James Pl
HOBOKEN FERRY
Borough of Manhattan Comm. College
Duane St
Ted Weiss Federal Bldg.
US Justice Department
Two Bridges
Cherry St
West Broadway
Church St
NYC Mun Building
Chambers St
CHAMBERS ST
Tweed Courthouse
BROOKLYN BR-CITY HALL
1 Police Plaza (NYC Police HQ)
FDR Drive
NQ
Gov. Nelson A. Rockefeller Park
West St
St. Johns University-Manhattan Campus
NY Public Library
CITY HALL
NYC City Hall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PLAZA MEXICO – LOS ANGELES

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 4 – Plaza Mexico – Los Angeles

Loan Information				Property Information
Mortgage Loan Seller:	Natixis Real Estate Capital LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (KBRA/Fitch/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance(1):	$36,000,000			Specific Property Type:	Anchored
Cut-off Date Balance(1):	$36,000,000			Location:	Lynwood, CA
% of Initial Pool Balance:	4.9%			Size:	404,064 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(1)(2):	$262.33
Borrower Name:	Plamex Investment, LLC			Year Built/Renovated:	1974 / 2005
Sponsors:	Donald Chae; Min Chae			Title Vesting:	Fee
Mortgage Rate:	4.59811%			Property Manager:	Self-managed
Note Date:	June 16, 2016			3rd Most Recent Occupancy (As of):	92.2% (12/31/2013)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	93.6% (12/31/2014)
Maturity Date:	July 5, 2021			Most Recent Occupancy (As of):	93.9% (12/31/2015)
IO Period:	60 months			Current Occupancy (As of):	90.9% (6/1/2016)
Loan Term (Original):	60 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon			3rd Most Recent NOI(As of):	$8,958,550 (12/31/2014)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$9,372,954 (12/31/2015)
Call Protection:	L(24),D(32),O(4)			Most Recent NOI (As of):	$9,525,218 (TTM 2/29/2016)
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt(1)(2):	Yes			U/W Revenues(4):	$14,200,010
Additional Debt Type(1)(2):	Pari Passu, Mezzanine			U/W Expenses:	$4,454,184
				U/W NOI(4):	$9,745,827
Escrows and Reserves(3):				U/W NCF(4):	$9,281,153
				U/W NOI DSCR(1)(4):	1.97x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(1)(2)(4):	1.88x
Taxes	$289,261	$57,852	NAP	U/W NOI Debt Yield(1)(4):	9.2%
Insurance	$53,346	$8,891	NAP	U/W NCF Debt Yield(1)(2)(4):	8.8%
Replacement Reserves	$0	$5,051	NAP	As-Is Appraised Value:	$184,000,000
TI/LC Reserve	$611,613(3)	$33,672	$1,212,192	As-Is Appraisal Valuation Date:	March 16, 2016
Deferred Maintenance	$50,500	$0	NAP	Cut-off Date LTV Ratio(1)(2):	57.6%
Free Rent Reserve	$744,439	$0	NAP	LTV Ratio at Maturity or ARD(1)(2):	57.6%
Food 4 Less CAM Reserve	$88,068	$0	NAP
La Curacao CAM Reserve	$50,000	$0	NAP
Litigation Reserve	$56,250	$0	NAP
Proposed Construction Reserve	$69,999	$0	NAP
Earthquake Insurance Reserve	$150,000	$0	NAP

(1)	The Plaza Mexico – Los Angeles Whole Loan (as defined below) with an original principal balance of $106,000,000, is comprised of six pari passu notes (Note A-1, Note A-2, Note A-3, Note A-4, Note A-5 and Note A-6). The non-controlling Notes A-1 and A-6 had an aggregate original principal balance of $36,000,000, has an aggregate outstanding principal balance of $36,000,000 as of the Cut-Off Date and will be contributed to the SGCMS 2016-C5 Trust. The controlling Note A-2 and the non-controlling Note A-3, Note A-4 and Note A-5, which had an aggregate original principal balance of $70,000,000, are expected to be contributed to a future trust or trusts. All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Plaza Mexico – Los Angeles Whole Loan.

(2)	See “Subordinate and Mezzanine Indebtedness” section. The equity interest in the borrower has been pledged to secure mezzanine indebtedness with an original principal balance of $14,000,000. All statistical information related to the balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based solely on the Plaza Mexico – Los Angeles Whole Loan. As of the Cut-off Date, the Cut-off Date Balance per SF, U/W NCF DSCR, U/W NCF Debt Yield, Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the Plaza Mexico – Los Angeles Whole Loan and the mezzanine indebtedness were $296.98, 1.38x, (or 1.35x in the event that the interest rate of the mezzanine indebtedness increases), 7.7%, 65.2% and 65.2%, respectively.

(3)	See “Escrows” section.

(4)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan is part of a whole loan (the “Plaza Mexico – Los Angeles Whole Loan”) that is evidenced by six pari passu promissory notes (Note A-1, Note A-2, Note A-3, Note A-4, Note A-5 and Note A-6) secured by a first mortgage encumbering the fee interest of an anchored community retail center located in Lynwood, California (the “Plaza Mexico – Los Angeles Property”). The Plaza Mexico – Los Angeles Whole Loan was originated on June 16, 2016 by Natixis, New York Branch. The Plaza Mexico – Los Angeles Whole Loan had an original principal balance of $106,000,000, has an outstanding principal balance as of the Cut-off Date of $106,000,000 and accrues interest at an interest rate of 4.59811% per annum. The Plaza Mexico – Los Angeles Whole Loan had an initial term of 60 months, has a remaining term of 60 months as of the Cut-off Date, and requires interest-only

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PLAZA MEXICO – LOS ANGELES

payments through the term of the Plaza Mexico – Los Angeles Whole Loan. The Plaza Mexico – Los Angeles Whole Loan matures on July 5, 2021.

The non-controlling Note A-1 and Note A-6, which will be contributed to the SGCMS 2016-C5 Trust, had an aggregate original principal balance of $36,000,000 and have an aggregate outstanding principal balance as of the Cut-off Date of $36,000,000. The controlling Note A-2 and the non-controlling Note A-3, Note A-4 and Note A-5, with an aggregate original principal balance of $70,000,000, are currently held by Natixis Real Estate Capital LLC and are expected to be contributed to a future trust or trusts. Each of the mortgage loans evidenced by Note A-2, Note A-3, Note A-4 and Note A-5 are referred to herein as the “Plaza Mexico – Los Angeles Companion Loans”. The lender provides no assurances that any non-securitized pari passu note will not be split further. See “Description of the Mortgage Pool—The Whole Loan—The Serviced Whole Loans—The Plaza Mexico – Los Angeles Whole Loan” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$28,000,000	SGCMS 2016-C5	No
A-2	$20,000,000	Natixis Real Estate Capital LLC	Yes
A-3	$20,000,000	Natixis Real Estate Capital LLC	No
A-4	$20,000,000	Natixis Real Estate Capital LLC	No
A-5	$10,000,000	Natixis Real Estate Capital LLC	No
A-6	$8,000,000	SGCMS 2016-C5	No
Total	$106,000,000

Following the lockout period, the borrower has the right to defease the Plaza Mexico – Los Angeles Whole Loan in whole or in part (see “Partial Release” section) on any date before April 5, 2021. In addition, the Plaza Mexico – Los Angeles Whole Loan is prepayable without penalty on or after April 5, 2021.

Sources and Uses

Sources			Uses
Original loan amount	$106,000,000	88.3%	Loan payoff(1)	$103,652,170	86.4%
Mezzanine loan	14,000,000	11.7	Reserves	2,163,475	1.8
			Closing costs	1,515,042	1.3
			Return of equity	12,669,313	10.6
Total Sources	$120,000,000	100.0%	Total Uses	$120,000,000	100.0%

(1)	The Plaza Mexico – Los Angeles Property was previously securitized in the CFCRE 2011-C2 transaction.

The Properties. The Plaza Mexico – Los Angeles Property is a 404,064 square foot anchored community retail center located on a 31.5 acre site in Lynwood, California, approximately 9.0 miles southeast of downtown Los Angeles. The Plaza Mexico – Los Angeles Property features architectural details including facades, monuments and statues designed to replicate historic Mexican architecture. The Plaza Mexico – Los Angeles Property features 1,704 parking spaces, resulting in a combined parking ratio of 4.2 spaces per 1,000 square feet of net rentable area. The Plaza Mexico – Los Angeles Property was redeveloped from 1988 to 2005 by the sponsor through the assemblage of three adjacent retail assets, which currently operate as a single destination retail center featuring a diversified tenant mix of national, regional and local tenants. The Plaza Mexico – Los Angeles Property is considered a cultural hub of the Mexican community of greater Los Angeles.

As of June 1, 2016, the Plaza Mexico – Los Angeles Property was 90.9% leased by more than 213 tenants averaging approximately 2,000 square feet for inline tenants (on average less than 0.5% of total net rentable area). Planet Fitness recently signed its lease and received it premises in May 2016. It is expected to take occupancy of its space and commence paying rent in September 2016. At closing, the borrower deposited $611,613 for tenant improvements and leasing commissions (“TI/LC”) and $744,439 for rent concessions for Planet Fitness. Only five tenants occupy more than 10,000 square feet, with the three largest tenants accounting for a combined 25.1% of the net rentable area. The Plaza Mexico – Los Angeles Property has maintained occupancy between 91.1% and 96.0% since 2006 with an annual average rate of 93.7%. The Plaza Mexico – Los Angeles Property is anchored by Food 4 Less, a subsidiary of Kroger, (Baa1/BBB/BBB by Moody’s/S&P/Fitch). Food 4 Less’s sales have steadily increased from approximately $33.2 million ($605.59 per square foot in 2011 to approximately $40.7 million in 2015 ($743.16 per square foot, 1.8% occupancy cost). The Plaza Mexico – Los Angeles Property is also anchored by La Curacao, a privately held chain of large format electronic stores which have served the Los Angeles Hispanic community for over 30 years, and Rite Aid. Rite Aid’s sales have increased from approximately $5.7 million ($296.68 per square foot) in 2011 to approximately $7.0 million in 2015 ($367.77 per square foot, 3.4% occupancy cost). Per the appraiser, contractual rents for Food 4 Less (lease commenced August 1988), La Curacao (lease commenced February 2005), and Rite Aid (lease commenced April 1988) are approximately 57.9%, 24.4%, and 67.9% below the appraiser’s concluded market rents for anchor and sub-anchor space, respectively

The Plaza Mexico – Los Angeles Property also contains a 84,241 square foot market, 89.9% occupied as of June 1, 2016 (the “Marketplace”). The first floor features a mix of merchandise and service retailers and the second story includes a food court with outdoor seating overlooking a plaza that hosts concerts and other special events. The Marketplace, which originally opened in 1988, is currently occupied by 119 tenants and has maintained between 89.4% and 99.3% occupancy since at least 2006. Additional tenants at the Plaza Mexico – Los Angeles Property include Planet Fitness, Skechers, Taco Bell, Jack In The Box, Children’s Place, and Verizon Wireless.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PLAZA MEXICO – LOS ANGELES

The following table presents certain information relating to the tenancies at the Plaza Mexico – Los Angeles Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent(2)	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date

Anchor Tenants
La Curacao	NR/NR/NR	27,381	6.8%	$18.15	$496,965	4.5%	NAV	NAV	1/31/2020(5)
Food 4 Less	BBB/Baa1/BBB	54,822	13.6%	$8.85	$485,209	4.4%	$743	1.8%	8/23/2018(4)
Rite Aid	B/B2/B	19,120	4.7%	$7.70	$147,239	1.3%	$368	3.4%	5/31/2018(6)
Total Anchor Tenants		101,323	25.1%	$11.15	$1,129,413	10.3%

Major Tenants
Planet Fitness(1)	NR/NR/NR	16,361	4.0%	$27.96	$457,454	4.2%	NAV	NAV	9/30/2026(7)
Chuck-E-Cheese	NR/NR/NR	12,116	3.0%	$8.25	$99,999	0.9%	$173(8)	8.8%(8)	12/31/2018(9)
Total Major Tenants		28,477	7.0%	$19.58	$557,453	5.1%

Non-Major Tenants		237,498(10)	58.8%	$39.20(10)	$9,311,048	84.7%

Occupied Collateral Total		367,298(10)	90.9%	$29.94(10)	$10,997,914	100.0%

Vacant Space		36,766	9.1%

Collateral Total		404,064	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	The U/W Base Rent includes contractual rent steps through June 1, 2017, totaling $251,325.

(3)	Sales PSF and Occupancy Costs are for the trailing 12-month period ending December 31, 2015.

(4)	Food 4 Less has six, 5-year lease renewal options.

(5)	La Curacao has three, 5-year lease renewal options.

(6)	Rite Aid has two, 5-year lease renewal options.

(7)	Planet Fitness recently signed its lease and received it premises in May 2016. It is expected to take occupancy and commence paying rent in September 2016. At closing, the borrower deposited $611,613 for tenant improvements and leasing commissions (“TI/LC”) and $744,439 for rent concessions for Planet Fitness. Planet Fitness has three, 5-year lease renewal options.

(8)	Sales PSF and Occupancy Costs are for the trailing 12-month period ending April 30, 2015.

(9)	Chuck-E-Cheese has three, 5-year lease renewal options.

(10)	14 tenants, have no square footage but contribute $236,194 to the Annual U/W Base Rent. The Annual U/W Base Rent PSF for Non-Major Tenants and Occupied Collateral Total excluding the rent related to those tenants is $38.21 and $29.30, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PLAZA MEXICO – LOS ANGELES

The following table presents certain information relating to the lease rollover schedule at the Plaza Mexico – Los Angeles Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM(4)	34	17,542	4.3%	17,542	4.3%	$973,733(4)	8.9%	$55.51(4)
2016	14	10,188	2.5%	27,730	6.9%	$472,012	4.3%	$46.33
2017(5)	97	74,210	18.4%	101,940	25.2%	$3,122,415(5)	28.4%	$42.08(5)
2018	52	143,860	35.6%	245,800	60.8%	$2,917,066	26.5%	$20.28
2019	14	32,128	8.0%	277,928	68.8%	$1,077,314	9.8%	$33.53
2020	7	50,435	12.5%	328,363	81.3%	$1,345,238	12.2%	$26.67
2021	1	5,994	1.5%	334,357	82.7%	$125,874	1.1%	$21.00
2022	2	9,720	2.4%	344,077	85.2%	$244,572	2.2%	$25.16
2023	1	2,860	0.7%	346,937	85.9%	$120,635	1.1%	$42.18
2024	2	4,000	1.0%	350,937	86.9%	$141,600	1.3%	$35.40
2025	0	0	0.0%	350,937	86.9%	$0	0.0%	$0.00
2026	1	16,361	4.0%	367,298	90.9%	$457,454	4.2%	$27.96
Thereafter	0	0	0.0%	367,298	90.9%	$0	0.0%	$0.00
Vacant	0	36,766	9.1%	404,064	100.0%	$0	0.0%	$0.00
Total/Weighted Average	225	404,064	100.0%			$10,997,914	100.0%	$29.94

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Table.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

(4)	13 MTM kiosk tenants, have no square footage but contribute $220,594 to the Annual U/W Base Rent. Annual U/W Base Rent PSF excluding the rent related to those tenants is $42.93.

(5)	One tenant, Jesus Garcia, has no square footage but contribute $15,600 to the Annual U/W Base Rent. Annual U/W Base Rent PSF excluding the rent related to that tenant is $41.87.

The following table presents historical occupancy percentages at the Plaza Mexico – Los Angeles Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	6/1/2016(2)
92.2%	93.6%	93.9%	90.9%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll. Planet Fitness recently signed its lease and received it premises in May 2016. It is expected to take occupancy and commence paying rent in September 2016. At closing, the borrower deposited $611,613 for tenant improvements and leasing commissions (“TI/LC”) and $744,439 for rent concessions for Planet Fitness

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PLAZA MEXICO – LOS ANGELES

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Plaza Mexico – Los Angeles Property:

Cash Flow Analysis

	2013	2014	2015	TTM 2/29/2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$9,989,293	$10,228,361	$10,483,828	$10,488,911	$10,997,914(1)	77.5%	$27.22
Grossed Up Vacant Space	0	0	0	0	1,490,725	10.5	3.69
Total Reimbursables	2,741,122	2,775,480	2,746,358	2,771,569	2,825,601	19.9	6.99
Other Income	525,802	745,771	761,337	786,464	715,675	5.0	1.77
Less Vacancy & Credit Loss	0	(191,051)	(168,067)	(168,067)	(1,829,904)(2)	(12.9)	(4.53)
Effective Gross Income	$13,256,217	$13,558,561	$13,823,456	$13,878,877	$14,200,010	100.0%	$35.14
Total Operating Expenses	$4,394,721	$4,600,012	$4,450,502	$4,353,659	$4,454,184	31.4%	$11.02

Net Operating Income	$8,861,496	$8,958,550	$9,372,954	$9,525,218	$9,745,827	68.6%	$24.12
TI/LC	0	0	0	0	404,064	2.8	1.00
Capital Expenditures	0	0	0	0	60,610	0.4	0.15
Net Cash Flow	$8,861,496	$8,958,550	$9,372,954	$9,525,218	$9,281,153	65.4%	$22.97

NOI DSCR(3)	1.79x	1.81x	1.90x	1.93x	1.97x
NCF DSCR(3)	1.79x	1.81x	1.90x	1.93x	1.88x
NOI DY(3)	8.4%	8.5%	8.8%	9.0%	9.2%
NCF DY(3)	8.4%	8.5%	8.8%	9.0%	8.8%

(1)	U/W Base Rent includes contractual rent steps through June 2017. U/W Base Rent includes approximately 7.6% of borrower affiliated tenants’ rent.

(2)	The underwritten economic vacancy is 9.3%. The Plaza Mexico – Los Angeles Property was 90.9% leased and 86.9% physically occupied as of June 1, 2016.

(3)	The debt service coverage ratios and debt yields are based on the Plaza Mexico – Los Angeles Whole Loan.

Appraisal. As of the appraisal valuation date of March 16, 2016, the Plaza Mexico – Los Angeles Property had an “as-is” appraised value of $184,000,000.

Environmental Matters. According to Phase I environmental site assessments dated as of March 18, 2016, an O&M program should be implemented in order to safely manage the suspect ACMs located at the Plaza Mexico – Los Angeles Property.

Market Overview and Competition. The Plaza Mexico – Los Angeles Property is located in Lynwood, California, approximately 9.0 miles southeast of downtown Los Angeles. The Plaza Mexico – Los Angeles Property is situated at the heavily trafficked intersection of Long Beach Boulevard (33,495 average daily traffic count) and Imperial Highway (28,749 average daily traffic count) directly adjacent to the I-105 Freeway and Exit 12 ramp, which has an average daily traffic count of 209,879 cars. According to the appraisal, the 2015 population within a three- and five-mile radius of the Plaza Mexico – Los Angeles Property was 387,826 and 995,071, respectively, while the estimated median household income within the same radii was $40,111 and $39,997, respectively. The Plaza Mexico – Los Angeles Property is located in the Mid Cities submarket of the Los Angeles retail market. According to a third party market research report, the Mid Cities retail submarket has averaged 5.8% vacancy since 2012. According to a third party market research report, as of the first quarter of 2016, the Mid Cities retail submarket contained a total inventory of approximately 47.3 million square feet, overall vacancy rate of 5.2% and average asking rent of $20.10 per square foot on a triple net basis. The Plaza Mexico – Los Angeles Property’s average underwritten rent for the anchor tenants of $11.15 per square foot, is below the appraiser’s concluded anchor rent for comparable properties, which ranged from $21.00 to $24.00 per square foot on a triple net basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PLAZA MEXICO – LOS ANGELES

The following table presents certain information relating to comparable retail properties for the Plaza Mexico – Los Angeles Property:

Competitive Set(1)

	Plaza Mexico – Los Angeles (Subject)	Chesterfield Square	Gateway Towne Center	Azalea Shopping Center	El Paseo At South Gate	Lakewood Marketplace	South Gate Plaza Shopping Center
Location	Lynwood, CA	Los Angeles, CA	Compton, CA	South Gate, CA	South Gate, CA	Lakewood, CA	South Gate, CA
Distance from Subject	--	11.3 miles	4.4 miles	3.1 miles	4.5 miles	12.2 miles	2.7 miles
Property Type	Community Center	Community Center	Community Center	Power Center	Community Center	Community Center	Neighborhood Center
Year Built/Renovated	1974, 1988/2005	2002/NAV	2007/NAV	2014/NAV	2001/NAV	1968/NAV	1980/NAV
Anchors	Food 4 Less, La Curacao, Rite Aid	Home Depot, Food 4 Less, Walgreens, McDonalds	Target, Home Depot, Staples, 24Hr. Fitness Sport	Wal-Mart, Ross Dress for Less, Marshalls, Petco	Regal 16 Cinemas, Curacao	Ross Stores, Fresh and Easy, Tuesday Morning, Sears, Daiso California, CSK Auto	Northgate Market, CVS
Total GLA	404,064 SF	215,755 SF	300,000 SF	374,000 SF	298,691 SF	215,754 SF	83,316 SF
Total Occupancy	91%	100%	100%	98%	96%	90%	99%

(1)	Information obtained from the appraisal and underwritten rent roll.

The Borrowers. The borrower is Plamex Investments, LLC, a Delaware limited liability company and single purpose entity, with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Plaza Mexico – Los Angeles Whole Loan. Donald Chae and Min Chae are the guarantors of certain nonrecourse carveouts under the Plaza Mexico – Los Angeles Whole Loan.

The Sponsors. The sponsors are Donald Chae and Min Chae. The two brothers have over 50 years of real estate investment and development experience combined and currently own 26 other real estate projects, including retail properties, office properties and land in California. The Chaes acquired the first portion of the Plaza Mexico – Los Angeles Property in 1988 and later purchased the land surrounding the property from the City of Lynwood to facilitate the expansion of the project into its current state. As of December 31, 2015, the sponsors reported a combined net worth and liquidity of $72.8 million and $1.2 million respectively. The sponsors are involved in ongoing litigation with the City of San Bernardino and its Economic Development Agency. See “Description of the Mortgage Pool – Litigation and Other Considerations” in the Preliminary Prospectus.

Escrows. The loan documents provide for upfront reserves in the amount of $289,261 for real estate taxes; $53,346 for insurance premiums, $611,613 for tenant improvements and leasing commissions (“TI/LC”) for Planet Fitness; $744,439 for rent concessions for Planet Fitness, Children’s Place and Kickin’ Crab; $50,500 for deferred maintenance; $88,068 for Food 4 Less common area maintenance; $50,000 for La Curacao common area maintenance; $56,250 for pending litigation, $69,999 for proposed construction and $150,000 for earthquake insurance reserve. Additionally, the loan documents require monthly deposits of an amount equal to one-twelfth of the estimated annual real estate taxes (currently equates to $57,852), an amount equal to one-twelfth of the annual insurance premiums (currently equates to $8,891), $5,051 for replacement reserves and $33,672 for TI/LC. The TI/LC reserve, excluding the $611,613 upfront TI/LC for Planet Fitness, is subject to a cap of $1,212,192 and a minimum balance of $500,000. If, at any time during the Plaza Mexico – Los Angeles Whole Loan term, the balance of the TI/LC reserve falls below $500,000, monthly deposits are required to resume until the cap is met.

Lockbox and Cash Management. The Plaza Mexico – Los Angeles Whole Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower and property manager direct all tenants to pay rent payments directly into such lockbox account. The loan documents also require that all rents received by the borrower or property manager be deposited into the lockbox account within one business day of receipt. Funds deposited into the lockbox account are required to be swept on a daily basis into a cash management account controlled by the lender and applied and disbursed in accordance with the loan documents. Following the occurrence of a Cash Trap Period (as defined below), excess cash will be held as additional collateral for the Plaza Mexico – Los Angeles Whole Loan. Upon the termination of any Cash Trap Period, excess cash will no longer be held by the lender and, provided that no event of default has occurred and is continuing (and no other Cash Trap Period is then in effect), all amounts then on deposit in the lockbox account will be disbursed to the borrower.

A “Cash Trap Period” will commence upon the earlier of (i) the occurrence of an event of default under the loan documents; (ii) the combined debt service coverage ratio falling below 1.25x at the end of any calendar quarter; (iii) the commencement of a Food 4 Less Cash Trap Period (as defined below); (iv) at the lender’s election, any default in payment by ISLT Investments LLC (an upper-tier entity of the borrower) (“ISLT”) under two separate guaranties or (v) the Parking Agreement being terminated. A Cash Trap Period will end with respect to clause (ii), if for six consecutive months (a) no default or event of default has occurred; (b) no event that would trigger another Cash Trap Period has occurred and (c) the combined debt service coverage ratio is at least 1.30x for six consecutive months; with respect to clause (iii), such Food 4 Less Cash Trap Period has ended (and no other Cash Trap Period is then continuing); and with respect to clause (v), if borrower complies with all conditions within 10 business days of the termination of such Parking Agreement.

The “Parking Agreement” means the certain lease agreement by and between borrower and 3000 E. Imperial, LLC.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PLAZA MEXICO – LOS ANGELES

A “Food 4 Less Cash Trap Period” will commence upon the earliest of (i) the earliest of (x) the date that is six months prior to the then current expiration date of the Food 4 Less lease, (y) the date upon which Food 4 Less delivers to the borrower a written notice or otherwise indicates its intention not to renew the Food 4 Less lease, or (z) the date by which Food 4 Less must exercise its next occurring renewal option under the applicable terms of the Food 4 Less lease; (ii) the date upon which Food 4 Less becomes a debtor in any bankruptcy or insolvency proceeding; (iii) the date upon which Food 4 Less vacates, surrenders or ceases to conduct its normal business operations at substantially all of the Food 4 Less space, or otherwise “goes dark” (or gives notice to the borrower of its intention to vacate, surrender or cease to conduct its normal business operations at substantially all of the Food 4 Less space, or otherwise “go dark”); (iv) the date upon which a monetary or material non-monetary default occurs (beyond any applicable notice, grace and cure periods expressly provided for under the Food 4 Less lease) under the Food 4 Less lease and (v) the date upon which the Food 4 Less lease expires or is surrendered, cancelled or otherwise terminated (or the borrower receives a notice from Food 4 Less of its intention to surrender, cancel or otherwise terminate the Food 4 Less lease).

A “Food 4 Less Cash Trap Period” will end upon: with respect to clause (i) above; (A) Food 4 Less has renewed or extended the Food 4 Less lease for all of the Food 4 Less space pursuant to a lease renewal or extension agreement with a net effective rental rate of not less than the net effective rental rate under the Food 4 Less lease as of the date hereof, for a term of not less than 5 years, and otherwise in form and substance and upon terms reasonably acceptable to the lender, (B) the borrower has delivered to lender (1) a copy of the Food 4 Less lease renewal and (2) an acceptable tenant estoppel certificate from Food 4 Less with respect to the Food 4 Less lease (as renewed or extended pursuant to the Food 4 Less lease renewal) and (C) the borrower has paid all tenant improvement allowances and leasing brokerage commissions payable by the borrower in connection with such Food 4 Less lease renewal and delivered to the lender evidence in form and substance reasonably satisfactory to the lender of the payment of same; with respect to clause (ii) above; either (x) Food 4 Less has ceased to be a debtor in such voluntary bankruptcy or insolvency proceeding (and the Food 4 Less lease has been affirmed, assumed or assigned in a manner satisfactory to Lender), or (y) a Food 4 Less replacement tenant has taken an assignment of the Food 4 Less lease and assumed all of the obligations of the tenant thereunder, and the borrower has delivered to the lender (1) a copy of the assignment of the Food 4 Less lease to the Food 4 Less replacement tenant (together with evidence reasonably satisfactory to lender that the Food 4 Less replacement tenant is open for business in the space demised to the Food 4 Less replacement tenant and paying full unabated rent in accordance with the Food 4 Less replacement lease), and (2) an acceptable tenant estoppel certificate from the Food 4 Less replacement tenant; with respect to clause (iii) (A) above; Food 4 Less has resumed operations and been open for business to the public at the Plaza Mexico – Los Angeles Property in the entire Food 4 Less space for 90 consecutive calendar days (and no event of default has occurred or is then in effect during such 90 consecutive calendar day period), (B) the Food 4 Less lease is in full force and effect and no default has occurred and is continuing under the Food 4 Less lease, and (C) the borrower has delivered to the lender an acceptable tenant estoppel certificate from Food 4 Less with respect to the Food 4 Less lease; with respect to any of the clauses above; the borrower has (A) entered into a lease with a replacement tenant reasonably satisfactory to the demising all of the Food 4 Less space, with a net effective rental rate of not less than the net effective rental rate under the Food 4 Less lease as of the date hereof, for a term of not less than 5 years, and otherwise in form and substance and upon terms reasonably acceptable to the lender, (B) delivered to the lender (1) a copy of the Food 4 Less replacement lease (together with evidence reasonably satisfactory to the lender that the Food 4 Less replacement tenant is open for business in the space demised to the Food 4 Less replacement tenant and paying full unabated rent in accordance with the Food 4 Less replacement lease), (2) an acceptable tenant estoppel certificate from the Food 4 Less replacement tenant and (3) if requested by the lender, a subordination, non-disturbance and attornment agreement from the Food 4 Less replacement tenant in form and substance satisfactory to lender and (C) paid all tenant improvement allowances and leasing brokerage commissions payable by the borrower in connection with the Food 4 Less replacement lease and delivered to the lender evidence in form and substance reasonably satisfactory to the lender of the payment of same.

Property Management. The Plaza Mexico – Los Angeles Property is managed by an affiliate of the borrower.

Assumption. The borrower is permitted to transfer the Plaza Mexico – Los Angeles Property, provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (iii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iv) the lender has received confirmation from KBRA, Fitch and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the SGCMS Series 2016-C5 Certificates.

Partial Release. Not Permitted.

Free Release. The borrower has the right to cause to be released from the lien of the mortgage an unimproved portion of the Plaza Mexico – Los Angeles Property (the “Release Parcel”) provided the conditions in the loan documents are met including, among others: (i) no event of default has occurred and is continuing; (ii) following the release, the remaining Plaza Mexico – Los Angeles Property will be in compliance with applicable legal requirements and all provisions of any leases of any portion of the Plaza Mexico – Los Angeles Property that are then in effect (including, without limitation, as to required parking spaces, restrictions on development, access and similar matters), and the Release Parcel will be subject to a restrictive covenant prohibiting the use or development thereof in any manner that violates any provision of any then-existing lease of the remaining Plaza Mexico – Los Angeles Property; and (iii) compliance with REMIC requirements. No value was attributed to the Release Parcel in the appraisal. The borrower is permitted to construct a parking garage and a residential complex on top of the parking garage on that portion of unimproved land that is eligible to be released.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Natixis, New York Branch (in such capacity, the “Plaza Mexico – Los Angeles Mezzanine Lender”) has originated a $14,000,000 mezzanine loan (the “Plaza Mexico – Los Angeles Mezzanine Loan”) to an affiliate of the borrower. The Plaza Mexico – Los Angeles Mezzanine Loan is subject to an intercreditor agreement between the lender and the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PLAZA MEXICO – LOS ANGELES

Plaza Mexico – Los Angeles Mezzanine Lender. The Plaza Mexico – Los Angeles Mezzanine Loan had an initial term of 60 months and has a remaining term as of the Cut-off Date of 60 months. The Plaza Mexico – Los Angeles Mezzanine Loan accrues interest at an interest rate of 12.500% per annum and requires interest-only payments through the term of the Plaza Mexico – Los Angeles Mezzanine Loan. The Plaza Mexico – Los Angeles Mezzanine Lender has the right to increase the rate to 13.500% under certain conditions. The Plaza Mexico – Los Angeles Mezzanine Lender has the right to transfer its interest in the Plaza Mexico – Los Angeles Mezzanine Loan at its discretion.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Plaza Mexico – Los Angeles Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

Earthquake Insurance. The loan documents do not require earthquake insurance. The seismic report indicated a probable maximum loss of 13.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PLAZA MEXICO – LOS ANGELES

Plaza Mexico - Los Angeles
3100 East Imperial Highway
Lynwood, CA 90262
Downtown
LOS ANGELES
Vernon
Maywood
Huntington Park
Walnut Park
Bell
Commerce
Bell Gardens
Cudahy
Florence
South Gate
Downey
Watts
Lynwood
Willowbrook
LOS ANGELES COUNTY
East Rancho Dominguez
West Rancho Dominguez
Compton
Paramount
Bellflower
LONG BEACH
Lakewood
Carson
LA Intl. Airport 9 miles
Compton/ Woodley Airport
Community Hospital of Huntington Park
St. Francis Medical Center
Watts Towers Arts Center
Downey Regional Medical Ctr.
Rancho Los Amigos Natl. Rehabilitation Ctr.
Kaiser Permanente Downey Medical Center
Stonewood Center
Los Amigos Country Club
Ralphs Distribution Center
Paramount Petroleum Corp. (Paramount)
Paramount Petroleum Corp. (Long Beach)
Lakewood Regional Medical Center
Lakewood Marketplace
Lakewood Center
Gateway Towne Center
Dominguez Rancho Adobe Museum
StubHub Center
Cal. State University - Dominguez Hills
The Links at Victoria Golf Course
Southbay Pavilion
Earvin Magic Johnson Park
Exxon Mobil
BNSF Railway
Hebrew Union College - Jewish Inst. of Religion
University of Southern California
LA Coliseum
LA Mem. Sports Arena
GREEN LINE
BLUE LINE
METRORAIL BLUE LINE
METROLINK
EXPO
Santa Monica Fwy
Pomona Fwy
Century Fwy
Long Beach Fwy
Harbor Fwy
Gardena Fwy
Artesia Fwy
Los Angeles River
Imperial Hwy
Firestone Blvd
Florence Ave
Slauson Ave
Gage Ave
Century Blvd
Rosecrans Ave
Alondra Blvd
Del Amo Blvd
Long Beach Blvd
Alameda St
Atlantic Ave
SAN GABRIEL MTS.
SAN MONICA MTS.
Pacific Ocean
ANAHEIM
LONG BEACH
Torrance
Pasadena
Burbank
Glendale
Santa Monica
Fullerton
Huntington Beach

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HOLIDAY INN EXPRESS NASHVILLE - DOWNTOWN

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 5 – Holiday Inn Express Nashville - Downtown

Loan Information				Property Information
Mortgage Loan Seller:	Société Générale			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Hospitality
Original Principal Balance(1):	$34,300,000			Specific Property Type:	Limited Service
Cut-off Date Principal Balance(1):	$34,300,000			Location:	Nashville, TN
% of Initial Pool Balance:	4.7%			Size:	287 Rooms
Loan Purpose:	Refinance			Cut-off Date Balance Per Room(1):	$252,613
Borrower Name:	Birchmont – H.I. Nashville, LLC			Year Built/Renovated:	1968/2015

Sponsors:	James M. Lippman; Birchmont Capital Partners I, L.P.; JRK Property Holdings			Title Vesting:	Fee & Leasehold
Mortgage Rate:	5.116%			Property Manager:	Self-managed
Note Date:	June 10, 2016			2nd Most Recent Occupancy (As of)(4):	81.5% (12/31/2014)
Anticipated Repayment Date:	NAP			Most Recent Occupancy (As of)(4):	82.0% (12/31/2015)
Maturity Date:	July 1, 2026			Current Occupancy (As of)(4):	83.4% (3/31/2016)
IO Period:	None
Loan Term (Original):	120 months
Seasoning:	0 months
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			Underwriting and Financial Information:
Interest Accrual Method:	Actual/360
Call Protection:	L(24),D(92),O(4)			3rd Most Recent NOI (As of)(5):	$9,081,828 (12/31/2014)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of)(5):	$10,265,927 (12/31/2015)
Additional Debt(1)(2):	Yes			Most Recent NOI (As of)(5):	$10,293,148 (TTM 3/31/2016)
Additional Debt Type(2):	Pari Passu

				U/W Revenues:	$18,830,852
				U/W Expenses:	$8,437,796
				U/W NOI:	$10,393,056
Escrows and Reserves(3):				U/W NCF:	$9,545,667
				U/W NOI DSCR(1):	2.20x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(1):	2.02x
Taxes	$148,674	$24,779	NAP	U/W NOI Debt Yield(1):	14.3%
Insurance	$13,639	$6,820	NAP	U/W NCF Debt Yield(1):	13.2%
Replacement Reserve	$62,944	$62,944	NAP	“As-Complete” Appraised Value(6):	$115,000,000
PIP Letter of Credit	$5,309,000	$0	NAP	“As-Complete” Appraisal Valuation Date(6):	April 21, 2017
Deferred Maintenance	$25,656	$0	NAP	Cut-off Date LTV Ratio(1)(6): LTV Ratio at Maturity or ARD(1)(6):	63.0% 52.0%
Ground Rent Reserve	$74,789	$9,349	NAP

(1)	The Holiday Inn Express Nashville - Downtown Whole Loan (as defined below), with an original principal balance of $72,500,000, is comprised of three pari passu notes: Note A-1, Note A-2 and Note A-3. The non-controlling Note A-2 had an original principal balance of $34,300,000, has an outstanding principal balance as of the Cut-Off Date of $34,300,000 and will be contributed to the SGCMS 2016-C5 Trust. The controlling Note A-1 had a original principal balance of $28,200,000, has an outstanding principal balance as of the Cut-Off Date of $28,200,000 and is expected to be contributed to a future securitization trust. Note A-3 had a original principal balance of $10,000,000, has an outstanding principal balance as of the Cut-Off Date of $10,000,000 and is expected to be contributed to a future securitization trust. All statistical financial information related to the balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Holiday Inn Express Nashville - Downtown Whole Loan.

(2)	See “The Mortgage Loan” section.

(3)	See “Escrows” section.

(4)	See “Historical Occupancy” section.

(5)	See “Cash Flow Analysis” section.

(6)	The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD are based on the “as-complete” appraised value of $115,000,000 as of April 21, 2017. The “as-complete” value assumes the completion of an approximately $5.1 million in renovations which the lender reserved for at origination. Based on an “as-is” value as of April 21, 2016 of $108,000,000, the Cut-off Date LTV is 67.1% and the LTV Ratio at Maturity or ARD is 55.4%.

The Mortgage Loan. The mortgage loan (the “Holiday Inn Express Nashville – Downtown Mortgage Loan”) is part of a whole loan (the “Holiday Inn Express Nashville - Downtown Whole Loan”) evidenced by three pari passu promissory notes (Note A-1, Note A-2 and Note A-3) secured by a first mortgage encumbering the fee interest in a limited service hotel and a leasehold interest in an adjoining parking lot located in Nashville, Tennessee (the “Holiday Inn Express Nashville - Downtown Property”). The Holiday Inn Express Nashville – Downtown Whole Loan was originated on June 10, 2016 by Société Générale. The Holiday Inn Express Nashville

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HOLIDAY INN EXPRESS NASHVILLE - DOWNTOWN

– Downtown Whole Loan had an original principal balance of $72,500,000, has an outstanding principal balance as of the Cut-off Date of $72,500,000 and accrues interest at an interest rate of 5.116% per annum. The Holiday Inn Express Nashville - Downtown Whole Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The Holiday Inn Express Nashville - Downtown Whole Loan matures on July 1, 2026.

The non-controlling Note A-2, which will be contributed to the SGCMS 2016-C5 Trust, had an original principal balance of $34,300,000, and has an outstanding balance as of the Cut-Off Date of $34,300,000. The controlling Note A-1, which is expected to be contributed to a future securitization trust, had an original principal balance of $28,200,000, and an outstanding balance of $28,200,000. Note A-3, which is expected to be contributed to a future securitization trust, had an original principal balance of $10,000,000, and an outstanding balance of $10,000,000. Prior to the securitization of Note A-1, the Holiday Inn Express Nashville - Downtown Whole Loan will be serviced pursuant to the SGCMS 2016-C5 Trust pooling and servicing agreement. After the securitization of Note A-1, the Holiday Inn Express Nashville - Downtown Whole Loan will be serviced pursuant to the pooling and servicing agreement governing the related trust. See “Description of the Mortgage Pool — The Whole Loans — The Serviced Pari Passu Whole Loans — The Holiday Inn Express Nashville - Downtown Whole Loan” in the Preliminary Prospectus.

Following the lockout period, the borrower has the right to defease the Holiday Inn Express Nashville - Downtown Whole Loan in whole, but not in part, on any date before April 1, 2026. In addition, the Holiday Inn Express Nashville - Downtown Whole Loan is prepayable without penalty on or after April 1, 2026.

Sources and Uses

Sources			Uses
Original whole loan amount	$72,500,000	100.0%	Loan payoff	$32,643,139	45.0%
			Return of equity	33,034,000	45.6
			PIP Letter of Credit	5,309,000	7.3
			Closing costs	1,188,159	1.6
			Reserves	325,702	0.4
Total Sources	$72,500,000	100.0%	Total Uses	$72,500,000	100.0%

The Property. The Holiday Inn Express Nashville - Downtown Property consists of the fee interest in an eight-story, 287-room limited service hotel and a leasehold interest in an adjoining parking lot located in downtown Nashville, Tennessee. The Holiday Inn Express Nashville – Downtown Property is situated less than one mile from the Bridgestone Arena, the home of the Nashville Predators National Hockey League team, the Music City Convention Center, Nissan Stadium, the home of the Tennessee Titans National Football League team, the Frist Center for the Visual Arts, and the downtown Nashville entertainment district.

Built in 1968, the Holiday Inn Express Nashville - Downtown Property guestroom configuration includes 113 king guestrooms, 170 double guestrooms, and 4 suites. Each of the guestrooms features remote control flat-panel television with cable, telephone, desk with chair, dresser, nightstands, lamps, and a lounge chair. King guestrooms include a sleeper sofa. Suites include separate rooms with additional case and soft goods as well as a wet bar and a microwave. Amenities include breakfast, five meeting rooms totaling 9,980 square feet, outdoor swimming pool, fitness center, shoe shine service, downtown shuttle, and business center. The Holiday Inn Express Nashville - Downtown Property features two levels of below building parking with a 118 vehicle capacity. Additional parking, which is not required for zoning conformance, is provided via a ground lease of an adjacent parcel containing 66 spaces, which runs through December 2028 (inclusive of renewal options). The additional parking is located along the northerly side of Broadway adjacent to the Holiday Inn Express Nashville - Downtown Property.

The Holiday Inn Express Nashville – Downtown Property operates as a Holiday Inn Express under the Intercontinental Hotel Group (“IHG”) flag with a newly executed franchise agreement expiring on January 7, 2028. As part of the franchise agreement, the sponsor provided a detailed capital expense budget for room renovations totaling $5.1 million ($17,617 per room). At closing, the borrower provided a $5.3 million letter of credit that will be held by the lender until completion of the property improvement plan (“PIP”). In addition, at loan closing the guarantors delivered a guaranty of completion for the PIP work ensuring the completion and payment of the work are completed in accordance with the terms and provisions of the loan agreement. The renovation plan includes bathroom upgrades and case good replacements for 287 rooms, soft goods for floors 4, 5, and 6, corridor and meeting room improvements and lobby upgrades. Guestrooms will be renovated to match the Holiday Inn Express Revive package, with wall mounted thermostatic control, flat panel television and new safes. The public and guest areas will be renovated to accommodate key components of IHG’s Formula Blue Renovation Design Guide, which includes check-in pods and an enclosed breakfast servicing area. In addition to the planned PIP work, the sponsor has already completed renovations in an amount equal to approximately $2.2 million ($7,606 per room), which primarily consisted of soft goods replacement (floors 2, 3, 7, and 8), corridor improvements, fitness center upgrades, lobby improvements, and meeting space upgrades completed between 2012 and trailing 12-month period ending 3/31/2016.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HOLIDAY INN EXPRESS NASHVILLE - DOWNTOWN

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Holiday Inn Express Nashville - Downtown Property:

Cash Flow Analysis

	2014	2015	TTM 3/31/2016	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	81.5%	82.0%	83.4%	83.4%
ADR	$191.45	$203.18	$201.11	$201.11
RevPAR	$156.11	$166.67	$167.72	$167.72

Total Revenue	$17,454,968	$18,714,705	$18,883,149	$18,830,852	100.0%	$65,613
Total Department Expenses	3,170,065	3,181,933	3,228,589	3,252,286	17.3	11,332
Gross Operating Profit	$14,284,903	$15,532,772	$15,654,560	$15,578,566	82.7%	$54,281

Total Undistributed Expenses	4,736,646	4,788,572	4,866,338	4,658,180	24.7	16,231
Profit Before Fixed Charges	$9,548,257	$10,744,200	$10,788,222	$10,920,386	58.0%	$38,050

Total Fixed Charges	466,429	478,273	495,074	527,330	2.8	1,837

Net Operating Income	$9,081,828	$10,265,927	$10,293,148	$10,393,056	55.2%	$36,213
FF&E	0	0	0	847,388	4.5	2,953
Net Cash Flow	$9,081,828	$10,265,927	$10,293,148	$9,545,667	50.7%	$33,260

NOI DSCR(1)	1.92x	2.17x	2.18x	2.20x
NCF DSCR(1)	1.92x	2.17x	2.18x	2.02x
NOI DY(1)	12.5%	14.2%	14.2%	14.3%
NCF DY(1)	12.5%	14.2%	14.2%	13.2%

(1)	The debt service coverage ratios and debt yields are based on the Holiday Inn Express Nashville – Downtown Whole Loan totaling $72,500,000.

Appraisal. As of the appraisal valuation date of April 21, 2016, the Holiday Inn Express Nashville - Downtown Property had an “as-is” appraised value of $108,000,000 and an “as-complete” value of $115,000,000 as of April 21, 2017 upon completion of the PIP.

Environmental Matters According to the Phase I environmental site assessment dated April 25, 2016, there was no evidence of any recognized environmental conditions, however the assessment noted that because of the age of the Holiday Inn Express Nashville - Downtown Property asbestos-containing material may be present at the Holiday Inn Express Nashville - Downtown Property. No further action was recommended, however the maintenance of an asbestos operations and maintenance (“O&M”) plan was recommended, and the borrower is required to develop and maintain an asbestos O&M plan.

Market Overview and Competition. The Holiday Inn Express Nashville - Downtown Property is located in downtown Nashville, Tennessee within the Nashville-Davidson-Murfreesboro metropolitan area (“Nashville MSA”). Primary regional access through the area is provided by east/west Interstate 40, which extends to cities such as Knoxville to the east and Memphis to the west and north/south Interstate 65, which provides access to cities such as Louisville, Kentucky to the north and Birmingham, Alabama to the south. The area is served by the Nashville International Airport located approximately 9.1 miles east of the Holiday Inn Express Nashville – Downtown Property.

The Holiday Inn Express Nashville – Downtown Property is located at the intersection of Tenth Avenue North and Broadway within downtown Nashville’s central business district, which encompasses approximately 80 blocks within three square miles. The Nashville central business district includes the new 1.2 million square foot Music City Center, the original Nashville Convention Center, 20 hotels, over 125 restaurants, as many as 40 shopping locations, and 30 live music venues. Nashville is the geographic and population center of the region with a total population of approximately 1.6 million. The Holiday Inn Express Nashville - Downtown Property is located approximately 1.3 miles northeast of Vanderbilt University, which currently has 12,000 students enrolled on campus and is situated to accommodate student families and alumni. It is also the center of metro, state and federal government activities. According to the appraisal, since the 1960s, Nashville has been the second-biggest music production center in the United States, after New York, with a total economic impact of over $6.4 billion per year. In addition to music production, Nashville’s status as Music City USA influences other sectors of the economy, such as manufacturing and tourism. According to the appraisal, demand segmentation at the Holiday Inn Express Nashville - Downtown Property is 20.0% commercial and 80.0% leisure/tourism. In addition to being known as a music-recording center and tourist destination, the Nashville MSA is also home to six Fortune 500 corporations: HCA, Community Health Systems, Dollar General Corporation, Delek U.S. Holdings, Tractor Supply Co. and Life Point Health. Healthcare represents an important economic sector. The Nashville area is home to more than 250 healthcare companies, including seven of the twelve largest private hospital operators in the United States. The healthcare sector contributes more than $30.0 billion per year to the local economy and employs more than 210,000 people in the greater Nashville area. The Nashville healthcare sector continues to grow, as evidenced by a 200 employee expansion at UnitedHealthcare, a 162 employee expansion at Brookdale Senior Living, a 160 job expansion at NaviHealth and a 125 employee expansion at Morning Pointe Assisted Living in 2014.

A new 514,000 square foot Bridgestone U.S. headquarters building is under construction a few blocks from the Holiday Inn Express Nashville – Downtown Property. The development is a build-to-suit office building and expected to be home to 1,700 employees. The approximately $200.0 million development is slated to be complete in late 2017. Since 2011, more than 68 projects have been completed in the downtown area and approximately 47 more are under construction. During the first half of 2014, investors and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HOLIDAY INN EXPRESS NASHVILLE - DOWNTOWN

developers secured approximately $254.0 billion for construction and development on an unadjusted basis, ranging from Class A office towers to manufacturing facilities.

According to a third party hospitality research report dated April 15, 2016, the Holiday Inn Express Nashville – Downtown Property is located in the Nashville central business district hotel submarket, which consists of 49 hotels totaling 9,237 rooms. The competitive set in the third party hospitality research report includes the 482-room Sheraton Hotel Nashville Downtown, the 341-room Doubletree Nashville, the 192-room Courtyard Nashville Downtown, the 169-room Hampton Inn Nashville Vanderbilt, and the 125-room Autograph Collection Union Station Hotel. As of the third party hospitality research report dated April 15, 2016, the Holiday Inn Express Downtown – Nashville Property’s occupancy penetration was 100.3%, with an ADR penetration of 94.7%, leading to a RevPAR penetration of 95.1%.

The following table presents certain information relating to the Holiday Inn Express Nashville - Downtown Property competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			HIE Nashville - Downtown			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
3/31/2016 TTM	83.1%	$213.54	$177.51	83.4%	$202.32	$168.74	100.3%	94.7%	95.1%
3/31/2015 TTM	78.0%	$201.65	$157.26	78.4%	$197.03	$154.51	100.6%	97.7%	98.3%
3/31/2014 TTM	79.7%	$175.80	$140.04	83.5%	$172.30	$143.85	104.8%	98.0%	102.7%

(1)	The competitive set includes the 482-room Sheraton Hotel Nashville Downtown, the 341-room Doubletree Nashville, the 192-room Courtyard Nashville Downtown, the 169-room Hampton Inn Nashville Vanderbilt, and the 125-room Autograph Collection Union Station Hotel.

The Borrower. The borrower is Birchmont – H.I. Nashville, LLC, a Delaware limited liability company and recycled single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Holiday Inn Express Nashville - Downtown Property. Birchmont - H.I. Nashville, LLC is ultimately 51.3% owned by James M. Lippman through various ownership entities, 42.5% by Birchmont Capital Partners I, L.P., and 6.3% by key employees of JRK - H.I. Nashville, LLC. No Limited Partner in Birchmont Capital Partners I, L.P. owns more than ten (10.0%) percent of the limited partnership interests. Mr. Lippman and Birchmont Capital Partners I, L.P. will both serve as guarantors for the Holiday Inn Express Downtown – Nashville Loan. The guarantors have joint and several liability, however, Mr. Lippman will have no liability under the guaranty so long as (x) Birchmont Capital Partners, L.P. maintains the net worth and liquid assets requirements under the guaranty, (y) Birchmont Capital Partners, L.P. is not in default under its guaranteed obligations for a period of more than 10 business days after demand by the lender and (z) the legal existence of Birchmont Capital Partners, L.P. has not been terminated.

The Sponsors. The sponsors are James M. Lippman, Birchmont Capital Partners I, L.P. and JRK Property Holdings.

Since founding JRK Property Holdings in 1991, Mr. Lippman, Chairman and CEO, has overseen the firm’s growth in the real estate investment sector. Currently, the company employs over 1,200 professionals. Prior to founding JRK Property Holdings, Mr. Lippman was the Managing Director of the Signature Group, where he managed an approximately $1.0 billion diversified real estate portfolio that included direct and indirect ownership in commercial properties as well as various debt and equity securities.

Founded in 2007 by Mr. Lippman, Birchmont Capital Partners I, L.P. makes direct investments in income-producing real estate and has raised approximately $203.0 million of private equity since its inception.

JRK Property Holdings (“JRK”) is a Los Angeles-based real estate investment firm specializing in the ownership, management, leasing and redevelopment of properties in primary and secondary markets throughout the United States. JRK pursues value-added opportunities through investing in properties that can be repositioned to deliver sustainable, growing streams of cash flow. JRK has a commercial portfolio throughout the United States valued in excess of $5.0 billion. In 2008, JRK became a member of the National Multifamily Housing Council’s NMHC 50, a list of the nation’s fifty largest apartment owners. JRK Residential, the multifamily management subsidiary of JRK, owns and operates over 90 multifamily properties and 32,000 units across the nation. JRK Hotel Group, headquartered in New York, NY, is the hotel management subsidiary of JRK and owns and manages a portfolio of six luxury and flagged hotels, valued in excess of $400.0 million, located in New York, NY; Los Angeles, CA; Santa Barbara, CA; and Nashville, TN.

Escrows. The loan documents provide for upfront reserves of $148,674 for real estate taxes, $13,639 for insurance premiums, $62,944 for replacement reserves, $25,656 for deferred maintenance and $74,789 for ground rent. At closing, the borrower delivered a $5.3 million letter of credit that will be held by the lender until completion of the PIP work. The guarantors signed a guaranty of completion for the PIP work ensuring the completion and payment of the work are completed in accordance with the terms and provisions of the loan agreement. Upon completion of all PIP work, the lender will return the letter of credit to the borrower. The loan documents also provide for monthly reserves of $24,779 for real estate taxes, $6,820 for insurance premiums, $62,944 for replacement reserves and $9,349 for ground rent.

Lockbox and Cash Management. The Holiday Inn Express Nashville – Downtown Whole Loan requires a borrower-controlled lockbox account, which is already in place, and requires the borrower to cause all rents to be paid directly into an eligible account maintained by the borrower at a local bank selected by the borrower, which is required at all times to be an eligible institution. Without in any way limiting the foregoing, if the borrower or the manager receive any rents, then (i) such amounts will be deemed to be collateral for the loan and will be held in trust by the borrower or the manager, as applicable, for the benefit, and as the property, of the lender, (ii) such amounts may not be commingled with any other funds or property of the borrower or the manager, and (iii) the borrower or the manager, as applicable, is required to deposit such amounts into the clearing account within one business day of receipt. Funds deposited into the clearing account will be swept by the clearing bank on a daily basis into the borrower’s operating

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HOLIDAY INN EXPRESS NASHVILLE - DOWNTOWN

account at the clearing bank, unless a Cash Management Period (as defined below) is continuing, in which event such funds will be swept on a daily basis into an eligible account at the deposit bank controlled by the lender.

A “Cash Management Period” will commence upon the lender giving notice to the clearing bank of the occurrence of any of the following: (i) the stated maturity date, (ii) an event of default under the loan documents, or (iii) if, as of any calculation date (the last day of each calendar quarter), the debt service coverage ratio is less than 1.25x; and will end upon the lender giving notice to the clearing bank that the sweeping of funds into the deposit account may cease, which notice the lender may only be required to give if (1) the loan and all other obligations under the loan documents have been repaid in full or (2) the stated maturity date has not occurred and (A) with respect to the matters described in clause (ii) above, such event of default has been cured and no other event of default has occurred and is continuing or (B) with respect to the matter described in clause (iii) above, the lender has determined that the Holiday Inn Express Nashville – Downtown Property has achieved a debt service coverage ratio of at least 1.25x for two consecutive calculation dates.

Property Management. The Holiday Inn Express Nashville - Downtown Property is managed by an affiliate of the sponsors.

Assumption. The borrower has the right to transfer the Holiday Inn Express Nashville – Downtown Property at any time provided that certain conditions are satisfied, including (i) the borrower has provided the lender with not less than sixty days prior written notice, which notice is required to contain sufficient detail to enable the lender to determine that the transferee borrower complies with the requirements set forth in the loan agreement; (ii) no event of default under the loan documents has occurred and is continuing; (iii) evidence satisfactory to the lender has been provided showing that the transferee borrower and such of its affiliates taking into account the ownership structure of the transferee borrower and its affiliates; and (iv) the lender has received confirmation from Fitch, KBRA and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the SGCMS Series 2016-C5 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. The Holiday Inn Express Nashville - Downtown Property is subject to a ground lease covering a parking lot with 66 parking spaces on a parcel located adjacent to the primary portion of the Holiday Inn Express Nashville – Downtown Property, which ground lease commenced on January 1, 2007 between the borrower and Sudekum, L.P. As a condition of closing, the borrower executed an amendment to the ground lease that added 21, one-year renewal options extending the maturity date of the ground lease through December 31, 2028. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in the Preliminary Prospectus.

Terrorism Insurance. The borrower is required to obtain and maintain coverage as part of its property insurance policy against loss or damage by terrorist acts in an amount equal to 100% of the “Full Replacement Cost” of the Holiday Inn Express Nashville - Downtown Property plus loss of rents or business income.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HOLIDAY INN EXPRESS NASHVILLE - DOWNTOWN

Holiday Inn Express Nashville - Downtown
920 Broadway
Nashville, TN 37203
NASHVILLE
North Capitol
East End
SoBro
The Gulch
Nashville Farmer's Market
Bicentennial Capitol Mall State Park
Davy Crockett Tower
Bicentennial Fountains
Andrew Johnson Tower
Victory Park
CAPITOL HILL
State Capitol
Library & Archives
Supreme Court
Municipal Auditorium
Music City Central
Criminal Justice Center
AA Birch Justice Complex
Metro Courthouse
Public Sq. Park
Citizens Plaza
UBS Tower
DoubleTree
Bank of America Plaza
Hotel Indigo
State Museum
James K. Polk
Military Museum
War Mem. Auditorium
TPAC
Tennessee Tower
Nashville City Center
Hermitage Hotel
Fifth Third Center
Service Source
PRINTERS ALLEY
Courtyard by Marriott
L&C Tower
One Nashville Place
Sheraton
George Jones Museum
Baker Donelson Center
TSU Avon Williams Campus
Ben West Building
Homewood Suites
Public Library
SunTrust Plaza
AT&T Building
Ryman Auditorium
Renaissance Hotel
Nashville Convention Center
Live Music Venues
Moxy Hotel
Johnny Cash Museum
The Pinnacle
The Hilton
Schermerhorn Symphony Ctr.
222 2nd Ave. S
LifeWay Plaza
Bridgestone Arena
Walk of Fame Park
Bridgestone Americas HQ
The SoBro
Customs House
Federal Building
Frist Center for Visual Arts
Country Music Hall of Fame
Hyatt Place
Hampton Inn
Omni Hotel
Union Station Hotel
Music City Center
JW Marriott
DAVIDSON COUNTY
The Joseph Nashville
Holiday Inn & Suites
Tri-Branded Marriott
Cummins Station
The Westin Nashville
1201 Demonbreun
Twelve Twelve
Velocity
Pine Street Flats
Thompson Hotel
The Icon in the Gulch
Buckingham Residential Project
Terrazzo Nashville
Fairfield Inn & Suites
Nissan Stadium
Cumberland River
Metro Riverfront Park
Cumberland Park
JOHN SEIGENTHALER PEDESTRIAN BRIDGE
RIVERFRONT STATION
MUSIC CITY STAR
Ascend Amphitheater
Rosa Parks Blvd
Harrison St
Jo Johnston Ave
Gay St
Nelson Merry St
James Robertson Pkwy
Charlotte Ave
Union St
Church St
Commerce St
Broadway
Demonbreun St
Korean Veterans Blvd
Peabody St
Lea Ave
Palmer Pl
Gleaves St
Division St
Sigler St
Hawkins St
South St
Pine St
Music Cir S
Grundy St
12th Ave N
12th Ave S
11th Ave S
8th Ave S
7th Ave S
7th Ave N
6th Ave N
5th Ave N
4th Ave N
3rd Ave N
2nd Ave N
1st Ave N
1st Ave S
S 4th Ave
Woodland St
Russell St
N 1st St
S 2nd St
Titans Way
Hermitage Ave
Korean Veterans Blvd
41
31
431
70
40
65
Hendersonville
Lakewood
Mount Juliet
Ashland City
NASHVILLE
Belle Meade
Forest Hills
Oak Hill
Brentwood
La Vergne
Smyrna
Nolensville
Franklin

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

RENAISSANCE CENTER

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 6 Renaissance Center

Loan Information				Property Information
Mortgage Loan Seller:	Benefit Street Partners CRE Finance LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance(1):	$30,240,000			Specific Property Type:	Suburban
Cut-off Date Principal Balance(1):	$30,240,000			Location:	Tampa, FL
% of Initial Pool Balance:	4.1%			Size:	573,053 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF:	$123.20
Borrower Names:	Ren Center Tampa LLC			Year Built/Renovated:	1997/NAP
Sponsor:	Dennis Troesh			Title Vesting:	Fee
Mortgage Rate:	5.020%			Property Manager:	CBRE, Inc.
Note Date:	February 11, 2016			3rd Most Recent Occupancy (As of)(2):	94.3% (12/31/2013)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of) (2):	100.0% (12/31/2014)
Maturity Date:	March 6, 2026			Most Recent Occupancy (As of) (2):	100.0% (12/31/2015)
IO Period:	60 months			Current Occupancy (As of) (2):	100.0% (4/30/2016)
Loan Term (Original):	120 months
Seasoning:	4 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months			3rd Most Recent NOI (As of)(3):	$8,242,290 (12/31/2013)
Loan Amortization Type:	Interest-only, Amortizing Balloon			2nd Most Recent NOI (As of)(3):	$8,521,462 (12/31/2014)
Interest Accrual Method:	Actual/360			Most Recent NOI (As of)(3):	$8,514,148 (Annualized 11
Call Protection:	L(28),D(88),O(4)				4/30/2016)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1):	Yes			U/W Revenues(3):	$13,700,053
Additional Debt Type(1):	Pari Passu			U/W Expenses(3):	$6,412,398
				U/W NOI(3):	$7,287,656
Escrows and Reserves(4):				U/W NCF(3):	$7,098,746
				U/W NOI DSCR(1):	1.60x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(1):	1.56x
Taxes	$595,833	$119,167	NAP	U/W NOI Debt Yield(1):	10.3%
Insurance	$35,000	$11,667	NAP	U/W NCF Debt Yield(1):	10.1%
Replacement Reserve	$0	$9,551	NAP	As-Is Appraised Value:	$110,500,000
TI/LC Reserve	$5,500,000	$59,693	$6,500,000	As-Is Appraisal Valuation Date:	December 16, 2015
Unfunded Obligations Reserve	$1,861,784	$0	NAP	Cut-off Date LTV Ratio(1):	63.9%
Environmental Reserve	$10,000	$0	NAP	LTV Ratio at Maturity or ARD(1):	58.9%

(1)	The Renaissance Center Whole Loan (as defined below), with an original principal balance of $75,600,000, is comprised of three pari passu notes (Note A-1, Note A-2 and Note A-3). The non-controlling Note A-3 has an outstanding principal balance as of the cut-off date of $30,240,000 and is being contributed to the SGCMS 2016-C5 Trust. The controlling Note A-1 and non-controlling Note A-2 have a combined outstanding principal balance as of the cut-off date of $40,360,000 and are expected to be contributed to future securitizations. All statistical information related to the balances per square feet, loan-to-value ratios, debt service coverage ratios and debt yields are based on the cut-off date balance of the $70,600,000 Renaissance Center Whole Loan.

(2)	See “Historical Occupancy” section.

(3)	See “Cash Flow Analysis” section.

(4)	See “Escrows” section.

The Mortgage Loan. The mortgage loan is part of a whole loan (the “Renaissance Center Whole Loan”) that is evidenced by three pari passu promissory notes secured by a first mortgage encumbering the fee simple interest in a suburban office, which is located in Tampa, Florida (the “Renaissance Center Property”). The Renaissance Center Whole Loan was originated on February 11, 2016 by Benefit Street Partners CRE Finance LLC. The Renaissance Center Whole Loan had an original principal balance of $75,600,000. The controlling Note A-1 was paid down by $5,000,000 prior to securitization and the Renaissance Center Whole Loan has an outstanding principal balance as of the Cut-off Date of $70,600,000 and accrues interest at an interest rate of 5.020% per annum. The Renaissance Center Whole Loan had an initial term of 120 months, has a remaining term of 116 months as of the Cut-off Date and requires interest-only payments for the first 60 payments following origination, and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Renaissance Center Whole Loan matures on March 6, 2026.

Note A-3, which will be contributed to the SGCMS 2016-C5 Trust, had an original principal balance of $30,240,000, has an outstanding principal balance as of the Cut-off Date of $30,240,000 and represents a non-controlling interest in the Renaissance Center Whole Loan. The related controlling Note A-1 and non-controlling Note A-2 (the “Renaissance Center Companion Loans”) are expected to be contributed to future trusts and have an aggregate original principal balance of $40,360,000. Note A-1 represents the controlling interest in the Renaissance Center Whole Loan. The Mortgage Loan Seller provides no assurances that any non-securitized notes will not be split further. See “Description of the Mortgage Pool — The Whole Loans — The Serviced Pari Passu Whole Loans — The Renaissance Center Whole Loan” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RENAISSANCE CENTER

Following the lockout period, the borrower has the right to defease the Renaissance Center Whole Loan in whole, but not in part, on any date before December 6, 2025. In addition, the Renaissance Center Whole Loan is prepayable without penalty on or after December 6, 2025.

Sources and Uses

Sources			Uses
Original loan amount(1)	$75,600,000	64.3%	Purchase Price	$108,000,000	91.8%
Sponsor Equity	25,542,153	21.7	Reserves	8,002,618	6.8
Seller Credits	16,476,833	14.0	Closing costs	1,616,368	1.4
Total Sources	$117,618,986	100.0%	Total Uses	$117,618,986	100.0%

(1)	The Renaissance Center Whole Loan was originated on February 11, 2016 and had an original principal balance of $75,600,000. The controlling Note A-1 was paid down by $5,000,000 prior to securitization and the Renaissance Center Whole Loan has an outstanding principal balance as of the Cut-off Date of $70,600,000

The Property. Renaissance Center Property is a 100% occupied, 573,053 square feet (which includes 40,682 square feet of amenity space) Class A, five-building institutional-quality suburban office located in the North Westshore submarket of Tampa, Florida. The Renaissance Center Property was built between 1997 and 2001 and is situated on 71.4 acres of land. Renaissance Center has two parking garages (3,373 spaces, a 5.89 parking ratio), a high-class amenity package including a gym, health & fitness center, outdoor softball fields, volleyball courts, tennis courts, jogging trails, learning center, media center, game room, internet café, coffee bar, and full service cafeteria.

As of April 30, 2016, the property was 100.0% leased by three tenants and is home to approximately 4,000 employees. The largest tenant at the property, WellCare Health Plans, Inc. (“WellCare”), leases 378,412 square feet (66.0% of the NRA). WellCare has rolling lease expirations between 2019-2024. The tenant has one five-year renewal option for each lease expiration, which would extend the tenant’s expiration dates out to 2024-2029. WellCare (Moody’s: Ba2 / S&P: BB / Fitch: NA) operates its corporate headquarters at the Renaissance Center Property. The tenant focuses exclusively on providing government-sponsored managed care services, primarily through Medicaid, Medicare Advantage and Medicare Prescription Drug Plans. WellCare provides access to 367,000 contracted health care providers through its managed care plans. As of December 31, 2015, the company served approximately 3.8 million members in 49 states and the District of Columbia. For the fiscal year ending December 31, 2015, WellCare reported $14 billion in revenue and $119 million in net income. WellCare has been in place since 2004 and has expanded its footprint at the Renaissance Center Property five times. Capital One Services (“Capital One”) leases 153,812 square feet (26.8% of the NRA). Capital One’s lease expiration is August 2024. The tenant has one five-year renewal option and a one-time contraction option in August 2019 for 10,931 square feet (2% of NRA) with at least 9 months’ notice and payment of a termination fee of $191,104. If the contraction is exercised, the lender will collect the termination fee as additional leasing reserves. Capital One (Moody’s: Baa1 / S&P: BBB / Fitch: A-) operates its credit card customer service center at the Renaissance Center Property. Capital One is one of the nation’s ten largest banks, offering a broad array of financial products and services to consumers, small businesses, and commercial clients. For the fiscal year ending December 31, 2015, Capital One reported $23 billion in revenue and $4 billion in net income. Capital One has been at the Renaissance Center Property since 1999.

The Renaissance Center Property is located less than one mile from the Veteran’s Expressway (Route-589), which is a major highway that leads to the Tampa central business district (“CBD”) (7.0 miles away) and the Tampa International Airport (3.0 miles away). The Renaissance Center Property is also located approximately 6.0 miles west of I-275. Residents of northern suburbs of Tampa take I-275 and Veteran’s Expressway for their daily work commute to Westshore and the Tampa CBD.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RENAISSANCE CENTER

The following table presents certain information relating to the tenancy at the Renaissance Center Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(4)	Annual U/W Base Rent(4)	% of Total Annual U/W Base Rent	Lease Expiration Date
Major Tenants
WellCare	NR/Ba2/BB	378,412	66.0%	$14.91	$5,642,585	60.5%	10/31/2019-2/29/2024(5)
Capital One	A-/Baa1/BBB	153,812	26.8	$23.92	3,679,603	39.5	8/31/2024(6)
Total Major Tenants		532,224	92.9%	$17.52	$9,322,188	100.0%

Other Tenants(3)		40,829	7.1%	$24.49	$3,600	0.0%

Occupied Total		573,053	100.0%	$16.27	$9,325,788	100.0%

Vacant		0	0.0%

Total		573,053	100.0%

(1)	Information obtained from the underwritten rent roll as of April 30, 2016.

(2)	Ratings provided are for the parent company of the entity listed in the Tenant Name field whether or not the parent company guarantees the lease.

(3)	Other Tenants is comprised of 147 square feet leased to Regions Bank (rated BBB/Baa3/BBB by Fitch/Moody’s/S&P), which pays $3,600 in Annual UW Base Rent, and 40,682 square feet of amenities space (20,831 square feet of fitness center and 19,851 square feet of dining and entertainment services), which is operated under a license agreement with Sodexo. The amenities income of $123,128 is not included in the Annual U/W Base Rent in the schedule above but is included in “Other Income” in the “Cash Flow Analysis” section. The % of NRSF and % of Total Annual U/W Base Rent are based on the total square footage of 573,053 square feet and the underwritten base rent of $9,325,788 derived from leases with WellCare, Capital One and Regions Bank.

(4)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through October 2016.

(5)	WellCare has staggered lease expirations: 105,110 square feet expires October 31, 2019; 105,165 square feet expires December 31, 2020; 111,012 square feet expires February 28, 2023; and 57,125 square feet expires February 29, 2024. Weighted average underwritten base rent is $14.91 PSF.

(6)	Capital One has a one-time contraction option on August 31, 2019 for 10,931 square feet with at least nine months’ notice and a termination fee of $191,104. If the contraction is exercised, the lender will collect the termination fee as additional leasing reserves. The tenant has one five-year renewal option that would extend its lease expiration to August 2029.

The following tables present certain information relating to the lease rollover schedule at the Renaissance Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF(3)	% of Total NRSF(3)	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(3)	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	0	$0.00
2017	1	147	0.0%	147	0.0%	3,600	$24.49
2018	0	0	0.0%	147	0.0%	0	$0.00
2019	1	105,110	18.3%	105,257	18.4%	1,439,802	$13.70
2020	1	105,165	18.4%	210,422	36.7%	1,589,963	$15.12
2021	0	0	0.0%	210,422	36.7%	0	$0.00
2022	0	0	0.0%	210,422	36.7%	0	$0.00
2023	1	111,012	19.4%	321,434	56.1%	1,746,219	$15.73
2024	5	210,937	36.8%	532,371	92.9%	4,546,205	$21.55
2025	0	0	0.0%	532,371	92.9%	0	$0.00
2026	0	0	0.0%	532,371	92.9%	0	$0.00
Thereafter(3)	1	40,682	7.1%	573,053	100.0%	0	$0.00
Vacant	0	0	0.0%	573,053	100.0%	0	$0.00
Total/Weighted Average	10	573,053	100.0%			$9,325,788	$16.27

(1)	Information obtained from the underwritten rent roll as of April 30, 2016.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	The Expiring NRSF includes 40,682 square feet of amenities space (20,831 square feet of fitness center and 19,851 square feet of dining and entertainment services), operated under a license agreement with Sodexo. The amenities income of $123,128 is not included in the Annual U/W Base Rent in the schedule above but is included in “Other Income” in the “Cash Flow Analysis” section. The Annual U/W Base Rent PSF is based on the total square footage of 573,053 square feet and the underwritten base rent of $9,325,788 derived from WellCare, Capital One and Regions Bank.

The following table presents historical occupancy percentages at the Renaissance Center Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	4/30/2016(2)
94.3%	100.0%	100.0%	100.0%

(1)	Information provided by the sponsor.

(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RENAISSANCE CENTER

Operating History and Underwritten Net Cash Flow. The following tables present certain information relating to the historical operating performance and underwritten net cash flow at the Renaissance Center Property.

Cash Flow Analysis

	2013	2014	2015	Annualized 11 4/30/2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$9,807,388	$9,444,185	$9,643,097	$9,620,502	$9,325,788(1)	68.1%	$16.27
Total Reimbursables	4,257,971	4,663,916	4,939,092	4,546,946	5,322,446	38.8	9.29
Other Income	96,247	136,164	123,128	89,922	243,128(2)	1.8	0.42
Less Vacancy &Credit Loss	1,177	0	3,536	(3,857)	(1,191,309)(3)	(8.7)	(2.08)
Effective Gross Income	$14,162,783	$14,244,265	$14,708,853	$14,253,513	$13,700,053	100.0%	$23.91

Total Operating Expenses	$5,920,493	$5,722,803	$5,958,563	$5,739,365	$6,412,398	46.8%	$11.19

Net Operating Income	$8,242,290	$8,521,462	$8,750,290	$8,514,148	$7,287,656	53.2%	$12.72
TI/LC	0	0	0	0	624,299	4.6	1.09
Capital Expenditures	0	0	0	0	114,611	0.8	0.20
Non-recurring Item	0	0	0	0	(550,000)(4)	(4.0)	(0.96)
Net Cash Flow	$8,242,290	$8,521,462	$8,750,290	$8,514,148	$7,098,746	51.8%	$12.39

NOI DSCR(5)	1.81x	1.87x	1.92x	1.87x	1.60x
NCF DSCR(5)	1.81x	1.87x	1.92x	1.87x	1.56x
NOI DY(5)	11.7%	12.1%	12.4%	12.1%	10.3%
NCF DY(5)	11.7%	12.1%	12.4%	12.1%	10.1%

(1)	U/W Base Rent includes rent steps through October 2016.

(2)	U/W Other Income represents a ground rent payment $120,000 per the 99-year ground lease entered at loan origination (see “Ground Lease” section) and $123,128 in income from the license agreement with Sodexo for use of the amenities space.

(3)	The underwritten economic vacancy is 8.0%. The Renaissance Center Property was 100.0% physically occupied as of April 30, 2016.

(4)	The U/W Non-recurring Item represents the general tenant improvements and leasing commissions reserve of $5,500,000 collected at loan origination, averaged over the 10-year loan term.

(5)	The debt service coverage ratios and debt yields are based on the cut-off date balance of the $70,600,000 Renaissance Center Whole Loan.

Appraisal. As of the appraisal valuation date of December 16, 2015, the Renaissance Center Property had an “as-is” appraised value of $110,500,000.

Environmental Matters. According to the Phase I environmental site assessment dated December 29, 2015, a minor hydraulic fluid spill occurred at the property on February 3, 2016. An environmental reserve of $10,000, representing 125% of the estimated cost of remediation, was collected at loan origination. There was no evidence of any other recognized environmental conditions at the Renaissance Center Property.

Market Overview and Competition. The Renaissance Center Property is located in an area known as North Westshore, which is a subset of the Northwest Tampa market. Due to the property’s close proximity to the Westshore submarket, which is located just south of the property, the area surrounding Renaissance Center is heavily influenced by the Westshore submarket, and real estate fundamentals are often better correlated with movements in the Westshore submarket. The Westshore submarket is the metro’s largest employment center, home to several major employers including PwC, Bloomin’ Brands, New York Life, IBM and Florida Blue. Laser Spine Institute is currently building its 176,000 square feet national headquarters in Westshore, and Fortune 500 Company Bristol-Myers Squibb opened its new North America Capability Center in Westshore in 2014. According to a third party market research report, there is 1 million-square feet of Class A office space in Northwest Tampa that operates at a 6.1% vacancy rate, and 8 million-square feet of Class A office space in Westshore that operates at an 11.3% vacancy rate. Within a 3-, 5-, and 7- mile radius from the property, there is 1 million, 4 million, and 10 million-square feet of Class A office space that operate at vacancy rates of 4.4%, 7.9%, and 10.4%, respectively. The appraiser concluded market rents of $16.00 PSF for office space greater than 30,000 square feet and $18.00 PSF for office space less than 30,000 square feet. The appraiser concluded to a 5% vacancy factor for the Property. The appraiser’s competitive set consisted of 2.4 million-square feet (19 assets) of Class A space within 7.0 miles of the Renaissance Center Property. This competitive set operates at an average vacancy rate of 6.2%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RENAISSANCE CENTER

The following table presents information regarding the competitive set for the Renaissance Center Property:

Competitive Set Summary(1)

Property	Year Built / Renovated	Total GLA (SF)	Est. Occ.	Proximity (miles)
Habana Medical Center	1969 / 2008	52,309	86%	6.3
Westlake Corporate Center I	1999 / N/A	93,735	91%	1.8
Westlake Corporate Center II	2001 / N/A	85,695	89%	1.9
Spectrum	1983 / N/A	23,409	85%	6.8
LakePointe One	1986 / N/A	229,524	82%	7.0
LakePointe Two	1999 / N/A	223,005	89%	6.8
Island Center	1986 / N/A	249,797	92%	6.1
Bayport Plaza	1985 / N/A	264,718	97%	5.7
Anchor Plaza	1988 / N/A	98,138	100%	4.0
Eisenhower Business Park	2008 / N/A	74,115	100%	3.5
5104 Eisenhower	1998 / N/A	130,091	100%	3.3
Independence Park I	1983 / 2009	115,740	100%	4.6
Fountain Square II	1989 / N/A	134,065	99%	4.3
Fountain Square III	2000 / N/A	176,150	100%	4.2
Ashlyn Park	2012 / N/A	36,000	100%	1.9
Northdale Executive Center II	2001 / N/A	50,027	100%	7.3
GunnAllen Financial Center	2003 / N/A	117,335	100%	1.7
Fountain Square Center	1999 / N/A	98,000	84%	4.1
Rocky Pointe Center	1985 /1992	181,014	94%	6.1

(1) Information obtained from the appraisal and third party market reports.

The Borrower. The borrower is Ren Center Tampa LLC, a single purpose entity and Delaware limited liability company with two independent directors. Legal counsel to the borrower provided a non-consolidation opinion in connection with the origination of the loan. Dennis Troesh is the nonrecourse carve-out guarantor under the Renaissance Center Whole Loan. The borrowing entity is owned 99% by Dennis Troesh and 1% by Fred Arena.

The Sponsor. The sponsor and carve-out guarantor is Dennis Troesh. Dennis Troesh’s holdings encompass over 50 assets that comprise more than 6.0 million square feet of commercial space and over 2,000 multifamily units. Within his portfolio, Mr. Troesh owns 1.5 million square feet of office properties in the Southeast. The sponsor has borrowed over $310.1 million from the CMBS market and is a repeat client of the Mortgage Loan Seller.

Escrows. The following are brief summaries of upfront and monthly reserves for the Renaissance Center Whole Loan:

The loan documents for the Renaissance Center Whole Loan require upfront reserves in an amount determined by the lender for payment of real estate taxes and insurance (currently $595,833 for real estate taxes and $35,000 for insurance premiums), $5,500,000 for general tenant improvements and leasing commissions, $1,861,784 for outstanding tenant improvement allowances and leasing commissions related to two tenants ($1,750,079 for WellCare and $111,706 Capital One) and $10,000 for an environmental reserve.

The loan documents for the Renaissance Center Whole Loan require monthly deposits in an amount determined by the lender for payment of real estate taxes and insurance (currently $119,167 for real estate taxes and $11,667 for insurance premiums); $59,693 for general tenant improvements and leasing commissions (after April 2021, subject to a cap of $6,500,000); and $9,551 for replacement reserves.

Lockbox and Cash Management. The Renaissance Center Whole Loan is structured with a hard lockbox and springing cash management. The loan requires all rents to be deposited directly by tenants of the Renaissance Center Property into the lockbox account. The loan documents also require that all rents received by the borrowers or the property manager be deposited into the lockbox account immediately upon receipt. Prior to the occurrence of a Cash Sweep Period (as defined below), all funds from the lockbox account are swept into the borrower’s operating account. Upon the occurrence of a Cash Sweep Period, all cash flow is required to be swept from the lockbox account into a lender-controlled cash management account.

A “Cash Sweep Period” will commence upon: (i) the occurrence and continuance of an event of default under the loan agreement, (ii) the amortizing debt service coverage ratio falling below 1.15x for the trailing 12-month period or (iii) the occurrence and continuance of a Major Tenant Sweep Event (as defined below). A Cash Sweep Period will expire, with respect to clause (i), upon the cure of such event of default, with respect to clause (ii), upon the amortizing debt service coverage ratio being at least 1.20x for two consecutive calendar quarters, and with respect to clause (iii) upon the expiration of the Major Tenant Sweep Event.

A “Major Tenant Sweep Event” means (I) with respect to the WellCare lease (or any replacement lease covering at least 100,000 square feet or constituting at least 20% of the annual rents of the WellCare space), a period commencing upon (A) the earlier of (i) October 31, 2018 and (ii) the date by which WellCare is required to provide a renewal notice for its 105,110 square feet space, if such renewal option is not exercised, (B) the earlier of (i) March 1, 2022 and (ii) the date by which WellCare is required to provide a renewal notice for its 111,012 square feet space, if such renewal option is not exercised, (C) an early termination, surrender or cancellation of such lease or (D) WellCare (or replacement tenant) going dark or filing bankruptcy, or (II) the senior unsecured credit

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RENAISSANCE CENTER

rating of Capital One or WellCare (or any parent company thereof), as assigned by either S&P or Moody’s, falling two or more notches from such tenant’s rating at loan origination. A Major Tenant Sweep Event will expire if at least 70% of the WellCare space is leased to a replacement tenant and such tenant is in occupancy, open for business and paying rent, and, with regard to any Major Tenant Sweep Event commenced in connection with clause (I)(A) above, the earlier to occur of (i) October 31, 2019 and (ii) the lease for 105,110 square feet of WellCare space has been renewed for at least five years; with regard to any Major Tenant Sweep Event commenced in connection with clause (I)(B) above, the earlier to occur of (i) February 28, 2023 and (ii) the lease for 111,012 square feet of WellCare space has been renewed for at least five years; with regard to any Major Tenant Sweep Event commenced in connection with clause (I)(C) above, WellCare rescinding all termination notices; with regard to any Major Tenant Sweep Event commenced in connection with clause (I)(D) above, confirmation that WellCare has re-commenced operations and paying rent, and WellCare, or its parent, is not in bankruptcy or insolvent; and with regard to any Major Tenant Sweep Event commenced in connection with clause (II) above, the senior unsecured credit rating of Capital One or WellCare (or applicable parent company thereof), as assigned by each of S&P and Moody’s, rising to at least the same rating assigned to such tenant as of loan origination.

Property Management. The Renaissance Center Property is managed by CBRE, Inc.

Assumption. The borrower has the right to transfer the Renaissance Center Property, in whole but not in part, provided that certain conditions are satisfied including, among other conditions: (i) no event of default has occurred and is continuing; (ii) approval of the proposed transferee and transfer by the lender, in its commercially reasonable discretion, including, but not limited to, the proposed transferee’s creditworthiness, financial strength, and real estate management and leasing expertise; (iii) if the original guarantor is released (from and after the date of the transfer) in connection with the transfer, then any guarantor’s obligations are assumed by a person acceptable to the lender in its reasonable discretion; and (iv) at the lender’s option, and if required by the procedures of Fitch, KBRA or Moody’s, a confirmation from such rating agency that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the SGCMS Series 2016-C5 Certificates by such rating agency.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. An affiliate of the borrower ground leases an approximately 4.2 acre parcel (out of a total Mortgaged Property of approximately 71.4 acres) from the borrower under a 99-year ground lease entered into at loan origination (whereby the affiliate (as ground tenant) is required to pay the borrower (as ground landlord) $10,000 per month in NNN payments). The affiliate has certain development rights with respect to such parcel. The borrower also has a pre-approved right (subject to satisfaction of certain conditions) to enter into, at a future date, a ground lease for a second ground parcel, allowing the sponsor the opportunity to build an additional building to be used as a daycare center, office space or as an amenity center for existing tenants at the Renaissance Center Property. The borrower-proposed form ground lease is a 99-year ground lease with an affiliate, enabling the sponsor to obtain financing for the expansion development. The affiliate will pay the borrower the greater of $2,000 per month or the market rate at the time of execution in NNN ground rent payments. The Renaissance Center Whole Loan is structured with anti-poaching provisions to prevent the sponsor from moving tenants from the Renaissance Center Property to new expansion buildings.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provides coverage for terrorism in an amount equal to the full replacement cost of the Renaissance Center Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity; provided that if the policies contain an exclusion for loss or damage incurred as a result of an act of terrorism or similar acts of sabotage, the borrowers are required to maintain separate insurance against such loss or damage provided such insurance (a) is commercially available and (b) can be obtained at a commercially reasonable cost as reasonably determined by the lender.

Windstorm Insurance. The loan documents require windstorm insurance covering the full replacement cost of the Renaissance Center Property (which may have a deductible not to exceed 5.0% of the total insured value of the premises) during the loan term. At the time of closing, the Renaissance Center Property had insurance coverage for windstorms.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RENAISSANCE CENTER

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RENAISSANCE CENTER

Renaissance Center
8705 Henderson Road
Tampa, FL 33634
Lutz
Citrus Park
Westchase
Carrollwood
Town 'n' Country
TAMPA
NW Tampa
Downtown
Ybor City
Beach Park
HILLSBOROUGH COUNTY
Cheval Country Club
Sunset Ln
Northgate Square
St. Joseph's Hospital-North
Lake Park
Avila Golf and Country Club
Northdale Golf and Tennis Club
Violet Cury Nature Preserve
Carrollwood Commons
Bearss Ave
Ehrlich Rd
Lake Magdalene
Westfield Citrus Park
The Plaza at Citrus Park
Walmart Supercenter
Emerald Greens Resort
Palms of Carrollwood
Fletcher Ave
University Square Mall
Fowler Ave
Big Cat Rescue
Gunn Hwy
Lake Carroll
Babe Zaharias Golf Course
Univ. of South Florida 1/2 mile
Linebaugh Ave
Town 'n' Country Promenade
Busch Blvd
Waters Ave
Tampa's Lowry Park Zoo
Sligh Ave
Tampa Community Hospital
Old Tampa Bay Regional Park
Hillsborough Ave
Bray & Chelsea Park
Tampa International Airport
St. Joseph's Children's Hospital
MLK Jr Blvd
Rocky Point Golf Course
Raymond James Stadium
Hillsborough Community College
21st Ave
Courtney Campbell Causeway
Clearwater 10 miles
International Plaza and Bay Street
David A. Straz, Jr. Ctr., for the Performing Arts
Centro Ybor
University of Tampa
100 N Tampa
Henry Plant Museum
The Florida Aquarium
WestShore Plaza
Kennedy Blvd
Memorial Hospital of Tampa
Amalie Arena
Tampa Convention Center
Tampa General Hospital
Hyde Park Village
Old Tampa Bay
Howard Frankland Bridge
St. Petersburg 13 miles
Bay To Bay Blvd
Hillsborough Bay
Davis Island
Peter O'Knight Airport
Suncoast Pkwy
Veterans Expwy
Selmon Expwy
Dale Mabry Hwy
Nebraska Ave
Florida Ave
North Blvd
Tampa St
N. 22nd St
Henderson Rd
Anderson Rd
Sheldon Rd
Hanley Rd
Memorial Hwy
Westshore Blvd
Henderson Blvd
MacDill Ave
Gulf of Mexico
Old Tampa Bay
Tampa Bay
ST. PETERSBURG
Clearwater
Largo
Dunedin
Palm Harbor
Oldsmar
Safety Harbor
Pinellas Park
Seminole
Tarpon Springs
Holiday
Land O' Lakes
Wesley Chapel
Brandon
Riverview
Gibsonton
Apollo Beach
Ruskin
Sun City Center
Wimauma
Gulfport
Mango
Palm River
Progress Village
Boyette

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

AG LIFE TIME FITNESS PORTFOLIO

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 7 – AG Life Time Fitness Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	CCRE			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s/S&P):	NR/NR/NR/NR			Property Type:	Retail
Original Principal Balance(1):	$29,300,000			Specific Property Type:	Single Tenant
Cut-off Date Principal Balance(1):	$29,300,000			Location:	Various
% of Initial Pool Balance:	4.0%			Size:	1,254,268 SF
Loan Purpose(2):	Acquisition			Cut-off Date Balance Per SF(1):	$138.97
Borrower Names:	AGNL Exercise, L.L.C.			Year Built/Renovated:	2007-2015/NAP
Borrower Sponsor:	AG Net Lease III Corp.; AG Net Lease III (SO) Corp.			Title Vesting:	Fee
Mortgage Rate:	4.904%			Property Manager:	Self-managed
				3rd Most Recent Occupancy (As of)(8):	100.0% (12/31/2013)
Note Date:	November 19, 2015			2nd Most Recent Occupancy (As of)(8):	100.0% (12/31/2014)
Anticipated Repayment Date:	NAP			Most Recent Occupancy (As of)(8):	100.0% (12/31/2015)
Maturity Date:	December 6, 2025			Current Occupancy (As of)(8):	100.0% (7/1/2016)
IO Period:	120 months
Loan Term (Original):	120 Months
Seasoning:	7 months			Underwriting and Financial Information:
Amortization Term (Original):	NAP			3rd Most Recent NOI (As of):	NAV
Loan Amortization Type:	Interest-only, Balloon			2nd Most Recent NOI (As of):	NAV
Interest Accrual Method:	Actual/360			In Place NOI (As of)(9):	$20,284,400
Call Protection(3)(4):	L(31),GRTR 1% or YM(85),O(4)
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt(1)(5):	Yes			U/W Revenues:	$19,270,180
Additional Debt Type(1)(5):	Pari Passu, Future Mezzanine			U/W Expenses:	$578,105
				U/W NOI:	$18,692,075
				U/W NCF:	$17,249,666
Escrows and Reserves(6):				U/W NOI DSCR(1):	2.16x
				U/W NCF DSCR(1):	1.99x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield(1):	10.7%
Taxes	$0	Springing	NAP	U/W NCF Debt Yield(1):	9.9%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$305,200,000
Replacement Reserves	$0	Springing	NAP	As-Is Appraisal Valuation Date:	Various
TI/LC	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	57.1%
Deferred Maintenance(7)	$1,879,873	$0	NAP	LTV Ratio at Maturity or ARD(1):	57.1%

(1)	The AG Life Time Fitness Portfolio Whole Loan (as defined below), with an original principal balance of $173,400,000, is comprised of five pari passu notes (Note A-1, Note A-2, Note A-3, Note A-4-1 and Note A-4-2). The non-controlling Note A-4-2, with an original principal balance of $29.3 million, will be contributed to the SGCMS 2016-C5 Trust. The related companion loans have an aggregate original principal balance of $145.0 million and are evidenced by one controlling note and three non-controlling notes. For additional information on the pari passu companion loans, see “The Mortgage Loan” below. All statistical financial information related to the balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the AG Life Time Fitness Portfolio Whole Loan.
(2)	In June 2015, the sole tenant, Life Time Fitness executed a sale-leaseback transaction with the borrower sponsors. Proceeds from the AG Life Time Fitness Portfolio Whole Loan were used to pay down the line of credit that financed the sale-leaseback. As a result, Historical NOI is not available.
(3)	Partial release is permitted. See “Partial Release” below.
(4)	The lockout period for yield maintenance will be 31 payment dates beginning with and including the first payment date of January 6, 2016. Yield maintenance of the full $174,300,000 million AG Life Time Fitness Portfolio Whole Loan is permitted after the date that is two years after the closing date of SGCMS 2016-C5 Trust.
(5)	See “Subordinate and Mezzanine Indebtness” below.
(6)	See “Escrows” below. Springing reserves are deposited on a quarterly basis.
(7)	The borrower deposited $1,879,873 into a required repairs reserve account, which represents approximately 110.0% of the engineer’s estimated immediate repairs.
(8)	The 100.0% occupancy figures for 2013-2014 exclude the Westwood property, which was built in 2015 and the 100.0% occupancy figure for 2013 also excludes the Vestavia Hills property, which was built in 2013.
(9)	In Place NOI represents the current annualized triple-net rent pursuant to a unitary lease covering all of the AG Life Time Fitness Portfolio Properties that commenced in June 2015 and expires in June 2035.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

AG LIFE TIME FITNESS PORTFOLIO

The Mortgage Loan. The mortgage loan (the “AG Life Time Fitness Portfolio Mortgage Loan”) is part of a whole loan (the “AG Life Time Fitness Portfolio Whole Loan”) evidenced by five pari passu promissory notes secured by a first mortgage encumbering the fee simple interest in a 10-property portfolio of fitness centers located in nine states (each a “Property” or an “AG Life Time Fitness Portfolio Property” and collectively, the “AG Life Time Fitness Portfolio Properties”). The AG Life Time Fitness Portfolio Whole Loan was originated on November 19, 2015 by Cantor Commercial Real Estate Lending L.P. The AG Life Time Fitness Portfolio Mortgage Loan represents the non-controlling Note A-4-2 of the $174,300,000 AG Life Time Fitness Portfolio Whole Loan. The AG Life Time Whole Loan has an original and outstanding principal balance as of the Cut-off Date of $174,300,000 and accrues interest at an interest rate of 4.904% per annum. The AG Life Time Fitness Portfolio Whole Loan had an initial term of 120 months, has a remaining term of 113 months as of the Cut-off Date and requires interest-only payments through the term of the AG Life Time Fitness Portfolio Whole Loan. The AG Life Time Fitness Portfolio Whole Loan matures on December 6, 2025.

The AG Life Time Fitness Portfolio Mortgage Loan is evidenced by Note A-4-2 which will be contributed to the SGCMS 2016-C5 Trust, which had an original principal balance of $29,300,000, has an outstanding principal balance as of the Cut-off Date of $29,300,000 and represents a non-controlling interest in the AG Life Time Fitness Portfolio Whole Loan. The related Note A-1, Note A-2, Note A-3 and Note A-4-1 (the ”AG Life Time Fitness Portfolio Companion Loans”) were previously securitized and have an aggregate original principal balance of $145,000,000. Controlling Note A-1 had an original principal balance of $60,000,000 and was securitized in the COMM 2016-CCRE28 Trust. Non-controlling Note A-2 had an original principal balance of $40,000,000 and was securitized in the CFCRE 2016-C3 Trust. In addition, both Non-controlling Notes A-3 and A-4-1 with original principal balances of $40,000,000 and $5,000,000, respectively were securitized in the CFCRE 2016-C4 Trust. The relationship between the holders of the AG Life Time Fitness Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–AG Life Time Fitness Portfolio Whole Loan” in the Preliminary Prospectus.

Note Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$60,000,000	$60,000,000	COMM 2016-CCRE28	Yes

Note A-2	40,000,000	40,000,000	CFCRE 2016-C3	No

Note A-3, Note A-4-1	45,000,000	45,000,000	CFCRE 2016-C4	No

Note A-4-2	29,300,000	29,300,000	SGCMS 2016-C5	No
Total	$174,300,000	$174,300,000

Following the lockout period, the borrowers have the right to prepay the AG Life Time Fitness Portfolio Whole Loan in whole on any date before September 6, 2025, provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid. In addition, the AG Life Time Fitness Portfolio Whole Loan permits partial prepayment in connection with a release (as described below under “Partial Release”). The AG Life Time Fitness Portfolio Whole Loan is prepayable without penalty on or after September 6, 2025.

Sources and Uses

Sources			Uses
Original loan amount	$174,300,000	57.8%	Purchase price	$298,300,000	98.9%
Borrower Sponsor’s new cash contribution	127,278,004	42.2	Reserves	1,879,873	0.6
			Closing costs	1,398,131	0.5
Total Sources	$301,578,004	100.0%	Total Uses	$301,578,004	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

AG LIFE TIME FITNESS PORTFOLIO

The Properties. The AG Life Time Fitness Portfolio Properties consist of 10 Class A single-tenant fitness centers containing 1,254,268 square feet located in New Jersey, Massachusetts, Illinois, Minnesota, Ohio (two properties), Alabama, Virginia, Georgia and Missouri. The AG Life Time Fitness Portfolio Properties were built-to-suit by the tenant between 2007 and 2015 and range in size from 103,647 to 214,646 square feet with an average size of 125,427 square feet. The AG Life Time Fitness Portfolio Properties operate as full-service health clubs with amenities such as indoor and outdoor swimming pools, racquetball and squash courts, basketball courts, weight training areas, yoga and cycle studio rooms, day care facilities, men’s and women’s locker rooms, cafes and spas.

Portfolio Summary
Property	Location	Year Built	Sq. Ft.	Allocated Whole Loan Amount ($)(1)	Allocated Whole Loan Amount (%)	Appraised Value(2)	Occupancy(3)
Florham Park	Florham Park, NJ	2008	109,995	$25,826,550	14.8%	$45,200,000	100.0%
Westwood	Westwood, MA	2015	128,000	25,242,239	14.5	43,500,000	100.0%
Vernon Hills	Vernon Hills, IL	2008	140,495	21,444,217	12.3	38,000,000	100.0%
Lakeville	Lakeville, MN	2007	214,646	17,061,884	9.8	29,800,000	100.0%
Sterling	Sterling, VA	2008	112,110	15,717,968	9.0	28,000,000	100.0%
Vestavia Hills	Vestavia Hills, AL	2013	103,647	14,899,933	8.5	25,700,000	100.0%
Beachwood	Beachwood, OH	2010	112,110	14,257,191	8.2	24,800,000	100.0%
Dublin	Dublin, OH	2007	109,045	13,439,155	7.7	23,900,000	100.0%
Ellisville	Ellisville, MO	2008	112,110	13,263,862	7.6	23,300,000	100.0%
Woodstock	Woodstock, GA	2008	112,110	13,147,000	7.5	23,000,000	100.0%
Total / Wtd. Avg.			1,254,268	$174,300,000	100.0%	$305,200,000	100.0%

(1)	Based on the AG Life Time Fitness Portfolio Whole Loan amount.
(2)	The appraisal assigned a hypothetical “dark value” of $219.7 million. The Cut-off Date LTV based on the hypothetical “dark value” is approximately 79.3%.
(3)	Occupancy as of July 1, 2016.

Life Time Fitness Amenities Summary(1)
	Florham Park	Westwood	Vernon Hills	Lakeville	Sterling	Vestavia Hills	Beachwood	Dublin	Ellisville	Woodstock
Current Level	Onyx	Diamond	Onyx	Gold	Platinum	Platinum	Gold	Gold	Gold	Gold
LifeCafé	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes
LifeSpa	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes
Medi-spa	No	No	Yes	Yes	Yes	Yes	No	Yes	No	No
LifeClinic	No	No	No	Yes	No	No	No	Yes	No	No
Activity Center	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes
Child Center	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes
Rock Wall	Yes	No	Yes	Yes	Yes	No	Yes	Yes	Yes	Yes
Indoor Pool	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes
Outdoor Pool	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes
Basketball Courts	2	2	2	2	2	2	2	2	0	2
Studios	2	2	2	2	2	2	2	2	2	2
Cycle Studios	1	1	1	1	1	1	1	1	1	1
Yoga Studios	1	1	1	1	1	1	1	1	1	1
Pilates	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes
Racquetball	No	No	No	No	Yes	No	No	Yes	No	No
Squash	Yes	No	Yes	Yes	No	No	No	Yes	No	Yes
Tennis	No	No	No	Yes	No	Yes	No	No	No	No

(1)	Source: Appraisal.

The Lease. Concurrent with the sale-leaseback transaction, Healthy Way of Life III, LLC, a subsidiary of Life Time Fitness, executed a 20-year, triple-net unitary lease, that is guaranteed by Life Time Fitness (the “Lease”). The Lease expires on June 30, 2035, provides for base rent of $20,284,400 ($16.17 per square foot) with contractual increases of 9.93% effective July 1, 2020 and 10.0% every five years thereafter and is structured with four five-year renewal options and no termination options (other than in connection with certain casualty and condemnation events).

The Lease provides the sole tenant with certain limited rights to discontinue operations for a period of less than 180 days (excluding renovations, remodeling or other construction), provided tenant continues to meet all of its obligations under the Lease, including the payment of rent and that during (A) the first five years of the Lease, only one Property may go dark, (B) years 6-10, up to two Properties may go dark, (C) years 11-15, only one Property may go dark and (D) years 16-20 up to two Properties may go dark; provided, however, at no time may more than one Property be dark.

If the sole tenant discontinues operations for a period of 180 days or more, excluding any period of renovation, the applicable Property will be deemed a “Non-Economic Facility”, and the tenant is required to (i) deliver, as a security deposit, a letter of credit in an amount equal to two months’ rent (such amount, the “Required Letter of Credit Amount”, and such letter of credit, the “Security

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

AG LIFE TIME FITNESS PORTFOLIO

Deposit Letter of Credit”) and (ii) either substitute an acceptable replacement property (a “Substitute Property”) for the Non-Economic Facility (provided that only three Substitute Properties are permitted during the initial 10 years of the lease term) or, at borrower’s direction, arrange for a sale of the Non-Economic Property. See “Partial Release” and “Substitution” below.

The tenant will be in default under the Lease in the event that the tenant (i) has not resumed operations at the Non-Economic Facility within nine months after the Property was deemed to be a Non-Economic Facility, (ii) has not provided a Substitute Property prior to the date which is (x) nine months after the Property was deemed to be a Non-Economic Facility, or (y) nine months after the date that borrower instructed the tenant to offer such Non-Economic Facility for sale, or (iii) has not sold the Non-Economic Facility within nine months after the date that borrower instructed the tenant to offer such property for sale. All such terms, conditions and obligations described in this paragraph and the immediately preceding paragraph, are each a “Non-Economic Facility Obligation.”

Once a Property is deemed a Non-Economic Facility, until such Property is substituted or sold as described above, the borrower has the right to terminate the Lease with respect to such Non-Economic Facility and equitably reduce the annual rent by the applicable rent reduction percentage.

Under the Lease, the tenant may change the use at any Property from fitness and fitness/health club related activities to medical office.

Under the Lease the tenant has the right, without borrower or lender consent, to, among other things, (i) assign the Lease to an entity that (a) has a credit rating of not less than BBB from S&P, Baa2 from Moody’s or the equivalent, or (b) deliver an acceptable letter of credit to the borrower in the amount of 12 months of annual rent due under the Lease, which letter of credit is required to be renewed on an annual basis throughout the term of the Lease, (ii) mortgage its leasehold interest, and (iii) make material alterations to a Property; provided that structural alterations generally require the consent of the borrower, which consent may not be unreasonably withheld, conditioned or delayed.

The following table presents historical occupancy percentages at the AG Life Time Fitness Portfolio Properties:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	7/1/2016
100.0%	100.0%	100.0%	100.0%

(1)	The 100.0% occupancy figures for 2013-2014 exclude the Westwood property, which was built in 2015 and the 100.0% occupancy figure for 2013 excludes the Vestavia Hills property, which was built in 2013.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the AG Life Time Fitness Portfolio Properties:

Cash Flow Analysis(1)

	In Place	U/W	% of U/W Effective Gross Income	U/W $ per Unit
Base Rent	$20,284,400	$20,284,400(2)	105.3%	$16.17
Grossed Up Vacant Space	0	0	0.0	0.00
Concessions	0	0	0.0	0.00
Other Income	0	0	0.0	0.00
Less Vacancy & Credit Loss	0	(1,014,220)(3)	(5.3)	(0.81)
Effective Gross Income	$20,284,400	$19,270,180	100.0%	$15.36

Total Operating Expenses	$0	$578,105	3.0%	$0.46

Net Operating Income	$20,284,400	$18,692,075	97.0%	$14.90
TI/LC	1,254,268	1,254,268	6.5	1.00
Capital Expenditures	188,140	188,140	1.0	0.15
Net Cash Flow	$18,841,992	$17,249,666	89.5%	$13.75

NOI DSCR(4)	2.34x	2.16x
NCF DSCR(4)	2.17x	1.99x
NOI DY(4)	11.6%	10.7%
NCF DY(4)	10.8%	9.9%

(1)	In June 2015, the sole tenant, Life Time Fitness executed a sale-leaseback transaction with the borrower sponsors. As a result, historical cash flows are not available.
(2)	U/W Base Rent PSF represents Life Time Fitness’ current annual rent of $16.17 PSF. Per the terms of the lease, base rent will increase by 9.93% effective July 1, 2020 and increase by 10.0% every five years thereafter. The Lease is structured with four five-year renewal options and no termination options.
(3)	U/W Vacancy represents 5.0% of Base Rent. The AG Life Time Fitness Portfolio Properties are currently 100.0% occupied as of July 1, 2016 by Life Time Fitness pursuant to a unitary lease that expires in June 2035 covering all of the AG Life Time Fitness Portfolio Properties.
(4)	The debt service coverage ratios and debt yields are based on the AG Life Time Fitness Portfolio Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

AG LIFE TIME FITNESS PORTFOLIO

Appraisal. As of the appraisal valuation dates between July and August, 2015, the AG Life Time Fitness Portfolio Properties had an “as-is” appraised value of $305,200,000.

Environmental Matters. According to a Phase I environmental assessment dated July 6, 2015, there was no evidence of any recognized environmental conditions at the AG Life Time Fitness Portfolio Properties.

Market Overview and Competition. The AG Life Time Fitness Portfolio Properties are located in Ohio, New Jersey, Massachusetts, Illinois, Minnesota, Virginia, Alabama, Missouri and Georgia.

Market Overview(1)
			Rental Rate PSF
Mortgaged Property	Population(2)	Average Household Income(2)	Actual	Market(3)
Florham Park	150,012	$167,618	$27.32	$29.25
Westwood	140,652	$122,070	$22.95	$22.75
Vernon Hills	132,610	$143,690	$17.76	$17.25
Lakeville	122,270	$101,969	$9.25	$10.00
Sterling	177,442	$144,381	$16.32	$17.25
Vestavia Hills	140,302	$107,404	$16.73	$17.50
Beachwood	261,248	$73,646	$14.80	$16.00
Dublin	135,754	$109,414	$14.34	$15.00
Ellisville	120,703	$124,806	$13.77	$14.50
Woodstock	131,910	$114,140	$13.65	$13.75
Weighted Average			$16.17	$16.78

(1)	Source: Appraisal.
(2)	Based on a five-mile radius as of 2014.
(3)	Based on the appraiser’s concluded market rent for the AG Life Time Fitness Portfolio Properties.

The Borrower/Sponsors. The borrower is AGNL Exercise, L.L.C., a single purpose Delaware limited liability company, structured to be bankruptcy-remote, with two independent directors in its organizational structure. The borrower, sponsors and the nonrecourse carve-out guarantors are AG Net Lease III (SO) Corp. (7.3%) and AG Net Lease III Corp. (92.7%), on a several basis only. Such carve-out guarantors are severally liable for their respective guarantor percentage shares based on their proportionate indirect ownership interests in the borrower (indicated above), which percentages may change in connection with permitted transfers. In addition, with respect to environmental liability pursuant to the environmental indemnity agreement, the borrower’s and the guarantors’ liability is limited to the outstanding principal balance of the AG Life Time Fitness Portfolio Whole Loan (at the time the liability occurs) multiplied by the allocated loan amount percentage for the affected Property.

AG Net Lease III Corp. and AG Net Lease III (SO) Corp. are subsidiaries of Angelo, Gordon & Co., L.P. Angelo, Gordon & Co., L.P. is a privately held registered investment advisor dedicated to alternative investing founded in 1988 that currently manages assets of approximately $26.0 billion. Since 1993, Angelo, Gordon & Co. has acquired over $13.0 billion of properties.

Escrows. At loan origination, the borrower deposited $1,879,873 into a required repairs reserve account, which represents approximately 110.0% of the engineer’s estimated immediate repairs.

During the occurrence of a Cash Management Period (as defined below), the borrower is required to deposit quarterly reserves on each payment date after a rent payment date in an amount equal to (i) 1/4 of the estimated annual real estate taxes into a tax reserve account, (ii) 1/4 of the estimated annual insurance premiums into an insurance reserve account, (iii) $47,025 ($0.15 per square foot annually) into the replacement reserve account and (iv) $313,502 ($1.00 per square foot annually) into the tenant improvement/leasing commission reserve account. In addition, in the event tenant goes dark and is required to deposit with borrower a Security Deposit Letter of Credit (as more particularly described above, under “The Lease”), the borrower is required to deposit with the lender cash in the Required Letter of Credit Amount, which will be deposited into the Life Time Fitness reserve account. In lieu of cash, the borrower may (i) deliver to the lender an acceptable a letter of credit in an amount equal to the Required Letter of Credit Amount or (ii) grant the lender a first lien and security interest in the Security Deposit Letter of Credit.

Lockbox and Cash Management. The AG Life Time Fitness Portfolio Whole Loan is structured with a hard lockbox and in place cash management. Pursuant to the Lease, the tenant is required to make annual rent payments in quarterly installments. Each quarterly installment of rent is required to be held in a lender controlled cash management account. On each payment date occurring immediately after a rent payment date, the loan documents provide that the next two monthly debt service payment amounts will be held in the interest reserve account to be applied to debt service during the months that a rent payment date has not occurred, and any excess amounts will be transferred to the borrower’s operating account.

During a Cash Management Period, any springing reserve amounts together with, among other things, operating expenses, will be applied to payment under the AG Life Time Fitness Portfolio Whole Loan and any excess cash flow will be returned to the borrower. During a Cash Trap Period, all excess cash, after application of funds as required under the loan agreement, will be retained by the lender and held as additional collateral for the AG Life Time Fitness Portfolio Whole Loan.

A “Cash Management Period” will occur (i) upon a Cash Trap Period (as defined below), (ii) upon the failure of the borrower after the end of two consecutive calendar quarters to maintain a debt service coverage ratio of at least 1.50x until the debt service coverage ratio is at least 1.55x for two consecutive calendar quarters or (iii) upon the borrower obtaining mezzanine financing.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

AG LIFE TIME FITNESS PORTFOLIO

A “Cash Trap Period” will occur (i) during any event of default under the loan documents, (ii) during any bankruptcy action of the borrower, guarantors, property manager or the tenant under the Lease or (iii) upon a Life Time Fitness Lease Event (as defined below).

A “Life Time Fitness Lease Event” will occur (i) upon the occurrence of any bankruptcy action with respect to Life Time Fitness (or the tenant subsidiary), (ii) during the occurrence of any breach or violation of a Non-Economic Facility Obligation or (iii) if the Lease is terminated, expires or is surrendered (except with respect to a partial release or substitution as described under “Partial Release” and “Real Estate Substitution” below).

Property Management. The AG Life Time Fitness Portfolio Properties are managed by an affiliate of the borrower.

Assumption. The borrowers have the right to unlimited transfers of all the AG Life Time Fitness Portfolio Properties (but not a portion thereof), provided that certain conditions are satisfied, including (i) no event of default under the loan documents has occurred and is continuing; (ii) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (iii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; (iv) if requested by the lender, a rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the SGCMS Series 2016-C5 Certificates.

Partial Release. At any time after the lockout period, the borrower may obtain the release of up to five individual AG Life Time Fitness Portfolio Properties, provided, among other things, (i) the borrower pays the Release Amount and (ii) after giving effect to such release, (a) the debt service coverage ratio is greater than or equal to the greater of (x) 2.10x and (y) the debt service coverage ratio immediately prior to the release and (b) the EBITDAR to Rent Ratio (as defined below) of the tenant is equal to or greater than EBITDAR to Rent Ratio prior to the release

The “Release Amount” means (i) 110% of the applicable allocated loan amount (identified in the “Portfolio Summary” chart above) for the first three Properties to be released and (ii) 115% of the applicable allocated loan amount for the next two Properties to be released, in each case, together with the applicable yield maintenance premium and costs.

“EBITDAR to Rent Ratio” means, as of any date, the ratio calculated by lender of (i) the EBITDAR (as defined below) of AG Life Time Fitness Portfolio Properties for the twelve (12) month period ending with the most recently completed calendar quarter, to (ii) the rental payments made by Life Time Fitness to the borrower under the Lease for such period.

“EBITDAR” means for any period, earnings (as defined under GAAP) from continuing operations before payment of federal, state and local taxes, plus interest expense, depreciation and amortization and rents, in each case for such period, computed and calculated in accordance with GAAP.

Real Estate Substitution. In connection with the partial release of an individual Property that is in connection with a transfer of such Property to the tenant or another third party, the borrower may substitute up to three substitute Properties as collateral for the AG Life Time Fitness Portfolio Whole Loan provided, among other things, (i) no event of default has occurred and is continuing, (ii) the substitute Property has a fair market value that is equal to or greater than the value of the Property being released, (iii) the annual rent and EBITDAR of the substitute Property is equal to or greater than that of the Property being released and (iv) the substitute Property is required to have the same allocated unpaid principal balance as the Property being released.

Ground Lease. None.

Subordinate and Subordinate Indebtedness.  The loan documents permit an approved mezzanine loan in an amount not to exceed $17.43 million, provided that, among other things, (i) such mezzanine loan has a term that is coterminous with the AG Life Time Fitness Portfolio Whole Loan; (ii) based on the combined principal balances, (a) the loan to value ratio is no more than 58.25%, (b) the debt service coverage ratio is equal to or greater than 2.30x and (c) the debt yield is equal to or greater than 11.50%; and (iii) the delivery of (1) an inter-creditor agreement; and (2) a rating agency confirmation.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained (or caused to be maintained) by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the AG Life Time Fitness Portfolio Property, and the general liability and excess/umbrella liability policies shall also provide coverage for terrorism.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

AG LIFE TIME FITNESS PORTFOLIO

CANADA
MN
Minneapolis
4
WI
MI
Milwaukee
3
Chicago
IA
Des Moines
Detroit
Cleveland
7
Buffalo
NY
Albany
VT
NH
ME
Portland
Manchester
MA
Boston
2
Hartford
CT
RI
Providence
1
New York
PA
Trenton
Philadelphia
NJ
MD
Baltimore
DE
5
Washington DC
8
Columbus
OH
Indianapolis
IN
IL
Kansas City
MO
9
St Louis
Cincinnati
Louisville
WV
VA
Richmond
KY
Nashville
TN
Knoxville
Durham
Charlotte
NC
AR
Memphis
Little Rock
Chattanooga
10
Columbia
SC
6
Atlanta
Birmingham
Macon
MS
AL
GA
Charleston
Shreveport
Jackson
Montgomery
Savannah
Atlantic Ocean
TX
LA
Mobile
Tallahassee
Jacksonville
Lafayette
New Orleans
FL
Orlando
Gulf of Mexico
Tampa

AG Life Time Fitness Portfolio

#	Property Name	Address	City/State	Zip Code
1	Life Time - Florham Park, NJ	14 Fernwood Road	Florham Park, NJ	07932
2	Life Time - Westwood, MA	44 Harvard Street	Westwood, MA	02090
3	Life Time - Vernon Hills, IL	680 Woodlands Parkway	Vernon Hills, IL	60061
4	Life Time - Lakeville, MN	18425 Dodd Boulevard	Lakeville, MN	55044
5	Life Time - Sterling, VA	44610 Prentice Drive	Sterling, VA	20166
6	Life Time - Vestavia Hills, AL	3051 Healthy Way	Vestavia Hills, AL	35243
7	Life Time - Beachwood, OH	3850 Richmond Road	Beachwood, OH	44122
8	Life Time - Dublin, OH	3825 Hard Road	Dublin, OH	43016
9	Life Time - Ellisville, MO	3058 Clarkson Road	Ellisville, MO	63017
10	Life Time - Woodstock, GA	14200 Highway 92	Woodstock, GA	30188

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3501 CORPORATE PARKWAY

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 8 – 3501 Corporate Parkway

Loan Information				Property Information
Mortgage Loan Seller:	Société Générale			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$28,300,000			Specific Property Type:	Suburban
Cut-off Date Principal Balance:	$28,300,000			Location:	Center Valley, PA
% of Initial Pool Balance:	3.8%			Size:	178,330 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF:	$158.69
Borrower Name:	3501 Owner LLC			Year Built/Renovated:	2006/NAP
Sponsor:	Pankaj Gupta; Vijaysinh Krishnasinh Parmar			Title Vesting:	Fee
Mortgage Rate:	4.910%			Property Manager:	Property Income Advisors, Inc.
Note Date:	June 15, 2016			3rd Most Recent Occupancy (As of)(3):	100.0% (12/31/2013)
Anticipated Repayment Date:	July 1, 2021			2nd Most Recent Occupancy (As of)(3):	100.0% (12/31/2014)
Maturity Date:	July 1, 2036			Most Recent Occupancy (As of)(3):	100.0% (12/31/2015)
IO Period:	60 months			Current Occupancy (As of)(3):	100.0% (7/1/2016)
Loan Term (Original):	60 Months
Seasoning:	0 months
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, ARD			Underwriting and Financial Information:
Interest Accrual Method:	Actual/360
Call Protection:	L(24),D(33),O(3)			3rd Most Recent NOI (As of)(4):	$3,119,103 (12/31/2014)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of)(4)(5):	$1,611,552 (12/31/2015)
Additional Debt:	None			Most Recent NOI (As of)(4)(5):	$2,495,292 (Annualized YTD 2/29/2016)
Additional Debt Type:	NAP

				U/W Revenues:	$3,575,646
				U/W Expenses:	$696,861
				U/W NOI:	$2,878,785
				U/W NCF:	$2,852,035
Escrows and Reserves(1):				U/W NOI DSCR	2.04x
				U/W NCF DSCR:	2.02x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	10.2%
Taxes	$0	Springing	NAP	U/W NCF Debt Yield:	10.1%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$45,000,000
Replacement Reserve	$0	Springing	NAP	As-Is Appraisal Valuation Date:	February 22, 2016
TI/LC Reserve	$0	Springing	NAP	Cut-off Date LTV Ratio:	62.9%
Cash Collateral Reserve(2)	$1,500,000	$0	NAP	LTV Ratio at Maturity or ARD:	62.9%

(1)	See “Escrows” section.

(2)	The $1.5 million cash collateral reserve is held in a lender-controlled reserve account and serves as additional collateral to satisfy guaranteed obligations under the partial payment guaranty in the event of a breach of recourse carveouts by the borrower or sponsor or a monetary default. See “The Borrower” section.

(3)	See “Historical Occupancy” section.

(4)	See “Cash Flow Analysis” section.

(5)	The tenant’s original lease expiration date was December 2016. In May 2015, the tenant executed an early renewal, extending the lease from December 1, 2016 through January 31, 2027. As part of the early renewal and extension, the landlord was required to provide the tenant with monthly rent abatements through August 2016 (16 months). In connection with the acquisition of the 3501 Corporate Parkway Property (as defined below), the seller paid all outstanding free rent directly to the tenant at the closing of the related purchase and sale agreement. The tenant is paying full rent as of the origination date of the loan.

The Mortgage Loan. The mortgage loan (the “3501 Corporate Parkway Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering a Class A office building located in Center Valley, Pennsylvania (the “3501 Corporate Parkway Property”). The 3501 Corporate Parkway Mortgage Loan was originated on June 15, 2016 by Société Générale. The 3501 Corporate Parkway Mortgage Loan had an original principal balance of $28,300,000, has an outstanding principal balance as of the Cut-off Date of $28,300,000 and accrues interest at an interest rate of 4.910% per annum. The 3501 Corporate Parkway Mortgage Loan had an initial term of 60 months, has a remaining term of 60 months as of the Cut-off Date and requires interest-only payments through the term of the 3501 Corporate Parkway Mortgage Loan. The 3501 Corporate Parkway Mortgage Loan has an anticipated repayment date on July 1, 2021 and a final maturity date on July 1, 2036.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3501 CORPORATE PARKWAY

Following the lockout period, the borrower has the right to defease the 3501 Corporate Parkway Mortgage Loan in whole, but not in part, on any date before May 1, 2021. In addition, the 3501 Corporate Parkway Mortgage Loan is prepayable without penalty on or after May 1, 2021.

Sources and Uses

Sources			Uses
Original loan amount	$28,300,000	58.8%	Acquisition	$44,940,000	93.3%
Sponsor’s cash contribution	17,699,980	36.8	Closing Costs	1,708,434	3.5
Other Sources(1)	2,148,454	4.5	Cash Collateral Reserve(2)	1,500,000	3.1
Total Sources	$48,148,434	100.0%	Total Uses	$48,148,434	100.0%

(1)	Other Sources include a borrower credit of earnest money and rent proration.

(2)	The $1.5 million cash collateral reserve is held in a lender-controlled reserve account and serves as additional collateral to satisfy guaranteed obligations under the partial payment guaranty in event of a breach of recourse carveouts by the borrower or sponsor or a monetary default. See “The Borrower” section.

The Property. The 3501 Corporate Parkway Property consists of the fee interest in a three-story, 178,330 square foot, suburban, single-tenant, Class A office building constructed in 2006 and located in Center Valley, Pennsylvania, approximately 4.5 miles southeast of Allentown, Pennsylvania and approximately 5.5 miles southwest of Bethlehem, Pennsylvania. The 3501 Corporate Parkway Property is located within the Stabler Corporate Center, a 1,700-acre master-planned development encompassing residential, office, retail and education uses. According to a third-party market research report, the weighted average office occupancy of the Stabler Corporate Center is 96.8% as of year-end 2015, which includes three single-tenant buildings and three multi-tenant properties. The 3501 Corporate Parkway Property features a two-story atrium style lobby with a skylight and a full-service cafeteria along with several meetings rooms on each floor. Floors one through three are general office/administrative uses, while the basement contains a data center, locker rooms, mail and copy rooms, and service area. The 3501 Corporate Parkway Property contains 849 surface parking spaces resulting in a parking ratio of 4.8 spaces per 1,000 square feet of rentable area. The 3501 Corporate Parkway Property was a built-to-suit for, and is 100% occupied by, Dun & Bradstreet, Inc. (NYSE: DNB; S&P: BBB-; Fitch: BBB) and it is their largest facility. Dun & Bradstreet, Inc. (“D&B”) was founded in 1841 and provides commercial data and analytics. D&B offers a range of solution sets, such as mitigating credit/supplier risk, increasing cash flow and driving profitability. D&B has a market capitalization of $4.56 billion as of June 15, 2016 and generated $1.64 billion in gross revenue while reporting total assets of $2.27 billion in year-end 2015. The tenant leases 3501 Corporate Parkway Property on a triple-net basis and is directly responsible for all building operating expenses except for costs associated with the roof and any load bearing structure. In 2015, D&B spent approximately $140,000 on renovations to the third floor south wing, which included alterations to office spaces and upgraded finishes. The original lease commenced November 22, 2006 and D&B executed an early extension on May 22, 2015, extending the term until January 31, 2027. D&B has two, five-year renewal options upon expiration.

The following table presents certain information relating to the tenancy at the 3501 Corporate Parkway Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Dun & Bradstreet, Inc.	BBB/NR/BBB-	178,330	100%	$17.40	$3,102,942	100.0%	1/31/2027(1)
Total Major Tenants		178,330	100.0%	$17.40	$3,102,942	100.0%

Occupied Collateral Total		178,330	100.0%	$17.40	$3,102,942	100.0%

Vacant Space		0	0.0%

Collateral Total		178,330	100.0%

(1)	D&B has two, five-year lease renewal options at the future fair market rental rate.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3501 CORPORATE PARKWAY

The following table presents certain information relating to the lease rollover schedule at the 3501 Corporate Parkway Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	0	0	0.0%	0	0.0%	$0	$0.00
2021	0	0	0.0%	0	0.0%	$0	$0.00
2022	0	0	0.0%	0	0.0%	$0	$0.00
2023	0	0	0.0%	0	0.0%	$0	$0.00
2024	0	0	0.0%	0	0.0%	$0	$0.00
2025	0	0	0.0%	0	0.0%	$0	$0.00
2026	0	0	0.0%	0	0.0%	$0	$0.00
Thereafter	1	178,330	100.0%	178,330	100.0%	$3,102,942	$17.40
Vacant	0	0	0.0%	178,330	100.0%	$0	$0.00
Total/Weighted Average	1	178,330	100.0%			$3,102,942	$17.40

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the 3501 Corporate Parkway Property:

Historical Occupancy(1)

12/31/2013(2)	12/31/2014(2)	12/31/2015(2)	7/1/2016(3)
100.0%	100.0%	100.0%	100.0%

(1)	The 3501 Corporate Parkway Property has been 100.0% leased since D&B took occupancy in 2006.

(2)	Information provided by the borrower.

(3)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 3501 Corporate Parkway Property:

Cash Flow Analysis

	2013	2014	2015	Annualized YTD 2/29/2016	In-Place	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$3,281,170	$3,153,189	$2,968,759	$3,340,224	$3,340,224	$3,102,942	86.8%	$17.40
Grossed Up Vacant Space	0	0	0	0	0	0	0.0	0.00
Free Rent Adjustment	0	0	(1,347,289)(2)	(835,056)(2)	0	0	0.0	0.00
Total Reimbursables	0	0	0	0	0	583,291	16.3	3.27
Less Vacancy & Credit Loss(1)	0	0	0	0	0	(110,587)	(3.1)	(0.62)
Effective Gross Income	$3,281,170	$3,153,189	$1,621,470	$2,505,168	$3,340,224	$3,575,646	100.0%	$20.05

Total Operating Expenses	32,556	$34,086	$9,918	$9,876	$23,713	$696,861	19.5%	$3.91

Net Operating Income	$3,248,614	$3,119,103	$1,611,552	$2,495,292	$3,316,511	$2,878,785	80.5%	$16.14
Capital Expenditures	0	0	0	0	0	26,750	0.7	0.15
Net Cash Flow	$3,248,614	$3,119,103	$1,611,552	$2,495,292	$3,316,511	$2,852,035	79.8%	$15.99

NOI DSCR	2.31x	2.21x	1.14x	1.77x	2.35x	2.04x
NCF DSCR	2.31x	2.21x	1.14x	1.77x	2.35x	2.02x
NOI DY	11.5%	11.0%	5.7%	8.8%	11.7%	10.2%
NCF DY	11.5%	11.0%	5.7%	8.8%	11.7%	10.1%

(1)	The underwritten vacancy is 3.0%. The 3501 Corporate Parkway Property has been 100.0% leased since D&B took occupancy in 2006.

(2)	The tenant’s original lease expiration date was December 2016. In May 2015, the tenant executed an early renewal, extending the lease from December 1, 2016 through January 31, 2027. As part of the early renewal and extension, the landlord was required to provide the tenant with monthly rent abatements through August 2016 (16 months). In connection with the acquisition of the 3501 Corporate Parkway Property, the seller paid all outstanding free rent directly to the tenant at the closing of the related purchase and sale agreement. As a result, the tenant is paying full rent as of the origination date of the 3501 Corporate Parkway Mortgage Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3501 CORPORATE PARKWAY

Appraisal. As of the appraisal valuation date of February 22, 2016, the 3501 Corporate Parkway Property had an “as-is” appraised value of $45,000,000.

Environmental Matters. The Phase I environmental report dated February 23, 2016 did not identify any recognized environmental conditions and no further action or investigation was recommended.

Market Overview and Competition. The 3501 Corporate Parkway Property is located in the City of Center Valley, Pennsylvania approximately 4.5 miles southeast of Allentown, Pennsylvania within the Allentown-Bethlehem-Easton, PA-NJ metropolitan statistical area (“MSA”), known as Leigh Valley. The Lehigh Valley has a total population of 689,417, ranking it the third most populous MSA in the state behind the Philadelphia-Camden-Wilmington MSA and the Pittsburgh MSA. Lehigh Valley offers access to several transportation hubs: I-78 is a major east-west throughway, providing access between New York City, Harrisburg and major north-south connections, and the northeast extension of the Pennsylvania Turnpike links with Philadelphia to the south and U.S. 22, which connects with I-78, extends through the Lehigh Valley, connecting the cities of Allentown, Bethlehem and Easton. Lehigh Valley International Airport provides direct national and interconnecting international services as well as freight and corporate fleet capabilities. Major economic drivers for Lehigh Valley include manufacturing, healthcare, education, financial services and transportation and logistics. Lehigh Valley is home to more than 15,000 businesses including two Fortune 500 companies (PPL. Corp. and Air Products and Chemicals, Inc.) and is the headquarters for several other companies. According to the appraisal, the unemployment rate in Lehigh Valley was 5.4% of January 2016. According to the appraisal, comparable triple-net leases range in rents from $14.00 to $23.70 per square foot, with an average of $19.89 per square foot.

The following table presents certain information relating to some comparable office properties to the 3501 Corporate Parkway Property:

Competitive Set(1)

	3501 Corporate Parkway (Subject)	3773 Corporate Parkway	1100 American Parkway	18 & 20 Moores Road	425 Old Morehall Road	550 E. Swedesford Road
Location	Center Valley, PA	Center Valley, PA	Allentown, PA	Malvern, PA	Malvern, PA	Wayne, PA
Distance from Subject	--	0.4 miles	8.2 miles	46.7 miles	51.8 miles	45.7 miles
Lease Type	NNN	NNN	NNN	NNN	NNN	NNN
Rent	$18.73	$18.65	$14.00	$22.16	$23.70	$20.95
Property Type	Office	Office	Office	Office	Office	Office
Total GLA	178,330 SF	62,000 SF	99,846 SF	321,226 SF	200,747 SF	84,000 SF
Total Occupancy	100%	100%	100%	100%	100%	100%

(1)	Information obtained from the appraisal.

The Borrower. The borrower is 3501 Owner LLC, which is a Delaware limited liability company and special purpose entity. The borrower is 100% owned by GSS Property Services IX, Inc. (“GSS”), a Delaware corporation and third party corporate service provider retained to act as a non-Shari’ah compliant accommodation party for Shari’ah compliant sponsor groups, which owns the 3501 Corporate Parkway Property in proxy. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 3501 Corporate Parkway Mortgage Loan. Vijaysinh Krishnasinh Parmar serves as the guarantor of certain non-recourse carveouts under the 3501 Corporate Parkway Mortgage Loan. In addition, Pankaj Gupta delivered a partial payment guaranty that guarantees the full payment of all obligations under the loan documents, provided that the liability of Mr. Gupta under the partial payment guaranty is limited to $1,500,000. At origination of the Mortgage Loan, Mr. Gupta deposited $1,500,000 in a lender-controlled account to secure the guaranteed obligations under the partial payment guaranty. Any claim under the partial payment guaranty in order to (i) satisfy a guaranteed obligation under the non-recourse guaranty or (ii) to pay the debt after a monetary event of default, will be satisfied by a draw on the cash collateral reserve. Certain investors in the transaction are members of the Islamic faith and require a Shari’ah compliant organizational structure. In order to facilitate a Shari’ah compliant organizational structure, the borrower, as landlord, entered into a master lease (the “Master Lease”) of the 3501 Corporate Parkway Property with 3501 Tenant LLC, a Delaware limited liability company, as master lessee. Mr. Parmar is an officer of the master lessee. See “Risk Factors – Risks Relating to the Mortgage Loans – Risks Relating to Shari’ah Compliant Loans” and “Description of the Mortgage Pool – Shari’ah Compliant Loan” in the Preliminary Prospectus.

The Sponsor. The sponsor of the 3501 Corporate Parkway Mortgage Loan is Pankaj Gupta, the co-CEO of Gulf Islamic Investments (“GII”), and Vijaysinh Krishnasinh Parmar. GII is a UAE-based financial services company regulated by the Emirates Securities and Commodities Authority. GII has four main investment focuses: private equity, venture capital, infrastructure, and real estate. GII’s team manages approximately $2.5 billion in assets, has secured approximately $5.5 billion in debt and approximately $1.0 billion in equity and M&A financing.

Escrows. The loan documents do not require monthly escrows for real estate taxes and insurance premiums, replacement reserves and tenant improvements and leasing commissions provided (i) no event of default under the loan documents has occurred and is continuing, (ii) D&B pays all taxes directly to the applicable governmental authority as they become due and payable and before delinquency, (iii) with respect to property insurance and certain general liability insurance, D&B maintains such insurance coverage and pays for all insurance premiums with respect to such insurance coverage for the entire 3501 Corporate Parkway Property, (iv) with respective to replacement reserves, D&B maintains, pays and makes any capital expenditures with respect to the entire 3501 Corporate Parkway Property, (v) the borrower, upon request by the lender, furnishes to the lender receipts for the payment of all

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3501 CORPORATE PARKWAY

such amounts or other evidence of such payment reasonably satisfactory to the lender and (vi) the D&B lease remains in full force and effect. The $1.5 million cash collateral reserve was funded at loan closing into a lender controlled account and serves as additional collateral to satisfy guaranteed obligations under the partial payment guaranty in event of a monetary default or breach of recourse carveouts by the borrower or sponsor.

Lockbox and Cash Management. The loan documents require a lender-controlled lockbox account, which is already in place, and that the borrower direct the tenant to deposit all rents directly into the lockbox account. The borrower and the property manager are required to deposit all rents received into the lockbox account within one business day of receipt. Prior to the occurrence of a Cash Management Period (as defined below), all funds on deposit in the lockbox account will be released to the borrower on a daily basis. Upon the occurrence and continuance of a Cash Management Period, funds on deposit in the lockbox account will be swept on a daily basis into a lender controlled cash management account.

A “Cash Management Period” will commence upon the lender giving notice to the clearing bank of the occurrence of any of the following: (i) the anticipated repayment date, (ii) an event of default under the loan documents, (iii) if, as of the last day of any calendar quarter, the debt service coverage ratio is less than 1.25x or (iv) the commencement of a Lease Sweep Period (as defined below); and will end upon the lender giving notice to the clearing bank that the sweeping of funds into the deposit account may cease, which notice the lender will only be required to give if (1) the 3501 Corporate Parkway Mortgage Loan and all other obligations under the loan documents have been repaid in full or (2) the anticipated repayment date has not occurred and (A) with respect to the matter described in clause (ii) above, such event of default has been cured and no other event of default has occurred and is continuing or (B) with respect to the matter described in clause (iii) above, the lender has determined that the 3501 Corporate Parkway Mortgage Loan has achieved a debt service coverage ratio of at least 1.35x for two consecutive calculation dates or (C) with respect to the matter described in clause (iv) above, such Lease Sweep Period has ended.

A “Lease Sweep Period” will commence on the first payment date following the occurrence of any of the following: (i) any Major Lease (as defined below) or any material portion thereof, is surrendered, cancelled or terminated prior to its then current expiration date; (ii) any Major Tenant (as defined below) discontinues its business at its premises (i.e., “goes dark”) or give notice that it intends to discontinue its business; (iii) the occurrence and continuance (beyond any applicable notice and cure periods) of a default under any Major Lease by the applicable Major Tenant thereunder; (iv) the occurrence of a Major Tenant insolvency proceeding; or (v) the credit rating of a Major Tenant being downgraded to BB by S&P (or its functional equivalent by any other rating agency).

A “Lease Sweep Period” will end upon the earlier to occur of: (a) the determination by the lender that sufficient funds have been accumulated in the special rollover reserve subaccount to pay for all anticipated expenses in connection with the re-leasing of the space under the applicable Major Lease that gave rise to the Lease Sweep Period, including brokerage commissions and tenant improvements, and any anticipated shortfalls of payments required under the loan documents during any period of time that rents are insufficient as a result of down-time or free rent periods, or (b) the occurrence of any of the following: (i) with respect to a Lease Sweep Period caused by a matter described in clause (i) or (ii) above, upon the date on which all of the space demised under the subject Major Lease (or portion thereof) that gave rise to the Lease Sweep Period has been fully leased pursuant to a replacement lease or replacement leases approved by the lender, and all approved major lease leasing expenses (and any other expenses in connection with the re-tenanting of such space) have been paid in full; (ii) with respect to a Lease Sweep Period caused by a matter described in clause (iii) above, if the Major Tenant default has been cured, and no other major tenant default has occurred for a period of six (6) consecutive months following such cure; (iii) with respect to a Lease Sweep Period caused by a matter described in clause (iv) above, if the applicable major tenant insolvency proceeding has terminated and the applicable Major Lease has been affirmed, assumed or assigned in a manner satisfactory to the lender, or (iv) with respect to a Lease Sweep Period caused by a matter described in clause (v) above, upon the credit rating of the applicable Major Tenant being restored to at least BB+ by S&P (or its functional equivalent by any other rating agency).

A “Major Lease” is (x) the D&B lease and (y) any other leases which individually or in the aggregate with respect to the same tenant and its affiliates (i) cover 25,000 or more rentable square feet of the improvements; (ii) has a gross annual rent of more than five percent (5%) of the total annual rents of the 3501 Corporate Parkway Property; or (iii) demise at least one full floor of the improvements, (B) provide the tenant thereunder with an option or other preferential right to purchase all or any portion of the 3501 Corporate Parkway Property, (C) are entered into with a tenant who is an affiliate of borrower, or (D) are entered into on or after the anticipated repayment date; provided, however, the Master Lease will not be considered a Major Lease.

A “Major Tenant” is any tenant under either a Major Lease, or under one or more leases (leased by such tenant and/or its affiliates), which when taken together cover in the aggregate 25,000 or more rentable square feet of the improvements.

Property Management. The 3501 Corporate Parkway Property is managed by Property Income Advisors, Inc. (“PIA”). PIA is a boutique real estate advisory firm that specializes in assisting ultra-high net-worth Arabian Gulf-based clients in the investing and management of United States commercial real estate. PIA has managed over 13.0 million square feet of commercial real estate valued in excess of $2.0 billion. The management team at PIA has over 50 years of combined experience advising non-U.S. clients on commercial real estate. The company is headquartered in San Diego, California with an office in the Kingdom of Bahrain.

Assumption. The borrower has the right to transfer the 3501 Corporate Parkway Property at any time provided that certain conditions are satisfied, including (i) the borrower has provided the lender with not less than sixty (60) days prior written notice, which notice is required to contain sufficient detail to enable the lender to determine that the transferee borrower complies with the requirements set forth in the loan documents; (ii) no event of default under the loan documents has occurred and is continuing; (iii) the borrower has submitted to the lender true, correct and complete copies of any and all information and documents of any kind requested by lender concerning the 3501 Corporate Parkway Property, the transferee borrower, the replacement guarantors and indemnitors and the borrower, (iv) evidence satisfactory to the lender has been provided showing that the transferee borrower and such of its affiliates comply with the special purpose entity requirements; (v) the lender has received confirmation from Fitch, KBRA and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3501 CORPORATE PARKWAY

SGCMS Series 2016-C5 Certificates; (vi) the borrower has paid all of the lender’s reasonable costs and expenses in connection with the assumption; (vii) any replacement guarantor will be required to execute and deliver the required guaranty of recourse obligations; (viii) satisfactory Patriot Act, OFAC and similar searches have been received by the lender; and (ix) the anticipated repayment date has not occurred and will not occur prior to the consummation of the transfer and assumption.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The borrower is required to obtain and maintain coverage as part of its property insurance policy against loss or damage by terrorist acts in an amount equal to 100% of the “full replacement cost” of the 3501 Corporate Parkway Property plus loss of rents or business income; provided that such coverage is available. There is also no exclusion for acts of terrorism under the general liability and excess liability/umbrella insurance policies.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3501 CORPORATE PARKWAY

3501 Corporate Parkway
3501 Corporate Parkway
Center Valley, PA 18034
Northampton
Coplay
Hokendauqua St
Hokendauqua
Main St
North Catasauqua
Willow Brook Golf Course
Willowbrook Rd
Lehigh Valley International Airport
Catasauqua
Jacksonville Rd
Thruway
Macada Rd
Center St
Northampton Community College
NORTHAMPTON COUNTY
Linden St
Easton Ave
Butztown
Good Shepherd Specialty Hospital
Bethlehem
Stefko Blvd
Freemansburg
Pembroke Rd
Moravian College
Colonial Industrial Qtr.
Market St
Spring St
Lehigh
River
Sands Bethlehem Events Ctr.
Lehigh Valley Industrial Park
St Luke's Hospital
E. 3rd St
Packer Ave
Lehigh University
Mountaintop Campus
Star of Bethlehem Tower
Broadway
Fountain Hill
Willow St
Cedar Crest Blvd
Whitehall Mall
Lehigh Valley Mall
Whitehall
1st St
Lehigh Valley
Pennsylvania Ave
Fullerton Ave
Irving St
Coca-Cola Park
Union Blvd
Hanover Ave
Huckleberry Rd
Walbert Ave
Roth Ave
Tilghman St
Sacred Heart Hospital
Livingston St
ALLENTOWN
Muhlenberg College
Chew St
The Allentown Fairgrounds
PPL Center
Hamilton St
Lehigh Valley Grand Prix
LEHIGH MTS.
Susquehanna St
Tilghman St
Cetronia
Cedar Crest College
MLK Jr Dr
Lehigh St
Mack Blvd
Emmaus Ave
Dorney Park and Wildwater Kingdom
Dorneyville
Queen City Airport
Bogart's Covered Bridge
SOUTH MTS.
South Mountain Park
Wescosville
Lehigh Valley Hospital
Minesite Rd
PA Tpke Northeast Extension
South Mall
Olympus America
The Promenade Shops at Saucon Valley
Center Valley Pkwy
Penn State Lehigh Valley
Aldi Distribution Center
The Center Valley Club
Saucon Valley Country Club
Lanark
Lanark Rd
Goodman Stadium
Murray H. Goodman Campus
Silver Creek Country Club
Stabler Arena
Hellertown
Wydnor
Lower Saucon Township
Lost River Caverns
Skibo Rd
Lehigh Country Club
Lower Macungie Rd
Harrison St
Brookside Rd
Emmaus
Chestnut St
5th St
Vera Cruz Rd
Wedgewood Golf Course
Limeport Pike
Center Valley
De Sales University
Upper Saucon Twp. Comm. Park
Upper Saucon Township
BUCKS COUNTY
Brookside Country Club
Indian Creek Rd
Buckeye Rd
Macungie
Limeport
LEHIGH COUNTY
Main Rd
Shimerville
Zionsville
PA Tpke NE Ext.
Hosensack
Hereford
Spinnerstown
Philadelphia 45 miles
22
987
512
145
378
309
78
476
29
100
412
Elmira
Binghamton
Towanda
Kingston
Monticello
Poughkeepsie
Carbondale
NEW YORK
Newburgh
Scranton
Port Jervis
Wilkes-Barre
PENNSYLVANIA
Tannersville
East Stroudsburg
White Plains
Hazleton
Paterson
Yonkers
Pottsville
Easton
Newark
NEW YORK
Allentown
Bethlehem
Jersey City
Center Valley
New Brunswick
Reading
Long Branch
Harrisburg
Pottstown
Trenton
Norristown
PHILADELPHIA
NEW JERSEY
York
Lancaster
West Chester
Camden
Atlantic Ocean
Wilmington
Glassboro
Toms River
MARYLAND

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

South Pointe Apartments

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 9 – South Pointe Apartments

Loan Information				Property Information
Mortgage Loan Seller:	Benefit Street Partners CRE Finance LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Multifamily
Original Principal Balance:	$24,000,000			Specific Property Type:	Garden
Cut-off Date Principal Balance:	$24,000,000			Location:	Dallas, TX
% of Initial Pool Balance:	3.3%			Size:	372 Units
Loan Purpose:	Acquisition			Cut-off Date Balance Per Unit:	$64,516
Borrower Name:	Springhouse POE LLC			Year Built/Renovated:	1983/2016
Sponsors:	Joseph G. Lubeck, Steven R. Robbins, Mitchell B. Robbins			Title Vesting:	Fee
Mortgage Rate:	4.810%			Property Manager:	Self-managed
Note Date:	November 24, 2015			3rd Most Recent Occupancy (As of):	94.0% (12/31/2013)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	93.6% (12/31/2014)
Maturity Date:	December 6, 2025			Most Recent Occupancy (As of):	89.8% (12/31/2015)
IO Period:	60 months			Current Occupancy (As of):	87.1% (2/29/2016)
Loan Term (Original):	120 months
Seasoning:	7 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months			3rd Most Recent NOI (As of):	$1,998,228 (12/31/2013)
Loan Amortization Type:	Interest-only, Amortizing Balloon			2nd Most Recent NOI (As of):	$1,995,626 (12/31/2014)
Interest Accrual Method:	Actual/360			Most Recent NOI (As of):	$2,070,098 (Annualized 11
Call Protection:	L(31),D(85),O(4)				2/29/2016)
Lockbox Type:	Soft/Springing Cash Management
Additional Debt:	None			U/W Revenues:	$3,619,237
Additional Debt Type:	NAP			U/W Expenses:	$1,544,519
				U/W NOI(3):	$2,074,718
				U/W NCF:	$1,978,742
				U/W NOI DSCR:	1.37x
Escrows and Reserves(1):				U/W NCF DSCR:	1.31x
				U/W NOI Debt Yield:	8.6%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	8.2%
Taxes	$31,065	$31,065	NAP	As-Is Appraised Value:	$29,390,000
Insurance	$42,519	$8,504	NAP	As-Is Appraisal Valuation Date:	September 29, 2015
Replacement Reserves	$2,862,601	Springing(2)	NAP	Cut-off Date LTV Ratio(3):	70.8%
Deferred Maintenance	$137,399	$0	NAP	LTV Ratio at Maturity or ARD(3):	65.1%

(1)	See “Escrows” section.

(2)	A monthly replacement reserve of $7,998 will commence on the payment date occurring in January 2017.

(3)	Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD are calculated based on the “Prospective As If Renovated” value of $33,920,000, assuming the property achieves a fully renovated operating level by September 29, 2016. A sum of $3,000,000 was escrowed at origination in Replacement Reserves and Deferred Maintenance to perform planned renovations at the property. The “as-is” appraised value is $29,390,000 resulting in a Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD of 81.7% and 75.1%, respectively.

The Mortgage Loan. The mortgage loan (the “South Pointe Apartments Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a 372-unit apartment complex located at 12660 Jupiter Road in Dallas, Texas (“South Pointe Apartments Property”). The South Pointe Apartments Mortgage Loan was originated on November 24, 2015 by Benefit Street Partners CRE Finance LLC. The South Pointe Apartments Mortgage Loan had an original principal balance of $24,000,000, has an outstanding principal balance as of the Cut-off Date of $24,000,000 and accrues interest at an interest rate of 4.810% per annum. The South Pointe Apartments Mortgage Loan had an initial term of 120 months, has a remaining term of 113 months as of the Cut-off Date and requires interest-only payments through the first 60 payments of the South Pointe Apartments Mortgage Loan. The South Pointe Apartments Mortgage Loan matures on December 6, 2025.

Following the lockout period, the borrower has the right to defease the South Pointe Apartments Mortgage Loan in whole, but not in part, on any date before September 6, 2025. In addition, the South Pointe Apartments Mortgage Loan is prepayable without penalty on or after September 6, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

South Pointe Apartments

Sources and Uses

Sources			Uses
Original loan amount	$24,000,000	76.7%	Purchase Price	$28,000,000	89.5%
Sponsor Equity	7,285,518	23.3	Reserves	3,073,584	9.8
			Closing costs	211,934	0.7
Total Sources	$31,285,518	100.0%	Total Uses	$31,285,518	100.0%

The Property. The South Pointe Apartments Property is a 372 unit apartment complex located at 12660 Jupiter Road in Dallas, Texas. The South Pointe Apartments Property was built in 1983 and consists of 18 three-story garden-style residential buildings comprising of 372 units, and a one-story building that includes a leasing office/clubhouse, on a 13.7 acre site. The South Pointe Apartments Property amenities include two swimming pools, a dry sauna, a racquetball court, a playground, a clubhouse with fitness and business center, and a rentable clubroom with a common kitchen area. Each unit features a full appliance package including dishwasher and garbage disposal. Some units have been upgraded to stainless steel or black appliances. All units have balconies and full size washer/dryer hookups, and some units have wood burning fireplaces. As of February 29, 2016, the South Pointe Apartments Property was 87.1% occupied.

The following table presents the unit mix at the South Pointe Apartments Property:

Unit Mix(1)

Unit Mix/Type	No. of Units	% of Total	Unit Size (SF)	NRA (SF)
1 BR, 1 BA	208	55.9%	500-844	144,192
2 BR, 1 BA	36	9.7%	814	29,304
2 BR, 2 BA	128	34.4%	934-1,000	124,304
Total/Average:	372	100.0%	801	297,800

(1)  Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the South Pointe Apartments Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	02/29/2016(2)
94.0%	93.5%	89.8%	87.1%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the South Pointe Apartments Property:

Cash Flow Analysis

	2013	2014	Annualized 11 2/29/2016	U/W	% of U/W Effective Gross Income	U/W $ per Unit
Base Rent	$3,060,116	$3,139,286	$3,301,156	$3,122,960	86.3%	$8,395
Grossed Up Vacant Space	0	0	0	475,984	13.2	1,280
Other Income	501,676	624,377	613,302	613,302	16.9	1,649
Less Vacancy, Concession & Credit Loss	(228,832)	(287,326)	(318,288)	(593,009)	(16.4)	(1,594)
Effective Gross Income	$3,332,960	$3,476,337	$3,596,170	$3,619,237	100.0%	$9,729

Total Operating Expenses	1,334,732	1,480,711	1,526,072	1,544,519	42.7	4,152

Net Operating Income	$1,998,228	$1,995,626	$2,070,098	$2,074,718	57.3%	$5,577
Capital Expenditures	0	0	0	95,976	2.7	258
Net Cash Flow	$1,998,228	$1,995,626	$2,070,098	$1,978,742	54.7%	$5,319

NOI DSCR	1.32x	1.32x	1.37x	1.37x
NCF DSCR	1.32x	1.32x	1.37x	1.31x
NOI DY	8.3%	8.3%	8.6%	8.6%
NCF DY	8.3%	8.3%	8.6%	8.2%

Appraisal. As of the appraisal valuation date of September 29, 2015, the South Pointe Apartments Property had an “as-is” appraised value of $29,390,000. The appraiser also concluded to a “Prospective As If Renovated” appraised value of $33,920,000, assuming the South Pointe Apartments Property achieves a fully renovated operating level by September 29, 2016. A sum of $3,000,000 was escrowed at origination in Replacement Reserves and Deferred Maintenance to perform planned renovations at the South Pointe Apartments Property.

Environmental Matters. According to the Phase I environmental assessment dated October 13, 2015, there was no evidence of any recognized environmental conditions at the South Pointe Apartments Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

South Pointe Apartments

Market Overview and Competition. The South Pointe Apartments Property is located at 12660 Jupiter Road in Dallas, TX. The subject neighborhood consists of a mixture of commercial and residential development, with the immediate area surrounding the subject consisting primarily of commercial and residential uses. According to a third party market research report, total employment in the Dallas/Plano/Irving metro is expected to grow 2.5% per year between 2015 and 2020 with most of the job creation being concentrated north of Dallas in Plano, Richardson and Forth Worth. According to the report, as of 4Q 2015 the Dallas apartment market is comprised of 454,840 units with average occupancy of 94.9% vs. 95.0% a year ago. Asking rents of $992 are up 4.8% year over year and are projected to increase approximately 2.8% per year over the next five years.

The appraiser surveyed six comparable properties within 0.8 miles of the South Pointe Apartments Property. All six comparable properties were originally constructed between 1983 and 1985 and totaled 2,334 units. According to the appraiser, the properties within 0.8 miles of the South Pointe Apartments Property have an average vacancy of approximately 6.0%. The appraiser concluded to a monthly rent of $788 per unit on average for pre-renovated units and a monthly rent of $849 per unit on average for renovated units.

The following table presents certain information relating to comparable multifamily properties for the South Pointe Apartments Property:

Competitive Set(1)

	South Pointe Apartments (Subject)	Hilton Head	Madison	McMillan Place	Montecito Creek	Paces Cove	Villa Vista
Location	Dallas, TX	Dallas, TX	Dallas, TX	Dallas, TX	Dallas, TX	Dallas, TX	Dallas, TX
Distance to Subject	--	0.3 miles	0.5 miles	0.3 miles	0.8 miles	0.6 miles	0.8 miles
Property Type	Multifamily	Multifamily	Multifamily	Multifamily	Multifamily	Multifamily	Multifamily
Year Built/Renovated	1983/2016	1985	1984	1985	1984	1983	1983
Number of Units	372	380	364	402	650	328	210
Total Occupancy	87.1%	94.0%	94.0%	96.0%	90.0%	97.0%	98.0%

(1)	Information obtained from the appraisal and underwritten rent roll.

The Borrower. The borrower is Springhouse POE LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower provided a non-consolidation opinion in connection with the origination of the South Pointe Apartments Mortgage Loan. Joseph G. Lubeck, Steven R. Robbins and Mitchell B. Robbins are the nonrecourse carveout guarantors under the South Pointe Apartments Mortgage Loan.

The Sponsors. The loan’s sponsors and nonrecourse carve-out guarantors are Joseph G. Lubeck, Mitchell B. Robbins and Steven R. Robbins. Joseph G. Lubeck is the founder and CEO of ELRH Investments (“ELRH”). ELRH, together with its affiliates, has acquired, operated, and sold over 150 multifamily communities with a value of over $3 billion since 1991. In 2012, Joseph G. Lubeck merged his private portfolio of approximately 40 assets with a private REIT with 15 assets, and subsequently rebranded and grew the REIT to over 109 assets and 35,000 units. Joseph G. Lubeck owns and operates 13 multifamily properties containing 4,530 units and maintains a sizable investment in ELRH. Steven R. Robbins and Mitchell B. Robbins are the founders of Robbins Property Associates (“RPA”). RPA is a multifamily owner and operator having started business operations in 2009. Since its inception RPA has acquired and sold over 13,000 units. RPA currently owns 37 communities totaling over 10,400 units. The company recently formed Robbins Elco Management LLC, a partnership with Elco Landmark Residential Holdings, to own and manage an additional 4,662 units located in Florida, Texas, Maryland and Georgia.

Escrows. The loan documents provide for upfront escrows in the amount of $31,065 for taxes, $42,519 for insurance, $2,862,601 for replacement reserve and $137,399 for deferred maintenance. The loan documents also provide for monthly ongoing real estate taxes in the amount of $31,065 and ongoing insurance escrows $8,504. Ongoing replacement reserves have been waived for the first 12 months. A monthly replacement reserve of $7,998 will commence on the payment date occurring in January 2017.

Lockbox and Cash Management. The loan documents require a soft lockbox into which the borrower or the property manager are required to deposit all revenues immediately upon receipt. Prior to the occurrence of a Cash Sweep Period (as defined below), all funds on deposit in the lockbox account will be released to the borrower. Upon the occurrence and continuance of a Cash Sweep Period, funds on deposit in the lockbox account will be swept on each business day into a lender controlled cash management account.

A “Cash Sweep Period” will commence upon (i) the occurrence and continuance of an event of default under the loan documents; and (ii) the debt service coverage ratio for the trailing 12-month period falling below 1.10x. A Cash Sweep Period will expire, with regard to clause (i), upon the cure of such event of default; and with regard to clause (ii), upon the debt service coverage ratio being equal to or greater than 1.25x for two consecutive calendar quarters.

Property Management. The South Pointe Apartments Property is managed by Robbins Elco Management, LLC, an affiliate of the borrower.

Assumption. The borrower has the right to transfer the South Pointe Apartments Property at any time other than the 60 days prior to and following any secondary market transaction, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty with respect to such transfer and an environmental indemnity by an affiliate of the transferee; (iii) if requested by the lender, rating agency confirmation; and (iv) payment of an assumption fee of 1.0% of the outstanding balance of the South Pointe Apartments Mortgage Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

South Pointe Apartments

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the South Pointe Apartments Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

Windstorm Insurance. The loan documents require windstorm insurance covering the full replacement cost of the South Pointe Apartments Property (which may have a deductible not to exceed 5.0% of the total insured value of the premises) during the loan term. At the time of closing, South Pointe Apartments Property had insurance coverage for windstorms.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

South Pointe Apartments

South Pointe Apartments
12660 Jupiter Road
Dallas, TX 75238
PLANO
RICHARDSON
DALLAS
GARLAND
MESQUITE
Rowlett
Sunnyvale
Far North Dallas
North Dallas
Lake Highlands
University Park
Highland Park
Northeast Dallas
Knox/ Henderson
Uptown
Downtown
Deep Ellum
COLLIN COUNTY
DALLAS COUNTY
Baylor Regional Medical Center at Plano
Collin Creek Mall
Pres. George Bush Turnpike
Plano Pkwy
BUSH TPKE
Renner Rd
Cisco
Frankford Rd
Texas A&M AgriLife Research and Extension Ctr.
University of Texas-Dallas
Samsung
Sherrill Park Golf Course
GALATYN PARK
Richardson Regional Med. Center
Ericsson, AT&T, MetroPCS
Campbell Rd
Central Expwy
Collins Blvd
Arapaho Rd
ARAPAHO CENTER
Belt Line Rd
Cali Saigon Mall
Spring Valley Rd
SPRING VALLEY
DART RED LINE
Oakridge Country Club
Buckingham Rd
Dallas-Ft. Worth Intl. Airport 18 miles
Texas Instruments Headquarters
LBJ/ CENTRAL
Richland College
Walnut St
Baylor Medical Center at Garland
Castle Dr
DOWNTOWN GARLAND
Medical City Dallas Hosp.
Market at Preston Forest
LBJ Frwy
Forest Ln
FOREST LANE
DART BLUE LINE
FOREST/ JUPITER
Royal Ln
Fair Oaks Park
Skillman St
LBJ/ SKILLMAN
Miller Rd
Centerville Rd
Eastern Hills Country Club
Lake Ray Hubbard
Broadway Blvd
WALNUT HILL
Walnut Hill Ln
Presbyterian Hospital Dallas
Kingsley Rd
Park Ln
NorthPark Center
PARK LANE
Northwest Hwy
Amberton University
Garland Ave
WHITE ROCK
White Rock Lake Park
Southern Methodist University
LOVERS LANE
Mockingbird Ln
MOCKINGBIRD
Mockingbird Ln
White Rock Lake
Arboretum & Botanical Garden
Easton Rd
Ferguson Rd
Dallas Athletic Club
La Prada Dr
Audubon Park
Rowlett Rd
Thornton Frwy
Gus Thomasson Rd
Oates Dr
Peavy Rd
Buckner Blvd
Eastfield College
Gaston Ave
Henderson Ave
Greenville Ave
Abrams Rd
John West Rd
Town East Mall
Town East Blvd
Samuell New Hope Park
Tripp Rd
CITYPLACE
American Airlines Ctr.
Ross Ave
Live Oak St
Gaston Ave
Beacon St
Tenison Park Golf Course
Baylor Medical Center
Fitzhugh Ave
Samuell Blvd
Galloway Ave
Gross Rd
Samuell Park
Haskell Ave
FAIR PARK
Cotton Bowl
Texas State Fairgrounds
MLK
Malcolm X Blvd
Forney Rd
Jim Miller Rd
Military Pkwy
Prairie Cr Rd
HATCHER
LAWNVIEW
DART GREEN LINE
Allen
Lucas
Lewisville
Flower Mound
Carrollton
Coppell
Addison
Farmers Branch
Richardson
Garland
Rowlett
Wylie
Sachse
Irving
Grand Prairie
DALLAS
Mesquite
Balch Springs
Seagoville
Duncanville
Hutchins
Cedar Hill
DeSoto
Lancaster
Wilmer
Combine
Midlothian
Ovilla
Red Oak

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

EAST LAKE TOWER CORPORATE CENTER

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 10 – East Lake Tower Corporate Center

Loan Information				Property Information
Mortgage Loan Seller:	Silverpeak Real Estate Finance LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$24,000,000			Specific Property Type:	Medical
Cut-off Date Principal Balance:	$23,778,250			Location:	Glendale, WI
% of Initial Pool Balance:	3.2%			Size:	180,995 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF(1):	$131.38
Borrower Name:	East Lake Towers Corporate Center Limited Partnership			Year Built/Renovated:	1929/2002
Sponsors:	Mark Weber			Title Vesting:	Fee
Mortgage Rate:	5.050%			Property Manager:	Self-managed
Note Date:	October 13, 2015			3rd Most Recent Occupancy (As of):	97.2% (12/31/2013)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	100.0% (12/31/2014)
Maturity Date:	November 6, 2025			Most Recent Occupancy (As of):	100.0% (12/31/2015)
IO Period:	None			Current Occupancy (As of)(2):	98.8% (6/7/2016)
Loan Term (Original):	120 months
Seasoning:	8 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$2,334,676 (12/31/2014)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$2,674,365 (12/31/2015)
Call Protection:	L(32),D(85),O(3)			Most Recent NOI (As of):	$2,682,715 (TTM 4/30/2016)
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1):	Mezzanine; Future Mezzanine

				U/W Revenues:	$3,810,374
				U/W Expenses:	$1,411,176
				U/W NOI:	$2,399,198
				U/W NCF:	$2,227,253
				U/W NOI DSCR(1):	1.54x
Escrows and Reserves(3):				U/W NCF DSCR(1):	1.43x
				U/W NOI Debt Yield(1):	10.1%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	9.4%
Taxes	$250,037	$41,673	NAP	As-Is Appraised Value:	$32,400,000
Insurance	$14,203	$4,734	NAP	As-Is Appraisal Valuation Date:	September 1, 2015
Replacement Reserves	$0	$3,017	$108,597	Cut-off Date LTV Ratio(1):	73.4%
TI/LC Reserves	$0	$11,312	$1,085,969	LTV Ratio at Maturity or ARD(1):	61.0%

(1)	See “Subordinate and Mezzanine Indebtedness” section. An $11,690,000 mezzanine loan was provided in connection with the East Lake Tower Corporate Center Mortgage Loan and two other mortgage loans (which other mortgage loans are not included in the SGCMS 2016-C5 transaction), of which $3,440,000 was allocated to the East Lake Tower Corporate Center Property. The $11,690,000 mezzanine loan is secured by (i) a pledge of the direct equity interest in the borrower and its general partner and (ii) a pledge of the direct equity interest in the borrowers under two other mortgage loans secured by a portfolio of three industrial and one office properties and a portfolio of three industrial properties (neither of which mortgage loans are included in the SGCMS 2016-C5 transaction). All statistical information related to the balance per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based solely on the East Lake Tower Corporate Center Mortgage Loan. As of the Cut-off Date, the combined U/W NCF DSCR, U/W NCF Debt Yield, Cut-Off Date LTV Ratio and LTV Ratio at Maturity or ARD were 1.10x, 8.1%, 84.0% and 71.6%, respectively. The borrower is permitted to incur future mezzanine debt subject to (i) the proceeds being used to pay off the existing mezzanine loan and preferred equity investment, (ii) the combined NOI DSCR is not less than 1.15x, (iii) the combined NOI debt yield is not less than 9.5% and (iv) the combined LTV is not greater than 80.0%.
(2)	Current occupancy is adjusted to exclude 2,169 square feet (1.2% of the net rentable area) of space expiring in August 2016, which has been underwritten as vacant.
(3)	See “Escrows” section.

The Mortgage Loan. The mortgage loan (the “East Lake Tower Corporate Center Mortgage Loan”) is secured by a first mortgage encumbering the fee interest in a four-story, Class A/B office building totaling 180,995 square feet located in Glendale, Wisconsin (the “East Lake Tower Corporate Center Property”). The East Lake Tower Corporate Center Mortgage Loan was originated on October 13, 2015 by Silverpeak Real Estate Finance LLC. The East Lake Tower Corporate Center Mortgage Loan had an original principal balance of $24,000,000, has an outstanding principal balance as of the Cut-off Date of $23,778,250 and accrues interest at an interest rate of 5.050% per annum. The East Lake Tower Corporate Center Mortgage Loan had an initial term of 120 months, has a remaining term of 112 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The East Lake Tower Corporate Center Mortgage Loan matures on November 6, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

EAST LAKE TOWER CORPORATE CENTER

Following the lockout period, the borrower has the right to defease the East Lake Tower Corporate Center Mortgage Loan in whole, but not in part, on any date before September 6, 2025. In addition, the East Lake Tower Corporate Center Mortgage Loan is prepayable without penalty on or after September 6, 2025.

Sources and Uses

Sources			Uses
Original loan amount	$24,000,000	74.2%	Purchase price	$31,400,000	97.1%
Mezzanine Loan	3,440,000	10.6	Reserves	264,239	0.8
Sponsor’s new cash contribution	4,896,451	15.1	Closing costs	672,212	2.1
Total Sources	$32,336,451	100.0%	Total Uses	$32,336,451	100.0%

The Property. The East Lake Tower Corporate Center Property is four-story, Class A/B office building totaling 180,995 square feet located in Glendale, Wisconsin, approximately six miles northwest of the Milwaukee central business district. Originally constructed in 1929 as an industrial facility and gut-renovated into an office facility in 2002, the East Lake Tower Corporate Center Property is situated on a 6.6-acre site and features 512 parking spaces (148 spaces in an attached parking garage and 364 surface spaces), resulting in a parking ratio of 2.8 spaces per 1,000 square feet of rentable area. As of June 7, 2016, the East Lake Tower Corporate Center Property was 98.8% leased by 11 tenants.

The largest tenant, Columbia St. Mary’s, Inc. (“CSM”), leases 143,610 square feet (79.3% of the net rentable area) and has been at the East Lake Tower Corporate Center Property since 2003. CSM utilizes the space as its headquarters and for a nursing school. Founded in 1848, CSM is a provider of health and education services in the Milwaukee region. CSM is owned by Ascension Health, the nation’s largest Catholic and nonprofit health care system, which is rated Aa2/AA+/AA+ by Moody’s, S&P and Fitch, respectively. The East Lake Tower Corporate Center Property is situated between CSM’s two largest regional hospitals – Columbia St. Mary’s Hospital Milwaukee, a 300-bed facility opened in 2010, located approximately 5.5 miles southeast of the East Lake Tower Corporate Center Property, and Columbia St. Mary’s Hospital Ozaukee, a 182-bed facility built in 1994 and expanded in 2001 and 2007, located approximately 12.0 miles north of the East Lake Tower Corporate Center Property. The Orthopaedic Hospital of Wisconsin, which is run by CSM, is located across the street from the East Lake Tower Corporate Center Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

EAST LAKE TOWER CORPORATE CENTER

The following table presents certain information relating to the tenancy at the East Lake Tower Corporate Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Columbia St. Mary’s, Inc.	AA+/Aa2/AA+	143,610	79.3%	$24.87	$3,571,250	87.5%	6/30/2024(3)
State of Wisconsin (UWM)	AA/Aa2/AA	12,534	6.9%	$17.39	$218,025	5.3%	9/30/2019(4)
M Barrington Corp.	NR/NR/NR	4,400	2.4%	$9.65	$42,448	1.0%	7/31/2018(5)
Division 10 Personnel	NR/NR/NR	3,179	1.8%	$19.89	$63,243	1.5%	5/31/2017(6)
Eliot Management Group, LLC	NR/NR/NR	2,900	1.6%	$12.17	$35,293	0.9%	1/31/2017
Total Major Tenants		166,623	92.1%	$23.59	$3,930,259	96.3%

Non-Major Tenants(7)		12,203	6.7%	$12.29	$150,022	3.7%

Occupied Collateral Total		178,826	98.8%	$22.82	$4,080,281	100.0%

Vacant Space		2,169	1.2%

Collateral Total		180,995	100.0%

(1)	Credit Ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent includes rent steps through April 2017 totaling $89,110.
(3)	On March 1, 2016, Ascension Health, the parent company of Columbia St. Mary’s, Inc. acquired Wheaton Franciscan Healthcare. The corporate offices of Wheaton Franciscan are located in a building located approximately one-half mile from the East Lake Tower Corporate Center Property. We cannot assure you that Columbia St. Mary’s, Inc. will renew its lease. Columbia St. Mary’s, Inc. has three, five-year lease renewal options.
(4)	State of Wisconsin (UWM) leases two spaces: 9,700 square feet with an Annual U/W Base Rent PSF of $16.39, Lease Expiration date of May 31, 2021 and one, five-year lease renewal option and 2,834 square feet with an Annual U/W Base Rent PSF of $20.83, Lease Expiration Date of September 30, 2019 and two, five-year lease renewal options. The State of Wisconsin (UWM) 2,834 square foot lease is subject to the appropriation, allocation or availability of funds and if the tenant determines that available funding is insufficient to continue operating at the East Lake Tower Corporate Center Property, it may terminate its lease at any time with 60 days’ written notice.
(5)	M Barrington Corp. has one, five-year lease renewal option.
(6)	Division 10 Personnel leases two spaces: 2,129 square feet with an Annual U/W Base Rent PSF of $21.25, Lease Expiration Date of May 31, 2017 and one, three-year lease renewal option and 1,050 square feet, which is subleased to its subsidiary, Learn It Systems, with an Annual U/W Base Rent PSF of $17.14 and Lease Expiration Date of June 30, 2017.
(7)	Non-Major Tenants includes 2,928 square feet (1.6% of the net rentable area) of atrium/café space and 1,380 square feet (0.8% of the net rentable area) of management office space which has no attributed rent. Annual U/W Base Rent PSF excluding the atrium/café and management office space is $19.00.

The following table presents historical occupancy percentages at the East Lake Tower Corporate Center Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	6/7/2016(2)
97.2%	100.0%	100.0%	98.8%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

EAST LAKE TOWER CORPORATE CENTER

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the East Lake Tower Corporate Center Property:

Cash Flow Analysis

	2013	2014	2015	TTM 4/30/2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$3,744,606	$3,839,841	$3,983,890	$4,021,314	$4,080,281(1)	107.1%	$22.54
Grossed Up Vacant Space	0	0	0	0	39,042	1.0	0.22
Total Reimbursables	0	0	0	0	0	0.0	0.00
Other Income	0	0	0	0	0	0.0	0.00
Less Vacancy & Credit Loss	0	0	0	0	(308,949)(2)	(8.1)	(1.71)
Effective Gross Income	$3,744,606	$3,839,841	$3,983,890	$4,021,314	$3,810,374	100.0%	$21.05

Total Operating Expenses	$1,476,743	$1,505,165	$1,309,525	$1,338,599	$1,411,176	37.0%	$7.80

Net Operating Income	$2,267,863	$2,334,676	$2,674,365	$2,682,715	$2,399,198	63.0%	$13.26
TI/LC	0	0	0	0	135,746	3.6	0.75
Capital Expenditures	0	0	0	0	36,199	1.0	0.20
Net Cash Flow	$2,267,863	$2,334,676	$2,674,365	$2,682,715	$2,227,253	58.5%	$12.31

NOI DSCR	1.46x	1.50x	1.72x	1.73x	1.54x
NCF DSCR	1.46x	1.50x	1.72x	1.73x	1.43x
NOI DY	9.5%	9.8%	11.2%	11.3%	10.1%
NCF DY	9.5%	9.8%	11.2%	11.3%	9.4%

(1)	The U/W Base Rent includes rent steps through April 2017 totaling $89,110.
(2)	The underwritten economic vacancy is 7.5%. The East Lake Tower Corporate Center Property was 98.8% physically occupied as of June 7, 2016, which does not include 2,169 square feet (1.2% of the net rentable area) of space expiring in August 2016, which has been underwritten as vacant.

The following table presents certain information relating to the lease rollover schedule at the East Lake Tower Corporate Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(3)	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017(4)	4	9,007	5.0%	9,007	5.0%	$98,536	$10.94
2018	2	6,997	3.9%	16,004	8.8%	$89,299	$12.76
2019(5)	3	5,631	3.1%	21,635	12.0%	$82,850	$14.71
2020	1	2,281	1.3%	23,916	13.2%	$48,198	$21.13
2021	1	9,700	5.4%	33,616	18.6%	$158,984	$16.39
2022	0	0	0.0%	33,616	18.6%	$0	$0.00
2023	1	1,600	0.9%	35,216	19.5%	$31,164	$19.48
2024	1	143,610	79.3%	178,826	98.8%	$3,571,250	$24.87
2025	0	0	0.0%	178,826	98.8%	$0	$0.00
2026	0	0	0.0%	178,826	98.8%	$0	$0.00
Thereafter	0	0	0.0%	178,826	98.8%	$0	$0.00
Vacant	0	2,169	1.2%	180,995	100.0%	$0	$0.00
Total/Weighted Average	13	180,995	100.0%			$4,080,281	$22.82

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent and Annual U/W Base Rent PSF excludes vacant space.
(4)	Includes 2,928 square feet of atrium/café space which has no attributed rent.
(5)	Includes 1,380 square feet of management office space which has no attributed rent.

Appraisal. As of the appraisal valuation date of September 1, 2015, the East Lake Tower Corporate Center Property had an “as-is” appraised value of $32,400,000.

Environmental Matters. According to a Phase I environmental assessment dated May 12, 2015, there was no evidence of any recognized environmental conditions at the East Lake Tower Corporate Center Property.

Market Overview and Competition. The East Lake Tower Corporate Center Property is located seven miles from downtown Milwaukee, Wisconsin. Primary access to the East Lake Tower Corporate Center Property is provided by Interstate Highway 43 (I-43), which is the primary north-south roadway that traverses much of the eastern portion of Wisconsin. The East Lake Tower Corporate Center is located approximately 15.0 miles north of the General Mitchell International Airport.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

EAST LAKE TOWER CORPORATE CENTER

According to the appraisal, the estimated 2015 population within a one-, three- and five-mile radius of the East Lake Tower Corporate Center Property was 12,399, 168,363 and 363,180, respectively, and the 2015 estimated average household income within the same radii was $56,993, $53,157 and $52,737, respectively.

The East Lake Tower Corporate Center Property is located in Glendale, Wisconsin, which is part of the Milwaukee market and the Milwaukee North Shore submarket, as defined by the appraiser. As of the second quarter of 2015, the Milwaukee North Shore office submarket comprised approximately 2.7 million square feet of office space. As of the second quarter of 2015, the Milwaukee North Shore submarket vacancy was 14.9% and the gross average asking rent within the submarket was $22.59 PSF.

The appraiser identified eight comparable office leases, ranging from 20,242 square feet to 91,780 square feet with adjusted gross quoted market rental rates ranging from $15.50 to $24.50 PSF. The appraiser concluded at a market rent of $23.75 PSF full service gross for the major tenant space and $18.00 PSF full service gross for any general office spaces at the East Lake Tower Corporate Center Property.

The following table presents certain information relating to comparable properties to the East Lake Tower Corporate Center Property:

Competitive Set(1)

	East Lake Tower Corporate Center (Subject)	Washington Building	Glendale Professional Building	River Woods Medical Office Building	Anchor Bank Building	Alderman Building
Location	Glendale, WI	Glendale, WI	Glendale, WI	Glendale, WI	Glendale, WI	Glendale, WI
Distance to Subject	--	0.3 miles	0.3 miles	0.4 miles	1.4 miles	3.3 miles

Property Type	Office	Office	Office	Office	Office	Office

NRA(SF)	180,995	56,774	30,630	43,740	20,242	28,536

Total Occupancy	100%	100%	33%	79%	100%	100%

(1)	Information obtained from the appraisal.

The Borrower. The borrower is East Lake Tower Corporate Center Limited Partnership, a Wisconsin limited partnership and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the East Lake Tower Corporate Center Mortgage Loan. Mark Weber is the guarantor of certain nonrecourse carveouts under the East Lake Tower Corporate Center Mortgage Loan.

The Sponsor. The sponsor, Mark Weber, is the president of Triple Net Acquisitions and has sourced and actively participated in the due diligence, closing, and post-transaction monitoring, growth, and sale of more than $1.3 billion of operating company transactions and $540 million of real estate transactions. Mr. Weber has led the acquisition of more than 150 commercial properties, raising over $400 million of senior and mezzanine capital from both public and private sources.

Escrows. The loan documents provide for upfront escrows in the amount of $250,037 for real estate taxes and $14,203 for insurance premiums. The loan documents also provide for ongoing monthly reserves in the amount of $41,673 for real estate taxes, $4,734 for insurance premiums, $3,017 for replacement reserves (subject to a cap $108,597) and $11,312 for tenant improvements and leasing commissions (subject to a cap of $1,085,969).

Lockbox and Cash Management. The East Lake Tower Corporate Center Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower and property manager direct all tenants to pay rents directly into such lockbox account. The loan documents also require that all rents received by the borrower or property manager be deposited into the lockbox account within one business day of receipt. Prior to the occurrence of a Cash Management Period (as defined below), all funds on deposit in the lockbox account are disbursed to the borrower. During a Cash Management Period, all funds are swept to a lender-controlled cash management account. Any excess, if no Cash Management Period is in effect, will be disbursed to the borrower, or if a Cash Management Period is in effect (other than a Cash Management Period solely due to the existence of the mezzanine loan), held as additional collateral for the East Lake Tower Corporate Center Mortgage Loan.

A “Cash Management Period” will commence upon the occurrence of (i) an event of default under the loan documents, (ii) if the combined debt service coverage ratio for the East Lake Tower Corporate Center Mortgage Loan and the allocated portion of the related mezzanine loan (See “Subordinate and Mezzanine Indebtedness” section) is less than 1.10x at the end of any calendar quarter, or (iii) the commencement of a Lease Sweep Period (as defined below).

A “Lease Sweep Period” will commence upon the occurrence of the earlier of (i) the date that is 18 months prior to the end of the term of the Columbia St. Mary’s Inc. Lease and any other lease which either (a) covers 50,000 or more rentable square feet of the Improvements at the East Lake Tower Corporate Center Property or (b) covers all or substantially all of the improvements at the East Lake Tower Corporate Center Property (a “Major Lease”), inclusive of any renewal terms; (ii) the date required under a Major Lease by which the applicable tenant is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised); (iii) any Major Lease is surrendered, cancelled or terminated prior to its then current expiration date (other than with the lender’s consent); (iv) any tenant under a Major Lease discontinues its business at its premises or gives notice that it intends to discontinue its business; (v) the occurrence and continuance (beyond any applicable notice and cure periods) of a default in the payment of rent or a material non-monetary obligation under any Major Lease by the applicable tenant thereunder; or (vi) the occurrence of a insolvency proceeding with respect to a tenant under a Major Lease. A Cash Management Period will end with respect to clause (i), upon the cure of such event of default and if no other event of default has occurred or is continuing, with respect to clause (ii), upon the combined debt service coverage ratio for the East Lake Tower Corporate Center Mortgage Loan and the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

EAST LAKE TOWER CORPORATE CENTER

allocated portion of the related mezzanine loan being at least equal to 1.10x for two consecutive calendar quarters and, with respect to clause (iii), when such Lease Sweep Period has ended. Additionally, so long as the mezzanine loan is outstanding, a Cash Management Period will be in effect.

Property Management. The East Lake Tower Corporate Center Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the East Lake Tower Corporate Center Property provided that certain conditions are satisfied, including (i) no event of default under the loan documents has occurred and is continuing; (ii) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (iii) the mezzanine borrower will have satisfied all of the terms set forth in the mezzanine loan agreement regarding an assumption of the East Lake Tower Corporate Center mezzanine loan; and (iv) if requested by the lender, a rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the SGCMS Series 2016-C5 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Ground Lease. None.

Subordinate and Mezzanine Indebtedness. An $11,690,000 mezzanine loan was provided in connection with the East Lake Tower Corporate Center Mortgage Loan and two other mortgage loans (which other mortgage loans were not included in the SGCMS 2016-C5 transaction), of which $3,440,000 was allocated to the East Lake Tower Corporate Center Property. The $11,690,000 mezzanine loan is secured by (i) a pledge of the direct equity interest in the borrower and its general partner and (ii) a pledge of the direct equity interest in the borrowers under two other mortgage loans one of which is secured by a portfolio of three industrial and one office properties, and the other secured by a portfolio of three industrial properties (neither of which mortgage loans is included in the SGCMS 2016-C5 transaction). The mezzanine loan is coterminous with the East Lake Tower Corporate Center Mortgage Loan, accrues interest at a fixed rate of 13.2500% per annum and is interest only. A preferred equity investment was also provided in the initial amount of $7,760,000 to an affiliate of the borrower that is entitled to an additional advance of $2,700,000 if certain conditions are met. The preferred equity return will be payable only to the extent cash flow is available. The preferred equity investment and any unpaid return is required to be paid in full on or before the mandatory redemption date, which is coterminous with the mortgage and mezzanine loans. However, a breach of specified terms of the preferred equity agreement will not cause a default under the East Lake Tower Corporate Center Mortgage Loan or the related mezzanine loan. In addition, the holder of the preferred equity interest has consent rights over certain decisions, including any sale or refinancing of the East Lake Tower Corporate Center Property, the adoption of an annual budget and prepayment of the East Lake Tower Corporate Center Mortgage Loan.

The borrower is permitted to incur future mezzanine debt subject to (i) the proceeds being used to pay off the existing mezzanine loan and preferred equity investment, (ii) the combined NOI DSCR is not less than 1.15x, (iii) the combined NOI debt yield is not less than 9.5% and (iv) the combined LTV is not greater than 80.0%.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the East Lake Tower Corporate Center Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

EAST LAKE TOWER CORPORATE CENTER

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

EAST LAKE TOWER CORPORATE CENTER

East Lake Tower Corporate Center
4425 North Port Washington Road
Glendale, WI 53212
MILWAUKEE
Lake Michigan
Mequon
OZAUKEE COUNTY
North Shore Country Club
Bayside
Marketplace at Brown Deer
Lynden Sculpture Garden
Brown Deer
River Hills
Riverpoint Village
Fox Point
Milwaukee Country Club
Brown Deer Park
Brown Deer Park Golf Course
N. Green Bay Ave.
Good Hope Rd.
North-South Frwy
Port Washington Rd.
Cardinal Stritch University
Little Menomonee River Pkwy
Fond Du Lac Frwy
W. Mill Rd.
N. 60th St.
N.43rd St.
N. Teutonia Ave.
Glendale
N. Lake Dr.
W. Florist Ave.
N. 76th St.
Johnson Controls
Bayshore Town Center
Silver Spring Dr.
Lawrence J. Timmerman Airport
W. Villard Ave.
Whitefish Bay
Lincoln Park
W. Hampton Ave.
Columbia College of Nursing
Milwaukee River Greenway
Shorewood
W. Fond Du Lac Ave.
W. Atkinson Ave.
Midtown Center
Capitol Centre
W Capitol Dr.
Currie Park Golf Course
W. Lisbon Ave.
Appleton Ave.
Keefe Ave.
N. Humboldt Blvd.
University of Wisconsin-Milwaukee
W. Burleigh St.
Capitol Heights
E. Locust St.
Lake Park
Mt. Mary University
W. Center St.
MILWAUKEE COUNTY
E. Center St.
Urban Ecology Ctr. at Riverside Park
N. Mayfair Rd.
Mayfair
Riverwest
City Crossing
W. North Ave.
E. North Ave.
Columbia St. Mary's Hospital
Walnut Hill
Brewer's Hill
N. Farwell Ave.
Hansen Park
W. Lisbon Ave.
Wauwatosa
W. Vliet St.
BMO Harris Bradley Ctr.
Juneau Park
W. Highland Blvd.
The Shops of Grand Avenue
East Town
Milwaukee Regional Medical Ctr.
Milwaukee Art Museum
GE Healthcare Research Park
Avenues West
W. Wisconsin Ave.
Marquette University
Downtown
W. Bluemound Rd.
Milwaukee County Zoo
Henry W. Maier Festival Park
Miller Park
Potawatomi Hotel & Casino
Harley-Davidson Museum
Marcus Amphitheater
Milwaukee Mile Speedway
Petit Natl. Ice Center
West Allis Towne Center
WISCONSIN STATE FAIRGROUNDS
W. National Ave.
Clement J. Zablocki VA Medical Ctr.
W. Greenfield Ave.
Walker's Point
Lake Frwy
West Milwaukee
W. Burnham St.
S. Layton Blvd.
S. 92nd St.
West Allis
W. Beloit Rd.
General Mitchell Intl. Airport 6 miles
43
100
32
57
145
181
175
190
41
94
18
59
894
794
Hartford
Jackson
Grafton
Cedarburg
Richfield
Germantown
Mequon
Brown Deer
Bayside
Fox Point
Whitefish Bay
Menomonee Falls
Merton
Sussex
Glendale
Shorewood
Hartland
MILWAUKEE
Wauwatosa
Pewaukee
Downtown
Brookfield
Lake Michigan
Waukesha
West Allis
New Berlin
St. Francis
Cudahy
Greenfield
Muskego
Franklin
South Milwaukee
Big Bend
Oak Creek
Mukwonago
Wind Lake
Caledonia
Wind Point
East Troy
Waterford

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

No. 11 – Peachtree Mall

Loan Information				Property Information
Mortgage Loan Seller:	Silverpeak Real Estate Finance LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance(1):	$23,750,000			Specific Property Type:	Regional Mall
Cut-off Date Principal Balance(1):	$23,703,430			Location:	Columbus, GA
% of Initial Pool Balance:	3.2%			Size:	535,367 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF(1):	$149.71
Borrower Name:	Peachtree Mall L.L.C.			Year Built/Renovated:	1975/1994
Sponsors:	General Growth Partners			Title Vesting:	Fee
Mortgage Rate:	3.944%			Property Manager:	Self-managed
Note Date:	June 17, 2016
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of)(3):	85.1% (12/31/2013)
Maturity Date:	December 6, 2025			2nd Most Recent Occupancy (As of)(3):	88.3% (12/31/2014)
IO Period:	NAP			Most Recent Occupancy (As of)(3):	89.9% (12/31/2015)
Loan Term (Original):	114 months			Current Occupancy (As of)(3)(4):	90.3% (2/29/2016)
Seasoning:	1 month
Amortization Term (Original):	300 months			Underwriting and Financial Information:
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360
Call Protection:	L(25),D(85),O(4)			3rd Most Recent NOI (As of):	$9,787,129 (12/31/2014)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of):	$9,307,906 (12/31/2015)
Additional Debt(1):	Yes			Most Recent NOI (As of):	$9,573,151 (TTM 3/31/2016)
Additional Debt Type(1)(2):	Pari Passu and Future Mezzanine
				U/W Revenues:	$13,860,427
				U/W Expenses:	$3,861,116
				U/W NOI(5):	$9,999,312
				U/W NCF:	$9,254,544
				U/W NOI DSCR(1):	1.98x
Escrows and Reserves:				U/W NCF DSCR(1):	1.83x
				U/W NOI Debt Yield(1):	12.5%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	11.5%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$138,000,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	November 11, 2015
Replacement Reserves	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	58.1%
TI/LC Reserve	$0	Springing	NAP	LTV Ratio at Maturity or ARD(1):	42.8%

(1)	The Peachtree Mall Whole Loan (as defined below) with an aggregate original principal balance of $80,305,560, is comprised of four pari passu notes (Note A-1, Note A-2, Note A-3, and Note A-4). The non-controlling Note A-1 had an original principal balance of $23,750,000, has an outstanding principal balance as of the Cut-Off Date of $23,703,430 and will be contributed to the SGCMS 2016-C5 Trust. Note A-3 (the controlling Note), Note A-2 and Note A-4 had a combined original balance of $56,555,560, and are expected to be contributed to future trusts. All statistical financial information related to the balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Peachtree Mall Whole Loan.

(2)	The borrower may enter into a mezzanine loan secured by direct or indirect ownership interests in the borrower subject to the satisfaction of certain conditions, including: (i) a combined loan-to-value ratio not greater than 63.8%, (ii) a combined debt service coverage ratio not less than 1.86x, (iii) the execution of an intercreditor agreement acceptable to the lender and (iv) receipt of a rating agency confirmation from Fitch, KBRA and Moody’s that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the SGCMS Series 2016-C5 Certificates.

(3)	Occupancy statistics exclude the 86,000 square foot anchor the sponsor owns but is not currently part of the collateral.

(4)	Occupancy statistics exclude temporary tenants. Current Occupancy excludes 26,848 square feet (5.0% of net rentable area) attributed to temporary tenants that were not included in Annual U/W Base Rent.

(5)	See “Cash Flow Analysis” section.

The Peachtree Mall mortgage loan is part of a whole loan (the “Peachtree Mall Whole Loan”) evidenced by four pari passu promissory notes secured by a first mortgage encumbering the fee interest in an enclosed regional mall consisting of four one-story buildings located in Columbus, Georgia (the “Peachtree Mall Property”). The Peachtree Mall Property was built in 1975 and most recently expanded in 1994. The sponsor has owned the Peachtree Mall Property since 2003. The Peachtree Mall Property is adjacent to the I-185 and Manchester Expressway intersection. The Peachtree Mall Property contains 821,687 square feet of retail space, of which 535,367 square feet serve as collateral for the Peachtree Mall Whole Loan, and is situated on a 66.6-acre parcel of land, of which 53.4-acres serve as collateral. The Peachtree Mall Property is anchored by Dillard’s (not part of collateral), Macy’s and JC Penney. Other major tenants include H&M and Forever 21. A new lease with At Home, a home décor retailer, was recently executed on June 2, 2016 for 86,000 square feet of a currently unoccupied anchor space (currently not part of collateral) that was purchased from Dillard’s by the sponsor for approximately $2.2 million in conjunction with the origination of the Peachtree Mall Whole Loan. At Home

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PEACHTREE MALL

executed a five year lease with three five-year renewal options and is expected to take occupancy in October 2016. Additionally, the sponsor is expected to invest approximately $1 million in tenant improvements. This anchor space will be contributed as part of the Peachtree Mall Property collateral within 36 months of the origination of the Peachtree Mall Whole Loan.

Approximately 10 million customers visit the Peachtree Mall Property each year. The Peachtree Mall Property contains 3,805 parking spaces, resulting in a parking ratio of 4.6 spaces per 1,000 square feet of rentable area. As of March 2016, tenants occupying 10,000 square feet or less had average trailing 12-month in-line sales of $405 per square foot with an average occupancy cost of 13.9%. As of February 29, 2016, the Peachtree Mall Property was 90.3% occupied (excluding temporary tenants) by 80 tenants.

Sources and Uses

Sources			Uses
Original whole loan amount	$80,305,560	100.0%	Loan payoff(1)	$0	0.0%
			Closing costs	581,647	0.7
			Return of equity(1)	79,723,913	99.3
Total Sources	$80,305,560	100.0%	Total Uses	$80,305,560	100.0%

(1)	The Peachtree Mall Property was previously securitized in the BACM 2005-4 transaction. The previous loan was paid off in February 2015, and the Peachtree Mall Property has been unencumbered since then. The outstanding loan balance was $77.8 million at maturity.

The following table presents certain information relating to the tenancy at the Peachtree Mall Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date

Anchor Tenants – Not Part of Collateral
Dillard’s	BBB-/Baa3/BBB-	201,076	ANCHOR OWNED – NOT PART OF THE COLLATERAL

Anchor Tenants – Collateral
Macy’s	BBB/Baa2/BBB	139,219	26.0%	$2.66	$370,634	4.1%	$139	2.1%	9/1/2022(4)
JC Penney	B+/B3/B	82,320	15.4%	$4.25	$349,860	3.9%	$149	3.3%	11/30/2019(5)
Total Anchor Tenants - Collateral		221,539	41.4%	$3.25	$720,494	8.0%

Other Major Tenants - Collateral
H&M	NR/NR/NR	21,210	4.0%	$16.83	$356,964	4.0%	NAV	NAV	1/31/2026(6)
Forever 21	NR/NR/NR	10,979	2.1%	$27.01	$296,592	3.3%	NAV	NAV	5/31/2025(7)
Encore	NR/NR/NR	13,159	2.5%	$14.20	$186,858	2.1%	NAV	NAV	7/31/2025(8)
Peachtree 8	NR/B2/B+	25,439	4.8%	$1.97	$50,115	0.6%	$134,349(9)	10.8%	12/31/2018
Total Other Major Tenants - Collateral		70,787	13.2%	$12.58	$890,529	9.9%

Non-Major Tenants - Collateral		191,191	35.7%	$38.48	$7,357,915	82.0%

Occupied Total - Collateral		483,517	90.3%	$18.55	$8,968,938	100.0%

Vacant Space(10)		51,850	9.7%

Collateral Total		535,367	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PEACHTREE MALL

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through January 2017, totaling $141,221.

(3)	Sales PSF and Occupancy Cost, based on information provided by the borrower, are for the trailing period ending March 31, 2016 and only include tenants that reported an entire 12 months of sales.

(4)	Macy’s has six, five-year renewal options.

(5)	JC Penney has three, five-year renewal options.

(6)	H&M has two, five-year renewal options. The tenant has the option to terminate its lease if its sales for the period January 1, 2019 through December 31, 2019 do not exceed $2,800,000 by providing 365 days’ written notice by June 30, 2020 and payment equal to 50% of all unamortized tenant improvements and leasing commissions.

(7)	Forever 21 has the option to terminate if its sales for the period June 1, 2018 through May 31, 2019 do not exceed $2,500,000 by providing 180 days’ written notice by August 31, 2020 and payment equal to 55% of all unamortized tenant improvements and leasing commissions.

(8)	Encore has the option to terminate if its sales for the period July 31, 2019 through June 30, 2020 do not exceed $1,500,000 by providing 90 days’ written notice within 60 days after June 30, 2020 and payment equal to 50% of all unamortized tenant improvements and leasing commissions.

(9)	Sales PSF for Peachtree 8 based on 8 screens.

(10)	Includes 26,848 square feet (5.0% of net rentable area) attributed to temporary tenants that were not included in Annual U/W Base Rent.

The following table presents certain information relating to the lease rollover schedule at the Peachtree Mall Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	1	150	0.0%	150	0.0%	$52,406	0.6%	$349.37
2016	2	2,498	0.5%	2,648	0.5%	$118,213	1.3%	$47.32
2017	15	41,911	7.8%	44,559	8.3%	$1,132,836	12.6%	$27.03
2018	19	65,751	12.3%	110,310	20.6%	$1,598,690	17.8%	$24.31
2019	14	121,205	22.6%	231,515	43.2%	$1,329,229	14.8%	$10.97
2020	6	19,390	3.6%	250,905	46.9%	$573,910	6.4%	$29.60
2021	4	10,447	2.0%	261,352	48.8%	$485,013	5.4%	$46.43
2022	2	140,979	26.3%	402,331	75.2%	$689,558	7.7%	$4.89
2023	7	11,783	2.2%	414,114	77.4%	$760,799	8.5%	$64.57
2024	1	1,516	0.3%	415,630	77.6%	$38,597	0.4%	$25.46
2025	8	43,623	8.1%	459,253	85.8%	$1,496,090	16.7%	$34.30
2026	3	24,264	4.5%	483,517	90.3%	$693,596	7.7%	$28.59
Thereafter	0	0	0.0%	483,517	90.3%	$0	0.0%	$0.00
Vacant(4)	0	51,850	9.7%	535,367	100.0%	$0	0.0%	$0.00
Total/Weighted Average	82	535,367	100.0%			$8,968,938	100.0%	$18.55

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Annual U/W Base Rent PSF excludes vacant space.

(4)	Includes 26,848 square feet (5.0% of net rentable area) attributed to temporary tenants that were not included in Annual U/W Base Rent.

The following table presents historical occupancy percentages at the Peachtree Mall Property:

Historical Occupancy(1)

12/31/2013(2)	12/31/2014(2)	12/31/2015(2)	2/29/2016(3)
85.1%	88.3%	89.9%	90.3%

(1)	Includes collateral tenants only and excludes temporary tenants.
(2)	Information obtained from the borrower.

(3)	Information obtained from the underwritten rent roll. Excludes 26,848 square feet (5.0% of net rentable area) attributed to temporary tenants that were not included in Annual U/W Base Rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PEACHTREE MALL

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Peachtree Mall Property:

Cash Flow Analysis

	2013	2014	2015	TTM 3/31/2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$8,037,244	$8,183,664	$8,106,017	$8,424,083	$8,968,938(1)	64.7%	$16.75
Grossed Up Vacant Space	0	0	0	0	1,142,949	8.2	2.13
Percentage Rent	205,469	168,227	281,693	314,023	251,115	1.8	0.47
Total Reimbursables	3,641,827	3,815,809	3,409,397	3,376,015	3,283,338	23.7	6.13
Other Income	1,464,595	1,576,856	1,369,127	1,347,493	1,357,036	9.8	2.53
Less Vacancy & Credit Loss	(117,546)	62,563	(4,851)	(31,632)	(1,142,949)(2)	(8.2)	(2.13)
Effective Gross Income	$13,231,589	$13,807,120	$13,161,383	$13,429,982(3)	$13,860,427(3)	100%	$25.89

Total Operating Expenses	$3,960,533	$4,019,990	$3,853,477	$3,856,830	$3,861,116	27.9%	$7.21

Net Operating Income	$9,271,056	$9,787,129	$9,307,906	$9,573,151	$9,999,312	72.1%	$18.68
TI/LC	0	0	0	0	664,462	4.8	1.24
Capital Expenditures	0	0	0	0	80,305	0.6	0.15
Net Cash Flow	$9,271,056	$9,787,129	$9,307,906	$9,573,151	$9,254,544	66.8%	$17.29

NOI DSCR(4)	1.83x	1.94x	1.84x	1.89x	1.98x
NCF DSCR(4)	1.83x	1.94x	1.84x	1.89x	1.83x
NOI DY(4)	11.6%	12.2%	11.6%	11.9%	12.5%
NCF DY(4)	11.6%	12.2%	11.6%	11.9%	11.5%

(1)	U/W Base Rent includes contractual rent increases through January 2017, totaling $141,221.

(2)	The underwritten economic vacancy is 8.3%. The Peachtree Mall Property was 90.3% physically occupied (excluding temporary tenants) as of February 29, 2016.

(3)	The increase from TTM 3/31/2016 Effective Gross Income to U/W Effective Gross Income is due to new leasing activity totaling approximately 23,858 square feet (4.5% of net rentable area), along with contractual rent increases.

(4)	The debt service coverage ratios and debt yields are based on the Peachtree Mall Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 12 – TEK Park

Loan Information				Property Information
Mortgage Loan Seller:	CCRE			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance(1):	$23,500,000			Specific Property Type:	Data Center
Cut-off Date Principal Balance(1):	$23,500,000			Location:	Breinigsville, PA
% of Initial Pool Balance:	3.2%			Size:	514,033 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(4):	$126.45
Borrower Name:	Hamilton 9999 Associates L.P.			Year Built/Renovated:	1987/2010
Sponsors:	Eli Sternbuch			Title Vesting:	Fee
Mortgage Rate:	5.000%			Property Manager:	EY&S Management 2011 Inc.
Note Date:	June 16, 2016			3rd Most Recent Occupancy (As of):	84.4% (12/31/2013)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	85.8% (12/31/2014)
Maturity Date:	July 6, 2026			Most Recent Occupancy (As of):	79.9% (12/31/2015)
IO Period:	None			Current Occupancy (As of):	82.3% (6/2/2016)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$6,494,483 (12/31/2014)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$6,545,866 (12/31/2015)
Call Protection(2):	L(24),D(93),O(3)			Most Recent NOI (As of):	$6,281,402 (TTM 3/31/2016)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1)(3):	Pari Passu; Future Mezzanine
				U/W Revenues:	$14,472,438
				U/W Expenses:	$7,965,312
				U/W NOI:	$6,507,126
				U/W NCF:	$6,173,005
				U/W NOI DSCR(4):	1.55x
Escrows and Reserves:				U/W NCF DSCR(4):	1.47x
				U/W NOI Debt Yield(4):	10.0%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(4):	9.5%
Taxes	$0	$79,880	NAP	As-Is Appraised Value:	$102,000,000
Insurance	$86,250	$27,843	NAP	As-Is Appraisal Valuation Date:	May 3, 2016
Replacement Reserves	$0	$6,425	NAP	Cut-off Date LTV Ratio(4):	63.7%
TI/LC Reserve	$1,540,000	$0	$1,500,000	LTV Ratio at Maturity or ARD(4):	52.4%
Deferred Maintenance	$279,167	$0	NAP
FoxConn Rent Reserve	$70,834	$0	NAP

(1)	The TEK Park Whole Loan (as defined below), with an aggregate original and outstanding principal balance as of the Cut-off Date of $65,000,000, is comprised of three pari passu notes (Note A-1, Note A-2 and Note A-3). The controlling Note A-1 with an original and outstanding principal balance as of the Cut-off Date of $23,500,000 will be contributed to the SGCMS 2016-C5 Trust. The non-controlling Note A-2 and Note A-3 have a combined original and outstanding principal balance as of the Cut-off Date of $41,500,000, are currently held by Cantor Commercial Real Estate Lending, L.P. (or an affiliate) and are expected to be contributed to a future trust or trusts.

(2)	Following the defeasance lockout period, the borrower has the right to defease the TEK Park Whole Loan in whole, but not in part, on any date before May 6, 2026. The defeasance lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) August 6, 2020. In addition, the TEK Park Whole Loan is prepayable without penalty on or after May 6, 2026.

(3)	Mezzanine debt is permitted provided, among other things and pursuant to the specific terms of the loan documents, (i) taking into account the TEK Park Whole Loan and the mezzanine loan, (a) the annualized debt yield is not less than 9.50%, (b) the combined loan-to-value ratio is less than or equal to 70.0%, and (c) the annualized debt service coverage ratio is at least 1.40x, (ii) delivery of an acceptable intercreditor agreement and (b) rating agency confirmation.

(4)	All statistical financial information related to balances per square foot, loan value ratios, debt service coverage ratio and debt yields are based on the TEK Park Whole Loan.

The TEK Park mortgage loan is part of a Whole Loan (the “TEK Park Whole Loan”) evidenced by three pari passu notes (Note A-1, Note A-2 and Note A-3) secured by a first mortgage encumbering the fee simple interest in an office and technology park located in Breinigsville, Pennsylvania (the “TEK Park Property”). Originally developed in 1987 by AT&T as a Bell’s Labs’ Technology Center, the TEK Park Property consists of nine buildings totaling 514,033 square feet. The TEK Park Property was acquired in 2005 by MRA Group and converted to its current use as a multitenant office and technology park. In April 2012, the borrower acquired the TEK Park Property for $57,000,000 and invested an additional $3,000,000 in capital improvements. Since its development and expansion, more than $325,000,000 has been invested into the TEK Park Property. The TEK Park Property features 175,554 square feet of office space, 203,879 square feet of lab space and 123,482 square feet of data center space. Amenities at the property include a fitness

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TEK PARK

center, basketball and volleyball courts, a full-service cafeteria, on-site daycare, an on-site helipad and a 200-seat conference center. As of June 2, 2016 The TEK Park Property is currently 82.3% leased to 15 tenants across a broad range of industries.

Sources and Uses

Sources			Uses
Original loan amount	$65,000,000	100.0%	Loan payoff(1)	$44,715,762	68.8%
			Reserves	1,976,251	3.0
			Closing Costs	1,034,298	1.6
			Return of Equity	17,273,689	26.6
Total Sources	$65,000,000	100.0%	Total Uses	$65,000,000	100.0%

(1)	The TEK Park Property was previously securitized in the COMM 2012-CCRE1 transaction.

The following table presents certain information relating to the tenancy at the TEK Park Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
CyOptics (Avago/Broadcom)	NR/NR/BB+	139,401	27.1%	$13.04	$1,818,047	25.1%	Various(2)
TierPoint(3)	NR/B3/NR	122,337	23.8%	$25.60	$3,131,876	43.3%	3/31/2028
Buckeye Partners, L.P.	BBB-/Baa3/BBB-	79,795	15.5%	$14.57	$1,162,444	16.1%	10/31/2021
Aesculap Implant Systems	NR/NR/NR	31,318	6.1%	$13.35	$418,095	5.8%	7/31/2021
FoxConn Optical Interconnect(4)	NR/NR/A-	12,212	2.4%	$16.00	$195,392	2.7%
Total Major Tenants		385,063	74.9%	$17.47	$6,725,854	92.9%
		37,945	7.4%		$511,946	7.1%
Non-Major Tenants				$13.49
Occupied Collateral Total		423,008	82.3%	$17.11	$7,237,801	100.0%

Vacant Space		91,025	17.7%

Collateral Total		514,033	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	1,613 square feet expiring on April 30, 2017; 130,296 square feet expiring on October 31, 2018; 4,492 square feet expiring on March 31, 2019 and 103,000 square feet expiring on October 13, 2023.

(3)	TierPoint is in the process of an estimated $12,000,000 renovation to its leased premises.

(4)	FoxConn Optical Interconnect has taken occupancy but is not required to commence paying rent until January 1, 2017. At origination, the borrower deposited $70,834 into a concessions reserve, which may be applied to debt service during such free rent period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TEK PARK

The following table presents certain information relating to the lease rollover schedule at the TEK Park Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	2	8,687	1.7%	8,687	1.7%	$129,965	$14.96
2018	5	32,232	6.3%	40,919	8.0%	$548,275	$17.01
2019	2	9,568	1.9%	50,487	9.8%	$65,972	$6.90
2020	4	13,611	2.6%	64,098	12.5%	$164,050	$12.05
2021	2	111,113	21.6%	175,211	34.1%	$1,580,540	$14.22
2022	0	0	0%	175,211	34.1%	$0	$0.00
2023	2	108,182	21.0%	283,393	55.1%	$1,339,448	$12.38
2024	0	0	0%	283,393	55.1%	$0	$0.00
2025	2	14,862	2.9%	298,255	58.0%	$248,684	$16.73
2026	0	0	0.0%	298,255	58.0%	$0	$0.00
Thereafter	2	124,753	24.3%	423,008	82.3%	$3,160,868	$25.34
Vacant	0	91,025	17.7%	514,033	100.0%	$0	$0.00
Total/Weighted Average	21	514,033	100.0%			$7,237,801	$17.11

(1)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TEK PARK

The following table presents historical occupancy percentages at the TEK Park Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	6/2/2016(2)
84.4%	85.8%	79.9%	82.3%

(1)	Information obtained from the leases.

(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the TEK Park Property:

Cash Flow Analysis

	2013	2014	2015	TTM 3/31/2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$7,045,084	$7,324,473	$7,293,756	$7,177,668	$8,565,708	59.2%	$16.66
Grossed Up Vacant Space	0	0	0	0	0	0.0	0.00
Total Reimbursables	6,751,704	6,722,036	7,081,712	6,965,908	7,023,764	48.5	13.66
Other Income	207,451	176,069	180,781	167,960	210,873	1.5	0.41
Less Vacancy & Credit Loss	0	0	0	0	(1,327,908)(1)	(9.2)	(2.58)
Effective Gross Income	$14,004,238	$14,222,579	$14,556,249	$14,311,536	$14,472,438	100.0%	$28.15

Total Operating Expenses	$7,457,645	$7,728,096	$8,010,382	$8,030,134	$7,965,312	55.0%	$15.50

Net Operating Income	$6,546,593	$6,494,483	$6,545,866	$6,281,402	$6,507,126	45.0%	$12.66
TI/LC	0	0	0	0	257,017	1.8	0.50
Capital Expenditures	0	0	0	0	77,105	0.5	0.15
Net Cash Flow	$6,546,593	$6,494,483	$6,545,866	$6,281,402	$6,173,005	42.7%	$12.01

NOI DSCR	1.56x	1.55x	1.56x	1.50x	1.55x
NCF DSCR	1.56x	1.55x	1.56x	1.50x	1.47x
NOI DY	10.1%	10.0%	10.1%	9.7%	10.0%
NCF DY	10.1%	10.0%	10.1%	9.7%	9.5%

(1)	The 8.5% underwritten vacancy is based on the in-place economic vacancy as of June 2, 2016. The TEK Park Property was 82.3% physically occupied as of June 2, 2016. Underwritten base rent includes rent steps taken through December 31, 2017 of $97,294 and rent averaging of $25,392.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 13 Seattle Area Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Natixis Real Estate Capital LLC			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Morningstar/Moody’s):	NR/NR/NR			Property Type:	Various
Original Principal Balance(1):	$22,250,000			Specific Property Type:	Various
Cut-off Date Principal Balance:	$22,250,000			Location:	Various, WA
% of Initial Pool Balance:	3.0%			Size:	159,523 SF
Loan Purpose(2):	Refinance			Cut-off Date Principal Balance Per SF:	$139.48
Borrower Name:	LBG Bainbridge, LLC			Year Built/Renovated:	Various – See Table
Sponsor:	Lord Baltimore Group LTD.			Title Vesting:	Fee
Mortgage Rate:	4.530%			Property Manager:	Elmquist Real Estate Services, Inc.
Note Date:	June 10, 2016			3rd Most Recent Occupancy (As of):	91.0% (12/31/2013)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	93.8% (12/31/2014)
Maturity Date:	July 5, 2026			Most Recent Occupancy (As of):	92.9% (12/31/2015)
IO Period:	48 month			Current Occupancy (As of):	90.0% (6/10/2016)
Loan Term (Original):	120 months
Seasoning:	0 month
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of)(3):	$1,635,405 (12/31/2013)
Call Protection:	L(24),D(93),O(3)			3rd Most Recent NOI (As of)(3):	$1,772,785 (12/31/2014)
Lockbox Type:	Soft/Springing Cash Management			2nd Most Recent NOI (As of)(3):	$1,980,286 (12/31/2015)
Additional Debt:	None			Most Recent NOI (As of)(3):	$2,069,062 (TTM 3/31/2016)
Additional Debt Type:	NAP

				U/W Revenues(3):	$3,155,065
				U/W Expenses(3):	$1,080,819
				U/W NOI(3):	$2,074,246
				U/W NCF(3):	$1,942,487
				U/W NOI DSCR(3):	1.53x
Escrows and Reserves:				U/W NCF DSCR(3):	1.43x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield(3):	9.3%
Taxes	$70,987	$23,662	NAP	U/W NCF Debt Yield(3):	8.7%
Insurance	$29,878	$5,976	NAP	As-Is Appraised Value:	$30,900,000
Replacement Reserve	$0	$3,107	$111,861	As-Is Appraisal Valuation Date(4):	Various
TI/LC Reserve	$250,000	$7,873	$283,416	Cut-off Date LTV Ratio:	72.0%
Deferred Maintenance	$6,563	$0	NAP	LTV Ratio at Maturity or ARD:	64.5%

(1)	The loan is structured with a $2,021,250 payment guaranty that is decreased by $16,845.75 on each payment date.

(2)	The sponsor acquired the portfolio on March 9, 2016.

(3)	See “Cash Flow Analysis” section

(4)	The Camelia Apartments appraisal is dated as of February 4, 2016. The Hildebrand Village and Liberty Centre appraisals are as of February 3, 2016.

The Seattle Area Portfolio mortgage loan is evidenced by a single promissory note secured by a first mortgage encumbering the fee interests in two mixed used properties and one multifamily property, totaling 159,523 square feet, located in Bainbridge Island and Poulsbo, Washington (the “Seattle Area Portfolio Properties”). Built in 2003 and 2006, the Camelia Apartments property is located in Bainbridge Island, Washington, approximately 10.3 miles west of the Seattle Central Business District (“CBD”). The Camelia Apartments property is comprised of thirteen two- and three-story buildings containing 65,051 square feet and is 97.2% occupied as of June 10, 2016. The Camelia Apartments property consists of 71 units broken down in 4 studios, 13 one-bedroom one-bathroom units, 12 two-bedroom one-bathroom units, 16 two-bedroom two-bathroom units, 20 three-bedroom two-bathroom units, and 6 three-bedroom three-bathroom units. The residential units have a current waitlist of over 200 applicants as of recent. The Camelia Apartments property is located 1.1 miles north of Bainbridge Ferry Terminal, which provides access to the greater Seattle Area. Built in between 1999 and 2004, the Hildebrand Village property is comprised of six adjacent two-story mixed-use buildings containing 64,276 square feet and situated on 3.2 acres in Bainbridge Island, Washington, approximately 10.1 miles west of the Seattle CBD. The Hildebrand Village property consists of two retail buildings, one office building and three mixed-use buildings with retail on the lower levels and office uses on the second level. As of June 10, 2016, the Hildebrand Village property was 83.3% occupied by 29 tenants. The Liberty Centre property is comprised of three adjacent, mixed-use buildings containing 30,196 square feet and situated on 2.0 acres in Poulsbo, Washington, approximately 11.3 miles northeast of the Bainbridge Island properties. The Liberty Centre

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SEATTLE AREA PORTFOLIO

property consists of three buildings, two of which were constructed in 1991 and the third in 2001. The buildings feature lower level retail with second and third floor office space. The Liberty Centre property has direct visibility from State Highway 305 which, according to third party reports, has a vehicle counts between 21,454 and 23,100 per day. As of June 10, 2016, the Liberty Centre property is 88.9% occupied by 15 tenants.

Sources and Uses

Sources			Uses
Original loan amount	$22,250,000	100.0%	Existing Debt	$21,237,563	95.4%
			Reserves	107,427	0.5
			TI/LC Holdback	250,000	1.1
			Closing costs	357,960	1.6
			Return of equity	297,051	1.3
Total Sources	$22,250,000	100.0%	Total Uses	$22,250,000	100.0%

The following table presents certain information relating to the Seattle Area Portfolio Properties:

Property Name – Location	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Occupancy(1)	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value	Allocated Cut-off Date LTV
Camelia Apartments	$11,088,997	49.8%	97.2%	2003/NAP	65,051	$15,400,000	72.0%
Hildebrand Village	$7,560,680	34.0%	83.3%	1999/NAP	64,276	$10,500,000	72.0%
Liberty Centre	$3,600,324	16.2%	88.9%	1991/NAP	30,196	$5,000,000	72.0%
Total/Weighted Average	$22,250,000	100.0%	90.0%		159,523	$30,900,000	72.0%

(1)	Information obtained from the underwritten rent roll and the borrower rent rolls dated as of June 10, 2016.

The following table presents certain information relating to the tenancy at the Seattle Area Portfolio Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF(2)	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Lease Expiration Date
Major Tenants
Swedish Medical Group	NR/NR/NR	10,330	10.9%	$20.00	$206,600	15.0%	8/31/2017(4)
John L. Scott, Inc.	NR/NR/NR	7,710	8.2%	$25.23	$194,507	14.1%	9/30/2020(5)
Orbridge, LLC	NR/NR/NR	4,706	5.0%	$11.72	$55,176	4.0%	10/31/2016(6)
Redden Marine Supply, Inc.	NR/NR/NR	4,439	4.7%	$13.23	$58,728	4.3%	12/31/2016
Total Major Tenant		27,185	28.8%	$18.94	$515,011	37.3%

Non-Major Tenants		54,803	58.0%	$15.80	$865,815	62.7%

Occupied Collateral Total		81,988	86.8%	$16.84	$1,380,825	100.0%

Vacant Space		12,484	13.2%

Collateral Total		94,472	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Based on commercial spaces only. Excludes multifamily square footage.

(3)	The U/W Base Rent includes contractual rent steps through March 2017, totaling $37,655.

(4)	Swedish Medical Group has three, 3-year renewal options.

(5)	John L. Scott, Inc. has three, 5-year renewal options.

(6)	Orbridge, LLC has two, 3-year renewal options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SEATTLE AREA PORTFOLIO

The following table presents certain information relating to the lease rollover schedule at the Seattle Area Portfolio Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31	No. of Leases Expiring	Expiring NRSF(3)	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual UW Base Rent PSF(4)
MTM	6	4,181	4.4%	4,181	4.4%	$52,190	3.8%	$12.48
2016	13	21,393	22.6%	25,574	27.1%	$291,123	21.1%	$13.61
2017	9	27,070	28.7%	52,644	55.7%	$454,319	32.9%	$16.78
2018	10	11,613	12.3%	64,257	68.0%	$238,452	17.3%	$20.53
2019	2	4,933	5.2%	69,190	73.2%	$80,275	5.8%	$16.27
2020	6	10,510	11.1%	79,700	84.4%	$245,926	17.8%	$23.40
2021	1	2,288	2.4%	81,988	86.8%	$18,540	1.3%	$8.10
2022	0	0	0.0%	81,988	86.8%	$0	0.0%	$0.00
2023	0	0	0.0%	81,988	86.8%	$0	0.0%	$0.00
2024	0	0	0.0%	81,988	86.8%	$0	0.0%	$0.00
2025	0	0	0.0%	81,988	86.8%	$0	0.0%	$0.00
2026	0	0	0.0%	81,988	86.8%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	81,988	86.8%	$0	0.0%	$0.00
Vacant	0	12,484	13.2%	94,472	100.0%	$0	0.0%	$0.00
Total/Weighted Average	47	94,472	100.0%			$1,380,825	100.0%	$16.84

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Based on commercial spaces only. Excludes multifamily units.

(4)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Seattle Area Portfolio Properties:

Historical Occupancy

Property	12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	6/10/2016(2)
Camelia Apartments property	98.5%	100.0%	100.0%	97.2%
Hildebrand Village property	88.6%	88.6%	88.3%	83.3%
Liberty Centre Property	80.0%	91.2%	87.2%	88.9%
Weighted Average	91.0%	93.8%	92.9%	90.0%

(1)	Information obtained from the borrowers.

(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SEATTLE AREA PORTFOLIO

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Seattle Area Portfolio Properties:

Cash Flow Analysis

	2013	2014	2015	TTM 3/31/2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Commercial Base Rent(1)	$1,233,268	$1,295,559	$1,342,548	$1,361,585	$1,553,395	49.2%	$9.74
Expense Recoveries	477,117	526,149	604,009	633,351	595,973	18.9	3.74
Commercial Other Income(2)	1,416	(296)	0	512	0	0.0	0.00
Residential Rent	918,326	1,083,481	1,198,239	1,222,096	1,252,824	39.7	7.85
Residential Other Income	72,427	88,798	99,705	102,210	102,210	3.2	0.64
Less Vacancy & Credit Loss(3)	(32,914)	(7,497)	(24,176)	(22,785)	(349,338)	(11.1)	(2.19)
Effective Gross Income(4)	$2,669,640	$2,986,194	$3,220,325	$3,296,969	$3,155,065	100.0%	$19.78

Total Operating Expenses	$1,034,235	$1,213,409	$1,240,039	$1,227,907	$1,080,819	34.3%	$6.78

Net Operating Income	$1,635,405	$1,772,785	$1,980,286	$2,069,062	$2,074,246	65.7%	$13.00
TI/LC	0	0	0	0	94,472	3.0	0.59
Capital Expenditures	0	0	0	0	37,287	1.2	0.23
Net Cash Flow	$1,635,405	$1,772,785	$1,980,286	$2,069,062	$1,942,487	61.6%	$12.18

NOI DSCR	1.20x	1.31x	1.46x	1.52x	1.53x
NCF DSCR	1.20x	1.31x	1.46x	1.52x	1.43x
NOI DY	7.4%	8.0%	8.9%	9.3%	9.3%
NCF DY	7.4%	8.0%	8.9%	9.3%	8.7%

(1)	U/W Base Rent includes contractual rent steps through March 2017, totaling $37,655.

(2)	Other Income includes Ratio Utility Billing Systems and fee income.

(3)	The underwritten economic vacancy is 10.0%. The Seattle Area Portfolio Properties were 90.0% physically occupied as of June 10, 2016.

(4)	Effective Gross Income includes Base Rent and Recoveries from MTM tenants on expired leases that are expected to renew. The total income from these tenants is $50,714

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 14 Sandalfoot Plaza & Nassau Square

Loan Information				Property Information
Mortgage Loan Seller:	Natixis Real Estate Capital LLC			Single Asset/Portfolio:	Portfolio
Credit Assessment (KBRA/Fitch/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$21,250,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$21,204,092			Location:	Various – See Table
% of Initial Pool Balance:	2.9%			Size:	314,697 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF:	$67.38
Borrower Name:	Sandalfoot Plaza Boca, LLC; Nassau Square, LLC			Year Built/Renovated:	Various – See Table
Sponsor(1):	The Harry J. Brown, Jr. Revocable Trust Under Trust Agreement Dated July 19, 2004, As Amended			Title Vesting:	Fee
Mortgage Rate:	5.233%			Property Manager:	Reichel Realty & Investments, Inc.
Note Date:	April 20, 2016			3rd Most Recent Occupancy (As of):	87.4% (12/31/2013)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	86.8% (12/31/2014)
Maturity Date:	May 5, 2026			Most Recent Occupancy (As of):	84.3% (12/31/2015)
IO Period:	None			Current Occupancy (As of):	83.7% (Various – See Table)
Loan Term (Original):	120 months
Seasoning:	2 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360			3rd Most Recent NOI (As of):	$1,961,635 (12/31/2014)
Call Protection(2):	L(26),D(90),O(4)			2nd Most Recent NOI (As of):	$1,829,906 (12/31/2015)
Lockbox Type:	Hard/Springing Cash Management			Most Recent NOI (As of):	$1,878,385 (TTM 2/29/2016)
Additional Debt:	None
Additional Debt Type:	NAP

				U/W Revenues:	$3,715,710
				U/W Expenses:	$1,711,528
				U/W NOI(4):	$2,004,183
				U/W NCF:	$1,744,411
				U/W NOI DSCR	1.43x
Escrows and Reserves:				U/W NCF DSCR:	1.24x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	9.5%
Taxes	$320,165	$53,361	NAP	U/W NCF Debt Yield:	8.2%
Insurance	$326,508	$34,298	NAP	As-Is Appraised Value:	$35,500,000
Replacement Reserve	$0	$8,664	NAP	As-Is Appraisal Valuation Date:	March 1, 2016
TI/LC Reserve	$0	$13,307	NAP	Cut-off Date LTV Ratio:	59.7%
Environmental Reserve(3)	$300,000	$0	NAP	LTV Ratio at Maturity or ARD:	49.6%

(1)	The sponsor was involved in litigation. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

(2)	Following the lockout period, the borrower is permitted to partially release either the Sandalfoot Plaza property or the Nassau Square property in connection with a partial defeasance, subject to certain conditions, including (i) no event of default has occurred and is continuing; (ii) partial defeasance of 120.0% of the released property’s original allocated loan balance; (iii) the loan-to-value ratio with respect to the remaining properties will be no greater than the lesser of (a) 59.9%, and (b) the loan to value ratio immediately prior to the release; and (iv) the net cash flow debt service coverage ratio with respect to the remaining properties will be no less than the greater of (a) 1.23x and (b) the net cash flow debt service coverage ratio immediately prior to the release.

(3)	There is a recognized environmental condition at the Nassau Square property relating to historic onsite dry cleaning operations. The Nassau Square property is enrolled in the Florida State-funded dry cleaning remediation program and is on other databases indicative of documented subsurface impacts related to dry cleaning operations. At origination, the borrower deposited $300,000 in the environmental reserve, which represents the recommended maximum cost of remediation. The environmental reserve can be used to remediate any further issues related to the recognized environmental condition.

(4)	See “Cash Flow Analysis” section.

The Sandalfoot Plaza & Nassau Square mortgage loan is evidenced by a single promissory note secured by a first mortgage encumbering the fee interests in two anchored retail properties, totaling 314,697 square feet, located in Boca Raton and Lake Worth, Florida (the “Sandalfoot Plaza & Nassau Square Properties”). Built in 1985, the Sandalfoot Plaza property is located in Boca Raton, Florida, approximately 35.0 miles south of the West Palm Beach Central Business District (“CBD”) and approximately 25.0 miles north of the Fort Lauderdale CBD. The Sandalfoot Plaza property consists of six, one- to two- story buildings totaling 142,776 square feet and 94.3% occupied as of May 11, 2016 by 46 tenants. The Sandalfoot Plaza property is anchored by a 48,192 square foot Western Beef grocery store. Major tenants at the Sandalfoot Plaza property include a Family Dollar Store (10,356 square feet) and a Primary Learning Place (10,985 square feet). The Sandalfoot Plaza property includes 714 surface parking spaces, resulting in a parking ratio of 5.0 spaces per 1,000 square feet of rentable area. Built in 1984 and renovated in 2015, the Nassau Square property

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SANDALFOOT PLAZA & NASSAU SQUARE

is located in Lake Worth, Florida, approximately 15.0 miles south of the West Palm Beach CBD and approximately 40.0 miles north of the Fort Lauderdale CBD. The Nassau Square property underwent capital improvements totaling $1,031,461 ($6.00 per square foot) in 2015, which included $821,233 in façade renovations and $210,228 in lighting renovations, parking lot repairs and exterior building repairs. The Nassau Square property consists of four single-story buildings, totaling 171,921 square feet and 74.9% occupied as of May 18, 2016 by 21 tenants. The Nassau Square property is anchored by a 39,795 square foot Publix grocery store and a 45,715 square foot National Lumber & Hardware store. The other major tenant at the center is a 10,356 square foot Dollar Tree. Nassau Square property includes 739 surface parking spaces, resulting in a parking ratio of 4.2 spaces per 1,000 square feet of rentable area.

Sources and Uses

Sources			Uses
Original loan amount	$21,250,000	92.7%	Loan payoff(1)	$21,633,935	94.3%
Sponsor’s new cash contribution	1,680,556	7.3	Reserves	946,673	4.1
			Closing costs	$349,947	1.5
Total Sources	$22,930,556	100.0%	Total Uses	$22,930,556	100.0%

(1)	The Sandalfoot Plaza & Nassau Square Properties were previously securitized in the CSMC 2006-C3 transaction.

The following table presents certain information relating to the Sandalfoot Plaza & Nassau Square Properties:

Property Name – Location	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Occupancy(1)	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value	Allocated Cut-off Date LTV
Sandalfoot Plaza – Boca Raton, FL	$13,546,614	63.9%	94.3%	1985/NAP	142,776	$20,600,000(2)	65.8%
Nassau Square – Lake Worth, FL	$7,657,478	36.1%	74.9%	1984/2015	171,921	$14,900,000(3)	51.4%
Total/Weighted Average	$21,204,092	100.0%	83.7%		314,697	$35,500,000	59.7%

(1)	Information obtained from the underwritten rent roll and the borrower rent rolls dated as of May 11, 2016 and May 18, 2016.

(2)	The “as-stabilized” appraised value is $21,300,000 as of March 1, 2017 based upon the Sandalfoot Plaza property achieving a stabilized occupancy level of 93.0%.

(3)	The “as-stabilized” appraised value is $17,600,000 as of March 1, 2018 based upon the Nassau Square property achieving a stabilized occupancy level of 93.0%.

The following table presents certain information relating to the tenancy at the Matrix Portfolio Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date
Anchor Tenants
Charlie’s Marketplace LLC dba Western Beef	NR/NR/NR	48,192	15.3%	$6.92	$333,532	12.3%	NAV	NAV	8/31/2018(4)
Metro Lumber LLC d/b/a National Lumber and Hardware	NR/NR/NR	45,715	14.5%	$4.37	$200,000	7.4%	NAV	NAV	3/31/2019(5)
Publix Super Markets, Inc.	NR/NR/NR	39,795	12.6%	$5.00	$198,975	7.3%	$448	1.5%	10/31/2024(6)
Total Anchor Tenant		133,702	42.5%	$5.48	$732,507	27.0%

Non-Anchor Tenants		129,377	41.1%	$15.34	$1,984,636	73.0%
Storage		273	0.1%	$0.00	$0	0.0%

Occupied Collateral Total		263,352	83.7%	$10.32	$2,717,143	100.0%

Vacant Space		51,345	16.3%

Collateral Total		314,697	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	The U/W Base Rent includes contractual rent steps through March 31, 2017, totaling $44,434.

(3)	Sales PSF and Occupancy Cost are as of trailing twelve months December 2015.

(4)	Charlie’s Marketplace LLC dba Western Beef has eight, 5-year lease renewal options.

(5)	Metro Lumber LLC d/b/a National Lumber and Hardware has three, 5-year lease renewal option. Metro Lumber LLC d/b/a National Lumber and Hardware may terminate its lease on June 30, 2017 if its gross sales are not in excess of $4.0 million per year in the third year of its lease.

(6)	Publix Super Markets, Inc. has seven, 5-year lease renewal options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SANDALFOOT PLAZA & NASSAU SQUARE

The following table presents certain information relating to the lease rollover schedule at the Sandalfoot Plaza & Nassau Square Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual UW Base Rent PSF(3)
MTM	2	3,150	1.0%	3,150	1.0%	$28,443	1.0%	$9.03
2016	5	4,921	1.6%	8,071	2.6%	$99,447	3.7%	$20.21
2017	13	21,238	6.7%	29,309	9.3%	$339,361	12.5%	$15.98
2018(4)	14(4)	73,881(4)	23.5%	103,190	32.8%	$776,506(4)	28.6%	$10.51(4)
2019	16	79,321	25.2%	182,511	58.0%	$676,048	24.9%	$8.52
2020	9	24,825	7.9%	207,336	65.9%	$330,568	12.2%	$13.32
2021	5	9,792	3.1%	217,128	69.0%	$149,704	5.5%	$15.29
2022	0	0	0.0%	217,128	69.0%	$0	0.0%	$0.00
2023	0	0	0.0%	217,128	69.0%	$0	0.0%	$0.00
2024	2	42,045	13.4%	259,173	82.4%	$227,066	8.4%	$5.40
2025	0	0	0.0%	259,173	82.4%	$0	0.0%	$0.00
2026	0	0	0.0%	259,173	82.4%	$0	0.0%	$0.00
Thereafter	1	3,906	1.2%	263,079	83.6%	$90,000	3.3%	$23.04
Storage	0	273	0.1%	263,352	83.7%	$0	0.0%	$0.00
Vacant	0	51,345	16.3%	314,697	100.0%	$0	0.0%	$0.00
Total/Weighted Average	67	314,697	100.0%			$2,717,143	100.0%	$10.32

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

(4)	Dolin Investments Inc dba Watermill Express has no square footage but contributes $6,600 to the Annual U/W Base Rent. The Annual U/W Base Rent PSF excluding the rent related to Dolin Investments Inc is $10.29.

The following table presents historical occupancy percentages at the Sandalfoot Plaza & Nassau Square Properties:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	Various(2)
87.4%	86.8%	84.3%	83.7%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent rolls dated as of May 11, 2016 and May 18, 2016.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SANDALFOOT PLAZA & NASSAU SQUARE

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Sandalfoot Plaza & Nassau Square Properties:

Cash Flow Analysis

	2013	2014	2015	TTM 2/29/2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$2,558,629	$2,674,043	$2,537,152	$2,574,496	$2,717,143(1)	73.1%	$8.63
Grossed Up Vacant Space	0	0	0	0	737,065	19.8	2.34
Percentage Rent	86	0	127	127	0	0.0	0.00
Total Reimbursables	1,026,718	981,607	1,019,547	1,031,111	975,104	26.2	3.10
Other Income	21,876	26,395	42,701	44,176	23,463	0.6	0.07
Less Vacancy & Credit Loss	0	0	0	0	(737,065)(2)	(19.8)	(2.34)
Effective Gross Income	$3,607,308	$3,682,045	$3,599,527	$3,649,910	$3,715,710	100.0%	$11.81

Total Operating Expenses	$1,708,226	$1,720,410	$1,769,621	$1,771,525	$1,711,528	46.1%	$5.44

Net Operating Income	$1,899,083	$1,961,635	$1,829,906	$1,878,385	$2,004,183	53.9%	$6.37
TI/LC	0	0	0	0	157,349	4.2	0.50
Capital Expenditures	0	0	0	0	102,423	2.8	0.33
Net Cash Flow	$1,899,083	$1,961,635	$1,829,906	$1,878,385	$1,744,411	46.9%	$5.54

NOI DSCR	1.35x	1.40x	1.30x	1.34x	1.43x
NCF DSCR	1.35x	1.40x	1.30x	1.34x	1.24x
NOI DY	9.0%	9.3%	8.6%	8.9%	9.5%
NCF DY	9.0%	9.3%	8.6%	8.9%	8.2%

(1)	The U/W Base Rent includes contractual rent steps through March 31, 2017, totaling $44,434.

(2)	The underwritten economic vacancy is 16.6%. The Sandalfoot Plaza & Nassau Square Properties were 83.7% physically occupied as of the underwritten rent rolls dated as of May 11, 2016 and May 18, 2016.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 15 – OZRE Leased Fee Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	CCRE			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Other
Original Principal Balance(1):	$20,000,000			Specific Property Type:	Leased Fee
Cut-off Date Principal Balance(1):	$20,000,000			Location:	VA, PA, NJ, NC
% of Initial Pool Balance:	2.7%			Size(3):	3,926,180 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF(1):	$44.76
Borrower Name:	MAP Fee Owner LLC			Year Built/Renovated(3):	Various/Various
Sponsors:	Och-Ziff Real Estate Fund III, L.P.; Och-Ziff Real Estate Parallel Fund III A, L.P.; Och-Ziff Real Estate Parallel Fund III B, L.P.; Och-Ziff Real Estate Parallel Fund III D, L.P.; Och-Ziff Real Estate Parallel Fund III E, L.P.			Title Vesting:	Fee
Mortgage Rate:	4.3000%			Property Manager:	Self-managed
Note Date:	February 4, 2016			3rd Most Recent Occupancy (As of)(3):	88.1% (12/31/2013)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(3):	90.3% (12/31/2014)
Maturity Date:	February 6, 2026			Most Recent Occupancy (As of)(3):	89.4% (6/30/2015)
IO Period:	120 months			Current Occupancy (As of)(3):	90.4% (1/5/2016)
Loan Term (Original):	120 months
Seasoning:	5 months			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon			3rd Most Recent NOI (As of):	NAV
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	NAV
Call Protection(2):	L(29),GRTR 1% or YM(85),O(6)			Most Recent NOI (As of):	NAV
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1):	Pari Passu			U/W Revenues:	$13,325,934
				U/W Expenses:	$0
				U/W NOI:	$13,325,934
				U/W NCF:	$13,325,934
				U/W NOI DSCR(1):	1.74x
Escrows and Reserves:				U/W NCF DSCR(1):	1.74x
				U/W NOI Debt Yield(1):	7.6%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	7.6%
Taxes	$0	Springing	NAP	As-Is Appraised Value(4):	$250,400,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	January 16, 2016
Replacement Reserves	$0	Springing	NAP	Cut-off Date LTV Ratio(1)(4):	70.2%
TI/LC Reserve	$0	Springing	NAP	LTV Ratio at Maturity or ARD(1)(4):	70.2%
Other	$0	Springing	NAP

(1)	The OZRE Leased Fee Portfolio Whole Loan (as defined below), with an original principal balance of $175,750,000 is evidenced by nine pari passu notes in the aggregate original principal amount of $175,750,000. The non-controlling Note A-2-2 had an original principal balance of $20,000,000, and will be contributed to the SGCMS 2016-C5 trust. The related companion loans had an aggregate original principal balance of $155,750,000 and are evidenced by one controlling note and seven non-controlling notes. All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the OZRE Leased Fee Portfolio whole loan.

(2)	Any time during the term of the OZRE Leased Fee Portfolio Whole Loan, the borrower may obtain the release of an individual property provided, among other things, (i) no event of default has occurred and is continuing, (ii) the debt service coverage ratio for the remaining properties is not less than the greater of (a) 1.55x or (b) the debt service coverage ratio immediately prior to the release, (iii) the debt yield for the remaining properties is not less than the greater of (a) 6.77% and (b) the debt yield immediately preceding the release, (iv) the borrower partially prepays the OZRE Leased Fee Portfolio Whole Loan in an amount equal to (x) for any release property that is a core asset, 125% of the allocated loan amount, and (y) for any release property that is not a core asset, if the aggregate sum of the release then or previously paid in connection with releases is less than 17,750,000, then 105% of the allocated loan amount, or if the aggregate sum of the release price then or previously paid in connection with releases is equal to or greater than $17,750,000, then 120% of the allocated loan amount.

(3)	The collateral for the OZRE Leased Fee Portfolio Whole Loan represents the fee simple interest in the land (and not the related improvements). Year built and renovated, square footage and occupancy are based on the improvements, which are not collateral for the OZRE Leased Fee Portfolio Whole Loan.

(4)	The appraised value of $250,400,000 is the portfolio Appraised Value and reflects a premium of 5.9% attributed to the aggregate value of the OZRE Leased Fee Portfolio as a whole. The sum of the value of each of the OZRE Leased Fee Portfolio Properties on an individual basis is $236,425,000.

The OZRE Leased Fee Portfolio whole loan (the “OZRE Leased Fee Portfolio Whole Loan”) is a fixed rate loan secured by a first mortgage encumbering the borrower’s fee simple interest in the underlying land beneath a 3,926,180 sq. ft., 58-property portfolio of office and industrial properties located in four states and subject to a unitary 99-year ground lease (each a “Property” or an “OZRE Leased Fee Portfolio Property”, and collectively, the “OZRE Leased Fee Portfolio Properties”) with an aggregate original and cut-off date principal balance of $175,750,000. The OZRE Leased Fee Portfolio mortgage loan is evidenced by the non-controlling Notes A-2-

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

OZRE LEASED FEE PORTFOLIO

2 with an original principal balance of $20,000,000, which will be included in the SGCMS 2016-C5 mortgage trust. The eight related pari passu companion loans have an aggregate original balance of $155,750,000 and are evidenced by one controlling note and seven non-controlling notes that are expected to be held by CCRE or an affiliate and contributed to a future securitization trust or trusts.

Sources and Uses

Sources			Uses
Original loan amount (OZRE Leased Fee Portfolio)	$175,750,000	41.0%	Allocated Purchase Price (OZRE Leased Fee Portfolio)(1)	$184,815,376	43.1%
Sponsor Equity (OZRE Leased Fee Portfolio)	15,717,555	3.7	Closing Costs (OZRE Leased Fee Portfolio)	6,652,178	1.6
Mortgage Loan (Leasehold Interest)	180,800,000	42.2	Allocated Purchase Price (Leasehold Interest)	198,270,821	46.2
Och-Ziff Equity (Leasehold Interest)	28,304,610	6.6	Closing Costs (Leasehold Interest)	39,138,399	9.1
Brandywine Equity (Leasehold Interest)	28,304,610	6.6
Total Sources	$428,876,775	100.0%	Total Uses	$428,876,775	100.0%

(1)	At origination of the OZRE Leased Fee Portfolio Whole Loan, the borrower acquired 100% of the fee interest in the underlying land beneath the 58 property portfolio, each of which is subject to a Ground Lease.

The following table presents the whole loan summary for the OZRE Leased Fee Portfolio.

Whole Loan Summary	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$50,000,000	$50,000,000	CFCRE 2016-C4	No
Note A-2-1	$20,000,000	$20,000,000	CCRE	Yes
Note A-2-2	$20,000,000	$20,000,000	SGCMS 2016-C5	No
Note A-3	$40,000,000	$40,000,000	CGCMT 2016-C1	No
Note A-4	$10,000,000	$10,000,000	CFCRE 2016-C4	No
Note A-5	$10,000,000	$10,000,000	CFCRE 2016-C4	No
Notes A-6, A-7, A-8	$25,750,000	$25,750,000	CGCMT 2016-C1	No
Total	$175,750,000	$175,750,000

The following table presents certain information relating to the OZRE Leased Fee Portfolio Properties:

Portfolio Summary

	Location	Property Type(1)	Year Built	Sq. Ft.	# of Tenants	Occupancy	Allocated Loan Amount ($)(2)	Allocated Loan Amount (%)	Appraised Value(3)
300 Arboretum Pl	N. Chesterfield, VA	Office	1988	214,209	20	100.0%	$12,750,000	7.3%	$16,300,000
700 East Gate Dr	Mount Laurel, NJ	Office	1984	119,272	12	84.4%	$10,000,000	5.7%	$13,840,000
6802 Paragon Pl	Richmond, VA	Office	1998,2000	143,783	22	100.0%	$9,250,000	5.3%	$11,775,000
6800 Paragon Pl	Richmond, VA	Office	1986	146,365	27	88.4%	$9,175,000	5.2%	$10,475,000
7501 Boulder View Dr	N. Chesterfield, VA	Office	1989	136,654	14	88.8%	$6,650,000	3.8%	$8,425,000
2100 West Laburnum Ave	Richmond, VA	Office	1984	128,301	34	95.8%	$6,650,000	3.8%	$8,100,000
7300 Beaufont Springs Dr	N. Chesterfield, VA	Office	1998	120,665	3	100.0%	$6,650,000	3.8%	$7,450,000
4870 Sadler Rd	Glen Allen, VA	Office	1998	62,100	8	100.0%	$5,350,000	3.0%	$6,218,099
12015 Lee Jackson Mem Hwy	Fairfax, VA	Office	1985	150,758	8	72.2%	$5,250,000	3.0%	$6,150,000
6806 Paragon Pl	Richmond, VA	Office	1998,2000	74,480	7	91.2%	$5,200,000	3.0%	$5,950,000
925 Harvest Dr	Blue Bell, PA	Office	1990	62,957	11	93.4%	$4,500,000	2.6%	$6,650,000
555 Croton Rd	King of Prussia, PA	Office	1999	96,909	14	71.1%	$4,250,000	2.4%	$7,400,000
980 Harvest Dr	Blue Bell, PA	Office	1988	62,379	8	77.8%	$4,000,000	2.3%	$6,150,000
309 Fellowship Rd	Mount Laurel, NJ	Office	1982	55,698	8	93.0%	$3,400,000	1.9%	$4,660,000
11781 Lee Jackson Mem Hwy	Fairfax, VA	Office	1982	130,381	16	77.9%	$3,250,000	1.8%	$3,950,000
305 Fellowship Rd	Mount Laurel, NJ	Office	1980	56,583	8	95.3%	$3,025,000	1.7%	$4,840,000
701 East Gate Dr	Mount Laurel, NJ	Office	1986	61,794	10	91.2%	$3,000,000	1.7%	$4,380,000

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

OZRE LEASED FEE PORTFOLIO

Location	Property Type(1)	Year Built	Sq. Ft.	# of Tenants	Occupancy	Allocated Loan Amount ($)(2)	Allocated Loan Amount (%)	Appraised Value(3)
920 Harvest Dr	Blue Bell, PA	Office	1989	51,875	1	100.0%	$3,000,000	1.7%	$4,210,000
1025 Boulders Pkwy	N. Chesterfield, VA	Office	1994	93,143	13	84.4%	$3,000,000	1.7%	$4,050,000
4880 Sadler Rd	Glen Allen, VA	Office	1998, 2000	63,427	3	100.0%	$3,000,000	1.7%	$3,506,901
2240-2250 Butler Pike	Plymouth Mtng, PA	Office	1970-1984	52,229	3	100.0%	$2,750,000	1.6%	$4,200,000
7401 Beaufont Springs Dr	N. Chesterfield, VA	Office	1996	82,781	7	92.8%	$2,750,000	1.6%	$4,175,000
2511 Brittons Hill Rd	Richmond, VA	Industrial	1987	132,548	4	100.0%	$2,750,000	1.6%	$3,675,000
2201 Tomlynn St	Richmond, VA	Industrial	1990	85,861	13	95.0%	$2,750,000	1.6%	$3,675,000
4805 Lake Brook Dr	Glen Allen, VA	Office	1995	60,208	8	73.9%	$2,575,000	1.5%	$3,875,000
4401 Fair Lakes Ct	Fairfax, VA	Office	1987	55,828	8	87.6%	$2,550,000	1.5%	$3,050,000
2812 Emerywood Pkwy	Richmond, VA	Office	1979-2000	56,984	8	84.6%	$2,500,000	1.4%	$3,525,000
9100 Arboretum Pkwy	N. Chesterfield, VA	Office	1988	58,446	26	100.0%	$2,500,000	1.4%	$3,325,000
500 Enterprise Rd	Horsham, PA	Office	1991	66,751	1	100.0%	$2,350,000	1.3%	$2,950,000
303 Fellowship Rd	Mount Laurel, NJ	Office	1979	53,768	9	85.4%	$2,275,000	1.3%	$3,810,000
9011 Arboretum Pkwy	N. Chesterfield, VA	Office	1990	73,183	15	85.0%	$2,250,000	1.3%	$3,950,000
910 Harvest Dr	Blue Bell, PA	Office	1989	52,611	2	100.0%	$2,250,000	1.3%	$3,360,000
7325 Beaufont Springs Dr	N. Chesterfield, VA	Office	1998	77,648	4	66.0%	$2,250,000	1.3%	$2,975,000
1 Progress Dr	Horsham, PA	Office	1988	79,204	2	70.4%	$2,000,000	1.1%	$3,400,000
2260 Butler Pike	Plymouth Mtng, PA	Office	1984	31,892	3	100.0%	$2,000,000	1.1%	$3,210,000
140 West Germantown Pike	Plymouth Mtng, PA	Office	1985	25,357	8	100.0%	$1,850,000	1.1%	$2,850,000
307 Fellowship Rd	Mount Laurel, NJ	Office	1981	54,073	15	80.8%	$1,850,000	1.1%	$2,500,000
9210 Arboretum Pkwy	N. Chesterfield, VA	Office	1988	48,423	6	100.0%	$1,650,000	0.9%	$2,600,000
2221 Dabney Rd	Richmond, VA	Industrial	1983	45,250	6	100.0%	$1,650,000	0.9%	$2,190,221
9200 Arboretum Pkwy	N. Chesterfield, VA	Office	1988	49,542	6	100.0%	$1,650,000	0.9%	$2,025,000
815 East Gate Dr	Mount Laurel, NJ	Office	1986	25,500	3	100.0%	$1,600,000	0.9%	$2,364,963
120 West Germantown Pike	Plymouth Mtng, PA	Office	1985	30,574	6	79.9%	$1,575,000	0.9%	$2,420,000
4364 South Alston Ave	Durham, NC	Office	1985	57,245	4	95.6%	$1,450,000	0.8%	$1,930,000
308 Harper Dr	Moorestown, NJ	Office	1976	59,500	7	72.2%	$1,425,000	0.8%	$2,020,000
2251 Dabney Rd	Richmond, VA	Industrial	1983	42,000	5	100.0%	$1,400,000	0.8%	$1,884,779
2212 Tomlynn St	Richmond, VA	Industrial	1986	45,353	1	100.0%	$1,400,000	0.8%	$1,763,612
2256 Dabney Rd	Richmond, VA	Industrial	1983	33,413	6	100.0%	$1,125,000	0.6%	$1,500,000
2246 Dabney Rd	Richmond, VA	Industrial	1991	33,271	1	100.0%	$1,125,000	0.6%	$1,425,000
2244 Dabney Rd	Richmond, VA	Industrial	1995	33,050	1	100.0%	$1,100,000	0.6%	$1,425,000
2130 Tomlynn St	Richmond, VA	Industrial	1986, 1988	29,700	5	100.0%	$1,050,000	0.6%	$1,336,388
2161 Tomlynn St	Richmond, VA	Industrial	1985	41,550	6	100.0%	$1,000,000	0.6%	$1,800,000
2248 Dabney Rd	Richmond, VA	Industrial	1991	30,184	2	100.0%	$1,000,000	0.6%	$1,375,000
2112 Tomlynn St	Richmond, VA	Industrial	1984	23,850	6	100.0%	$925,000	0.5%	$1,200,000
2277 Dabney Rd	Richmond, VA	Industrial	1986	50,400	4	100.0%	$925,000	0.5%	$1,175,000
9211 Arboretum Pkwy	N. Chesterfield, VA	Office	1991	30,791	4	100.0%	$900,000	0.5%	$1,400,000
2240 Dabney Rd	Richmond, VA	Industrial	1984	15,389	2	100.0%	$500,000	0.3%	$600,000
817 East Gate Dr	Mount Laurel, NJ	Office	1986	25,351	6	80.7%	$375,000	0.2%	$515,037
161 Gaither Dr	Mount Laurel, NJ	Office	1987	44,739	5	58.2%	$375,000	0.2%	$490,000
Total				3,926,180	475	90.4%	$175,750,000	100.0%	$236,425,000
Portfolio Value									$250,400,000
(1)	The collateral for the OZRE Leased Fee Portfolio represents the fee simple interest in the land (and not the improvements) but “Property Type” and “Occupancy” are shown based on the non-collateral leasehold improvements.

(2)	Based on the OZRE Leased Fee Portfolio Whole Loan amount.

(3)	The portfolio Appraised value of $250,400,000 reflects a premium of 5.9% attributed to the aggregate value of the OZRE Leased Fee Portfolio as a whole. The sum of the value of each of the OZRE Leased Fee Portfolio Properties on an individual basis is $236,425,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

OZRE LEASED FEE PORTFOLIO

The following table presents certain information relating to the look-through lease rollover schedule at the OZRE Leased Fee Portfolio Properties:

Non-Collateral Improvements Lease Expiration Schedule

Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	44	161,025	4.1%	161,025	4.1%	$11.40	3.2%	3.2%
2016	47	265,794	6.8%	426,819	10.9%	$16.70	7.8%	11.0%
2017	87	463,447	11.8%	890,266	22.7%	$17.85	14.5%	25.5%
2018	69	381,909	9.7%	1,272,175	32.4%	$15.75	10.6%	36.1%
2019	60	356,291	9.1%	1,628,466	41.5%	$17.69	11.1%	47.1%
2020	51	533,785	13.6%	2,162,251	55.1%	$17.79	16.7%	63.8%
2021	35	328,711	8.4%	2,490,962	63.4%	$16.56	9.5%	73.3%
2022	29	618,623	15.8%	3,109,585	79.2%	$13.03	14.1%	87.5%
2023	17	198,062	5.0%	3,307,647	84.2%	$17.62	6.1%	93.6%
2024	5	39,244	1.0%	3,346,891	85.2%	$13.88	1.0%	94.5%
2025	6	138,430	3.5%	3,485,321	88.8%	$15.97	3.9%	98.4%
2026	1	24,377	0.6%	3,509,698	89.4%	$14.00	0.6%	99.0%
Thereafter	24	41,446	1.1%	3,551,144	90.4%	$13.47	1.0%	100.0%
Vacant	NAP	375,036	9.6%	3,926,180	100.0%	NAP	NAP	NAP
Total / Wtd. Avg.	475	3,926,180	100.00%			$16.05	100.00%

The following table presents the look-through historical occupancy percentages at the OZRE Leased Fee Portfolio Properties:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	6/30/2015(1)	1/5/2016(1)
88.1%	90.3%	89.4%	90.4%

(1)	Occupancy above reflects information related to the tenants at the OZRE Leased Fee Portfolio Properties, notwithstanding that the collateral for the OZRE Leased Fee Portfolio whole loan consists solely of the fee simple interest in the land (and not the related improvements).

Operating History and Underwritten Net Cash Flow. The following tables present certain information relating to the historical operating performance and underwritten net cash flow at the OZRE Leased Fee Portfolio Properties:

In-Place Ground Rent Cash Flow Analysis

	In Place Ground Rent(1)	U/W(2)	Year 10 Contractual
Base Rent(3)	$11,894,564	$13,325,934	$14,854,680
Value of Vacant Space	N/A	N/A	N/A
Net Operating Income / Net Cash Flow	$11,894,564	$13,325,934	$14,854,680

(1)	The NOI and NCF DSCR based on the In Place Ground Rent is 1.55x.

(2)	Based on the average ground rent through the OZRE Leased Fee Portfolio Loan term.

(3)	Base Rent represents the ground rent that is paid on the 58 OZRE Leased Fee Portfolio Properties

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

OZRE LEASED FEE PORTFOLIO

Look-Through Cash Flow Analysis(1)

	2012	2013	2014	2015	In-Place/ Budget(2)	In-Place/ Budget PSF
Base Rent	$50,984,116	$51,138,867	$49,921,676	$51,409,704	$57,005,550	$14.52
Value of Vacant Space	-	-	-	-	$7,355,637	$1.87
Gross Potential Rent	$50,984,116	$51,138,867	$49,921,676	$51,409,704	$64,361,187	$16.39
Total Recoveries	8,674,973	8,807,735	8,853,860	9,445,509	9,139,235	2.33
Total Other Income	1,337,883	1,032,078	635,980	633,382	383,411	0.10
Less: Vacancy	-	-	-	-	(9,726,724)	(2.48)
Effective Gross Income	$60,996,972	$60,978,680	$59,411,516	$61,488,595	$64,157,108	$16.34
Total Operating Expenses	25,132,968	25,516,841	26,106,844	26,811,288	27,582,608	7.03
Net Operating Income	$35,864,004	$35,461,839	$33,304,672	$34,677,307	$36,574,500	$9.32
TI/LC	-	-	-	-	3,926,444	1.00
Capital Expenditures	-	-	-	-	785,289	0.20
Net Cash Flow	$35,864,004	$35,461,839	$33,304,672	$34,677,307	$31,862,767	$8.12

(1)	Based on the cash flow of the improvements of the OZRE Leased Fee Portfolio Properties. Neither the cash flow nor the improvements are collateral for the OZRE Leased Fee Portfolio whole loan.

(2)	Look-Through In-Place/Budget based on January 2016 rent roll for tenants at the improvements with vacant units leased-up to assumed market rents and approximately $1,300,000 in rent steps through January 2017. Total Recoveries and Total Operating Expenses are based on the borrower’s 2016 budget, inclusive of a 4% management fee. Look-Through In-Place also includes a 15.1% market vacancy adjustment, $1.00 per sq. ft. in TI/LCs and $0.20 in Capital Expenditures. Look-Through In-Place/Budget excludes ground rent payments due under the ground lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SG Commercial Mortgage Securities Trust 2016-C5	Transaction Contact Information

VI.             Transaction Contact Information

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

SG Americas Securities, LLC

Adam Ansaldi	Tel. (212) 278-6126

Jim Barnard	Tel. (212) 278-6263

John Caputo	Tel. (212) 278-5086

Warren Geiger	Tel. (212) 278-5692

Justin Cappuccino	Tel. (212) 278-6393

CCRE

Brett Katz	Tel. (212) 610-2305

Michael Brown	Tel. (212) 610-2357

Baz Preston	Tel. (212) 829-5294

Kiran Manda	Tel. (212) 915-1925

Cantor Fitzgerald & Co.

Steve Gargiulo	Tel. (212) 829-5259

Clark Andreson	Tel. (212) 829-5290

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.